As filed with the Securities and Exchange Commission on September 24, 2021
Registration
No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Offerpad Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	6531	85-2800538
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
2150 E. Germann Road, Suite 1
Chandler, Arizona 85286
(844)
388-4539
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin Aronovitch, Chief Legal Officer
2150 E. Germann Road, Suite 1
Chandler, Arizona 85286
(844)
388-4539
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Justin Hamill
Drew Capurro
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(202)
906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	21,783,304(2)	$11.50(3)	$250,507,996.00	$27,330.43
Class A common stock, par value $0.0001 per share	237,268,350(4)	$10.74(5)	$2,548,262,079.00	$278,015.39
Warrants to purchase Class A common stock	8,366,667	—	—	—(6)
Total			$2,798,770,075.00	$305,345.82

(1)
Pursuant to Rule 416 under the Securities Act (as defined below), this registration statement also covers any additional number of shares of Class A common stock (as defined below) issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of Class A common stock being registered pursuant to this registration statement.

(2)	Consists of 21,783,304 shares of Class A common stock issuable upon the exercise of 21,783,304 warrants by the holders thereof.
(3)	The price per share is based upon the exercise price per warrant of $11.50 per share.
(4)
Represents the sum of (a) 233,993,391 shares of Class A common stock outstanding or issuable upon exercise of outstanding warrants or options being registered for resale by stockholders of the Company and (b) 3,274,959 shares of Class A common stock issuable by the Company upon the exercise of options to purchase Class A common stock.

(5)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $10.74, which is the average of the high and low prices of the Class A common stock on NYSE (as defined below) on September 23, 2021.

(6)
In accordance with Rule 457(g), the entire registration fee for the warrants registered hereby is allocated to the shares of Class A common stock underlying the warrants, and no separate fee is payable for the warrants.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated September 24, 2021.
PROSPECTUS

Offerpad Solutions Inc.
Up to 237,268,350 Shares of Class A Common Stock
Up to 8,366,667 Warrants
Up to 21,783,304 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to (i) the resale of 187,750,031 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issued in connection with the Merger (as defined below) by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), including 14,816,236 shares of Class A Common Stock issuable upon the transfer or conversion of up to 14,816,236 shares of Class B common stock, par value $0.0001 per share, issued in connection with the Merger, (ii) the resale of 20,000,000 shares of Class A Common Stock issued in the PIPE Investment (as defined below) by certain of the Selling Securityholders, (iii) the resale of 5,000,000 shares of Class A Common Stock issued in a private placement pursuant to a forward purchase agreement by certain of the Selling Securityholders, (iv) the resale of 8,366,667 shares of Class A Common Stock issuable upon the conversion of up to 8,366,667 private warrants, (v) the resale of 12,876,693 shares of Class A Common Stock reserved for issuance upon the exercise of options to purchase Class A Common stock, (vi) the issuance by us of 3,274,959 shares of Class A common stock issuable upon the exercise of options to purchase Class A common stock, and (vii) the issuance by us of up to 21,783,304 shares of common stock upon the exercise of outstanding warrants to purchase our common stock (the “Warrants”). This prospectus also relates to the resale by the holders thereof of up to 6,700,000 of our outstanding Warrants originally issued in a private placement in connection with the initial public offering of Supernova Partners Acquisition Company, Inc., a Delaware corporation (“SPNV”) and 1,666,667 of our outstanding Warrants originally issued in a private placement pursuant to a forward purchase agreement. We will receive the proceeds from any exercise of any Warrants for cash.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the Selling Securityholders may sell the shares of Class A Common Stock or Warrants in the section entitled “
Plan of Distribution
.”
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
Our Class A Common Stock and Warrants are listed on the New York Stock Exchange (“NYSE”) under the symbols “OPAD” and “OPAD WS,” respectively. On September 23, 2021, the closing price of our Class A Common Stock was $10.27 and the closing price for our Warrants was $1.75.
We will bear all costs, expenses and fees in connection with the registration of the shares of Class A Common Stock and Warrants registered hereby. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sales of such shares of Class Common Stock or Warrants.

Our business and investment in our Class A Common Stock and Warrants involve significant risks. These risks are described in the section titled “
Risk Factors
” beginning on page 8 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                .

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. We will not receive any proceeds from the sale by the Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of the Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock underlying the Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the Warrants for cash.
We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “
Where You Can Find More Information
.”
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains, and any post-effective amendment or any prospectus supplement may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. We believe this information is reliable as of the applicable date of its publication, however, we have not independently verified the accuracy or completeness of the information included in or assumptions relied on in these third-party publications. In addition, the market and industry data and forecasts that may be included in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “
Risk Factors
” contained in this prospectus, any post-effective amendment and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable
®
,
™
and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.
On September 1, 2021 (the “Closing Date”), we consummated the previously announced merger pursuant to that certain Merger Agreement, dated as of March 17, 2021 (the “Merger Agreement”), by and among the Company (formerly known as Supernova Partners Acquisition Company, Inc.), OfferPad, Inc. (“Old Offerpad”), and Orchids Merger Sub, Inc., a Delaware corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into Old Offerpad, with Old Offerpad becoming our wholly owned subsidiary (the “Business Combination” and, collectively with the other transactions described in the Merger Agreement, the “Transactions”). On the Closing Date, and in connection with the closing of the Transactions (the “Closing”), we changed our name to Offerpad Solutions Inc. Unless the context otherwise requires, references in this prospectus to the “Company,” “Offerpad,” “we,” “us” or “our” refer to the business of Old Offerpad, which became the business of Offerpad Solutions Inc. and its subsidiaries following the Closing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes statements that express Offerpad’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions and the benefits of the Transactions, including results of operations, financial condition, liquidity, prospects, growth, strategies and the markets in which Offerpad operates. Such forward-looking statements are based on available current market material and management’s expectations, beliefs and forecasts concerning future events impacting Offerpad. Factors that may impact such forward-looking statements include:

•	its ability to respond to general economic conditions;

•	the health of the U.S. residential real estate industry;

•	its ability to grow market share in its existing markets or any new markets it may enter;

•	the impact of the COVID-19 pandemic;

•	its ability to manage its growth effectively;

•	its ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory;

•	its ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform;

•	its ability to maintain and enhance its products and brand, and to attract customers;

•	its ability to achieve and maintain profitability in the future; and

•	the success of strategic relationships with third parties.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “
Risk Factors
” section of the other documents filed by us from time to time with the SEC. The forward-looking statements contained in this prospectus and any prospectus supplement or document incorporated by reference are based on current expectations and beliefs concerning future developments and their potential effects on us and our business. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
This summary highlights, and is qualified in its entirety by, the more detailed information and financial statements included elsewhere in this prospectus. This summary does not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page 8 and our consolidated financial statements and the related notes appearing at the end of this prospectus, before deciding to invest in our Class A Common Stock or Warrants.
Overview
Offerpad was founded in 2015 to create a better residential real estate experience by combining advanced technology solutions with fundamental industry expertise. We provide streamlined, data driven iBuying and real estate solutions for the on-demand
customer. Our digital “Solutions Center” platform gives users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to ancillary services such as mortgage and title insurance.
Our platform provides a unique dual approach to helping home sellers. In our “Express” offering, sellers can access our website or mobile app to receive a competitive cash offer for their home within 24 hours and quickly close without the major inconveniences associated with traditional real estate selling. In our “Flex” offering, we leverage our technology, scale and logistical expertise to renovate and list a seller’s home for sale while also typically providing a backup “Express” cash offer to the seller, thereby providing optionality of process and certainty of outcome. Our platform provides home buyers the opportunity to browse and tour homes online, get instant access to our listings with their mobile devices and submit purchase offers online in a simple process on their own time, with or without an agent. We also offer seamless, integrated access to in-house
agents to advise on the purchase of a home as well as access to mortgage services through one of our preferred providers. We believe by offering both “Express” and “Flex” to sellers, and a guided yet flexible and customizable experience to buyers, we have reinvented the home selling and buying experience to meet the digital and on-demand
needs of modern consumers.
In less than five years and with less than $200 million in invested equity capital, we have created a pioneering iBuying company and leading on-demand
real estate marketplace that has transacted on homes representing approximately $4.0 billion of aggregate revenue since inception in 2015 to June 30, 2021. Our significant growth relative to our limited capital invested is testament to our efficiency and results driven culture, increasing our total contribution margin after interest (per home sold) from approximately $4,900 in 2019 to approximately $9,000 in 2020 and approximately $35,100 in the three months ended June 30, 2021. Since inception, we have focused on improving the unit economics of our model across our markets, with the added benefit of maximizing operational leverage as we scale. A foundation of our strategic approach to growth has been to prove out our business model first, control costs and refine our valuation automation and logistical operations before we scale into additional markets. Our contribution margin after interest across markets, which was approximately 4% company-wide in 2020, is a testament to our understanding of how to grow efficiently and enter into new markets, improve unit economics and increase operating leverage.
As of June 30, 2021, Offerpad operated in over 900 cities and towns across 16 metropolitan markets: Atlanta, Austin, Birmingham, Charlotte, Dallas, Denver, Houston, Jacksonville, Las Vegas, Nashville, Orlando, Phoenix, Raleigh, San Antonio, Tampa, and Tucson.
As we expand further into our existing markets, launch new markets, and develop a wide range of new ancillary services, we look forward to bringing our mission of providing the best way to buy and sell a home to even more homeowners and prospective home purchasers across the country.

Background
We were incorporated as Supernova Partners Acquisition Company, Inc. on August 31, 2020. On September 1, 2021, we closed the Business Combination with Old Offerpad, as a result of which Old Offerpad became a wholly-owned subsidiary of ours, and we changed our name to Offerpad Solutions Inc. While we are the legal acquirer of Old Offerpad in the Business Combination, Old Offerpad is deemed to be the accounting acquirer, and the historical consolidated financial statements of Old Offerpad became the predecessor of the Company upon the Closing of the Transactions.
At the effective time of the Business Combination (the “Effective Time”), each share of Old Offerpad preferred stock and common stock issued and outstanding immediately prior to the Effective Time converted into the right to receive approximately 7.533 shares of our common stock. In addition, each share of our Class B common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time converted into one share of Class A Common Stock.
On March 17, 2021, in connection with the execution of the Business Combination Agreement, SPNV entered into subscription agreements (collectively, the “Subscription Agreements”) with certain parties subscribing for shares of SPNV’s Class A common stock, par value $0.0001 per share (“SPNV Class A Common Stock,” and such parties, the “Subscribers”), pursuant to which the Subscribers agreed to purchase, and SPNV agreed to sell to the Subscribers, an aggregate of 20,000,000 shares of SPNV Class A Common Stock, for a purchase price of $10.00 per share. Immediately prior to the Closing of the Business Combination, we issued and sold 20,000,000 shares of our Class A Common Stock to the Subscribers for aggregate gross proceeds to us of $200,000,000 (the “PIPE Investment”).
The rights of holders of our Common Stock and Warrants are governed by our third amended and restated certificate of incorporation (the “certificate of incorporation”), our amended and restated bylaws (the “bylaws”), and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Warrants, the Warrant Agreement, dated as of October 20, 2020, between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section titled “
Description of Our Securities
.”
Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include the following:

•
Our business and operating results may be significantly impacted by a number of factors, including general economic conditions, local or regional conditions in the markets in which we operate, the health of the U.S. residential real estate industry and governmental actions that impact us, risks associated with our real estate assets and the COVID-19 pandemic
and attempts to contain it;

•	Our limited operating history makes it difficult to evaluate our current business and future prospects and the risk of your investment;

•
We operate in a competitive and fragmented industry, and we may not be successful in attracting customers for our products and services or in competing effectively through management of our products or services, including home renovations, which could harm our business, results of operations and financial condition;

•
We have experienced rapid growth since inception, which may not be indicative of future growth, and, if we continue to grow rapidly, we may experience difficulties in managing our growth and expanding our operations and service offerings;

•	Our business model and growth strategy depend on our marketing efforts and ability to maintain our brand and attract customers to our platform in a cost-effective manner;

•
We may be unsuccessful in launching or marketing new products or services, or launching existing products and services into new markets, or may be unable to successfully integrate new offerings into our existing platform, which would result in significant expense and may not achieve desired results;

•	We have a history of losses since inception, and we may not achieve or maintain profitability in the future;

•
Our business is dependent upon our ability to acquire, accurately value and manage inventory and any decrease in availability of inventory, an ineffective pricing or portfolio management strategy, inaccurate information from prospective sellers or buyers with respect to their homes or ineffective home inspections may have an adverse effect on our business, sales and results of operations;

•	Prospective sellers and buyers of homes may choose not to transact online, which could harm our growth prospects;

•
Our internal information technology systems may fail or suffer security breaches, loss or leakage of data, and other disruptions, which could disrupt our business or result in the loss of critical and confidential information;

•
We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and violation of these privacy obligations could result in a claim for damages, regulatory action, loss of business, or unfavorable publicity;

•	Our ability to compete depends in part on protecting our intellectual property and other propriety information and on maintaining necessary intellectual property licenses;

•
We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws, rules and regulations, including licensing and conduct requirements relating to our real estate brokers and brokerage-related businesses and mortgage products;

•
We utilize a significant amount of indebtedness in the operation of our business, and so our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing;

•	We rely on agreements with third parties to finance our business; and

•	We face risks relating to our capital structure, including the potential impact of our multi-class structure.
Corporate Information
We were incorporated under the laws of the state of Delaware on August 31, 2020 under the name Supernova Partners Acquisition Company, Inc. Upon the Closing of the Business Combination, we changed our name to Offerpad Solutions Inc. Our Class A Common Stock and Warrants are listed on NYSE under the symbols “OPAD” and “OPAD WS,” respectively. Our principal executive offices are located at 2150 E. Germann Road, Suite 1, Chandler Arizona 85286, and our telephone number is (844)
388-4539.
Our website address is
www.offerpad.com
. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Emerging Growth Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

We may take advantage of these provisions until December 31, 2025. However, if (i) our annual gross revenue exceeds $1.07 billion, (ii) we issue more than $1.0 billion of non-convertible
debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in
Rule 12b-2
under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates
of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act, for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

THE OFFERING

Shares of Class A Common Stock offered by us	25,058,263 shares issuable upon exercise of Warrants and options.

Shares of Class A Common Stock offered by the Selling Securityholders	233,993,391 shares.

Shares of Class A Common Stock outstanding	223,528,935 shares (as of September 22, 2021).

Shares of Class B Common Stock outstanding	14,816,236 shares (as of September 22, 2021).

Warrants offered by the Selling Securityholders	8,366,667 Warrants.

Warrants outstanding	21,783,304 Warrants (as of September 22, 2021).

Exercise price per share pursuant to the Warrants	$11.50

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Securityholders. We will receive the proceeds from any exercise of the Warrants and options for cash, which we intend to use for general corporate and working capital purposes. See “
Use of Proceeds
” on page 42 for additional information.

Risk factors	You should carefully read the “Risk Factors” beginning on page 8 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock or Warrants.

NYSE symbol for our Class A Common Stock	“OPAD”

NYSE symbol for our Warrants	“OPAD WS”

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.
Risks Related to Our Business and Industry
Our business and operating results may be significantly impacted by general economic conditions, the health of the U.S. residential real estate industry and risks associated with our real estate assets.
Our success depends, directly and indirectly, on general economic conditions, the health of the U.S. residential real estate industry, particularly the single family home resale market, and risks relating to the ownership of residential real estate, many of which are beyond our control. A number of factors could adversely affect our business, including the following:

•	downturns in the U.S. residential real estate market — both seasonal and cyclical — in particular with respect to the single family home resale market and the markets in which we operate;

•	changes in national, regional, or local economic, demographic or real estate market conditions;

•
the continuing and future impact of the
COVID-19
pandemic, including with respect to buying and selling trends in the residential real estate market and potential governmental or regulatory changes or requirements;

•	slow economic growth or recessionary or inflationary conditions;

•	increased levels of unemployment or declining wages;

•	declines in the value of residential real estate or the pace of home appreciation, or the lack thereof;

•	illiquidity in residential real estate;

•	overall conditions in the housing market, including macroeconomic shifts in demand, and increases in costs for homeowners such as property taxes, homeowners’ association fees and insurance costs;

•	low levels of consumer confidence in the economy in general or the U.S. residential real estate industry in particular;

•	low home inventory levels or lack of affordably priced homes;

•	increased mortgage interest rates or down payment requirements or restrictions on mortgage financing availability;

•	changes in household debt levels;

•	volatility and general declines in the stock market;

•
federal, state, or local legislative or regulatory changes that would negatively impact owners or potential purchasers of single family homes or the residential real estate industry in general, such as the Tax Cuts and Jobs Act of 2017 (the “
Tax Act
”), which limited deductions of certain mortgage interest expenses and property taxes; or

•	natural disasters, such as hurricanes, windstorms, tornadoes, earthquakes, wildfires, floods, hailstorms and other events that disrupt local, regional, or national real estate markets.

Our limited operating history makes it difficult to evaluate our current business and future prospects and the risk of your investment.
Our business model and the technology used in support thereof is still early in its adoption and is difficult to compare to the business models of other market participants in the U.S. residential real estate industry. We launched our first market in 2015 and do not have a long history operating as a commercial company. Our operating results are not predictable and our historical results may not be indicative of our future results. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. Few peer companies exist and none have yet established long-term track records that might assist us in predicting whether our business model and strategy can be implemented and sustained over an extended period of time. We may encounter unanticipated problems as we continue to refine our business model and may be forced to make significant changes to our anticipated sales and revenue models to compete with our competitors’ offerings, which may adversely affect our results of operations and profitability.
We operate in a competitive and fragmented industry, and we may not be successful in attracting customers for our products and services, which could harm our business, results of operations and financial condition.
We operate in a competitive and fragmented industry, and we expect competition to continue to increase. We believe that our ability to compete depends upon many factors both within and beyond our control, including the following:

•	the financial competitiveness of our products for customers;

•	the volume of our customers;

•	the timing and market acceptance of our products, including iBuying, and new products offered by us or our competitors;

•	our selling and marketing efforts;

•	our customer service and support efforts;

•	our continued ability to develop and improve our technology to support our business model;

•	customer adoption of our platform as an alternative to traditional methods of buying and selling residential real estate; and

•	our brand strength relative to our competitors.
Our business model depends on our ability to continue to attract customers to our digital platform and the products and services we offer, and enhance their engagement with our products in a cost-effective manner. New entrants continue to join our market categories. Our existing and potential competitors include companies that operate, or could develop, national or local real estate businesses offering services, including real estate brokerage services, mortgage, and title insurance and escrow services, to home buyers or sellers.
Many of our competitors have well-established national reputations and may market similar products and services. Several of these companies are larger than us and have significant competitive advantages, including better name recognition, higher financial ratings, greater resources, lower cost of funds and additional access to capital, and more types of offerings than we currently do. These companies may also have higher risk tolerances or different risk assessments than we do. In addition, these competitors could devote greater financial, technical and other resources than we have available to develop, grow or improve their businesses. If we are not able to continue to attract customers to our platform, products and services and achieve greater scale in operations, our business, results of operations and financial condition will be harmed.

The
COVID-19
pandemic and attempts to contain it have adversely impacted our business, results of operations and financial condition, and it may continue to adversely impact our business, results of operations and financial condition in the future.
Our success depends on a high volume of residential real estate transactions throughout the markets in which we operate. This transaction volume affects all of the ways that we generate revenue, including our ability to acquire new homes and generate associated fees and our ability to sell homes that we own. The
COVID-19
pandemic has significantly and adversely affected, and may continue to significantly and adversely affect, residential real estate transaction volume. For example, beginning in late March 2020, governmental authorities put in place limitations on in-person
activities related to the sale of residential real estate in the markets in which we operate, although these limitations became less stringent in the second quarter of 2020. As a result, we decreased acquisitions of home inventory and decreased the volume of home inventory on our platform. We sold 4,281 homes in the year ended December 31, 2020, compared to 4,680 homes in the year ended December 31, 2019, representing a decrease of 9%, and decreased our inventory from $343.6 million as of December 31, 2019 to $171.4 million as of December 31, 2020. Our inventory as of June 30, 2021 was $482.9 million. We cannot assure you of the long-term impact governmental measures may have on the growth of our business.
We believe that
COVID-19’s
impact on our transaction volume depends in part on the impact of current and potential limitations imposed by governmental authorities on processes and procedures attendant to residential real estate transactions, such as home inspections and appraisals and in-person
showings and county recordings, as well as
COVID-19’s
overall impacts on the U.S. economy. We believe that consumer spending on real estate transactions may be adversely affected by a number of macroeconomic factors related to
COVID-19,
including but not limited to:

•	increased unemployment rates and stagnant or declining wages;

•	decreased consumer confidence in the economy and recessionary conditions;

•	volatility and declines in the stock market and lower yields on individuals’ investment portfolios; and

•	more stringent mortgage financing conditions, including increased down payment requirements.
We have experienced rapid growth since inception, which may not be indicative of our future growth, and, if we continue to grow rapidly, we may experience difficulties in managing our growth effectively and expanding our operations and service offerings.
We have experienced rapid growth and demand for our products and service offerings since inception. We expect that, in the future, even if our revenue increases, our rate of growth may decline. In any event, we will not be able to grow as fast or at all if we do not, among other things:

•	increase the number of customers using our platform;

•	acquire sufficient inventory at an attractive cost and quality to meet the increasing demand for our homes;

•	successfully turn inventory in an efficient manner;

•	increase customer conversion;

•	increase our market share within existing markets and expand into new markets;

•	increase our brand awareness;

•	obtain and retain adequate availability of financing sources; and

•	obtain necessary capital to meet our business objectives.
Furthermore, in order to preserve our market position, we intend to expand into new markets and launch new products or services in existing or new markets more quickly than we would if we did not operate in such a highly competitive industry. Expanding into new markets may prove to be challenging, as some markets may have very different characteristics than the markets we currently operate in, some of which may be unanticipated or unknown to us. These differences may result in greater pricing inaccuracies, as well as higher capital requirements, inventory hold times, repair costs and transaction costs that may result in those markets being less profitable for us than the ones in which we currently operate.
We have had a history of losses since our inception, and we may not achieve or maintain profitability in the future.
We have had a history of losses since our inception. We incurred net losses of $52.0 million and $23.1 million for the years ended December 31, 2019 and 2020, respectively before achieving net income of of $9.0 million for the six months ended June 30, 2021. We had an accumulated deficit of $138.5 million and $129.6 million as of December 31, 2020 and June 30, 2021, respectively. We expect to continue to make future investments in developing and expanding our business, including technology, recruitment and training, marketing, and pursuing strategic opportunities. These investments may not result in increased revenue or growth in our business. Additionally, we may incur significant losses in the future for a number of reasons, including:

•	our inability to grow market share in our existing markets or any new markets we may enter;

•	our expansion into new markets;

•	declines in U.S. residential real estate transaction volumes;

•	increased competition in the U.S. residential real estate industry;

•	changes in our fee structure or rates;

•	our failure to accurately price homes we acquire or changes to resale prices during the time homes are in inventory;

•	our failure to realize anticipated efficiencies through our technology and business model;

•	costs associated with enhancements, or new offerings of our products and services;

•	failure to execute our growth strategies;

•	increased marketing costs;

•	lack of access to housing market data that is used in our pricing models at reasonable cost;

•	hiring additional personnel to support our overall growth;

•	loss in value of real estate or potential impairments in the value of our assets due to changes in market conditions in the area in which real estate or assets are located;

•	increases in costs associated with holding our real estate inventories, including financing costs;

•	the availability of debt financing and securitization funding to finance our real estate inventories; and

•	unforeseen expenses, difficulties, complications and delays, and other unknown factors.
Accordingly, we may not be able to achieve or maintain profitability and we may continue to incur significant losses in the future. Moreover, as we continue to invest in our business, we expect expenses to continue to increase in the near term. These investments may not result in increased revenue or growth in our business. If we fail to manage our losses or to grow our revenue sufficiently to keep pace with our investments and other expenses, our business will be harmed and it may also impact our access to funding and liquidity sources. In addition, as a public company, we will also incur significant legal, accounting and other expenses that we did not incur as a private company.
Because we incur substantial costs and expenses from our growth efforts before we receive any incremental revenues with respect to those investments, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in an increase in revenues to offset these expenses, which would further increase our losses, and which could have a material adverse effect on our business and financial condition.
Our business is dependent upon our ability to accurately value and manage inventory and an ineffective pricing or portfolio management strategy may have an adverse effect on our business, sales and results of operations.
We appraise and price the homes we buy and sell using
in-house
proprietary data analytics technology, which continuously collects and synthesizes market data with performance history from our real estate operations, forming a knowledge distillation and feedback loop along the process and enabling us to operate a highly intelligent and automated workflow. This assessment includes estimates on time of possession, market conditions, renovation and holding costs, and anticipated resale proceeds. Conversion rates and customer satisfaction may be negatively impacted if valuations are too low and/or fees are too high. Additionally, following our acquisition of a home, we may need to decrease our anticipated resale price for that home if we discover defects or other conditions requiring remediation or impacting the value of the home that were unknown to us at the time of acquisition. Moreover, these risks may be heightened when we expand into new markets where we may not have similar levels of knowledge and experience as we do in the markets we currently operate. As a result of these factors, we may be unable to acquire or sell inventory at attractive prices or to finance and manage inventory effectively, and accordingly our revenue, gross margins and results of operations would be affected, which could have a material adverse effect on our business, financial condition and results of operations.
Prospective sellers and buyers of homes may choose not to transact online, which could harm our growth prospects.
Our success depends on our ability to attract customers who have historically purchased homes through more traditional channels. The online market for homes is significantly less developed than the online market for other goods and services in industries such as commerce, healthcare, insurance, books, music, travel and other consumer products and account for only 1% of total annual U.S. residential real estate transactions. If this market does not gain widespread acceptance, our business will suffer. Furthermore, we may have to incur significantly higher and more sustained advertising and promotional expenditures or offer more incentives than we currently anticipate in order to attract consumers to our platform and convert them into sellers or buyers. If the online market for residential real estate does not continue to develop and grow, our business will not grow and our business, financial condition and results of operations would be materially and adversely affected.
Declining real estate valuations could result in recording impairment charges, and property values may decline between our offer to purchase a home and the closing of such home, which could adversely affect our financial condition and operating results.
We are subject to risks inherent to declines in real estate valuations. For example, home prices can be volatile, and the values of our inventory may fluctuate significantly and we may incur impairment charges due to changes in market conditions or economic sentiment. We periodically review the value of our properties to determine whether their value, based on market factors and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property as evidenced by its resale value and would therefore affect our earnings and financial condition.
Additionally, the time between an offer to purchase a home and the closing of such transaction can vary from weeks to several months, depending on the needs of our customers. In the interim period, there can be adverse impacts on the value or liquidity profile of the home. We may not be able to or wish to renegotiate or cancel a contract because doing so would negatively impact customer satisfaction and our brand, and potentially subject us to loss of our earnest money deposit or litigation. In the event the value of such homes declines significantly, we could experience losses, which in the aggregate could be detrimental to our business and results of operations.
Our business is dependent upon our ability to expeditiously sell inventory. Failure to expeditiously sell our inventory could have an adverse effect on our business, sales and results of operations. Holding homes in inventory exposes us to risks, such as increased holding costs and the risks of declining real estate valuations.
Our purchases of homes are based in large part on our estimates of projected demand. If actual sales are materially less than our forecasts, we would experience an over-supply of inventory. An over-supply of home inventory will generally cause downward pressure on our sales prices and margins and increase our average days to sale. Our inventory of homes purchased has typically represented a significant portion of total assets. Having such a large portion of our total assets in the form of non-income
producing homes inventory for an extended period of time subjects us to significant holding costs, including financing expenses, maintenance and upkeep expenses, insurance expenses, property tax expenses, homeowners’ association fees, utility fees and other expenses that accompany the ownership of residential real property and increased risk of depreciation of value, in addition to risks related to declining real estate valuations. If we have excess inventory or our average days to sale increases, the results of our operations may be adversely affected because we may be unable to liquidate such inventory at prices that allow us to meet margin targets or to recover our costs.
Our business is concentrated in certain geographic markets, and local or regional conditions, including economic downturns, severe weather, catastrophic occurrences or other disruptions or events may materially adversely affect our financial condition and results of operations.
While our business is spread across 16 markets in the United States, a substantial amount of our revenue is generated in certain geographic markets. For the year ended December 31, 2020 and the six months ended June 30, 2021, approximately 67% and 65% of our revenue, respectively, was generated from our top five markets by revenue during 2020, which consisted of Atlanta, Charlotte, Dallas, Phoenix and Tampa. As a result of this concentration, local and regional conditions in these markets – including those arising from
COVID-19’s
impacts – may differ significantly from prevailing conditions in the United States or other parts of the country. Any unforeseen events or circumstances that negatively affect these areas could materially adversely affect our revenues and profitability. These risks include possible declines in the value of real estate; risks related to general and local economic conditions; demographic and population shifts and migration; possible lack of availability of mortgage funds; overbuilding; extended vacancies of properties; increases in competition, property taxes and operating expenses; changes in zoning laws; increased labor costs; unemployment; costs resulting from the clean-up
of, and liability to third parties for damages resulting from, environmental problems; casualty or condemnation losses; and uninsured damages from floods, hurricanes, earthquakes or other natural disasters.
In addition, our top markets are primarily larger metropolitan areas, where home prices and transaction volumes are generally higher than other markets in the United States. To the extent people migrate outside of these markets due to lower home prices or other factors, and this migration continues to take place over the long-term, then the relative percentage of residential housing transactions may shift away from our historical top markets where we have generated most of our revenue. If we are unable to effectively adapt to any shift, including failing to increase revenue from other markets, then our financial performance may be harmed.
We may be unsuccessful in launching new product and service offerings or pursuing expansion of existing product and service offerings into new markets, which could result in significant expense and may not achieve the desired results.
We regularly evaluate expanding our products into new markets or launching new service offerings in existing or new markets and plan to expand our markets significantly through the end of 2023. Any expansion or new offering requires significant expenses and the time of our key personnel, particularly at the outset of the process, and our new service offerings, and expansion of our Flex platform may not result in the customer conversion or profitability that we expect. We typically experience increased losses in new markets as we adjust to competitive environments with which we are unfamiliar and invest to build our brand presence within those markets. Our plans to expand and deepen our market share in our existing markets and expand into additional markets are subject to a variety of risks and challenges. These risks and challenges include the varying economic and demographic conditions of each market, competition from local and regional residential brokerage firms, variations in transaction dynamics, and pricing pressures. We cannot assure you that we will be able to increase revenues and create business model efficiencies in new markets in the manner we have in our more mature existing markets.
Housing markets and housing stock in different areas can vary widely and certain markets may be more adaptable to our current business model than others. As we continue to expand, we may launch our products or services in markets that prove to be more challenging for our business model. As we expand from markets with a relatively new and homogeneous housing stock to markets with older and more diverse housing stock, we will have to adapt our business and operations to local conditions. The valuation technologies and systems that we currently use may not be as effective at accurately valuing homes in markets with older and more diverse housing stock. In addition, homes that we purchase in markets with relatively older housing stock may require more capital expenditures on improvements and repairs. We may also expand into markets with higher average home prices and fewer available homes within our target price range. If we are unable to adapt to these new markets and scale effectively, our business and results of operations may be adversely affected.
New markets and new product or service offerings may also subject us to new regulatory environments, which could increase our costs as we evaluate compliance with the new regulatory regime. Notwithstanding the expenses and time devoted to expanding an existing product or service offering into a new market or launching a new product offering, we may fail to achieve the financial and market share goals associated with the expansion. If we cannot manage our expansion efforts efficiently, our market share gains could take longer than planned and our related costs could exceed our expectations. In addition, we could incur significant costs to seek to expand our market share, and still not succeed in attracting sufficient customers to offset such costs.
Our business model and growth strategy depend on our marketing efforts and ability to maintain our brand and attract customers to our platform in a cost-effective manner.
Our long-term success depends in part on our ability to continue to attract more buyers and sellers to our platform in each of our markets. We believe that an important component of our growth will be increased traffic to, and use of, our website and mobile application by potential customers. Our marketing efforts may not succeed for a variety of reasons, including changes to search engine algorithms, ineffective campaigns across marketing channels, limited experience in new marketing channels and any technical difficulties customers may experience using our applications. External factors beyond our control may also affect the success of our marketing initiatives, such as filtering of our targeted communications by email servers, buyers and sellers failing to respond to our marketing initiatives, and competition from third parties. Any of these factors could reduce the number of customers coming to our platform. Our business model relies on our ability to scale rapidly and to decrease incremental customer acquisition costs as we grow. If we are unable to recover our marketing costs through increases in customer traffic and in the number of transactions by users of our platform, or if our broad marketing campaigns are not successful or are terminated, it could have a material adverse effect on our growth, results of operations and financial condition.
We also believe that the brand identity that we have developed is a significant factor in the success of our business, and maintaining and enhancing the “Offerpad” brand is critical to maintaining and expanding our customer base and current and future partners. Failure to promote or maintain our brand, or incurring excessive costs in this effort, could adversely affect our business, operating results and financial condition.

Reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs or an increase in mortgage interest rates could decrease our customers’ ability or desire to obtain financing and adversely affect our business or financial results.
The secondary market for mortgage loans continues to primarily desire securities backed by Fannie Mae, Freddie Mac or Ginnie Mae, and we believe the liquidity these agencies provide to the mortgage industry is important to the housing market. Any significant change regarding the long-term structure and viability of Fannie Mae and Freddie Mac could result in adjustments to the size of their loan portfolios and to guidelines for their loan products. Moreover, as we expand into higher cost markets or target higher-priced homes, home buyers, and accordingly demand for our homes and services, may be more acutely affected by these factors. Additionally, a reduction in the availability of financing provided by these institutions could adversely affect interest rates, mortgage availability and sales of new homes and mortgage loans.
Mortgage interest rates are currently low when compared to most historical periods and could increase in the future, particularly if the Federal Reserve Board raises its benchmark rate. Moreover, mortgage financing is relatively available compared to most historical periods. When interest rates increase, the cost of owning a home increases, which will likely reduce the number of potential home buyers who can obtain mortgage financing and affect the prices home buyers may be willing to pay for homes. If mortgage financing otherwise is less available to home buyers either due to an increase in interest rates or a general tightening of credit conditions, it could result in a decline in the demand for our homes and the services offered by our platform.
The residential real estate market is subject to seasonality, and our operating results are likely to fluctuate on a quarterly and annual basis.
We expect our revenue and results of operations to vary significantly from period to period in the future, based in part on, among other things, consumers’ home buying patterns. The residential real estate market is seasonal, with greater demand from home buyers in the spring and summer, and typically weaker demand in late fall and winter, resulting in fluctuations in the quantity, speed and price of transactions on our platform. We expect our financial results and working capital requirements to reflect seasonal variations over time, although our growth and market expansion have obscured the impact of seasonality in our historical financials to date.
If we do not innovate or provide customers with an efficient and seamless transaction experience, our business could be harmed.
The industry for residential real estate transaction services, technology, information marketplaces and advertising is dynamic, and the expectations and behaviors of customers and professionals shift constantly and rapidly. Our success depends on our continued innovation to provide new, and improve upon existing, products and services that make real estate transactions faster, easier and less stressful for our customers. The success of our business may also depend on our ability to successfully integrate additional ancillary services into our platform, including renovation, insurance and home warranty services. As a result, we must continually invest significant resources in research and development to improve the attractiveness and comprehensiveness of our products or services, enable smoother and more efficient real estate transactions, adapt to changes in technology and support new devices and operating systems. Changes or additions to our products or services may not attract or engage our customers, and may reduce confidence in our products or services, negatively impact the quality of our brand, upset other industry participants, expose us to increased market or legal risks, subject us to new laws and regulations or otherwise harm our business. Furthermore, if we are unable to successfully anticipate or keep pace with industry changes and provide products or services that our customers want to use, on the devices they prefer, then those customers may become dissatisfied and use our competitors instead. If we are unable to continue offering high-quality, innovative products, we may be unable to attract additional customers and real estate partners or retain our current customers and real estate partners, which could harm our business, results of operations and financial condition.

A significant portion of our costs and expenses are fixed, and we may not be able to adapt our cost structure to offset declines in our revenue.
A significant portion of our expenses are fixed and do not vary proportionately with fluctuations in revenues. We need to maintain and continue to increase our transaction volumes to benefit from operating efficiencies. When we operate at less than expected capacity, fixed costs are inflated and represent a larger percentage of overall cost basis and percentage of revenue. Certain services we use, subscriptions and fees have fixed costs and are necessary for operation of the business. The other portion of fixed costs are necessary in order to invest in future growth. Given the early stage of our business, we cannot assure you that we will be able to rationalize our fixed costs.
Our growth depends in part on the success of our strategic relationships with third parties.
In order to grow our business, we anticipate that we will continue to depend on relationships with third parties, such as settlement service providers, lenders, real estate agents, valuation companies, vendors we use to renovate, service or repair our homes, third party partners we rely on for referrals, such as homebuilders and online real estate websites or institutional buyers of our inventory. Identifying partners, and negotiating and documenting agreements with them, and establishing and maintaining good relationships requires significant time and resources.
In addition, we rely on our relationships with multiple-listing services providers (“
MLS
”) in all our markets both as key data sources for our pricing and for listing our inventory for resale. Many of our competitors and other real estate websites have similar access to MLSs and listing data and may be able to source real estate information faster or more efficiently than we can. If we lose existing relationships with MLSs and other listing providers, whether due to termination of agreements or otherwise, changes to our rights to use or timely access listing data, an inability to continue to add new listing providers or changes to the way real estate information is shared, our ability to price or list our inventory for resale could be impaired and our operating results may suffer.
If we are unsuccessful in establishing or maintaining successful relationships with third parties, our ability to compete in the marketplace or to grow our revenues could be impaired and our operating results may suffer. Even if we are successful, we cannot assure you that these relationships will result in increased customer usage of our product or increased revenues.
If the methodologies we use to assess the value and condition of homes are inaccurate, including because of the information supplied to us by prospective sellers or due to the physical inspections being ineffective, it could result in unforeseen costs and risks.
We make offers based in part on our assessment of offer requests completed by the prospective seller. While we may seek to confirm or supplement the information provided in such an offer request through our own due diligence, including physical inspections, we may rely on the information supplied to us by prospective sellers to make offer decisions, and we cannot be certain that this information is accurate. If owner-supplied information is inaccurate, we may make poor or imperfect pricing decisions and our portfolio may contain more risk than we believe. We also may conduct physical inspections of homes remotely through videos submitted to us by the sellers and this shift has been accelerated by health concerns associated with
COVID-19,
and this change may become permanent. It is possible that these video inspections may not be effective in identifying undisclosed issues, conditions or defects that an in-person
inspection might otherwise reveal, which could result in us incurring unforeseen costs during the resale process.
Our business is dependent upon an adequate and desirable supply of inventory, which is impacted by many factors. Any inability to acquire sufficient or desirable inventory may adversely effect on our business, sales and results of operations.
We primarily acquire homes directly from consumers and there can be no assurance of an adequate or desirable supply of such homes on terms that are attractive to us. A reduction in the availability of or access to inventory could adversely affect our business, sales and results of operations. Additionally, we evaluate thousands of potential homes daily using our proprietary pricing model. If we fail to adjust our pricing to stay in line with broader market trends, or fail to recognize those trends, it could adversely affect our ability to acquire inventory. We remain dependent on customers to sell us homes.
Our ongoing ability to acquire homes is critical to our business model. A lack of available or desirable homes that meet our purchase criteria may affect our ability to scale. Reductions in our acquisitions of homes may have adverse effects on our ability to reach our desired inventory levels, our desired portfolio diversification and our results of operations. In response to the
COVID-19
pandemic and the consequent health risks, we ceased purchasing additional homes in March and April 2020 to safeguard the health and safety of our customers and employees. We continued to sell down inventory throughout 2020, leading to inventory of $171.4 million as of December 31, 2020 compared to inventory of $343.6 million as of December 31, 2019. Our inventory as of June 30, 2021 was $482.9 million. As our revenues are dependent on inventory levels available for sale, we expect our near-term revenues to be impacted due to limited inventory.
Increases in transaction costs to acquire properties, including costs of evaluating homes and making offers, title insurance and escrow service costs, changes in transfer taxes, and any other new or increased acquisition costs, would have an adverse impact on our home acquisitions and our business.
Our ability to compete effectively and execute on our strategic plan depends in part on our ability to manage home renovations.
Our business depends, in part, upon our ability to effectively manage home renovations. We typically renovate or repair homes prior to listing them for resale. We use internal employees and use third parties to renovate and repair homes before we resell them.
We or these third-party providers may not be able to complete the required renovations or repairs within the expected timeline or proposed budget. Furthermore, if the work quality of our employees or third-party providers does not meet our expectations, then we may need to engage another third-party contractor or subcontractor, which may also adversely affect the timeline or budget for completing renovations or repairs.
A longer than expected period for completing renovations or repairs could negatively impact our ability to sell a home within our anticipated timeline. This prolonged timing exposes us to factors that adversely affect the home’s resale value and may result in selling the home for a lower price than anticipated or not being able to sell the home at all. Meanwhile, incurring more than budgeted costs would adversely affect our investment return on purchased homes. Additionally, any undetected issues with a third-party provider’s work may adversely affect our reputation as a home seller.
There are risks related to our ownership of vacant homes and the listing of those homes for resale that are not possible to fully eliminate.
The homes in our inventory generally are not occupied during the time we own them prior to resale. When a home is listed for resale, prospective buyers or their agents typically can access our homes instantly through our technology without the need for an appointment or one of our representatives being present. In certain circumstances, we also allow sellers to continue to occupy a home after we have purchased the home for a short period of time. Having visitors or short-term occupants in our homes entails risks of damage to the homes, personal injury, unauthorized activities on the properties, theft, rental scams, squatters and trespassers and other situations that may have adverse impacts on us or the homes, including potential adverse reputational impacts. Additionally, all of these circumstances may involve significant costs to resolve that may not be fully covered by insurance, including legal costs associated with removing unauthorized visitors and occupants and additional holding and repair costs. If these increased costs are significant across our homes inventory, both in terms of costs per home and numbers of homes impacted, this could have an adverse impact on our results of operations that is material.

Since we employ real estate agents for our brokerage business, we are subject to challenges that may not be faced by our competitors. Our ability to hire and retain a sufficient number of agents is critical to maintaining and growing our business and providing an adequate level of service to our customers.
As a result of our business model of employing real estate agents for our brokerage business, our real estate agents generally earn less on a per transaction basis than traditional real estate agents who work as independent contractors at traditional brokerages. Because our model is uncommon in our industry, real estate agents considering working for us may not understand our compensation model or may not perceive it to be more attractive than the independent contractor, commission-driven compensation model used by most traditional brokerages. If we are unable to attract, retain, effectively train, motivate, and utilize our real estate agents, we will be unable to grow our business and we may be required to change our compensation model, which could significantly increase our real estate agent compensation or other costs.
Also as a result of employing our real estate agents, we incur costs that our brokerage competitors do not, such as base pay, employee benefits, expense reimbursement, training, and employee transactional support staff. As a result, we have significant costs that, in the event of downturns in demand in the markets we serve, may result in us being unable to adjust as rapidly as some of our competitors. In turn, such downturns may impact us more than our competitors.
Conversely, in times of rapidly rising demand we may face a shortfall of real estate agents. To the extent our customer demand increases from current levels, our ability to adequately serve the additional customers, and in turn grow our revenue and market share, depends, in part, on our ability to timely hire and retain additional real estate agents. To the extent we are unable to hire, either timely or at all, or retain the required number of real estate agents to serve our customer demand, we will be unable to maximize our revenue and market share growth.
Additionally, due to the costs of employing our real estate agents, real estate agent turnover may be more costly to us than to traditional brokerages. Our business may be harmed if we are unable to achieve the necessary level of real estate agent productivity and retention to offset their related costs.
We are subject to the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the jurisdictions in which we do business.
Due to our brokerage business, we and our agents must comply with the requirements governing the licensing and conduct of real estate brokerage and brokerage-related businesses in the markets in which we operate. Due to the geographic scope of our operations, we and our real estate agents may not be in compliance with all of the required licenses at all times. Additionally, if we enter into new markets, we may become subject to additional licensing requirements. If we or our real estate agents fail to obtain or maintain the required licenses for conducting our brokerage operations or fail to strictly adhere to associated regulations, the relevant government authorities may order us to suspend relevant operations or impose fines or other penalties.
A health and safety incident relating to our operations could be costly in terms of potential liability and reputational damage.
Customers will visit homes on a regular basis through our mobile application or with a real estate agent. Due to the number of homes we own, the safety of our homes is critical to the success of our business. A failure to keep our homes safe that results in a major or significant health and safety incident could expose us to liability that could be costly. Such an incident could generate significant negative publicity and have a corresponding impact on our reputation, our relationships with relevant regulatory agencies or governmental authorities, and our ability to attract customers and employees, which in turn could have a material adverse effect on our financial results and liquidity.

Our risk management efforts may not be effective.
We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor and mitigate financial risks, such as pricing risk, interest rate risk, liquidity risk, and other market-related risks, as well as operational and legal risks related to our business, assets and liabilities. We also are subject to various laws, regulations and rules that are not industry specific, including employment laws related to employee hiring and termination practices, health and safety laws, environmental laws and other federal, state and local laws, regulations and rules in the jurisdictions in which we operate. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks to which we are exposed, mitigate the risks we have identified, or identify additional risks to which we may become subject in the future. Expansion of our business activities may also result in our being exposed to risks to which we have not previously been exposed or may increase our exposure to certain types of risks, and we may not effectively identify, manage, monitor, and mitigate these risks as our business activities change or increase.
We are from time to time involved in, or may in the future be subject to, claims, suits, government investigations, and other proceedings that may result in adverse outcomes.
We are from time to time involved in, or may in the future be subject to, claims, suits, government investigations, and proceedings arising from our business, including actions with respect to intellectual property, privacy, consumer protection, information security, mortgage lending, real estate, environmental, data protection or law enforcement matters, tax matters, labor and employment, and commercial claims, as well as actions involving content generated by our customers, shareholder derivative actions, purported class action lawsuits, and other matters. Such claims, suits, government investigations, and proceedings are inherently uncertain, and their results cannot be predicted with certainty. Regardless of the outcome, any such legal proceedings can have an adverse impact on us because of legal costs, diversion of management and other personnel, negative publicity and other factors. In addition, it is possible that a resolution of one or more such proceedings could result in reputational harm, liability, penalties, or sanctions, as well as judgments, consent decrees, or orders preventing us from offering certain features, functionalities, products, or services, or requiring a change in our business practices, products, services or technologies, which could in the future materially and adversely affect our business, operating results and financial condition.
We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws, rules and regulations. Failure to comply with these laws, rules and regulations or to obtain and maintain required licenses, could adversely affect our business, financial condition and results of operations.
We operate in highly regulated businesses through a number of different channels across the United States. As a result, we are currently subject to a variety of, and may in the future become subject to additional, federal, state and local statutes and regulations in various jurisdictions (as well as judicial and administrative decisions and state common law), which are subject to change at any time, including laws regarding the real estate and mortgage industries, settlement services, insurance, mobile and internet-based businesses and other businesses that rely on advertising, as well as data privacy and consumer protection laws, and employment laws. These laws are complex and sometimes ambiguous, and can be costly to comply with, require significant management time and effort, require a substantial investment in technology, and subject us to claims, government enforcement actions, civil and criminal liability or other remedies, including suspension of business operations.
Buying and selling homes, providing real estate brokerage services, and provide other product offerings, such as mortgage brokerage services, results in us receiving or facilitating transmission of personally identifiable information. Further, in the future we may offer additional products and services, which could increase the amount of personally identifiable information we receive and transmit. This information is increasingly subject to legislation and regulation in the United States. These laws and regulations are generally intended to protect the privacy and security of personal information, including Social Security Numbers that is collected, processed and transmitted. These laws also can restrict our use of this personal information for other commercial purposes. We could be adversely affected if government regulations require us to significantly change our business practices with respect to this type of information, if penetration of network security or misuse of personal information occurs, or if the third parties that we engage with to provide processing and screening services violate applicable laws and regulations, misuse information, or experience network security breaches.
In order to provide the broad range of products and services that we offer or plan to offer customers, certain of our subsidiaries are or will be required to maintain real estate brokerage and mortgage licenses in certain states in which we operate. These entities are subject to stringent state and federal laws and regulations and to the scrutiny of state and federal government agencies as licensed businesses.
Mortgage products are regulated at the state level by licensing authorities and administrative agencies, with additional oversight from the Consumer Financial Protection Bureau and other federal agencies. These laws generally regulate the manner in which lending and lending-related activities are marketed or made available to consumers, including, but not limited to, advertising, finding and qualifying applicants, the provision of consumer disclosures, payments for services, and record keeping requirements; these laws include, at the federal level, the Real Estate Settlement Procedures Act, the Fair Credit Reporting Act (as amended by the Fair and Accurate Credit Transactions Act), the Truth in Lending Act (including the Home Ownership and Equity Protection Act of 1994), the Equal Credit Opportunity Act, the Fair Housing Act, the Gramm-Leach-Bliley Act, the Electronic Fund Transfer Act, the Servicemembers Civil Relief Act, the Military Lending Act, the Homeowners Protection Act, the Home Mortgage Disclosure Act, the Secure and Fair Enforcement for Mortgage Licensing Act of 2008, the Federal Trade Commission Act, the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the Bank Secrecy Act (including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act), the Telephone Consumer Protection Act, the Mortgage Acts and Practices Advertising Rule (Regulation N), the Coronavirus Aid, Relief, and Economic Security Act, all implementing regulations, and various other federal laws. The Consumer Financial Protection Bureau also has broad authority to enforce prohibitions on practices that it deems to be unfair, deceptive or abusive. Additionally, state and local laws may restrict the amount and nature of interest and fees that may be charged by a lender or mortgage broker, impose more stringent privacy requirements and protections for service members, and/or otherwise regulate the manner in which lenders or mortgage brokers operate or advertise.
As a provider of real estate brokerage services, we hold real estate brokerage licenses in multiple states and may apply for additional real estate brokerage licenses as our business grows. To maintain these licenses, we must comply with the requirements governing the licensing and conduct of real estate brokerage services and brokerage-related businesses in the markets where we operate. We may be subject to additional local, state and federal laws and regulations governing residential real estate transactions, including those administered by the U.S. Department of Housing and Urban Development, and the states and municipalities in which we transact. Further, due to the geographic scope of our operations and the nature of the products and services we provide, certain of our other subsidiaries maintain real estate brokerage licenses in certain states in which we operate. Each of these licenses subjects our subsidiaries to different federal, state, and local laws and the scrutiny of different licensing authorities, including state insurance departments. Each subsidiary must comply with different licensing statutes and regulations, as well as varied laws that govern the offering of compliant products and services.
For certain licenses, we are required to designate individual licensed brokers of record, qualified individuals and control persons. Certain licensed entities also are subject to routine examination and monitoring by the federal Consumer Financial Protection Bureau (for mortgage) and/or state licensing authorities. We cannot assure you that we, or our licensed personnel, are and will remain at all times, in full compliance with state and federal real estate, title insurance and escrow, property and casualty insurance, and mortgage licensing and consumer protection laws and regulations, and we may be subject to litigation, government investigations and enforcement actions, fines or other penalties in the event of any non-compliance.
As a result of findings from examinations, we also may be required to take a number of corrective actions, including modifying business practices and making refunds of fees or money earned. In addition, adverse findings in one state may be relied on by another state to conduct investigations and impose remedies. If we apply for new licenses, we will become subject to additional licensing requirements, which we may not be in compliance with at all times. If in the future a state agency were to determine that we are required to obtain additional licenses in that state in order to operate our business, or if we lose or do not renew an existing license or are otherwise found to be in violation of a law or regulation, we may be subject to fines or legal penalties, lawsuits, enforcement actions, void contracts, or our business operations in that state may be suspended or prohibited. Our business reputation with consumers and third parties also could be damaged. Compliance with, and monitoring of, these laws and regulations is complicated and costly and may inhibit our ability to innovate or grow.
If we are unable to comply with these laws or regulations in a cost-effective manner, it may require us to modify certain products and services, which could require a substantial investment and result in a loss of revenue, limit our ability to offer additional products and services, or expand existing products and services into new markets, or cease providing the impacted product or service altogether. Furthermore, laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our products and business.
Catastrophic events may disrupt our business.
Natural disasters or other catastrophic events may cause damage or disruption to our operations, real estate commerce, and the global economy, and thus could harm our business. In particular, the
COVID-19
pandemic, including the reactions of governments, markets, and the general public to the
COVID-19
pandemic, may result in a number of adverse consequences for our business and results of operations, the details of which would be difficult to predict. Properties located in the markets in which we operate in Florida and certain portions of North Carolina and Texas are more susceptible to certain hazards (such as floods, hurricanes or hail) than properties in other parts of the country.
In the event of a major earthquake, hurricane, windstorm, tornado, flood or catastrophic event such as pandemic, fire, flood, power loss, telecommunications failure, cyber-attack, war, or terrorist attack, we may be unable to continue our operations and may endure reputational harm, delays in developing our platform and solutions, breaches of data security and loss of critical data, all of which could harm our business, results of operations and financial condition. Furthermore, these sorts of catastrophic events may cause disruption on both the resale and acquisition side as we may not be able to transact on real estate. For example, homes that we own may be damaged and disruptions to infrastructure may mean our contractors are unable to perform the necessary home repairs in a timely manner. Closures of local recording offices or other governmental offices in charge of real property records, including tax or lien-related records, would adversely affect our ability to conduct operations in the affected geographies. Any of these delays will likely result in extended hold times, increased costs and impairments. Also, the insurance we maintain would likely not be adequate to cover our losses resulting from disasters or other business interruptions.
As we grow our business, the need for business continuity planning and disaster recovery plans will grow in significance. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster, and successfully execute on those plans in the event of a disaster or emergency, our business and reputation would be harmed.
Environmentally hazardous conditions may adversely affect us.
Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up
costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up
costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell the property. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially and adversely affect us.
Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, radon, pesticides, proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability or other sanctions.
Risks Related to Our Intellectual Property and Technology
Our internal information technology systems may fail or suffer security breaches, loss or leakage of data, and other disruptions, which could disrupt our business or result in the loss of critical and confidential information.
The evolution of technology systems introduces ever more complex security risks that are difficult to predict and defend against. An increasing number of companies, including those with significant online operations, have recently disclosed breaches of their security, some of which involved sophisticated tactics and techniques allegedly attributable to criminal enterprises or nation-state actors. Successful breaches, employee malfeasance, or human or technological error could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; the loss of access to critical data or systems through ransomware, destructive attacks or other means; and business delays, service or system disruptions or denials of service. We experience cyber incidents and other security incidents of varying degrees from time to time, and there can be no assurance that any future incidents would not lead to costs or consequences that materially impact our operations or business. In response to these incidents, we have implemented controls and taken other preventative actions to further strengthen our systems against future incidents. However, we cannot guarantee that such measures will provide sufficient security, that we will be able to react in a timely manner, or that our remediation efforts following a cybersecurity incident will be successful.
In addition, we do not know whether our current practices will be deemed sufficient under applicable laws or whether new regulatory requirements might require us to make significant changes to our current practices. If there is a breach of our computer systems, and we know or suspect that certain personal information has been accessed, or used inappropriately, we may need to inform the affected individual and may be subject to significant fines and penalties. Further, under certain regulatory schemes, we may be liable for statutory damages on a per breached record basis, irrespective of any actual damages or harm to the individual. In the event of a breach we could face government scrutiny or consumer class actions alleging statutory damages amounting to hundreds of millions, and possibly billions of dollars.

The risk of cybersecurity incidents directed at us or our third-party vendors includes uncoordinated individual attempts to gain unauthorized access to information technology systems, as well as to sophisticated and targeted measures known as advanced persistent threats. In addition, we face the risk of confidential data inadvertently leaking through human or technological errors. Cybersecurity incidents are also constantly evolving, increasing the difficulty of detecting and successfully defending against them. In the ordinary course of our business, we and our third-party vendors collect and store personal information, as well as our proprietary business information and intellectual property and that of our customers and employees.
Additionally, we rely on third-parties and their security procedures for the secure storage, processing, maintenance, and transmission of information that is critical to our operations. Despite measures designed to prevent, detect, address, and mitigate cybersecurity incidents, such incidents may occur to us or our third-party providers and, depending on their nature and scope, could potentially result in the misappropriation, destruction, corruption or unavailability of critical data and confidential or proprietary information (our own or that of third parties, including personal information of our customers and employees) and the disruption of business operations. Any such compromises to our security, or that of our third-party vendors, could cause customers to lose trust and confidence in us and stop using our website and mobile applications. In addition, we may incur significant costs for remediation that may include liability for stolen assets or information, repair of system damage, and compensation to customers, employees, and business partners. We may also be subject to government enforcement proceedings and legal claims by private parties. Actual or anticipated attacks may cause us to incur increasing costs, including costs to deploy additional personnel and protection technologies, train employees and engage third-party experts and consultants.
Any actual or alleged security breaches or alleged violations of federal or state laws or regulations relating to privacy and data security could result in mandated user notifications, litigation, government investigations, significant fines, and expenditures; divert management’s attention from operations; deter people from using our platform; damage our brand and reputation; and materially adversely affect our business, results of operations, and financial condition. Defending against claims or litigation based on any security breach or incident, regardless of their merit, will be costly and may cause reputation harm. The successful assertion of one or more large claims against us that exceed available insurance coverage, denial of coverage as to any specific claim, or any change or cessation in our insurance policies and coverages, including premium increases or the imposition of large deductible requirements, could have a material adverse effect on our business, results of operations, and financial condition.
We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and violation of these privacy obligations could result in a claim for damages, regulatory action, loss of business, or unfavorable publicity.
We receive, store and process personal information and other customer information, or personal information. There are numerous federal and state laws, as well as regulations and industry guidelines, regarding privacy and the storing, use, processing, and disclosure and protection of personal information, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries or conflict with other rules. Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the internet, may be applicable to our business, such as the Telephone Consumer Protection Act (the “
TCPA
”) (as implemented by the Telemarketing Sales Rule), the
CAN-SPAM
Act, and similar state consumer protection laws. We generally seek to comply with industry standards and are subject to the terms of our own privacy policies and privacy-related obligations to third parties. We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or regulations, making enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Any failure or perceived failure by us to comply with our privacy policies, privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized access to or unintended release of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or public statements against us by consumer advocacy groups or others. Any of these events could cause us to incur significant costs in investigating and defending such claims and, if found liable, pay significant damages. Further, these proceedings and any subsequent adverse outcomes may cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.
Any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of personal information, or regarding the manner in which the express or implied consent of customers for the use and disclosure of personal information is obtained, could require us to modify our products and features, possibly in a material manner and subject to increased compliance costs, which may limit our ability to develop new products and features that make use of the personal information that our customers voluntarily share. For example, the California Consumer Privacy Act (the “
CCPA
”), which took effect on January 1, 2020, imposes obligations and restrictions on companies regarding their collection, use, and sharing of personal information and provides new and enhanced data privacy rights to California residents. The CCPA imposes a severe statutory damages framework. Since the enactment of the CCPA, new privacy and data security laws have been proposed in more than half of the states in the U.S. and in the U.S. Congress, including another law in California where voters approved a ballot initiative from privacy rights advocates intending to agument and expand the CCPA, the California Privacy Rights Act (the “
CPRA
”), on November 3, 2020, which will take effect on January 1, 2023 (with a lookback to data collected, on or after January 1, 2022). The CPRA will significantly modify the CCPA, including by creating a new state agency that will be vested with the authority to implement and enforce California’s privacy laws. Additionally, Nevada enacted a law that went into force on October 1, 2019 and requires companies to honor consumers’ requests to no longer sell their data. Violators may be subject to injunctions and civil penalties of up to $5,000 per violation. Several other states are actively considering privacy laws, which may impose substantial penalties for violations, impose significant costs for investigations and compliance, allow private class-action litigation and carry significant potential liability for our business. We expect that there will continue to be new proposed laws, regulations, and industry standards concerning privacy, data protection, and information security and we cannot determine the impact such future laws, regulations, and standards may have on our business. We could be subject to legal claims, government action, or harm to our reputation or incur significant remediation costs if we experience a security breach or our practices fail, or are seen as failing, to comply with our policies or with applicable laws concerning personally identifiable information.
Any of the foregoing could materially adversely affect our brand, reputation, business, results of operations, and financial condition.
Any significant disruption in service in our computer systems and third-party networks and mobile infrastructure that we depend on could result in a loss of customers and we may be unable to maintain and scale the technology underlying our offerings.
Customers and potential customers access our products primarily through our website and mobile applications. Our ability to attract, retain and serve customers depends on the reliable performance and availability of our website, mobile application, and technology infrastructure. Furthermore, we depend on the reliable performance of third-party networks and mobile infrastructure to provide our technology offerings to our customers and potential customers. The proper operation of these networks and infrastructure is beyond our control, and service interruptions or website unavailability could impact our ability to service our customers in a timely manner, and may have an adverse effect on existing and potential customer relationships.
Our information systems and technology may not be able to continue to accommodate our growth and may be subject to security risks. The cost of maintaining such systems may increase. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on our business and results of operations and could result in a loss of customers.

Failure to protect our trade secrets,
know-how,
proprietary applications, business processes and other proprietary information, could adversely affect the value of our technology and products.
Our success and ability to compete depends in part on our intellectual property and our other proprietary business information. We seek to control access to our proprietary information by entering into a combination of confidentiality and proprietary rights agreements, invention assignment agreements and nondisclosure agreements with our employees, consultants and third parties with whom we have relationships. We have filed trademark and patent applications to protect certain aspects of our intellectual property. However, we cannot guarantee that patents will issue on our pending patent applications or that we will be successful in registering our trademarks. We may be unable to secure intellectual property protection for all of our technology and methodologies, or the steps we take to enforce our intellectual property rights may be inadequate. Furthermore, monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot guarantee that the steps we have taken to protect our proprietary technologies will be effective to enforce our rights against third parties. Third parties may knowingly or unknowingly infringe our proprietary rights or challenge proprietary rights held by us, and we may not be able to prevent infringement or misappropriation of our proprietary rights without incurring substantial expense. If our intellectual property rights are used or misappropriated by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our products and methods of operations. Any of these events would have a material adverse effect on our business, financial condition and results of operations.
In the future we may be party to intellectual property rights claims and other litigation which are expensive to support, and if resolved adversely, could have a significant impact on us.
Our competitors and other third parties may own or claim to own intellectual property relating to the real estate industry. In the future, third parties may claim that we are infringing on their intellectual property rights, and we may be found to be infringing such rights. Any claims or litigation, regardless of merit, could cause us to incur significant expenses. If any such claims are successfully asserted against us, it could require us to pay significant damages or ongoing licensing payments, prevent us from offering our products or services, or require us to comply with unfavorable terms. Even if we were to prevail, the time and resources necessary to resolve such disputes could be costly, time-consuming, and divert the attention of management and key personnel from our business operations. If we are not successful in defending ourselves against any potential future claims, we may be required to pay damages and may be subject to injunctions, each of which could harm our business, results of operations, financial condition and reputation.
Our services utilize third-party open source software components, which may pose particular risks to our proprietary software, technologies, products and services in a manner that could negatively affect our business.
We use open source software in our services and will continue to use open source software in the future. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code, and may not be regularly maintained and updated in order to contain and patch possible security vulnerabilities. To the extent that our services depend upon the successful operation of open source software, any undetected errors or defects in this open source software could prevent the deployment or impair the functionality of our platform, delay new solutions introductions, result in a failure of our platform, and injure our reputation.
Some open source licenses contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use, or grant other licenses to our intellectual property. If we combine our proprietary software with such open source software in a certain manner, we could, under certain open source licenses, be required to release or license the source code of our proprietary software to the public. From time to time, we may be subject to claims asserting ownership of, or demanding release of, our source code, the open source software or derivative works that were developed using such software, or requiring us to provide attributions of any open source software incorporated into our distributed software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a commercial license or require us to devote additional research and development resources to re-engineer
our software or change our products or services, any of which would have a negative effect on our business and results of operations. Additionally, the terms of many open source licenses to which we are subject have not been interpreted by U.S. or foreign courts. There is a risk that open source software licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to market or provide our products.
We rely on licenses to use the intellectual property rights of third parties which are incorporated into our products and services. Failure to renew or expand existing licenses may require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.
We rely on products, technologies and intellectual property that we license from third parties for use in our services. We cannot assure that these third-party licenses, or support for such licensed products and technologies, will continue to be available to us on commercially reasonable terms, if at all. In the event that we cannot renew or expand existing licenses, we may be required to discontinue or limit our use of the products that include or incorporate the licensed intellectual property.
We cannot be certain that our licensors are not infringing the intellectual property rights of others or that our suppliers and licensors have sufficient rights to the technology in all jurisdictions in which we may operate. Some of our license agreements may be terminated by our licensors for convenience. If we are unable to obtain or maintain rights to any of this technology because of intellectual property infringement claims brought by third parties against our suppliers and licensors or against us, or if we are unable to continue to obtain the technology or enter into new agreements on commercially reasonable terms, our ability to develop our services containing that technology could be severely limited and our business could be harmed. Additionally, if we are unable to obtain necessary technology from third parties, we may be forced to acquire or develop alternate technology, which may require significant time and effort and may be of lower quality or performance standards. This would limit and delay our ability to provide new or competitive offerings and increase our costs. If alternate technology cannot be obtained or developed, we may not be able to offer certain functionality as part of our offerings, which could adversely affect our business, financial condition and results of operations.
Our software is highly complex and may contain undetected errors.
The software and code underlying our platform is highly interconnected and complex and may contain undetected bugs, errors, malicious code, vulnerabilities, or other defects, some of which may remain undetected or may only be discovered after the code has been released. We release or update our software code regularly and this practice may result in the more frequent introduction of errors or vulnerabilities into the software underlying our platform, which can impact the customer experience on our platform. Additionally, due to the interconnected nature of the software underlying our platform, updates to certain parts of our code, including changes to our mobile app or website or third party application programming interfaces on which our mobile app or website rely, could have an unintended impact on other sections of our code, which may result in errors or vulnerabilities to our platform. Any errors or vulnerabilities discovered in our code after release could impact the security of our systems or result in the inadvertent disclosure of sensitive or other regulated information, cause damage to our reputation, loss of our customers, loss of revenue or liability for damages, any of which could adversely affect our growth prospects and our business.
Furthermore, our development and testing processes may not detect errors and vulnerabilities in our technology offerings prior to their implementation. Any inefficiencies, errors, technical problems or vulnerabilities arising in our technology offerings after their release could reduce the quality of our products or interfere with our customers’ access to and use of our technology and offerings.

Our fraud detection processes and information security systems may not successfully detect all fraudulent activity by third parties aimed at our employees or customers, which could adversely affect our reputation and business results.
Third-party actors have attempted in the past, and may attempt in the future, to conduct fraudulent activity by engaging with our customers, particularly in our title insurance and escrow business. We make a large number of wire transfers in connection with loan and real estate closings and process sensitive personal data in connection with these transactions. Though we have sophisticated fraud detection processes and have taken other measures to identify fraudulent activity on our mobile applications, websites and internal systems, we may not be able to detect and prevent all such activity. Similarly, the third parties we use to effectuate these transactions may fail to maintain adequate controls or systems to detect and prevent fraudulent activity. Persistent or pervasive fraudulent activity may cause customers and real estate partners to lose trust in us and decrease or terminate their usage of our products, or could result in financial loss, thereby harming our business and results of operations.
Risks Related to Our Liquidity and Capital Resources
We utilize a significant amount of indebtedness in the operation of our business, and so our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.
As of June 30, 2021 we had approximately $489.9 million aggregate principal amount of indebtedness outstanding, including $452.5 million of loans under asset-backed senior and mezzanine secured credit facilities. Our leverage could have meaningful consequences to us, including increasing our vulnerability to economic downturns, limiting our ability to withstand competitive pressures, or reducing our flexibility to respond to changing business and economic conditions. We are also subject to general risks associated with debt financing, including (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance our existing indebtedness or refinancing terms may be less favorable to us than the terms of our existing debt; (3) debt service obligations could reduce funds available for capital investment and general corporate purposes; (4) any default on our indebtedness could result in acceleration of the indebtedness and foreclosure on the homes collateralizing that indebtedness, with our attendant loss of any prospective income and equity value from such property; and (5) aged real estate may be ineligible for financing on our debt facilities potentially forcing the sale of aged real estate for prices that do not allow us to meet our margin targets or cover our costs to repay those facilities. Any of these risks could place strains on our cash flows, reduce our ability to grow and adversely affect our results of operations.
We rely on agreements with third parties to finance our business.
We have entered into debt agreements with a limited number of counterparties to provide capital for the growth and operation of our businesses, including to finance our purchase and renovation of homes. If we fail to maintain adequate relationships with potential financial sources, or if we are unable to renew, refinance or extend our existing debt arrangements on favorable terms or at all, we may be unable to maintain sufficient inventory, which would adversely affect our business and results of operations. In addition, some of our secured credit facilities are not fully committed, meaning the applicable lender may not be obligated to advance new loan funds if they choose not to do so. Obtaining new or replacement funding arrangements may not be possible or may be at higher interest rates or other less favorable terms.
Our financing sources are not required to extend the maturities of our financing arrangements, and if a financing source is unable or unwilling to extend financing, and other financing sources are unable or unwilling to make or increase their financing commitments, then we will be required to repay the outstanding balance of the financing on the related maturity date. If we are unable to pay the outstanding balance of our debt obligations at maturity, the financing sources generally have the right to foreclose on the homes and other collateral securing that debt and to charge higher “default rates” of interest until the outstanding obligations are paid in full. If we are unable to renew or extend the terms of our existing senior and mezzanine secured credit facilities, we may not be able to terminate or prepay the secured credit facilities without incurring significant financial costs. If realized, any of these financing risks could negatively impact our results of operations and financial condition.
We intend to rely on proceeds from the sale of financed homes to repay amounts owed under our property financing facilities, but such proceeds may not be available or may be insufficient to repay the amounts when they become due.
For our senior and mezzanine secured credit facilities, we typically are required to repay amounts owed with respect to a financed home upon the sale of that home. There is no assurance such sale proceeds will fully cover the amounts owed. Our senior and mezzanine secured credit facilities commonly have initial terms of 18 months or less. It may be the case that not all homes securing these arrangements will be sold on or before the maturity dates of such financing arrangements, which would mean that sale proceeds would not be available to pay the amounts due at maturity. We may also be required to repay amounts owed with respect to a financed home prior to the sale of that home and prior to maturity of the related financing facility, typically due to the home having been held in our inventory for an extended period of time or, less commonly, if other unforeseen issues with the home arise during our holding period. In these situations, we may use cash on hand to repay the amounts owed or contribute other homes as additional collateral. To the extent we do not have sufficient cash or substitute collateral or are unable to draw on other financing facilities to make the required repayments, which could occur if a significant amount of our debt were to become due suddenly and unexpectedly, we would be in default under the related facility.
Covenants in our debt agreements may restrict our borrowing capacity or operating activities and adversely affect our financial condition.
Certain of our existing debt agreements contain, and future debt agreements may contain, various affirmative, negative, financial and collateral performance covenants. Specifically, we need to maintain a certain tangible net worth and liquidity minimums under certain of these facilities. These covenants may limit our operational flexibility or restrict our ability to engage in transactions that we believe would otherwise be in the best interests of our shareholders. If we breach these covenants, in certain cases, we could be required to repay all of the relevant debt immediately, even in the absence of a payment default. The occurrence of these events would have an adverse impact on our financial condition and results of operations and such impact could be material.
The borrowers and certain other loan parties under the debt facilities we use to finance the purchase and renovation of homes are special purpose entity (“
SPE
”) subsidiaries of Offerpad. While our SPEs’ lenders’ recourse in most situations following an event of default is only to the applicable SPE or its assets, we have provided limited non-recourse
carve out guarantees under our senior and mezzanine secured credit facilities for certain of the SPEs’ obligations in situations involving “bad acts” by an Offerpad entity and certain other limited circumstances that are generally under our control. To the extent a guaranty obligation is triggered, we may become obligated to pay all or a portion of the amounts owed by our SPEs and other subsidiaries to their respective lenders.
Our debt facilities contain cross defaults and similar provisions that could cause us to be in default under multiple debt facilities or otherwise lose access to financing for new homes and excess proceeds from sales of homes in the event we default under a single facility.
If an event of default or similar event occurs under one of our senior or mezzanine secured credit facilities, this may trigger an event of default under another senior or mezzanine secured credit facility or result in us losing access to financing through our senior and mezzanine secured credit facilities or to excess proceeds from sales of homes that would otherwise be available to us. In addition, our senior and mezzanine secured credit facilities currently contain cross defaults to certain other indebtedness. Following consummation of the Business Combination, it is possible that our debt facilities could include similar cross defaults to indebtedness of Offerpad Solutions. The foregoing considerations significantly increase the likelihood that a default or similar event under one or more of our debt facilities would result in adverse consequences for our other debt facilities.

Failure to hedge effectively against interest rate changes may adversely affect our results of operations.
Borrowings under certain of our senior secured facilities bear interest at variable rates and expose us to interest rate risk. If interest rates were to increase, our debt service obligations on the variable rate indebtedness would increase and our earnings and cash flows will correspondingly decrease. Increased interest costs could also reduce the amount of debt financing that our homes inventory can support. Assuming no change in the outstanding borrowings on our senior secured facilities, we estimate that a one percentage point increase in LIBOR would have increased our annual interest expense by approximately $1.7 million for the year ended December 31, 2020 and $3.9 million for the six months ended June 30, 2021.
In connection with our variable debt, we may seek to obtain interest rate protection in the form of swap agreements, interest rate cap contracts or similar derivatives or instruments to hedge against the possible negative effects of interest rate increases. There is no assurance that we will be able to obtain any such interest rate hedging arrangements on attractive terms or at all. Even if we are successful in obtaining interest rate hedges, we cannot assure you that any hedging will adequately relieve the adverse effects of interest rate increases or that counterparties under these agreements will honor their obligations thereunder.
We could be subject to additional tax liabilities and our ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes.
We are subject to federal and state income and
non-income
taxes in the United States. Tax laws, regulations, and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political, and other conditions, and significant judgment is required in evaluating and estimating these taxes. Our effective tax rates could be affected by numerous factors, such as entry into new businesses and geographies, changes to our existing business and operations, acquisitions and investments and how they are financed, changes in our stock price, changes in our deferred tax assets and liabilities and their valuation, and changes in the relevant tax, accounting, and other laws, regulations, administrative practices, principles and interpretations. We are required to take positions regarding the interpretation of complex statutory and regulatory tax rules and on valuation matters that are subject to uncertainty, and IRS or other tax authorities may challenge the positions that we take.
We have incurred losses during our history and do not expect to become profitable in the near future, and may never achieve profitability. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire, if at all. As of December 31, 2020, the Company had federal and state net operating loss (“
NOL
”) carryforwards of $200.5 million. Under the Tax Act, as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “
CARES Act
”), U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act.
In addition, our net operating loss carryforwards are subject to review and possible adjustment by the IRS, and state tax authorities. Under Sections 382 and 383 of the Code, our federal net operating loss carryforwards and other tax attributes may become subject to an annual limitation in the event of certain cumulative changes in our ownership. An “ownership change” pursuant to Section 382 of the Code generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Our ability to utilize our net operating loss carryforwards and other tax attributes to offset future taxable income or tax liabilities may be limited as a result of ownership changes, including potential changes in connection with the Business Combination or other transactions. Similar rules may apply under state tax laws.
We have not yet determined the amount of the cumulative change in our ownership resulting from the Business Combination or other transactions, or any resulting limitations on our ability to utilize our net operating loss carryforwards and other tax attributes. If we earn taxable income, such limitations could result in increased future income tax liability to us and our future cash flows could be adversely affected. We have recorded a full valuation allowance related to our net operating loss carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
We will need additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, and we cannot be sure that additional financing will be available.
We will require additional capital and debt financing to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to increase our marketing expenditures to improve our brand awareness, build and maintain our inventory of homes, develop new products or services or further improve existing products and services (including mortgage lending), enhance our operating infrastructure and acquire complementary businesses and technologies. During past economic and housing downturns and more recently at the onset of
COVID-19,
credit markets constricted and reduced sources of liquidity.
If cash on hand, cash generated from operations, and the net proceeds from the Business Combination and related transactions are not sufficient to meet our cash and liquidity needs, we may need to seek additional capital and engage in equity or debt financings to secure funds. However, additional funds may not be available when we need them on terms that are acceptable to us, or at all. In addition, any financing that we secure in the future could involve restrictive covenants which may make it more difficult for us to obtain additional capital and to pursue business opportunities.
Our ability to obtain financing will depend, among other things, on our product development efforts, business plans, operating performance and condition of the capital markets and housing markets at the time we seek financing. Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, or may require us to agree to unfavorable terms, and our existing stockholders may experience significant dilution.
If new financing sources are required, but are insufficient or unavailable, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, operating results, financial condition and prospects could be adversely affected.
We may use derivatives and other instruments to reduce our exposure to interest fluctuations and those derivatives and other instruments may not prove to be effective.
We may use derivatives or other instruments to reduce our exposure to adverse changes in interest rates. Hedging interest rate risk is a complex process, requiring sophisticated models and constant monitoring. Due to interest rate fluctuations, hedged assets and liabilities will appreciate or depreciate in market value. The effect of this unrealized appreciation or depreciation will generally be offset by income or loss on the derivative instruments that are linked to the hedged assets and liabilities. If we engage in derivative transactions, we will be exposed to credit and market risk. If the counterparty fails to perform, credit risk exists to the extent of the fair value gain in the derivative. Market risk exists to the extent that interest rates change in ways that are significantly different from what we expected when we entered into the derivative transaction. Our hedging activity, if any, may fail to provide adequate coverage for interest rate exposure due to market volatility, hedging instruments that do not directly correlate with the interest rate risk exposure being hedged or counterparty defaults on obligations.
When the London Inter-Bank Offered Rate (“LIBOR”) is discontinued, interest payments under our senior secured credit facilities may be calculated using another reference rate.
In July 2017, the United Kingdom Financial Conduct Authority (“
FCA
”), which regulates LIBOR, announced that the FCA intends to phase out the use of LIBOR by the end of 2021. In response, the U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, has proposed replacing U.S. dollar LIBOR with the Secured Overnight Financing Rate (“
SOFR
”), which is a new index calculated by short-term repurchase agreements and backed by U.S. Treasury securities. The market transition away from LIBOR towards SOFR is expected to be complicated, and there is no guarantee that SOFR will become a widely accepted benchmark in place of LIBOR. LIBOR is used as a benchmark rate for our senior secured credit facilities. Some of these agreements do not contain fulsome fallback language for circumstances in which LIBOR ceases to be published. The transition process may involve, among other things, increased volatility and illiquidity in markets for instruments that currently rely on LIBOR and may result in increased borrowing costs, uncertainty under our financing facilities, or difficult and costly processes to amend our financing agreements. There remains uncertainty regarding the future utilization of LIBOR and the nature of any replacement rate, and we are uncertain what impact a transition away from LIBOR may have on our business, financial results, and operations.
Failures at financial institutions at which we deposit funds could adversely affect us.
We deposit substantial funds in various financial institutions in excess of insured deposit limits. In the event that one or more of these financial institutions fail, there is no guarantee that we could recover the deposited funds in excess of federal deposit insurance. Under these circumstances, our losses could have a material adverse effect on our results of operations or financial condition.
Risks Related to Our Capital Structure and Ownership of Our Class A Common Stock and Warrants
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our shares or if our results of operations do not meet their expectations, our share price and trading volume could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the trading price of our shares would likely be negatively impacted. In the event securities or industry analysts initiated coverage, and one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our share price could decline.
Future resales of common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the Registration Rights Agreement, the Sponsor Support Agreement and the Bylaws, subject to certain exceptions, Supernova Partners LLC (the “SPNV Sponsor”), those who received shares of Offerpad Solutions’ common stock as consideration pursuant to the Merger Agreement, our directors, officers and employees who receive shares of Offerpad Solutions common stock upon the settlement or exercise of warrants, stock options or other equity awards outstanding as of the Closing will be contractually restricted from selling or transferring any of their shares of Offerpad Solutions common stock. Such restrictions begin at Closing and end, subject to certain price-based releases, on the date that is 180 days after the Closing
.
However, following the expiration of the applicable
lock-up
period, such equityholders will not be restricted from selling shares of Offerpad Solutions common stock held by them, other than by applicable securities laws. In addition, the PIPE Investors did not enter into lock-up
agreements restricting them from selling the shares of Class A Common Stock acquired by them. As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our securities. As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the market price of our Class A Common Stock, and the market price of our Class A Common Stock could decline if the holders of currently restricted shares or other stockholders sell their shares or are perceived by the market as intending to sell them.
The provisions of the Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
The Charter provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof will be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees to us or our stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or our bylaws or certificate of incorporation (as each may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine.
Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such Securities Act claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Charter provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Notwithstanding the foregoing, the Charter provides that the exclusive forum provision will not apply to suits brought to enforce any cause of action arising under the Securities Act, any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.
These provisions may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in the Charter to be inapplicable or unenforceable in such action.
We cannot predict the impact our multi-class structure may have on the stock price of our Class A Common Stock.
We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our Class A Common Stock or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote
and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is possible that these policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our Class A Common Stock less attractive to other investors. As a result, the market price of shares of our Class A Common Stock could be adversely affected.
Our founder and Chief Executive Officer controls a significant percentage of our voting power and will be able to exert significant control over the direction of our business.
Brian Bair, our founder and Chief Executive Officer holds shares of our Class B Common Stock that entitle him and his permitted transferees to 10 votes per share of Class B Common Stock until the Sunset Date, which is defined as earlier of: (a) the date that is nine months following the date on which Mr. Bair (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to us as a member of our senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which Mr. Bair and his permitted transferees, in the aggregate, more than 75% of the shares of our Class B Common Stock that were outstanding as of the Closing. As of September 1, 2021, Mr. Bair beneficially owned approximately 40.3% of the voting power of our company despite beneficially owning only 7.3% of our Class A Common Stock. Accordingly, for so long as Mr. Bair continues to control a significant percentage of the voting power of our company, he will be able to significantly influence the composition of our board and management and the approval of actions requiring stockholder approval. The concentration of ownership could also deprive you of an opportunity to receive a premium for your shares of Class A Common Stock as part of a sale of us and ultimately might affect the market price of our Class A Common Stock.
Delaware law and our Charter and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Charter, Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our Class A Common Stock, and therefore depress the trading price. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the incumbent members of our board of directors or taking other corporate actions, including effecting changes in our management. Among other things, the Charter and Bylaws include provisions that:

•	authorize Class B common stock that entitle Brian Bair, our Chief Executive Officer and founder, to 10 votes per share of such stock until the Sunset Date;

•	provide for a classified board of directors with staggered, three-year terms;

•
permit our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	limit the liability of, and provide for the indemnification of, our directors and officers;

•
permit our board of directors to amend the bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt;

•	require a supermajority vote of stockholders to amend certain provisions of the Charter and a supermajority vote of stockholders in order to amend the Bylaws;

•	limit our ability to engage in business combinations with certain interested stockholders without certain approvals; and

•
mandate advance notice procedures with which stockholders must comply in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company until up to December 31, 2025, although circumstances could cause us to lose that status earlier, including if we record more than $1.07 billion in revenues for a fiscal year or if the market value of our common stock held by non-affiliates
equaled or exceeded $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.
Warrants will become exercisable for Offerpad Solutions Class A common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Outstanding warrants to purchase an aggregate of up to 21,783,304 shares of Offerpad Solutions Class A common stock will become exercisable securities. Further, an additional 1,666,667 warrants were issued pursuant to the SPNV Forward Purchase on October 23, 2021. The exercise price of these warrants will be $11.50 per share subject to adjustment as described in
“Description of Securities—Redemption of Warrants
.” To the extent such warrants are exercised, additional shares of Offerpad Solutions Class A common stock will be issued, which will result in dilution to the holders of Offerpad Solutions common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of Offerpad Solutions Class A common stock. However, there is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless. See “—
There is no guarantee that the public warrants will ever be in the money, and they may expire worthless
.”
There is no guarantee that the public warrants will ever be in the money, and they may expire worthless.
The exercise price for the warrants is $11.50 per share of Class A common stock, subject to adjustment as described in “
Description of Securities—Redemption of Warrants
.” There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
Registration of the offer and issuance of shares of our Class A common stock may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.
We cannot assure you that we will be able to maintain an effective registration statement covering the offer and issuance of shares of our Class A common stock underlying our warrants. For example, there may arise facts or events that represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption from registration is available. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Common Stock for sale under all applicable state securities laws.
General Risks Related to Offerpad
We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.
If we complete the Business Combination and become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel, many of whom have limited experience managing a public company, will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.
Our management has limited experience in operating a public company.
Certain of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of our management’s time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies in the U.S. Our management will need to continually assess our staffing and training procedures to improve our internal control over financial reporting. Further, the development, implementation, documentation and assessment of appropriate processes, in addition to the need to remediate any potential deficiencies, will require substantial time and attention from management. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company which will increase its operating costs in future periods.
Some of our potential losses may not be covered by insurance. We may not be able to obtain or maintain adequate insurance coverage.
We maintain insurance to cover costs and losses from certain risk exposures in the ordinary course of our operations, but our insurance may not cover all of the costs and losses from all events. We are responsible for certain retentions and deductibles that vary by policy, and we may suffer losses that exceed our insurance coverage limits by a material amount. We may also incur costs or suffer losses arising from events against which we have no insurance coverage. In addition, large-scale market trends or the occurrence of adverse events in our business may raise our cost of procuring insurance or limit the amount or type of insurance we are able to secure. We may not be able to maintain our current coverage, or obtain new coverage in the future; on commercially reasonable terms or at all. Incurring uninsured or underinsured costs or losses could harm our business.

Our results of operations and financial condition are subject to management’s accounting judgments and estimates, as well as changes in accounting policies.
The preparation of our financial statements requires us to make estimates and assumptions affecting the reported amounts of our assets, liabilities, revenues and expenses. If these estimates or assumptions are incorrect, it could have a material adverse effect on our results of operations or financial condition. Generally accepted accounting principles in the United States are subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on our reported financial results, and could affect the reporting of transactions completed before the announcement of a change.
Our management will be required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.
As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Subject to limited exceptions, pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to evaluate and determine the effectiveness of our internal control over financial reporting, and our auditor will be required to deliver an attestation report on the effectiveness of our disclosure controls and internal control over financial reporting. An adverse report may be issued in the event our auditor is not satisfied with the level at which our controls are documented, designed or operating.
When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, or if our auditor is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we could fail to meet our reporting obligations or be required to restate our financial statements for prior periods.
In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.
If there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal control, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our Class A common stock to decline. In addition, we could become subject to investigations by the applicable stock exchange, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.
We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the applicable stock exchange. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives and may not effectively or efficiently manage our transition into a public company. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, its board committees or as executive officers.
We may acquire other businesses which could require significant management attention, disrupt our business, dilute stockholder value and adversely affect our operating results.
As part of our business strategy, we may make investments in or acquire other companies, products or technologies. We may not realize benefits from any acquisition that we may make in the future. If we fail to integrate successfully such acquisitions, or the businesses and technologies associated with such acquisitions, into our company, the revenue and operating results of the combined company could be adversely affected. Any integration process will require significant time and resources, and we may not be able to manage the process successfully. We may not successfully evaluate or utilize the acquired business or technology and accurately forecast the financial impact of an acquisition transaction, including accounting charges. We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of our capital stock. The sale of equity or issuance to finance any such acquisitions could result in dilution to our stockholders. The incurrence of indebtedness in connection with an acquisition would result in increased fixed obligations and could also include covenants or other restrictions that may impede our ability to manage our operations.
We are and will continue to be dependent on key personnel, and our failure to attract and retain other highly qualified personnel could harm our business.
Our success depends upon the continued service of our senior management team and successful transitions when management team members pursue other opportunities. In addition, our business depends on our ability to continue to attract, motivate and retain a large number of skilled employees across all of our product and service lines. Furthermore, much of our key technology and processes are custom-made for our business by our personnel. The loss of key personnel, including key members of management, as well as our engineering, product development, home operations, marketing, sales and support, finance and legal personnel could materially and adversely affect our ability to build on the efforts they have undertaken and to execute our business plan, and we may not be able to find adequate replacements. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees in a cost-effective manner, our business could be harmed.
We may issue additional shares of Offerpad Solutions common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.
We may issue additional shares of Offerpad Solutions common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under our 2021 Plan or ESPP, without stockholder approval, in a number of circumstances.
Our issuance of additional shares of common stock or other equity securities of equal or senior rank could have the following effects:

•	your proportionate ownership interest in our company will decrease;

•	the relative voting strength of each previously outstanding share of our common stock may be diminished; or

•	the market price of our shares may decline.
Prior to the Business Combination, SPNV identified a material weakness in its internal control over financial reporting. This material weakness could continue to adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.
Following the issuance of the “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies” by the staff of the SEC (the “
SEC Staff Statement
”), after

consultation with SPNV’s independent registered public accounting firm, SPNV’s management and audit committee concluded that, in light of the SEC Staff Statement, it was appropriate to restate previously issued and audited financial statements as of and for the period ended December 31, 2020.
SPNV’s management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. SPNV’s management is likewise required, on a quarterly basis, to evaluate the effectiveness of its internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of SPNV’s annual or interim financial statements will not be prevented or detected on a timely basis.
As described elsewhere in this prospectus, SPNV identified a material weakness in its internal control over financial reporting related to the accounting for a significant and unusual transaction related to the warrants it issued in connection with its initial public offering in October 2020. As a result of this material weakness, SPNV’s management has concluded that its internal control over financial reporting was not effective as of December 31, 2020. This material weakness resulted in a material misstatement of SPNV’s derivative liabilities, change in fair value of derivative liabilities, Class A common stock subject to possible redemption, accumulated deficit and related financial disclosures for the period from August 31, 2020 (inception) through December 31, 2020. For a discussion of management’s consideration of the material weakness identified related to SPNV’s accounting for a significant and unusual transaction related to the warrants SPNV issued in connection with the October 2020 initial public offering, see “
Note 2—Restatement of Previously Issued Financial Statements
” to SPNV’s audited financial statements included in this prospectus.
A market for our securities may not develop or continue, which would adversely affect the liquidity and price of our securities.
An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.
In the absence of a liquid public trading market:

•	you may not be able to liquidate your investment in our securities;

•	you may not be able to resell your securities at or above the price at which you acquired them;

•	the market price of shares of our securities may experience significant price volatility; and

•	there may be less efficiency in carrying out your purchase and sale orders.
Additionally, if our securities become delisted from the NYSE for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if our securities were quoted or listed on the NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
The market price of our securities may be volatile.
The trading price of our securities may fluctuate substantially and may be lower than the price at which you purchase such securities. This may be especially true for companies like ours with a small public float. If an active market for our securities develops and continues, the trading price of our securities may be volatile and subject to wide fluctuations. The trading price of our Class A Common Stock will depend on many factors, including those described in this “
Risk Factors
” section, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose all or part of your investment.

Factors affecting the trading price of our securities may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to ours;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	speculation in the press or investment community;

•	actual or anticipated developments in our business, competitors’ businesses or the competitive landscape generally;

•	the operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning us or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to ours;

•	changes in laws and regulations affecting Offerpad Solutions’s business;

•	commencement of, or involvement in, litigation involving Offerpad Solutions;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of our Class A Common Stock available for public sale;

•	any major change in our board of directors or management;

•	sales of substantial amounts of our Class A Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•	other risk factors listed under “ Risk Factors. ”
Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and the NYSE have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to our could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that we make significant payments.
Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to a variety of factors, some of which are beyond Offerpad Solutions’ control, resulting in a decline in Offerpad Solutions’ stock price.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations regarding our Class A Common Stock, then the price and trading volume of our securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business and operations, our market, or our competitors. If any of the analysts who cover us adversely change their recommendation regarding our securities, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock and Warrants would likely decline. If any analyst who may cover us were to cease coverage of usor fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders.
The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
We will receive the proceeds from any exercise of Warrants or options for cash. We intend to use the proceeds from any exercise of Warrants or options for cash for general corporate and working capital purposes.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of the business, and therefore, do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board deems relevant.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
We are providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the recently completed Business Combination. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of SPNV and Old Offerpad adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosure about Acquired and Disposed Businesses.”
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and accompanying notes, which are included in this prospectus:

•
the (a) historical audited financial statements of SPNV as of December 31, 2020 and for the period from August 31, 2020 (inception) to December 31, 2020 and (b) historical unaudited condensed financial statements of SPNV as of and for the six months ended June 30, 2021; and

•
the (a) historical audited consolidated financial statements of Old Offerpad as of and for the year ended December 31, 2020 and (b) historical unaudited condensed consolidated financial statements of Old Offerpad as of and for the six months ended June 30, 2021.

The unaudited pro forma condensed combined financial information should be read together with the section titled “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and other financial information included in this prospectus.
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SPNV will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on:

•	former Old Offerpad stockholders having the largest voting interest in Offerpad Solutions;

•	the board of directors of Offerpad Solutions having 7 members, and Old Offerpad’s former stockholders having the ability to nominate the majority of the members of the board of directors;

•	Old Offerpad management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;

•	the post-combination company assuming the Offerpad name;

•	Offerpad Solutions maintaining the pre-existing Offerpad headquarters; and

•	the intended strategy of Offerpad Solutions being a continuation of Old Offerpad’s strategy.
Accordingly, the Business Combination will be treated as the equivalent of Old Offerpad issuing stock for the net assets of SPNV, accompanied by a recapitalization. The net assets of SPNV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Old Offerpad.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of SPNV as of June 30, 2021 and the historical consolidated balance sheet of Old Offerpad as of June 30, 2021 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2021.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical unaudited statement of operations of SPNV for the six months ended June 30, 2021 and the historical unaudited condensed consolidated statement of operations of Old Offerpad for the six months ended June 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statement of operations of SPNV for the period from August 31, 2020 (inception) through December 31, 2020 and the historical consolidated statement of operations of Old Offerpad for the year ended December 31, 2020 on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.
These unaudited pro forma condensed combined financial information are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. We will incur additional costs in order to satisfy our obligations as an SEC reporting public company.
Description of the Business Combination and Related Transactions
On March 17, 2021, SPNV entered into the Merger Agreement with Old Offerpad, First Merger Sub and Second Merger Sub. Pursuant to the Merger Agreement, First Merger Sub merged with and into Old Offerpad, with Old Offerpad surviving such merger, and Old Offerpad merged with and into Second Merger Sub, with Second Merger Sub surviving such merger. In connection with the Closing, SPNV changed its name to “Offerpad Solutions Inc.”
Concurrently with the execution of the Merger Agreement, SPNV entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors have collectively subscribed for 20,000,000 shares of SPNV Class A common stock for an aggregate purchase price equal to $200.0 million. The PIPE Investment was consummated simultaneously with the Closing.
Pursuant to the SPNV Forward Purchase Agreements originally entered in connection with SPNV’s initial public offering, affiliates of Alexander Klabin and Spencer Rascoff, respectively, agreed to purchase an aggregate of 5,000,000 forward purchase units, consisting of one share of SPNV Class A common stock and one-third
of one warrant to purchase one share of SPNV Class A common stock, for $10.00 per unit, or an aggregate amount of $50.0 million, in a private placement that closed concurrently with the Closing.
The value of the aggregate equity consideration paid to Old Offerpad’s stockholders and optionholders in the Transactions was $2,250,000,000. At the Closing, each share of common stock and preferred stock of Old Offerpad that was issued and outstanding immediately prior to the effective time of the merger of Old Offerpad and First Merger Sub was cancelled and converted into the right to receive approximately 7.533 shares of Offerpad Solutions common stock. Previous Old Offerpad stockholders and optionholders received an aggregate of 225,000,000 shares of Offerpad Solutions common stock on a fully diluted, net exercise basis.
At the Closing, each option to purchase Offerpad common stock, whether vested or unvested, was assumed and converted into an option to purchase a number of shares of Offerpad Solutions Class A common stock in the manner set forth in the Merger Agreement.
The unaudited pro forma condensed combined financial information reflects SPNV’s stockholders’ approval of the Merger Agreement and the Transactions on September 1, 2021, and that SPNV’s public stockholders holding 36,862,087 shares elected to redeem their shares prior to the Closing.

The following summarizes the pro forma Offerpad Solutions common stock issued and outstanding immediately after the Closing:

	Pro Forma Combined
Stockholder	Number of Shares	Percentage of Outstanding Shares
Former Old Offerpad equityholders(1)(2)	224,881,802	85.4%
SPNV sponsor and related parties(3)	15,062,500	5.7%
Former SPNV Class A stockholders	3,387,913	1.3%
PIPE Investors	20,000,000	7.6%
Total shares of Offerpad Solutions common stock outstanding at closing of the transaction(1)(2)(4)	263,332,215	100%

(1)
Amount includes 14,816,236 shares of Class B common stock of Offerpad Solutions issued to Brian Bair, the Chief Executive Officer and Founder of the Company, or entities controlled by Mr. Bair, which entitle the holders to 10 votes per share until the earlier of (a) the date that is nine months following the date on which Mr. Bair (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to Offerpad Solutions as a member of the senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which Mr. Bair or his permitted transferees have transferred, in the aggregate, more than seventy-five (75%) of the shares of Class B common stock that were held by Mr. Bair and his permitted transferees immediately following the Closing.

(2)
Amount presents shares on a fully diluted, net exercise basis. The actual number of outstanding shares of Offerpad Solutions common stock issued to former Old Offerpad equity holders at Closing was 199,894,758 shares.

(3)
Amount includes 10,062,500 shares of Class A Common Stock issued upon conversion of outstanding Class B common stock of SPNV, of which 8,058,050 shares were vested as of the Closing and 2,004,450 shares are unvested as of the Closing, and 5,000,000 shares of Class A Common Stock purchased by affiliates of SPNV pursuant to forward purchase agreements entered into in connection with the closing SPNV’s initial public offering (“SPNV Forward Purchase Agreements”).

(4)
Stockholders will experience additional dilution to the extent Offerpad Solutions issues additional shares after the Closing. The tables above do not include (i) up to 13,416,640 shares of Offerpad Solutions Class A common stock that will be issuable upon exercise of the public warrants at an exercise price of $11.50 per share, (ii) up to 8,366,667 shares of Offerpad Solutions Class A common stock that will be issuable upon exercise of the private placement warrants and warrants to be purchased as part of the SPNV Forward Purchase at an exercise price of $11.50 per share, (iii) shares of Offerpad Solutions Class A common stock that are initially available for issuance under the 2021 Plan or (iv) shares of Offerpad Solutions Class A common stock that are initially available for issuance under the ESPP. The following table illustrates the impact on relative ownership levels assuming the issuance of all such shares.

	Number of Shares	Percentage of Outstanding Shares
Total shares of Offerpad Solutions common stock outstanding at closing of the transaction	263,332,215	83.8%
Shares underlying public warrants	13,416,637	4.3%
Shares underlying private placement and SPNV Forward purchase warrants	8,366,667	2.7%
Shares initially reserved for issuance under 2021 Plan(a)	26,333,222	8.4%
Shares initially reserved for issuance under ESPP(a)	2,633,322	0.8%
Total	314,082,066	100%

(a)
The number of shares of Offerpad Solutions Class A common stock available for issuance under the 2021 Plan and the ESPP will be annually increased on January 1 of each calendar year beginning in 2022 and ending in 2031 by amounts described in this prospectus.

Additionally, subject to the rules of the NYSE, the board of directors of Offerpad Solutions has retained broad authority after the Transactions to issue additional capital stock without obtaining stockholder approval.
The following unaudited pro forma condensed combined balance sheets as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 are based on the historical financial statements of SPNV and Old Offerpad. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different and those changes could be material.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2021
(in thousands, except par value per share)

	Offerpad (Historical)	SPNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$44,560	$283	$402,685	A	$234,984
			200,000	B	—
			50,000	C	—
			(14,088)	D	—
			(36,062)	E	—
			(5,204)	F	—
			(368,795)	K	—
			25,000	M	—
			(63,395)	L	—
Restricted cash	13,341	—	—		13,341
Due from related party	—	8	—		8
Accounts receivable	7,117	—	—		7,117
Inventory	482,860	—	—		482,860
Prepaid expenses and other current assets	13,217	280	(7,468)	E	6,029
Total current assets	561,095	571	182,673		744,339
Property and equipment, net	12,110	—	—		12,110
Other non-current assets	122	—	—		122
Investments held in Trust Account	—	402,685	(402,685)	A	—
TOTAL ASSETS	$573,327	$403,256	$(220,012)		$756,571

	Offerpad (Historical)	SPNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,302	$187	$(187)	F	$5,302
Accrued liabilities	26,606	4,821	(4,821)	F	15,755
			900	N	—
			(910)	L	—
			(10,841)	E	—
Due to related party	—	21	(21)	F	—
Income tax payable	—	7	—		7
Franchise tax payable	—	75	(75)	F	—
Secured credit facilities and notes payable, net - related party	255,344	—	25,000	M	222,920
			(57,424)	L	—
Secured credit facilities and notes payable	234,508	—	(5,061)	L	229,447
Total current liabilities	521,760	5,111	(53,440)		473,431
Deferred legal fees	—	100	(100)	F	—
Deferred underwriting commissions	—	14,088	(14,088)	D	—
Derivative liabilities	—	33,264			33,264
Total liabilities	521,760	52,563	(67,628)		506,695
Commitments and Contingencies
Class A common stock, $0.0001 par value; 34,569 shares subject to possible redemption at $10.00 per share	—	345,693	(345,693)	G	—
Temporary Equity:
Series A convertible preferred stock, 2,789 shares authorized and 2,775 shares issued and outstanding; liquidation preference of $15,099	14,921	—	(14,921)	H	—
Series A-1 convertible preferred stock, 1,448 shares authorized, issued and outstanding; liquidation preference of $7,500	7,470	—	(7,470)	H	—
Series A-2 convertible preferred stock, 1,105 shares authorized, issued and outstanding; liquidation preference of $7,500	7,463	—	(7,463)	H	—
Series B convertible preferred stock, 7,751 shares authorized, issued and outstanding; liquidation preference of $50,000	49,845	—	(49,845)	H	—
Series C convertible preferred stock, 7,529 shares authorized; 5,308 shares issued and outstanding; liquidation preference of $105,750	104,424	—	(104,424)	H	—

	Offerpad (Historical)	SPNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
Stockholders’ Equity:
Common stock, 34,077 shares authorized; $0.00001 par value; 7,920 issued and outstanding	—	—	—	H	—
Preferred stock, $0.0001 par value; 1,000 shares authorized; none issued and outstanding	—	—	—		—
Class A common stock, $0.0001 par value; 100,000 shares authorized; 5,681 shares issued and outstanding (excluding 34,569 shares subject to possible redemption)	—	1	(1)	G	—
Class B common stock, $0.0001 par value; 20,000 shares authorized; 10,063 shares issued and outstanding	—	1	(1)	I	—
Common Stock	—	—	2	B	27
			1	C	—
			4	G	—
			23	H	—
			1	I	—
			(4)	K	—
Treasury stock	(10,650)	—	10,650	H	—
Additional paid in capital	7,653	19,568	199,998	B	380,308
			49,999	C	—
			345,690	G	—
			173,450	H	—
			(9,926)	J	—
			(37,333)	E	—
			(368,791)	K	—
Accumulated deficit	(129,559)	(14,570)	4,644	E	(130,459)
			9,926	J	—
					—
			(900)	N	—
Total stockholders’ equity	51,567	350,693	(152,384)		249,876
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	573,327	403,256	(220,012)		756,571

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2020
(in thousands, except per share amounts)

	Year Ended December 31, 2020	For the Period from August 31, 2020 (inception) through December 31, 2020	Pro Forma Adjustments		Pro Forma Combined
	Offerpad (Historical)	SPNV (Historical)
Revenue	$1,064,257	$—	$—		$1,064,257
Cost of revenue	976,478	—	—		976,478
Gross profit	87,779	—	—		87,779
Operating expenses:
Sales, marketing, and operating	76,786	—	—		76,786
General and administrative	17,481	229	61	AA	17,771
Franchise tax expenses	—	61	(61)	AA	—
Technology and development	7,270	—	—		7,270
Total operating expenses	101,537	290	—		101,827
Loss from operations	(13,758)	(290)	—		(14,048)
Interest expense	(10,031)	—	—		(10,031)
Change in fair value of derivative liabilities	—	(24,193)			(24,193)
Financing costs - derivative liabilities	—	(971)	—		(971)
Net gain on investments held in Trust Account	—	79	(79)	CC	—
Other income, net	834	—	—		834
Total other expense, net	(9,197)	(25,085)	(79)		(34,361)
Loss before income taxes	(22,955)	(25,375)	(79)		(48,409)
Income tax expense	(163)	(5)	—	DD	(168)
Net loss	$(23,118)	$(25,381)	$(79)		$(48,577)
Weighted-average shares outstanding of common stock - basic	7,682	48,124			236,957
Weighted-average shares outstanding of common stock - diluted	7,682	48,124			236,957
Basic net loss per share	(3.01)	(0.53)			(0.21)
Diluted net loss per share	(3.01)	(0.53)			(0.21)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2021
(in thousands, except per share amounts)

	Offerpad (Historical)	SPNV (Historical)	Pro Forma Adjustments		Pro Forma Combined
Revenue	$662,619	$—	$—		$662,619
Cost of revenue	578,218	—	—		578,218
Gross profit	84,401	—	—		84,401
Operating expenses:
Sales, marketing, and operating	56,671	—	—		56,671
General and administrative	9,871	5,605	99	AA	15,575
			(4,644)	BB	(4,644)
Franchise tax expenses	—	99	(99)	AA	—
Technology and development	4,886	—	—		4,886
Total operating expenses	71,428	5,704	(4,644)		72,488
Income (loss) from operations	12,973	(5,704)	4,644		11,913
Interest expense	(4,175)	—	—		(4,175)
Change in fair value of derivative liabilities	—	16,410			16,410
Net gain on investments held in Trust Account	—	107	(107)	CC	—
Other income, net	248	—	—		248
Total other income (expense)	(3,927)	16,517	(107)		12,483
Net Income (loss) before income taxes	9,046	10,813	4,537		24,396
Income tax expense	(89)	(2)	—	DD	(91)
Net income (loss)	$8,957	$10,811	$4,537		$24,305
Weighted-average shares outstanding of common stock - basic	7,830	50,313			237,782
Weighted-average shares outstanding of common stock – diluted	29,748	50,313			262,842
Basic net income per share	1.14	0.21			0.10
Diluted net income per share	0.30	0.21			0.09

Notes To Unaudited Pro Forma Condensed Combined Financial Information
1. Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SPNV will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Old Offerpad issuing stock for the net assets of SPNV, accompanied by a recapitalization. The net assets of SPNV will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Old Offerpad.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination and related transactions occurred on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 reflects pro forma effect of the Business Combination and related transactions as if they had been completed on January 1, 2020. These periods are presented on the basis of Old Offerpad as the accounting acquirer.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that we believe are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. We believe that our assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SPNV and Old Offerpad.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”), operations and financial position of the registrant as an autonomous entity (“Autonomous Entity Adjustments”) and option to present the reasonably estimable synergies and dissynergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). We have elected not to present Management’s Adjustments in the unaudited pro forma condensed combined financial information. SPNV and Old Offerpad have not had any historical relationship prior to the Business Combination.
2. Accounting Policies
Management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management has identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.
3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(A)
Reflects the reclassification of $402.7 million of cash and cash equivalents held in the trust account at the balance sheet date that became available to fund expenses in connection with the Business Combination or future cash needs of post-combination company.

(B)	Represents the net proceeds from the private placement of 20,000,000 shares of Offerpad Solutions Class A Common Stock at $10.00 per share pursuant to the PIPE investment.

(C)	Represents the net proceeds from the issuance and sale of 5,000,000 shares of Offerpad Solutions Class A Common Stock at $10.00 per share pursuant to the SPNV Forward Purchase Agreements.

(D)	Represents the payment of $14.1 million of deferred underwriters’ fees. The fees were paid at Closing out of the monies in the trust account.

(E)
Represents transaction costs in consummating the Business Combination and related transactions. Such transaction costs were recorded in additional paid in capital. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Offerpad
Amounts previously capitalized and paid	1,271
Amounts previously capitalized and not paid	6,197
Amounts expected as part of the Transaction	9,742
Subtotal	17,210
SPNV
Amounts previously incurred but not paid	4,644
Amounts expected as part of the Transaction	15,479
Subtotal	20,123
Grand Total	37,333

(F)	Reflects the settlement of SPNV’s historical liabilities that were settled prior to the consummation of the Business Combination and thus are not part of the post-combination company.

(G)	Reflects the reclassification of approximately $345.7 million of SPNV Class A common stock subject to possible redemption to permanent equity.

(H)
Represents recapitalization of Offerpad equity and issuance of 224.9 million shares of the post-combination company’s Offerpad Solutions common stock to former Offerpad equityholders as consideration for the reverse recapitalization.

(I)
Reflects the conversion of SPNV Class B common stock held by the initial stockholders of SPNV to SPNV Class A common stock. Pursuant to the terms of the current SPNV certificate of incorporation, all shares of SPNV Class B common stock outstanding prior to the Closing were converted into shares of SPNV Class A common stock at the Closing. All of the shares of SPNV Class B common stock converted into SPNV Class A common stock are no longer outstanding, and each holder of such shares of SPNV Class B common stock no longer has any rights with respect to such securities.

(J)	Reflects the reclassification of SPNV’s adjusted Accumulated deficit.

(K)
Reflects the actual redemption of 36,862,087 public shares for aggregate redemption payments of $368.8 million allocated to Class A Common Stock and additional paid-in
capital using par value of $0.0001 per share and at a redemption price of $10.00 per share.

(L)	Reflects debt repayments, inclusive of accrued but unpaid interest, made at the Closing.

(M)	Reflects secured term loan proceeds received in August 2021 which were subsequently repaid at Closing.

(N)	Reflects interest incurred after 6/30/21 for debt instruments that were repaid at the Closing.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:

AA	Reclassification of SPNV franchise tax expenses to general and administrative to conform with Offerpad presentation.

BB	Elimination of non-recurring transaction expenses incurred in connection with the Business Combination.

CC	Elimination of interest income on the trust account.

DD	Does not reflect an adjustment to income tax expense as a result of the pro forma adjustments as Offerpad has historically been in a net loss position and has therefore recorded no income tax expense.
4. Income (loss) per Share
Represents the net income (loss) per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2020. As the Business Combination and transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire period presented. Holders of Old Offerpad common stock received shares of Offerpad Solutions common stock in an amount determined by application of the Exchange Ratio.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

(in thousands, except per share amounts)	For the Year Ended December 31, 2020	For the Six Months Ended June 30, 2021
Pro forma net (loss) income	$(48,577)	$24,305
Weighted-average shares outstanding of common stock – basic	236,957	237,782
Weighted-average shares outstanding of common stock – diluted	236,957	262,842
Basic net (loss) income per share	$(0.21)	$0.10
Diluted net (loss) income per share	$(0.21)	$0.09
As a result of the pro forma net loss for the year ended December 31, 2020, the earnings per share amounts exclude the anti-dilutive impact from the following securities:

•	A total of 21,783,307 warrants sold during the SPNV IPO and concurrent private placement and pursuant to the SPNV Forward Purchase Agreements, which are exercisable at $11.50 per share; and

•	27,214,749 Old Offerpad options outstanding as of December 31, 2020, of which 10,474,396 were vested and 16,740,353 were unvested. Quantities assume a 7.533 : 1 conversion rate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. The discussion should be read together with the historical audited annual consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 and unaudited interim consolidated financial statements as of June 30, 2021 and for the three and six months ended June 30, 2021 and 2020, and the respective notes thereto, included in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma financial information as of and for the year ended December 31, 2020 and as of and for the six months ended June 30, 2021 included in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” in this prospectus.
Overview
Offerpad was founded in 2015 to create a better residential real estate experience by combining advanced technology solutions with fundamental industry expertise. We provide streamlined, data driven iBuying and real estate solutions for the on-demand
customer. Our digital “Solutions Center” platform gives users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to ancillary services such as mortgage and title insurance.
Our platform provides a unique dual approach to helping home sellers. In our “Express” offering, sellers can access our website or mobile app to receive a competitive cash offer for their home within 24 hours and quickly close without the major inconveniences associated with traditional real estate selling. In our “Flex” offering, we leverage our technology, scale and logistical expertise to renovate and list a seller’s home for sale while also typically providing a backup “Express” cash offer to the seller, thereby providing optionality of process and certainty of outcome. Our platform provides home buyers the opportunity to browse and tour homes online, get instant access to our listings with their mobile devices and submit purchase offers online in a simple process on their own time, with or without an agent. We also offer seamless, integrated access to in-house
agents to advise on the purchase of a home as well as access to mortgage services through one of our preferred providers. We believe by offering both “Express” and “Flex” to sellers, and a guided yet flexible and customizable experience to buyers, we have reinvented the home selling and buying experience to meet the digital and on-demand
needs of modern consumers.
In less than five years and with less than $200 million in invested equity capital, we have created a pioneering iBuying company and leading on-demand
real estate marketplace that has transacted on homes representing approximately $4.0 billion of aggregate revenue since inception in 2015 to June 30, 2021. Our significant growth relative to our limited capital invested is testament to our efficiency and results driven culture, increasing our total contribution margin after interest (per home sold) from approximately $4,900 in 2019 to approximately $9,000 in 2020 and approximately $35,100 in the three months ended June 30, 2021. Since inception, we have focused on improving the unit economics of our model across our markets, with the added benefit of maximizing operational leverage as we scale. A foundation of our strategic approach to growth has been to prove out our business model first, control costs and refine our valuation automation and logistical operations before we scale into additional markets. Our contribution margin after interest across markets, which was approximately 4% company-wide in 2020, is a testament to our understanding of how to grow efficiently and enter into new markets, improve unit economics and increase operating leverage.

As of June 30, 2021, Offerpad operated in over 900 cities and towns across 16 metropolitan markets: Atlanta, Austin, Birmingham, Charlotte, Dallas, Denver, Houston, Jacksonville, Las Vegas, Nashville, Orlando, Phoenix, Raleigh, San Antonio, Tampa, and Tucson.
As we expand further into our existing markets, launch new markets, and develop a wide range of new ancillary services, we look forward to bringing our mission of providing the best way to buy and sell a home to even more homeowners and prospective home purchasers across the country.
The Business Combination
The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under the guidance in ASC 805, SPNV is expected to be treated as the “acquired” company for financial reporting purposes. SPNV expects to be deemed the accounting predecessor of the combined business, and Offerpad Solutions, as the parent company of the combined business, will be the successor SEC registrant, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The Business Combination is expected to have a significant impact on our future reported financial position and results as a consequence of the reverse recapitalization. One of the most significant changes in Offerpad Solutions’ future reported financial position and results is expected to be an estimated net increase in cash (as compared to our consolidated balance sheet at June 30, 2021) of between approximately $225 million, assuming the maximum number of redemptions by SPNV’s stockholders permitted under the Merger Agreement, and approximately $595 million, assuming no redemptions by SPNV’s stockholders. The transaction costs for the Business Combination were approximately $51 million, of which approximately $14 million represents deferred underwriter fees related to SPNV’s initial public offering. Additionally, we will record the SPNV warrants as a liability on Offerpad Solutions’ consolidated balance sheet at fair value as of the Closing of the Merger, with subsequent changes in their fair value to be recognized either as an expense or income in Offerpad Solutions’ consolidated statement of operations at each reporting date. As a result of the recurring fair value measurement, our future financial statements and results of operations may fluctuate quarterly, based on factors that are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash
gains or losses on the warrants each reporting period and that the amount of such gains or losses could be material.
As a result of the Business Combination, we became the successor to an
SEC-registered
and NYSE listed company, which will require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual operating expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting, legal and administrative resources.
Business Impact of
COVID-19
The
COVID-19
pandemic yielded an unprecedented environment, which required swift and thoughtful action to plan for the safety of our employees and customers. In March 2020, we initiated a companywide work from home policy and paused purchasing homes to implement additional safety protocols as well as assess the impact of shelter-in-place
and quarantine orders across each of our markets. New safety protocols included PPE supplies for field employees and customers and processes were designed in coordination with a third-party consultant. Once we became comfortable with our ability to purchase homes safely and had a better understanding of the impact of shelter-in-place
orders, we resumed purchasing in May 2020 across all of our markets and increased our acquisition pace through the second half of the year.
Despite pausing purchases in March and April 2020, we continued to actively sell our inventory through this time of disruption by ensuring we had homes with attractively renovated features that were priced right for each market. In the second half of the year, we quickly recognized the rapid improvement in the overall home selling environment driven by increases in housing demand, low available housing supply and a continued low interest rate environment but maintained a conservative approach to acquiring inventory in light of the uncertainty associated with the
COVID-19
pandemic. As of June 30, 2021 and December 31, 2020, home inventory was $483 million and $171 million, respectively, compared to inventory of $344 million as of December 31, 2019. After experiencing sequential declines in revenue in the second and third quarters of 2020, we generated sequential increases in revenue in the fourth quarter of 2020 and the first and second quarters of 2021, reflective of our ability to manage our inventory portfolio through the pandemic and resume purchasing effectively. Despite the challenging circumstances in 2020, we generated $1.1 billion of revenue for the full year, a decrease of 1% from the prior year. Further, we generated revenue of $378.6 million and $662.6 million during the three and six months ended June 30, 2021, respectively, representing increases of 31.9% and 1.2% compared to the corresponding prior year periods.
Our Business Model
Revenue Model
Our mission is to provide the best way to buy and sell a home. Period. Offerpad was founded to create a better residential real estate experience by combining advanced technology solutions with fundamental industry expertise. The “Express” cash offer is the flagship offering, allowing customers to sell on their own schedule and without the hassle of showings, open houses, and aligning closing dates with the purchase date of their new home. However, this is only one of several offerings within our Solutions Center designed to meet the unique needs of our customers. With Offerpad “Flex”, customers partner with Offerpad to list their home for sale on the open market while utilizing Offerpad’s concierge and renovation services, as well as work with an Offerpad Solutions Expert to help them find their next home. Through Offerpad “Flex”, our customers essentially dual track a sale by utilizing both our personalized listing services while also having our initial cash offer as a backup option, typically for up to 60 days.
We typically acquire homes directly from individual sellers. After purchasing the home, we make necessary repairs and upgrades before listing it for sale on our platforms and Multiple Listing Services (“MLS”). We resell these homes to both individual consumer and institutional investor buyers. Currently, revenues from home sales we purchase through our “Express” cash offer are our primary source of revenue; however, we expect greater contribution from our “Flex” offering as we drive expansion of this offering and from ancillary services in the future as our full product offering expands and matures.
Offers
We generate demand for our services through traditional media, digital media, organic referral, and partnership channels. Partnership channels include relationships with homebuilders, brokerages, and complementary industry partners. Interested home sellers visit our desktop or mobile website or app and fill out a short questionnaire about their home. If the home fits our eligible criteria, an Offerpad employee will reach out within 24 hours via email, phone, or text to deliver and discuss Offerpad’s cash purchase offer and review any other services that may be of interest to the customer, including our Flex listing and buyer representation services and our mortgage solutions offerings. If a customer chooses to list their home with Offerpad Flex, once a customer sells a home directly to a buyer using Flex, we earn a service fee, typically as a percentage of the sales price of the home.
Home Acquisition and Renovation
Once the offer is received and reviewed by the customer, if they choose to proceed, a purchase contract is generated and signed. If the customer is represented by a third party agent, we work directly with such agent in addition to paying the agent’s fee. Upon signing, an Offerpad employee and a third-party inspector visit the home (either virtually or in person) to verify the information gathered during underwriting and identify any necessary repairs. Once repairs are agreed upon (if any), the homeowner chooses the closing date that meets their needs. The ability to choose the closing date is a very important feature, as it allows the homeowner to close around buying their next home or other influential events.

If renovations were deemed necessary in the underwriting process, an Offerpad Project Manager will begin coordinating the renovation after we close on the home purchase. We utilize a mix of Offerpad employed foreman and crew members as well as third-party specialists to execute necessary renovations. Our renovation strategy is focused on maximizing return through accretive upgrades and ensuring the home is in list-ready condition and is continually refined based on market level trends. We actively manage our vendor network through quality, cost, and timeliness evaluations.
Home Resale
Post-renovation, an Offerpad employee completes a final walkthrough to ensure the renovation was performed according to plan and quality specifications. Efficiently turning over our inventory is important as we incur holding costs (including property taxes, insurance, utilities, and homeowner association dues) and financing costs while we own the home. However, we routinely make strategic decisions or offer services that are designed to generate improved returns even if resulting in an increase in average inventory holding period. In order to minimize the sales period, we market our homes across a wide variety of websites and platforms to generate buyer demand. This includes the Offerpad website and mobile app, local MLS, and syndication across online real estate portals.
Prior to listing the home for sale, an Offerpad Asset Manager will reevaluate the current market and comparable properties using the same underwriting technology as is used in the buying process to price the home accordingly. Our acquisition and resale teams work closely to ensure market level trends are captured and anticipated in pricing decisions. The ultimate goal during the resale process is to maximize return on investment when considering pricing and holding periods.
Once a purchase offer is received on a home, we enter into negotiations with the buyer and upon agreement of price, terms and conditions, we enter into a purchase contract. If the buyer is represented by an agent, we work directly with the agent. The buyer then conducts a customary inspection of the home and takes possession of the home upon funding and closing. We pay agent commissions for home buyers out of funds received at closing.
Factors Affecting Our Performance
Market Penetration in Existing Markets
Residential real estate is one of the largest industries with roughly $1.9 trillion in value of homes transacted in 2020 and is highly fragmented with over 100,000 brokerages, according to the National Association of Realtors (NAR) as of 2019. In 2020, we estimate that we captured roughly 0.4% market share across our 14 active markets. Given the high fragmentation, we believe that bringing a solution center approach to the market with multiple buying and selling services to meet the unique needs of customers could lead to continued market share growth and accelerated adoption of the digital model. We have demonstrated higher market share in certain markets, providing the backdrop to grow our overall market penetration as our offerings expand and evolve. By providing a consistent, transparent, and unique experience, we expect to continue to build upon our past success and further strengthen our brand and consumer adoption.
Expansion into New Markets
Since our launch in 2015, we have expanded into 14 markets as of the end of 2020, and during the first quarter of 2021, we announced the addition of two new markets. In July 2021, we announced that we had expanded into Indianapolis, Indiana, and we have also announced plans to expand into four additional markets – St. Louis, Missouri; Kansas City, Missouri; Columbus Ohio; and Columbia, South Carolina – before the end of 2021. The following table represents the number of markets as of the periods presented:

	June 30,	December 31,
(in whole numbers)	2021	2020	2019	2018
Number of markets (at period end)	16	14	12	10

Our 16 markets as of June 30, 2021 cover roughly 18% of the 5.6 million existing home transactions in 2020 in the United States. Given this current coverage, we believe there is significant opportunity to both increase market penetration in our existing markets and to grow our business through new market expansion, although new market expansion typically generates lower initial margins as we begin operations that increase as we scale volumes. Also, because of our strategic approach to renovations, as well as the listing and buyer representation of our Flex product, we believe a significant portion of the total addressable market is serviceable with our business model.
While we intend to be flexible in assessing market entry points, we will generally look to expand into new markets with qualities similar to our existing markets, including median price point, annual transaction count, as well as strong presence of new homebuilders and single-family rental companies. We believe the scale and versatility of our platform will allow us to continue to expand into new markets, with our primary barriers to entry consisting largely of capital needed to expand operations and the tendency of consumers to adopt our real estate offerings.
Ancillary Products and Services
Core to our long-term strategy is a suite of offerings to meet the unique needs of our customers. As such, we view adding both additional products and services as well as additional product specific features as critical to supporting this strategy. We aim to deliver our offerings to customers in a smooth, efficient, digital driven platform, focused on transparency and ease of use. The primary goals is to be able to offer multiple services tied to the core real estate transaction, allowing customers to bundle and save. Although further developing these products and services will require significant investment, growing our current offerings and offering additional ancillary products and services, potentially including stand-alone remodel services, energy efficiency solutions, smart home technology, insurance, moving services, and home warranty services, we believe will strengthen our unit economics and allow us to better optimize pricing. Generally, the revenue and margin profiles of our ancillary products and services are different from our “Express” offering that accounts for the vast majority of our revenue, with most ancillary products and services having a smaller average revenue per transaction than our “Express” offering, but a higher margin.
Below is a summary of our current ancillary products and services:

•	Offerpad Flex

•
Concierge Listing Service:
While partnering with Offerpad, the customer will be provided with complementary list-ready services to prepare their home for market, such as carpet cleaning, landscape and pool maintenance, and handyman services. Customers also have the ability to utilize Offerpad’s renovation advance program to complete strategic upgrades to maximize the resale value of the home.

•
Buying Service:
Whether a customer sells to Offerpad via Express or lists with Offerpad via Flex, they have the ability to work with an Offerpad Solutions Expert—our dedicated in-house
agents— to assist with purchasing a new home.

•
Offerpad Home Loans (“OPHL”):
We historically offered
in-house
mortgage solutions through OPHL, our online joint venture whereby our joint venture partner would underwrite and fund the loans originated by OPHL. Currently, we provide access to mortgage solutions through a preferred provider and we are transitioning to a more traditional brokerage model which will be through a wholly owned subsidiary.

•
Title and Escrow:
To deliver title and escrow closing services, we have a national relationship with a leading title and escrow company, through which we are able to leverage our size and scale to provide exceptional service with favorable economics.

Unit Economics
We view Contribution Margin and Contribution Margin after Interest (see
“—Non-GAAP
Financial Measures”) as key performance indicators for unit economic performance, which are currently primarily driven by our Express transactions. Future financial performance improvements are expected to be driven by expanding unit level margins through initiatives such as:

•	continued optimization of acquisition, renovation, and resale processes, as we expand our market footprint and increase penetration in existing markets;

•	effectively increasing our Flex business alongside the Express business, optimizing customer engagement and increasing conversion of requests for home purchases; and

•	introducing and scaling additional ancillary services to complement our core Express and Flex products.
Operating Leverage
We utilize our technology and product teams to design systems and workflows to make our operations teams more efficient and able to support and scale with the business. Many positions are considered volume based, and as we continue to grow, we focus on developing more automation tools to gain additional leverage. Additionally, as we continue to grow the business, we expect to be able to gain operating leverage on portions of our cost structure that are more fixed in nature as opposed to purely variable. These types of cost include general and administrative expenses and certain marketing and information technology expenses, which grow at a slower pace than proportional to revenue growth.
Inventory Financing
Our business model requires significant capital to purchase inventory homes. Inventory financing is a key enabler to our growth and we rely on our non-recourse
asset-backed financing facilities, which consist of senior and mezzanine secured credit facilities to finance our home purchases. The loss of adequate access to these types of facilities, or the inability to maintain these types of facilities on favorable terms, would impair our performance.
See “—Liquidity and Capital Resources—Financing Activities.”
Seasonality
The residential real estate market is seasonal and varies from market to market. Typically, the greatest number of transactions occur in the spring and summer, with fewer transactions occurring in the fall and winter. Our financial results, including revenue, margins, inventory, and financing costs, have historically had seasonal characteristics generally consistent with the residential real estate market, a trend we expect to continue in the future.
Risk Management
Our business model is based upon acquiring homes at a price which will allow us to provide a competitive offer to the consumer, while being able to add value through the renovation process, and relist the home so that it sells at a profit and in a relatively short period of time. We have invested significant resources into our underwriting and asset management systems. Our software engineering and data science teams focus on underwriting accuracy, portfolio health, and workflow optimization. This allows us to properly assess and adjust to changes in the local housing market conditions based on our technology, analysis and local real estate experience, in order to mitigate our risk exposure.

•	We are able to manage our portfolio risk in part by our ability to manage holding periods for our inventory. Traditionally resale housing pricing moves gradually through cycles; therefore, shorter inventory holding periods limit pricing exposure. As we have increased our scale and improved our workflow optimization, our average inventory holding period of homes sold improved from 138 days in 2016 to 95 days in both 2019 and 2020, reducing our pricing risk from holding aged inventory.

•
Our underwriting tools are constantly updated with inputs from third party data sources, proprietary data sources as well as internal data to adjust to the latest market conditions. This limits pricing exposure to homes previously acquired and not under contract to be resold. Typically, a large portion of our inventory is under contract to be sold at any given time.

•	Our listed homes are in market-ready and move-in ready condition following the repairs and renovations we conduct.
As of June 30, 2021, we operated in 16 markets in the United States, which diversifies our footprint and inventory concentration, and mitigates the impact of local market supply and demand dynamics.
Non-GAAP
Financial Measures
In addition to our results of operations below, we report certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing our operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. We may calculate or present our non-GAAP
financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP
financial measures we report may not be comparable with those of companies in our industry or in other industries.
Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)
To provide investors with additional information regarding our margins, we have included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP
financial measures. We believe that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across our markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.
Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to our OPHL operations. The composition of our holding costs is described in the footnotes to the reconciliation table below. We define Contribution Margin as Contribution Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under our senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Our senior and mezzanine secured credit facilities are secured by our homes in inventory and drawdowns are made on a per-home
basis at the time of purchase and are required to be repaid at the time the homes are sold. See
“—Liquidity and Capital Resources—Financing Activities.”
We define Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
(in thousands, except percentages and homes sold, unaudited)	2021	2020	2021	2020	2020	2019	2018
Gross profit (GAAP)	$50,864	$17,861	$84,401	$42,759	$87,779	$74,387	$65,861
Gross margin	13.4%	6.2%	12.7%	6.5%	8.2%	6.9%	7.7%
Homes sold	1,259	1,166	2,277	2,683	4,281	4,680	3,666
Gross profit per home sold	40.4	15.3	37.1	15.9	20.5	15.9	18.0
Adjustments:
Inventory impairment - current period (1)	177	311	189	421	160	842	2,272
Inventory impairment - prior period (2)	(95)	(1,696)	(142)	(833)	(842)	(2,271)	(2,535)
Interest expense capitalized (3)	767	920	1,373	2,140	2,962	6,769	6,194
Adjusted gross profit	51,713	17,396	85,821	44,487	90,059	79,727	71,791
Adjusted gross margin	13.7%	6.1%	13.0%	6.8%	8.5%	7.4%	8.4%
Adjustments:
Direct selling costs (4)	(8,787)	(8,853)	(16,823)	(19,298)	(30,878)	(29,989)	(23,418)
Holding costs on sales - current period (5)(6)	(533)	(865)	(1,161)	(2,954)	(4,419)	(3,709)	(6,779)
Holding costs on sales - prior period (5)(7)	(188)	(1,147)	(214)	(1,352)	(1,393)	(1,249)	(1,167)
Other income (8)	7	269	248	498	834	—	—
Contribution profit	42,212	6,800	67,871	21,381	54,203	44,780	40,428
Contribution margin	11.1%	2.4%	10.2%	3.3%	5.1%	4.2%	4.7%
Homes sold	1,259	1,166	2,277	2,683	4,281	4,680	3,666
Contribution profit per home sold	33.5	5.8	29.8	8.0	12.7	9.6	11.0
Adjustments:
Interest expense capitalized (3)	(767)	(920)	(1,373)	(2,140)	(2,962)	(6,769)	(6,194)
Interest expense on homes sold - current period (9)	(1,345)	(1,506)	(2,826)	(5,709)	(8,500)	(12,940)	(14,547)
Interest expense on homes sold - prior period (10)	(386)	(2,697)	(468)	(4,067)	(4,169)	(2,324)	(2,174)
Contribution profit after interest	39,714	1,677	63,204	9,465	38,572	22,746	17,512
Contribution margin after interest	10.5%	0.6%	9.5%	1.4%	3.6%	2.1%	2.0%
Homes sold	1,259	1,166	2,277	2,683	4,281	4,680	3,666
Contribution profit after interest per home sold	31.5	1.4	27.8	3.5	9.0	4.9	4.8

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)
Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.
(5)	Holding costs primarily include property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Consolidated Statements of Operations.
(8)	Other income in 2020 primarily consists of net income to Offerpad from our historical investment in Offerpad Home Loans. In 2021, other income was earned from the sale of certain fixed assets.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to interest expense on the Consolidated Statements of Operations.
(10)
Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Consolidated Statements of Operations.

Adjusted EBITDA
We also present Adjusted EBITDA, which is a
non-GAAP
financial measure, which our management team uses to assess our underlying financial performance. We believe this provides insight into period over period performance, adjusted for non-recurring
or
non-cash
items. We calculate Adjusted EBITDA as GAAP net income (loss) adjusted for interest expense, taxes, amortization of capitalized interest, depreciation and amortization and stock-based compensation expense. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.
Adjusted EBITDA is supplemental to our operating performance measures calculated in accordance with GAAP and has important limitations. For example, Adjusted EBITDA excludes the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, this measure should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.
The following table presents a reconciliation of our Adjusted EBITDA to our GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
(in thousands, except percentages, unaudited)	2021	2020	2021	2020	2020	2019	2018
Net income (loss) (GAAP)	$9,190	$(7,390)	$8,957	$(18,855)	$(23,118)	$(51,952)	$(32,937)
Interest expense	2,257	2,418	4,175	7,092	10,031	18,298	18,329
Amortization of capitalized interest (1)	767	920	1,373	2,140	2,962	6,769	6,194
Income tax expense	89	—	89	—	163	254	506
Depreciation and amortization	146	102	277	204	434	377	192
Amortization of share based compensation	649	288	1,263	538	1,363	1,268	893
Adjusted EBITDA	13,098	(3,662)	16,134	(8,881)	(8,165)	(24,986)	(6,823)
Adjusted EBITDA margin	3.5%	(1.3%)	2.4%	(1.4%)	(0.8%)	(2.3%)	(0.8%)

(1)
Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

Components of Our Results of Operations
Revenue
We generate revenue primarily from the sale of homes on the open market. Home sales revenue is recognized at the time of the transaction closing when title to and possession of the property are transferred to the buyer. The amount of revenue recognized for each home sale is equal to the sale price of the home net of resale concessions and credits to the buyer.
Cost of Revenue
Cost of revenue consists of the initial home purchase costs, renovation costs, holding costs and interest incurred prior to the date the home is ready for resale and real estate inventory impairments, if any. These costs are accumulated in real estate inventory during the property holding period and charged to cost of revenue under the specific identification method when the property is sold.
Operating Expenses
Sales, Marketing and Operating Expense
Sales, marketing and operating expense consists of real estate agent commissions for home buyers, advertising, and holding costs on homes incurred after the home is ready for resale, which includes utilities, taxes, maintenance and other costs. Sales, marketing and operating expense also includes headcount expenses in support of sales, marketing, and real estate inventory operations such as salaries, benefits, and stock-based compensation. Sales, marketing and operating expenses are charged to operations as incurred.
General and Administrative Expense
General and administrative expense consists primarily of headcount expenses, including salaries, benefits and stock-based compensation for our executive, finance, human resources, legal and administrative personnel. General and administrative expense also includes third-party professional service fees and rent expense. We expect to incur additional annual expenses as a public company. See “—The Business Combination” above.
Technology and Development Expense
Technology and development expense consists of headcount expenses, including salaries, benefits and stock-based compensation expense for employees and contractors engaged in the design, development, and testing of website applications, mobile applications, and software development. Technology and development expenses are charged to operations as incurred.
Interest Expense
Interest expense consists primarily of interest on borrowings, including amortization of debt issuance costs related to our secured credit facilities, and other notes payable. Borrowings on certain of these secured credit facilities accrue interest at a rate based on a LIBOR reference rate plus a margin. We expect our interest expense to increase as we build our inventory and expand into additional markets.
Other (Income) Expense, net
Other (income) expense, net consists primarily of the share of income from the investment related to OPHL.
Income Tax Expense
We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (“DTAs”) and deferred tax liabilities (“DTLs”) for the expected future tax consequences of events that have been included in our consolidated financial statements. Under this method, we determine DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.
Management assessed the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing DTAs. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2020. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. On the basis of this evaluation, we recorded a full valuation allowance against the net DTAs as of June 30, 2021 and December 31, 2020 and 2019.
The amount of the DTA considered realizable, however, could be adjusted if estimates of future taxable income during the carryforward period are reduced or increased or if objective negative evidence in the form of cumulative losses is no longer present and additional weight is given to subjective evidence such as our projections for growth. If we determine that we would be able to realize our DTAs in the future in excess of their net recorded amount, we would make an adjustment to the DTA valuation allowance, which would reduce our provision for income taxes.
Results of Operations
The following details our consolidated results of operations and includes a discussion of our operating results and significant items explaining the material changes in our operating results during the three and six months ended June 30, 2021 compared to the three and six months ended June 30, 2020:

	Three Months Ended June 31,				Six Months Ended June 31,
	2021	2020	$ Change	% Change	2021	2020	$ Change	% Change
	(in thousands, except percentages)				(in thousands, except percentages)
Revenue	$378,647	$287,007	$91,640	31.9%	$662,619	$654,662	$7,957	1.2%
Cost of revenue	327,783	269,146	58,637	21.8%	578,218	611,903	(33,685)	-5.5%
Gross profit	50,864	17,861	33,003	*	84,401	42,759	41,642	97.4%
Operating expenses:
Sales, marketing and operating	31,595	17,547	14,048	80.1%	56,671	42,976	13,695	31.9%
General and administrative	5,137	3,862	1,275	33.0%	9,871	8,223	1,648	20.0%
Technology and development	2,603	1,692	911	53.8%	4,886	3,821	1,065	27.9%
Total operating expenses	39,335	23,101	16,234	70.3%	71,428	55,020	16,408	29.8%
Income (loss) from operations	11,529	(5,240)	16,769	*	12,973	(12,261)	25,234	*
Interest expense	(2,257)	(2,418)	(161)	-6.7%	(4,175)	(7,092)	(2,917)	-41.1%
Other income, net	7	268	(261)	-97.4%	248	498	(250)	-50.2%
Income (loss) before income taxes	9,279	(7,390)	16,669	*	9,046	(18,855)	27,901	*
Income tax expense	(89)	—	(89)	*	(89)	—	(89)	*
Net Income (loss)	$9,190	$(7,390)	$16,580	*	$8,957	$(18,855)	$27,812	*

*	Not meaningful

Three Months Ended June 30, 2021 Compared to Three Months Ended June 30, 2020
Revenue
Revenue increased by $91.6 million, or 31.9%, to $378.6 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily attributable to a higher average sales price, and higher sales volumes. The average resale home price increased by 20% from $248,000 in the three months ended June 30, 2020 to $298,000 in the three months ended June 30, 2021. Additionally, we sold 1,259 homes during the three months ended June 30, 2021 compared to 1,166 homes during the three months ended June 30, 2020, representing an increase of 8%. These increases were the result of the increase in number of markets due to our strategic market expansion plans, increase in existing market penetration, and favorable housing market conditions across our markets in the three months ended June 30, 2021.
Cost of Revenue and Gross Profit
Cost of revenue increased by $58.6 million, or 21.8%, to $327.8 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. This increase was primarily attributable to a higher average home acquisition price, and higher sales volumes.
Gross profit margins improved to 13.4% for the three months ended June 30, 2021 compared to 6.2% for the three months ended June 30, 2020. Gross margin improvement was primarily due to attaining higher resale prices as a result of favorable housing market conditions across our markets in the three months ended June 30, 2021.
Sales, Marketing and Operating
Sales, marketing and operating expense increased by $14.0 million, or 80.1%, to $31.6 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily attributable to a $10.7 million increase in advertising expense as we continued to increase our marketing efforts in the three months ended June 30, 2021, and higher employee compensation costs associated with increased employee headcount compared to the prior year quarter as we largely suspended marketing efforts in the second quarter of 2020 in response to the
COVID-19
pandemic.
General and Administrative
General and administrative expense increased by $1.3 million, or 33.0%, to $5.1 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily attributable to higher employee compensation costs associated with increased employee headcount as a result of the current and expected future growth in the business.
Technology and Development
Technology and development expense increased by $0.9 million, or 53.8%, to $2.6 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The increase was primarily attributable to higher employee compensation costs associated with increased employee headcount as a result of the current and expected future growth in the business.
Interest Expense
Interest expense decreased by $0.2 million, or 6.7%, to $2.3 million for the three months ended June 30, 2021 compared to the three months ended June 30, 2020. The decrease was primarily attributable to a reduction in interest rate spreads associated with our senior secured credit facilities, which was partially offset by an increase in the average outstanding balance of our senior secured credit facilities due to an increase in real estate inventory funded by the facilities.

Other Income, Net
Other income, net was nominal during the three months ended June 30, 2021. Other income, net during the three months ended June 30, 2020 principally represents income derived from home loans processed under our investment in OPHL.
Income Tax Expense
Our effective tax rate was 1.0% for the three months ended June 30, 2021 and 0% for the three months ended June 30, 2020. Our effective tax rate during the three months ended June 30, 2021 differed from the federal statutory rate of 21% primarily due to changes in the valuation allowance, stock compensation, and state taxes. We record a full valuation allowance on our DTAs, such that our income tax expense reflects only state taxes which are revenue or commerce based.
Six Months Ended June 30, 2021 Compared to Six Months Ended June 30, 2020
Revenue
Revenue increased by $8.0 million, or 1.2%, to $662.6 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to a higher average sales price as a result of favorable housing market conditions across our markets in the six months ended June 30, 2021, partially offset by a decrease in homes sold. The average resale home price increased by 17% from $246,000 in the six months ended June 30, 2020 to $289,000 in the six months ended June 30, 2021. This increase was partially offset by lower sales volumes, reflecting the decline in our inventory levels as a result of our slowdown in home acquisitions due to the
COVID-19
pandemic. See “
— Business Impact of
COVID-19
.” We sold 2,277 homes during the six months ended June 30, 2021 compared to 2,683 homes during the six months ended June 30, 2020, representing a decrease of 15%.
Cost of Revenue and Gross Profit
Cost of revenue decreased by $33.7 million, or 5.5%, to $578.2 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. This decrease was primarily attributable to lower sales volumes, which was partially offset by a higher average home acquisition price.
Gross profit margins improved to 12.7% for the six months ended June 30, 2021 compared to 6.5% for the six months ended June 30, 2020. Gross margin improvement was primarily due to attaining higher resale prices as a result of favorable housing market conditions across our markets in the six months ended June 30, 2021.
Sales, Marketing and Operating
Sales, marketing and operating expense increased by $13.7 million, or 31.9%, to $56.7 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to a $14.2 million increase in advertising expense as we increased our marketing efforts in the six months ended June 30, 2021 after a reduction in advertising cost in the second quarter of 2020, as we largely suspended marketing efforts in response to the
COVID-19
pandemic, and higher employee compensation costs associated with increased employee headcount. This increase was partially offset by a decrease in commissions and property carry costs, attributable to lower sales volumes.
General and Administrative
General and administrative expense increased by $1.6 million, or 20.0%, to $9.9 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to higher employee compensation costs associated with increased employee headcount as a result of the current and expected future growth in the business.

Technology and Development
Technology and development expense increased by $1.1 million, or 27.9%, to $4.9 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The increase was primarily attributable to higher employee compensation costs associated with increased employee headcount as a result of the current and expected future growth in the business.
Interest Expense
Interest expense decreased by $2.9 million, or 41.1%, to $4.2 million for the six months ended June 30, 2021 compared to the six months ended June 30, 2020. The decrease was primarily attributable to a reduction in interest rate spreads associated with our senior secured credit facilities, which was partially offset by an increase in the average outstanding balance of our senior secured credit facilities due to an increase in real estate inventory funded by the facilities.
Other Income, Net
Other income, net during the six months ended June 30, 2021 principally represents a gain from the disposal of fixed assets. Other income, net during the six months ended June 30, 2020 principally represents income derived from home loans processed under our investment in OPHL.
Income Tax Expense
Our effective tax rate was 1.0% for the six months ended June 30, 2021 and 0% for the six months ended June 30, 2020. Our effective tax rate during the six months ended June 30, 2021 differed from the federal statutory rate of 21% primarily due to changes in the valuation allowance, stock compensation, and state taxes. We record a full valuation allowance on our DTAs, such that our income tax expense reflects only state taxes which are revenue or commerce based.
Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The following table sets forth a summary of our consolidated results of operations for the years indicated, and the changes between periods:

	Year Ended December 31,
	2020	2019	$ Change	% Change
	(in thousands, except percentages)
Revenue	$1,064,257	$1,075,882	$(11,625)	-1.1%
Cost of revenue	976,478	1,001,495	(25,017)	-2.5%
Gross profit	87,779	74,387	13,392	18.0%
Operating expenses:
Sales, marketing and operating	76,786	85,226	(8,440)	-9.9%
General and administrative	17,481	15,111	2,370	15.7%
Technology and development	7,270	7,450	(180)	-2.4%
Total operating expenses	101,537	107,787	(6,250)	-5.8%
Loss from operations	(13,758)	(33,400)	19,642	-58.8%
Interest expense	(10,031)	(18,298)	8,267	-45.2%
Other income, net	834	—	834	100.0%
Loss before income taxes	(22,955)	(51,698)	28,743	-55.6%
Income tax expense	(163)	(254)	91	-35.8%
Net loss	$(23,118)	$(51,952)	$28,834	-55.5%

Revenue
Revenue decreased by $11.6 million, or 1%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in revenue was primarily attributable to lower sales volumes, reflecting the decline in our inventory levels in response to the
COVID-19
pandemic, partially offset by a higher average sales price. See “
— Business Impact of
COVID-19
”. We sold 4,281 homes during the year ended December 31, 2020, compared to 4,680 homes during the year ended December 31, 2019, representing a decrease of 8.5%, while the average resale home price increased by 7.3% from $232,000 in the year ended December 31, 2019 to $249,000 in the current year as a result of favorable housing market conditions across our markets in the second half of the year.
From late March 2020 until May 2020, we temporarily paused home buying in all markets in response to local public health orders following the outbreak of the
COVID-19
pandemic. As a result, we experienced lower inventory levels and had fewer homes available for resale. Accordingly, revenue for the second and third quarters was negatively impacted. Though revenue was down year over year in the fourth quarter, we did generate to a 20% sequential increase in revenue from the third to the fourth quarter of 2020 and expect to continue rebuilding our home inventory throughout 2021. As our revenues are dependent on inventory levels available for sale, we expect our near-term revenues to be impacted due to limited inventory. See “
—Business Impact of
COVID-19
” above.
Cost of Revenue and Gross Profit
Cost of revenue decreased by $25.0 million, or 3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease in cost of revenue was primarily attributable to lower sales volumes, reflected in the decline in our inventory levels as a result of our slowdown in home acquisitions due to the
COVID-19
pandemic.
Gross profit margins improved to 8.2% for year ended December 31, 2020 compared to 6.9% for the year ended December 31, 2019. Gross margin improvement was primarily due to attaining higher resale prices as a result of favorable housing market conditions across our markets in the second half of the year.
Sales, Marketing and Operating
Sales, marketing and operating expense decreased by $8.4 million, or 10%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily attributable to a $5.8 million decrease in advertising expense, as we largely suspended marketing efforts in the second quarter of 2020 in response to the
COVID-19
pandemic. In addition, personnel expenses decreased by $2.6 million due to headcount reductions, as a result of temporarily pausing home acquisitions in 2020.
General and Administrative
General and administrative expense increased by $2.4 million, or 16%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was primarily attributable to an increase in the annual management incentive plan expense based on better financial performance compared to the prior year achievement.
Technology and Development
Technology and development expense decreased by $0.2 million, or 2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was attributable to a $0.2 million decrease in personnel expense and $0.3 million decrease in temporary labor and placement fees due to the
COVID-19
pandemic. This decrease was partially offset by a $0.4 million increase in software expenses.

Interest Expense
Interest expense decreased by $8.3 million, or 45%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was primarily attributable to a 28% decrease in the average outstanding balance of our senior secured credit facilities due to the reduction in inventory levels as a result of our initial response to the
COVID-19
pandemic. The decrease was also driven by a favorable reduction in interest rate spreads associated with our senior secured credit facilities.
Other Income, Net
Other income, net increased by $0.8 million, or 100%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was attributable to additional income derived from the investment in OPHL due to the increased number of home loans processed in 2020.
Income Tax Expense
Income tax expense decreased by a nominal amount for the year ended December 31, 2020 compared to the year ended December 31, 2019. We record a full valuation allowance on our DTAs, such that our income tax expense reflects only state taxes which are revenue or commerce based.
Management assessed the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing DTAs. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2020. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth. On the basis of this evaluation, we recorded a full valuation allowance against the net DTAs as of December 31, 2020, 2019 and 2018.
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
The following table sets forth a summary of our consolidated results of operations for the years indicated, and the changes between periods:

	Year Ended December 31,
	2019	2018	$ Change	% Change
	(in thousands, except percentages)
Revenue	$1,075,882	$855,961	$219,921	25.7%
Cost of revenue	1,001,495	790,100	211,395	26.8%
Gross profit	74,387	65,861	8,526	12.9%
Operating expenses:
Sales, marketing and operating	85,226	64,695	20,531	31.7%
General and administrative	15,111	11,550	3,561	30.8%
Technology and development	7,450	3,718	3,732	100.4%
Total operating expenses	107,787	79,963	27,824	34.8%
Loss from operations	(33,400)	(14,102)	(19,298)	136.8%
Interest expense	(18,298)	(18,329)	31	-0.2%
Loss before income taxes	(51,698)	(32,431)	(19,267)	59.4%
Income tax expense	(254)	(506)	252	-49.8%
Net loss	(51,952)	(32,937)	(19,015)	57.7%
Revenue
Revenue increased by $219.9 million, or 26%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase in revenue was primarily attributable to an increase in sales volume. We sold 4,680 homes during the year ended December 31, 2019, compared to 3,666 homes during the year ended

December 31, 2018, representing an increase of 28%, while the average resale home price decreased 1.5% from $235,000 in the year ended December 31, 2018, to $232,000 in the year ended December 31, 2019, due to higher volumes of sales coming from lower price point markets.
Cost of Revenue and Gross Profit
Cost of revenue increased by $211.4 million, or 27%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. This increase in cost of revenue was primarily attributable to higher sales volumes and is consistent with the percentage increase in revenue period over period.
Gross profit margins were 6.9% and 7.7% for the years ended December 31, 2019 and December 31, 2018, respectively. Gross margin decreased primarily due to the addition of four new markets launched in late 2018 and early 2019, which typically generate lower initial margins as we begin operations and increase as we scale volumes.
Sales, Marketing, and Operating.
Sales, marketing and operating expense increased by $20.5 million, or 32%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase was primarily attributable to $11.4 million increase in personnel expenses due to headcount expansion related to our volume growth. In addition, buyer agent commissions increased $6.5 million due to higher sale volumes. Advertising expense increased $2.6 million as we expanded and developed our brand in new and existing markets.
General and Administrative.
General and administrative expense increased by $3.6 million, or 31%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase was primarily attributable to $1.7 million in personnel expenses associated with additional headcount and a $0.9 million increase in support services and equipment for employees, both driven by overall company growth.
Technology and Development
.
Technology and development expense increased by $3.7 million, or 100%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. The increase was primarily attributable to a $3.3 million increase in personnel expenses to continue developing and improving products and services for our customers.
Interest Expense
Interest expense was generally consistent over the presented periods. Although we had an increase in inventory levels from 2018 to 2019, we had a greater mix of inventory financed through a lower cost senior secured credit facility. We also experienced a decrease in the average days in which we owned inventory in 2019 compared to 2018, which was a result of operational efficiencies achieved in the current period.
Income Tax Expense
Income tax expense decreased by $0.3 million, or 50%, for the year ended December 31, 2019 compared to the year ended December 31, 2018. We record a full valuation allowance on our DTAs, therefore our income tax expense reflects only state taxes which are revenue or commerce based.

Liquidity and Capital Resources
Overview
Cash and cash equivalents balances consist of operating cash on deposit with financial institutions. To preserve our liquidity in response to the
COVID-19
pandemic, we temporarily paused hiring, the majority of our advertising spend and reduced other discretionary spending. During the second half of 2020, we began to increase our hiring and marketing and advertising activities and expect to continue to increase these activities throughout 2021. Additionally, we paused home buying in late March 2020; however, we resumed buying in all of our markets as of May 2020.
Our principal sources of liquidity have historically consisted of cash generated from our operations and financing activities. As of June 30, 2021, we had cash and cash equivalents of $44.6 million, an undrawn borrowing capacity of $85.8 million under our senior secured credit facilities and an undrawn borrowing capacity of $11.4 million under our mezzanine secured credit facilities (as described further below).
We generated net income during the three and six months ended June 30, 2021. However, we have incurred losses each year from inception through December 31, 2020 and may incur additional losses in the future. We continue to invest in the development and expansion of our operations. These investments include improvements in infrastructure and a continual improvement to our software, as well as investments in sales and marketing as we expand into new markets.
We expect our working capital requirements to continue to increase in the immediate future, as we seek to increase our inventory and expand into more markets across the United States. We believe our cash on hand, in addition to the cash we expect to obtain as a result of the Business Combination, PIPE Investment and SPNV Forward Purchase Agreement, together with cash we expect from our operations from future borrowings under our secured credit facilities, will be sufficient to meet our short-term and long-term working capital and capital expenditure requirements. However, our ability to fund our working capital and capital expenditure requirements will depend in part on general economic, financial, competitive, legislative, regulatory and other conditions that may be beyond our control. Depending on these and other market conditions, we may seek additional financing. Volatility in the credit markets may have an adverse effect on our ability to obtain debt financing. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, or may require us to agree to unfavorable terms, and our existing stockholders may experience significant dilution.
Financing Activities
Our financing activities include borrowing under our short-term senior secured credit facilities, short-term mezzanine secured credit facilities and new issuances of equity. Historically, we have required access to external financing resources in order to fund growth, expansion into new markets and strategic initiatives, and we expect this to continue in the future. Our access to capital markets can be impacted by factors outside our control, including economic conditions.
Buying and selling high-valued assets, such as single-family residential homes, is very cash intensive and has a significant impact on our liquidity and capital resources. We primarily use non-recourse
secured credit facilities, consisting of both senior secured credit facilities and mezzanine secured credit facilities, to finance a significant portion of our real estate inventory and related home renovations. Some of our secured credit facilities, however, are not fully committed, meaning the applicable lender may not be obligated to advance new loan funds if they choose not to do so. Our ability to obtain and maintain access to these or similar kinds of credit facilities is significant for us to operate the business.

Senior Secured Credit Facilities
The following table summarizes certain details related to our senior secured credit facilities outstanding as of June 30, 2021 (in thousands, except interest rates):

As of June 30, 2021	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Senior secured credit facility with a financial institution	$250,000	$229,390	2.60%	August 2022
Senior secured credit facility with a related party	225,000	159,810	4.12%	December 2022
	$475,000	$389,200
As of June 30, 2021, we had two senior secured credit facilities that we use to fund the purchase of homes and build our inventory, one with a financial institution and one with a related party. Collectively, the total borrowing capacity was $475.0 million. Borrowings on the senior secured credit facility with a financial institution accrue interest at a rate based on a LIBOR reference rate plus a margin of 2.50%. Borrowings on the senior secured credit facility with a related party accrue interest at a rate based on a LIBOR reference rate plus a margin of 4.00%. In July 2021, we amended our senior secured credit facility with a financial institution to increase the borrowing capacity of such senior secured credit facility to $400.0 million.
The borrowings are collateralized by the real estate inventory funded by the senior secured credit facility. The lenders have legal recourse only to the assets securing the debt and do not have general recourse against us with limited exceptions. We have, however, provided limited non-recourse
carve-out
guarantees under our senior and mezzanine secured credit facilities for certain of the SPEs’ obligations in situations involving “bad acts” by an Offerpad entity and certain other limited circumstances that are generally under our control. Each senior secured facility contains eligibility requirements that govern whether a property can be financed. When we resell a home, the proceeds are used to reduce the corresponding outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.
Our senior secured credit facilities include customary negative covenants that, among other things, restrict our ability to incur indebtedness or enter into certain change of control transactions. They also contain customary events of default that would result in the termination of the commitments under the credit facilities and permit the lenders to accelerate payment on outstanding borrowings. As of June 30, 2021, we were in compliance with all covenants under our senior secured credit facilities.
Mezzanine Secured Credit Facilities
In addition to the senior secured credit facilities, we have utilized mezzanine secured credit facilities which are structurally and contractually subordinated to the related senior secured credit facilities. The following table summarizes certain details related to our mezzanine secured credit facilities as of June 30, 2021 (in thousands, except interest rates):

As of June 30, 2021	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Mezzanine credit facility with a related party	$31,250	$28,674	13.00%	February 2023
Mezzanine credit facility with a related party	43,450	34,621	13.00%	December 2022
	$74,700	$63,295

As of June 30, 2021, we had two mezzanine secured credit facilities, both with a related party. The mezzanine secured credit facilities have a total borrowing capacity of $74.7 million. Borrowings accrue interest at a rate of 13.00% for both mezzanine secured credit facilities. We reduced the interest rate on the mezzanine secured credit facility with a $43.45 million borrowing capacity from 14.0% to 13.0% in March 2020.
These borrowings are collateralized by a second lien on the real estate inventory funded by the relevant senior secured credit facility. The lenders have legal recourse only to the assets securing the debt, and do not have general recourse against us with limited exceptions. When we resell a home, the proceeds are used to reduce the corresponding outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.
Covenants for Senior Secured Credit Facilities and Mezzanine Secured Credit Facilities
The secured credit facilities include customary representations and warranties, covenants and events of default. Financed properties are subject to customary eligibility criteria and concentration limits. The terms of these facilities and related financing documents require us to comply with a number of customary financial and other covenants, such as maintaining certain levels of liquidity, tangible net worth or leverage (ratio of debt to equity). As of June 30, 2021, we were in compliance with all covenants.
Secured Term Loan
On June 30, 2021, we entered into a credit agreement with a related party, under which we borrowed a principal amount of $30.0 million. The loan accrues interest at an annual rate of 12.0%, subject to a default rate of an additional 2.0%, and matures upon the earliest of (i) June 30, 2022, (ii) acceleration of payments under the credit agreement and (iii) one business day following the closing of a transaction (other than certain securitization financings) by us resulting in the receipt of at least $100.0 million in net cash proceeds.
The credit agreement includes customary negative covenants that, among other things, restrict our ability to incur indebtedness or enter into certain change of control transactions. It also contains customary events of default that would result in the termination of the commitment under the credit agreement and permit the lender to accelerate payment on outstanding borrowings.
In August 2021, we entered into an amended credit agreement with the same related party. Under the amended credit agreement, we borrowed a principal amount of $25.0 million, which is in addition to the $30.0 million that was borrowed during June 2021 under the initial credit agreement. The terms and conditions associated with the $25.0 million borrowed under the amended credit agreement, including the interest rate, maturity and covenants, are consistent with the terms and conditions associated with the initial credit agreement.
We used the combined $55.0 million of loan proceeds to continue to fund our ongoing operations through the consummation of the Business Combination. The combined $55.0 million of principal amount of the loan, together with all accrued but unpaid interest, was repaid in connection with the closing of the Merger.
Loan and Security Agreement
On September 10, 2021, we entered into a Loan and Security Agreement with a financial institution and a related party. The Loan and Security Agreement initially provides for (i) a $300.0 million credit facility available over a
24-month
term with an accordion feature providing for additional capacity of $100.0 million (the “Credit Facility”), and a mezzanine facility of $37.5 million, with an accordion feature providing for additional capacity of $12.5 million (the “Mezzanine Facility”). Borrowings accrue interest at a rate equal to one-month
LIBOR plus 2.50% per annum for the Credit Facility. Borrowings accrue interest at a rate equal to 13.00% per annum for the Mezzanine Facility.

The Credit Facility and Mezzanine Facility borrowings are collateralized by certain real estate inventory funded or reimbursed by the Credit Facility and the Mezzanine Facility. The lenders have general recourse against the borrower and its direct parent, Offerpad SPE Borrower A Holdings, LLC (“SPE Holdco”). SPE Holdco’s direct parent, Offerpad Holdings LLC (“Holdings”), has also provided a standard non-recourse
carveout guaranty, pursuant to which the Lenders have legal recourse only against Holdings’ equity interests in SPE Holdco and do not have general recourse against Holdings, with limited exceptions, including for certain of the SPE’s obligations in situations involving “bad acts” by one of our entities and certain other limited circumstances that are generally under our control. When we resell a home, the proceeds are typically used to reduce the corresponding outstanding balance under both the related Credit Facility and the Mezzanine Facility.
Cash Flows
The following table summarizes our cash flows for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020, 2019 and 2018:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in thousands)		(in thousands)
Net cash (used in) provided by operating activities	$(297,530)	$202,960	$154,864	$(108,974)	$(78,687)
Net cash used in investing activities	(3,910)	(11)	(2,858)	(979)	(2,027)
Net cash provided by (used in) financing activities	308,599	(183,859)	(131,147)	122,503	88,764
Net change in cash, cash equivalents and restricted cash	$7,159	$19,090	$20,859	$12,550	$8,050
Operating Activities
Six Months Ended June 30, 2021 and 2020
Net cash provided by (used in) operating activities was $(297.5) million and $203.0 million for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021, net cash used by operating activities primarily due to a $311.8 million increase in real estate inventory as a result of the execution of our growth plan, as well as favorable housing market conditions across our markets. This cash ouflow related to increased inventory levels was partially offset by a $15.3 million increase in accrued liabilities principally attributable to increased marketing and legal and professional obligations accruals, as well as net income of $9.0 million. For the six months ended June 30, 2020, net cash provided by operating activities was primarily due to a $219.5 million decrease in real estate inventory due to a significant reduction in inventory levels as a result of operational changes in light of the
COVID-19
pandemic in 2020. This cash inflow was partially offset by a net loss of $18.9 million.
Years Ended December 31, 2020, 2019 and 2018
Net cash provided by (used in) operating activities was $154.9 million, ($109.0) million and ($78.7) million for the years ended December 31, 2020, 2019 and 2018, respectively. In 2020, net cash provided by operating activities increased $263.8 million from 2019, primarily due to $28.8 million reduction in the year over year net loss and a $229.8 million favorable impact from a change in inventory due to a significant reduction in inventory levels as a result of operational changes in light of the
COVID-19
pandemic in 2020. In 2019, net cash used in operating activities increased $30.3 million from 2018 primarily due to a $19.0 million increase in the year over year net loss and an unfavorable $7.7 million impact from the change in inventory, due to the business growth experienced during 2019.

Investing Activities
Six Months Ended June 30, 2021 and 2020
Net cash used in investing activities was $3.9 million and $0.1 million during the six months ended June 30, 2021 and 2020 respectively. Net cash used in investing activities during the six months ended June 30, 2021, represents purchases of property and equipment of $5.9 million, which was partially offset by proceeds from sales of property and equipment of $2.0 million. Net cash used in investing activities during the six months ended June 30, 2020 represents nominal purchases of property and equipment.
Years Ended December 31, 2020, 2019 and 2018
Net cash used in investing activities was $2.9 million, $1.0 million and $2.0 million for the years ended December 31, 2020, 2019 and 2018, respectively. The minor fluctuation in net cash used in investing activities each year primarily reflects slight increases or decreases of property and equipment.
Financing Activities
Six Months Ended June 30, 2021 and 2020
Net cash provided by (used in) financing activities was $308.6 million and ($183.9) million during the six months ended June 30, 2021 and 2020 respectively. Net cash provided by financing activities during the six months ended June 30, 2021, primarily consisted of $889.0 million of borrowings from credit facilities and notes payable, which cash inflow was partially offset by ($580.8) million of repayments of credit facilities and notes payable. This net increase in credit facility funding was directly related to financing the increase in inventory during the period. Net cash (used in) financing activities during the six months ended June 30, 2021 primarily consisted of ($608.8) million of repayments of credit facilities and notes payable, which was partially offset by $395.5 million of borrowings from credit facilities and notes payable, and $29.8 million of proceeds from the issuance of Class C preferred stock, net of the common stock repurchases. This net decrease in credit facility funding was directly related to financing the decrease in inventory during the period.
Years Ended December 31, 2020, 2019 and 2018
Net cash provided by (used in) financing activities was ($131.1) million, $122.5 million and $88.8 million for the years ended December 31, 2020, 2019 and 2018, respectively. In 2020, net cash used in financing activities decreased $253.7 million from 2019, primarily due to a $218.9 million reduction in net debt change related to the significant reduction in debt financed inventory levels due to operational changes in light of the
COVID-19
pandemic in 2020, and a $34.1 million decrease in proceeds from the issuance of the Class C preferred stock, net of the common stock repurchases. In 2019, net cash provided by financing activities increased $33.7 million from 2018, primarily due to the increase in proceeds from the $32.3 million increase in preferred stock issuances, net of the repurchase of common shares.

Contractual Obligations and Commitments
Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we entered into during the normal course of business. Below is a table that shows our contractual obligations as of December 31, 2020:

	Payments Due by Year
	Total	Less than 1 year	1-3 years	3-5 years
(in thousands)	(in thousands)
Senior Secured Credit Facilities (1)	$156,472	$155,819	$653	$—
Mezzanine Secured Credit Facilities (1)	19,912	19,912	—	—
Other Notes Payable (2)	8,619	4,485	4,134	—
Homes Purchase Commitments (3)	228,989	228,989	—	—
Operating Leases (4)	5,212	1,354	3,355	503
Other Contract Commitments (5)	4,567	3,896	667	4
Total	$423,771	$414,455	$8,809	$507

(1)
Represents the principal amounts outstanding as of December 31, 2020. Includes estimated interest payments, calculated using the variable rate in existence at period end over an assumed holding period of 95 days. Borrowings under the senior and mezzanine secured credit facilities are payable as the related inventory is sold. The payments are generally expected to be within one year of December 31, 2020.

(2)	Represents the principal amounts outstanding as of December 31, 2020 and estimated interest payments, calculated using the fixed rates in existence at period end through maturity.
(3)	As of December 31, 2020, we were under contract to purchase 936 homes with a purchase price of $229.0 million.
(4)	Represents future payments for long-term operating leases that have commenced as of December 31, 2020.
(5)	Represents other financial obligations that have commenced as of December 31, 2020.
In February 2021, we amended our senior secured credit facility agreement with a financial institution. The amendment included an increase in borrowing capacity from $200 million to $225 million ($125 million of which is uncommitted) and extended the maturity date to August 2022. In June 2021, we amended our senior secured credit facility agreement with a financial institution to increase the borrowing capacity of such senior secured credit facility to $250 million. In July 2021, we amended our senior secured credit facility agreement with a financial institution to increase the borrowing capacity of such senior secured credit facility to $400 million.
In March 2021, we amended our senior secured and mezzanine secured credit facility agreements with a related party. The amendments included an extension of the maturity date on the mezzanine secured credit facility with a $25.0 million borrowing capacity to February 2023, and an extension of the mezzanine secured credit facility with a borrowing capacity of $43.5 million and the senior secured credit facility to December 2022. In June 2021, we increased the borrowing capacity on the mezzanine secured credit facility that previously had a $25.0 million borrowing capacity to $31.3 million.
In June 2021, we entered into a $30.0 million credit agreement with a related party. The credit agreement is used for general corporate purposes and matures at the earlier of, June 30, 2022; an event of default, as defined in the agreement; or one business day after the closing of one or a series of transactions that results in the receipt of at least $100.0 million in net cash proceeds. Borrowings on the credit agreement bear interest annually at 12% and accrued interest is required to be repaid upon the maturity date. The credit agreement is secured with certain intellectual property and related assets of the Company and includes customary representations and warranties, covenants and events of default.
In August 2021, we entered into an amended credit agreement with the same related party. Under the amended credit agreement, we borrowed a principal amount of $25.0 million, which is in addition to the $30.0 million that was borrowed during June 2021 under the initial credit agreement. The terms and conditions associated with the $25.0 million borrowed under the amended credit agreement, including the interest rate, maturity and covenants, are consistent with the terms and conditions associated with the initial credit agreement.
The Company repaid the combined $55.0 million of principal amount of the loan, together with all accrued but unpaid interest, in connection with the closing of the Merger.
In September 2021, we entered into a Loan and Security Agreement with a financial institution and a related party. The Loan and Security Agreement initially provides for (i) a $300.0 million credit facility available over a
24-month
term with an accordion feature providing for additional capacity of $100.0 million (the “Credit Facility”), and a mezzanine facility of $37.5 million, with an accordion feature providing for additional capacity of $12.5 million (the “Mezzanine Facility”). Borrowings accrue interest at a rate equal to one-month LIBOR plus 2.50% per annum for the Credit Facility. Borrowings accrue interest at a rate equal to 13.00% per annum for the Mezzanine Facility.
The Credit Facility and Mezzanine Facility borrowings are collateralized by certain real estate inventory funded or reimbursed by the Credit Facility and the Mezzanine Facility. The lenders have general recourse against the borrower and its direct parent, Offerpad SPE Borrower A Holdings, LLC (“SPE Holdco”). SPE Holdco’s direct parent, Offerpad Holdings LLC (“Holdings”), has also provided a standard non-recourse carveout guaranty, pursuant to which the Lenders have legal recourse only against Holdings’ equity interests in SPE Holdco and do not have general recourse against Holdings, with limited exceptions, including for certain of the SPE’s obligations in situations involving “bad acts” by one of our entities and certain other limited circumstances that are generally under our control. When we resell a home, the proceeds are typically used to reduce the corresponding outstanding balance under both the related Credit Facility and the Mezzanine Facility.
Off-Balance
Sheet Arrangements
Certain
off-balance
sheet obligations, such as homes purchase commitments and operating leases, are included in the
Contractual Obligations and Commitments
table above.
Critical Accounting Policies and Estimates
We prepare our consolidated financial statements in accordance with GAAP. In doing so, we must make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, as well as related disclosures of contingent assets and liabilities. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting estimates, which we discuss below.
We have identified the accounting policies discussed below as critical to us. The discussion below is not intended to be a comprehensive list of our accounting policies. Our significant accounting policies are more fully described in Note 2: “Summary of Significant Accounting Policies” to our consolidated financial statements included in this prospectus.
Inventory
Inventory consists of acquired homes and are stated at the lower of cost or net realizable value, with cost determined by the specific identification of each home. Costs include initial purchase costs, renovation costs, and holding costs incurred during the renovation period, prior to the home being ready for resale. Selling costs, including commissions and holding costs incurred after the home is ready for resale, are expensed as incurred and included in sales, marketing and operating expenses.
We review for impairment on at least a quarterly basis and as events or changes in circumstances indicate that the carrying value may not be recoverable. We review our inventory for indicators that net realizable value is lower than cost. When evidence exists that the net realizable value of inventory is lower than its cost, the difference is recognized as impairment in cost of revenue and the related inventory is adjusted to its net realizable value. For homes under contract to sell, if the carrying value exceeds the expected sale price less expected selling costs, the carrying value of these homes are adjusted to the expected sales price less expected selling costs. For all other homes, if the carrying value exceeds list price or internal projection price less expected selling costs, the carrying value of these homes are adjusted to list price or projection price less expected selling costs. Changes in our pricing assumptions may lead to a change in the outcome of our impairment analysis, and actual results may also differ from our assumptions.
Inventory is classified into three categories: homes under renovation, homes listed for sale, and homes under contract to sell.
Stock-Based Compensation
Stock-based compensation awards consist of stock options. We use the Black-Scholes-Merton option-pricing model to determine the fair value as of the grant date for option awards. Compensation expense for all option awards is recorded on a straight-line basis over the requisite service period of the awards, which is generally the option’s vesting period. These amounts are reduced by the forfeitures as the forfeitures occur. This valuation model requires judgment and significant estimates, including expected stock price volatility, option term, risk-free interest rate, and dividend yield.
Volatility:
As our shares have not previously been publicly traded, and have not regularly traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares over the relevant vesting or estimated liquidity period.
Expected Dividend Yield:
The expected dividend yields are based on our historical dividend payments, which have been zero to date and are not expected in the foreseeable future.
Expected Term:
The expected term represents the period of time that the option grants are expected to be outstanding and is estimated using the midpoint between the requisite service period and the contractual term of the options.
Risk-Free Interest Rate:
The risk-free interest rate is estimated using the rate of return on U.S. treasury notes with a life that approximates the expected term.
Compensation expense for all option awards is recorded on a straight-line basis over the requisite service period of the awards, which is generally the option’s vesting period. These amounts are reduced by the forfeitures as the forfeitures occur.
Prior to the Business Combination, our board of directors considered various factors when determining the fair value of our common stock as of each grant date, including the value determined by an independent third-party valuation firm. Some of the factors considered by our board and directors and the third-party valuation firm include:

•	our historical financial performance and capital structure;

•	external market conditions that affect the industry in which we operate;

•	our current financial position and forecasted operating results;

•	the lack of marketability for our common stock; and

•	market analysis of similar companies’ stock price valuation.
The assumptions underlying these valuations represent management’s best estimates, which involve inherent uncertainties. Changes in the subjective assumptions can materially affect the estimate of the stock-based compensation expense. Following the consummation of the Business Combination, the fair value of our Class A common stock is determined based on the quoted market price on the New York Stock Exchange (NYSE).
Income Taxes
See
“—Components of Our Results of Operations—Income Tax Expense”
for a discussion of our accounting policies related to income taxes.
Consolidation of Variable Interest Entities
We have formed certain special purpose entities (each, an “SPE”) to purchase and sell residential properties. Each SPE is our wholly owned subsidiary and a separate legal entity, and neither the assets nor credit of any such SPE are available to satisfy the debts and other obligations of any affiliate or other entity. Our credit facilities are secured by the assets and equity of one or more SPEs. These SPEs are variable interest entities, and we are the primary beneficiary as we have the power to control the activities that most significantly impact the SPEs’ economic performance and the obligation to absorb losses of the SPEs or the right to receive benefits from the SPEs that could potentially be significant to the SPEs. The SPEs are consolidated within our consolidated financial statements, and our consolidated financial statements at June 30, 2021, December 31, 2020 and 2019, include the following assets of such variable interest entities: restricted cash, $13.3 million, $6.8 million and $7.0 million; accounts receivable, net, $6.5 million, $1.6 million and $2.6 million; inventory, $479.4 million, $171.2 million and $342.5 million, prepaid expenses and other current assets, $2.4 million, $1.0 million and $1.4 million; property & equipment, net, $6.9 million, $2.8 million and nil; and total assets of $508.5 million, $183.5 million and $353.5 million, respectively. See Note 9: “Variable Interest Entities” in the notes to our audited consolidated financial statements and unaudited interim consolidated financial statements included elsewhere in this prospectus.
Recent Accounting Pronouncements
For a discussion of recent accounting pronouncements, see
“New Accounting Pronouncements Recently Adopted” and “New Accounting Pronouncements Recently Issued Not Yet Adopted”
within Note 2: “Summary of Significant Accounting Policies” in the notes to our consolidated financial statements included in this prospectus.
Quantitative and Qualitative Disclosures about Market Risk
We are subject to market risks in the ordinary course of our business. These risks include interest rate risk. The adverse effects of changes in these markets could pose a potential loss as discussed below.
Interest Rate Risk
We are subject to market risk associated with changing interest rates within our secured credit facilities. As of June 30, 2021, December 31, 2020, and December 31, 2019 we had outstanding borrowings on our secured credit facilities of $452.5 million, $174.2 million and $334.2 million, respectively. Of those borrowings, $389.2 million, $154.9 million and $307.2 million were from the senior secured credit facilities as of the respective periods. The senior portion of the secured credit facilities bear interest at a floating rate based on a London Interbank Offered Rate (“LIBOR”) reference rate plus an applicable margin. Assuming no change in the outstanding borrowings on our senior secured credit facilities, we estimate that a one percentage point increase in LIBOR would have increased our annual interest expense by approximately $3.9 million and $1.5 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively.
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations or financial condition. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability to do so could harm our business, results of operations and financial condition.

BUSINESS
Our Mission
Offerpad’s mission is to provide the best way to buy and sell a home. Period. We are a pioneer in using technology-enabled solutions across our digital platform to remake the home selling and buying experience. We aspire to be the leading on-demand
real estate solutions provider that offers customers the convenience, control and certainty to solve their housing needs.
Who We Are
Offerpad was founded in 2015 to create a better residential real estate experience by combining advanced technology solutions with fundamental industry expertise. We provide streamlined, data driven iBuying and real estate solutions for the on-demand
customer. Our digital “Solutions Center” platform gives users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to ancillary services such as mortgage and title insurance.
Our platform provides a unique dual approach to helping home sellers. In our “Express” offering, which accounted for more than 99% of our revenue in the year ended December 31, 2020 and the three months ended March 31, 2021, sellers access our website or mobile app to receive a competitive cash offer for their home within 24 hours and quickly close without the major inconveniences associated with traditional real estate selling. In our “Flex” offering, we leverage our technology, scale and logistical expertise to renovate and list a seller’s homes for sale while also providing a backup “Express” cash offer to the seller, thereby providing optionality of process and certainty of outcome. Our platform provides home buyers the opportunity to browse and tour homes online, get instant access to our listings with their mobile devices and submit purchase offers online in a simple process on their own time, with or without an agent. We also offer seamless, integrated access to Offerpad Solutions Experts, our in-house
agents, to advise on the purchase of a home as well as access to mortgage services through one of our preferred providers. We believe by offering both “Express” and “Flex” to sellers, and a guided yet flexible and customizable experience to buyers, we have reinvented the home selling and buying experience to meet the digital and on-demand
needs of modern consumers.
Prior to the launch of Offerpad, our team had collectively spent many years buying, selling, renting, and renovating tens of thousands of homes. We created the Solutions Center because we learned through experience all the challenges people face when selling and buying a home the traditional way. Sellers are often overwhelmed by the stress of selling – making repairs, determining an appropriate listing price for their home, preparing and then vacating their home for showings, negotiating a deal, finding movers and waiting for a closing date. This process is stressful, expensive, time consuming, antiquated and inconsistent with modern consumer expectations. Buyers also experience significant friction for one of the most important purchase decisions in their lives – they often cannot access and tour homes on their own schedule, are dependent on intermediaries and have to endure lengthy offer submission and closing processes.
Since our founding 2015 to March 31, 2021, we have completed in aggregate approximately 31,000 home purchase and sale transactions representing approximately $3.7 billion of aggregate revenue. We believe that this revenue generation is a testament to how the simplicity and ease of iBuying and digital home sales resonates with our customers. We combine an innovative end-to-end
technology platform with the expertise of local market teams to efficiently scale our operations while maintaining a physical presence in our markets that enables us to establish and maintain better relationships with our customers. This allows us to provide a fast and simple real estate experience that our customers value. For example, in the second quarter of 2021, we achieved a net promoter score of 81 and 95% Customer Satisfaction Rating based on a survey of over 860 respondents that sold their home to Offerpad.

Our differentiated
on-demand
approach is just starting to transform one of the largest asset class in the United States: real estate. In 2020 alone, $1.9 trillion in value of homes were sold, representing approximately 9.1% of U.S. GDP. Despite the size of the market, it remains highly fragmented and non-integrated.
As of 2019, there were over 100,000 U.S. real estate brokerages in the United States, with a single brokerage rarely holding more than 10% share in any market. We believe this fragmentation provides room for consolidation and disruption. We typically purchase homes with a price up to $500,000, which represents a potential addressable market opportunity in the United States of approximately $850 billion. We believe this opportunity will expand over time as we broaden the parameters for the homes we intend to buy and sell.
As of March 31, 2021, Offerpad operated in over 900 cities and towns across 16 metropolitan markets: Atlanta, Austin, Birmingham, Charlotte, Dallas, Denver, Houston, Jacksonville, Las Vegas, Nashville, Orlando, Phoenix, Raleigh, San Antonio, Tampa, and Tucson. In July 2021, we announced that we had expanded into Indianapolis, Indiana, and we have also announced plans to expand into four additional markets — St. Louis, Missouri; Kansas City, Missouri; Columbus, Ohio; and Columbia, South Carolina — before the end of 2021.
As we expand further into our existing markets, launch new markets, and develop a wide range of new product offerings and ancillary services, we look forward to bringing our mission of providing the best way to buy and sell a home to even more homeowners and prospective home purchasers across the country. We are continuously focused on providing a differentiated approach to our customers through various selling, buying and ancillary services in our Solutions Center.
Offerpad selling services
We offer two distinct selling services to our customers. Through Offerpad “Express”, customers complete a few simple steps and receive a competitive cash offer on their home within 24 hours. Customers choosing an Offerpad cash offer avoid the disruption of showing their homes, select their own closing date with the benefit of extended stay, typically for up to 60 days, in case their new home is not ready, and enjoy complimentary free local moving. If the customer is represented by a third-party agent, we work directly with such agent in addition to paying the agent’s fee. Through Offerpad “Flex”, our customers essentially dual track a sale by utilizing both our personalized listing services while also having our initial cash offer as a backup option, typically for up to 60 days. Customers opting to list with us enjoy the benefits of complimentary list-ready home services, home improvement advances, customized marketing, and dedicated support from our Offerpad Solutions Experts, while listing with confidence knowing they can pivot to our competitive cash offer. When a customer chooses to list their home with Offerpad “Flex,” our Solutions Experts represent the customer throughout the process. The customer will either sell their home directly to a buyer or we will purchase the home under our initial cash offer. If a customer sells a home directly to a buyer using “Flex,” we earn a service fee, typically as a percent of the sales price of the home. Our “Flex” offering generates higher margins than our “Express” offering but accounted for less than 1% of our total revenue in both 2020 and the first quarter of 2021, although we intend to drive greater roll-out
of the “Flex” offering across our platform.
Offerpad buying services
We are also committed to removing the stress and inconvenience associated with purchasing a home. In connection with our “Flex” offering and through our Solutions Center, prospective buyers have access to our Offerpad Solutions Experts, in-house
agents who can advise on the purchase of their home, and our ability to provide access to mortgage solutions through one of our preferred providers streamlines the home loan process for our customers. Buyers are able to visit homes on their own time and utilize digital tools to complete the inspection and closing process. Our customers benefit from a home buying process designed around them, enjoying exclusive buyer benefits including early access to Offerpad homes, savings when bundling multiple Offerpad services, local experts to guide the purchasing process, a dedicated solutions coordinator, and flexibility around their move-in
date.

Ancillary services
We also offer seamless access to ancillary services through our preferred providers, which currently includes title and escrow services, mortgage solutions to make it easy for buyers to finance their next home, and complimentary free local moving for sellers. The frictionless experience our customers encounter when buying and selling their homes drives customer interest in ancillary services, which provides significant further opportunities for bundling services and enhances our ability to capture additional market share. We intend to provide additional value-added services in the future, including in-house
mortgage solutions that we have historically offered through Offerpad Home Loans, our online based mortgage lender, which is currently transitioning to a more traditional brokerage model. Our primary goal is to be able to offer multiple services tied to the core real estate transaction, which may in the future include stand-alone remodel services, energy efficiency solutions, smart home technology, insurance, moving services and home warranty services, all with the goal of becoming a singular solution for real estate transactions. Generally, the revenue and margin profiles of our ancillary products and services are different from our “Express” offering that accounts for the vast majority of our revenues, with most ancillary products and services having a smaller average revenue per transaction than our “Express” offering, but a higher margin. Our ancillary products and services represented less than 1% of our total revenue in both 2020 and the first quarter of 2021.
Our Market Opportunity
In 2020, $1.9 trillion in value of homes were sold in the U.S. with approximately 6.5 million homes sold for an average home value of approximately $300,000. Despite the large market size, 99% of U.S. residential real estate transactions are conducted offline. As digital transactions are transforming every industry, consumers turn to technology for new and improved experiences in their daily lives. Interactions in industries such as commerce, restaurants, healthcare, automotive, and insurance have been drastically altered by digital experiences that offer new levels of convenience, efficiency, and reliability. We believe that the real estate industry is primed for a similar digital transformation as buyers and sellers of homes desire the same type of digital experience they are accustomed to from other industries. Further, we believe that the vast number of real estate brokerages, combined with the fragmentation of market share, contributes to an inconsistent experience for home buyers and sellers, offering opportunities for consolidation and integration. As of 2019, there were 1.4 million licensed real estate agents and more than 100,000 U.S. real estate brokerages, with a single brokerage rarely holding more than 10% in a given market. Today, we typically purchase homes with a price of up to $500,000, which represents a potential addressable market opportunity of approximately $850 billion.
Separately, through a variety of ancillary service opportunities we believe we will be able to further expand our total addressable market. Vertical integration and product innovation will provide future potential opportunities including expansion of our mortgage and title solutions, as well as entry into other transaction services such as home warranty, homeowners insurance, or remodeling services.
Our Competitive Strengths
We believe the following strengths will allow us to maintain and extend our position as a leading technology-enabled real estate solutions platform.
Proprietary technology platform
The success of our business is built on the combination of our data collection capabilities, proprietary technology, and team of real estate experts. We utilize machine learning and artificial intelligence throughout our process—from initial consumer target marketing, to the offer request, to the offer delivery, to owning the asset to ultimately selling it. Our in-house
proprietary data analytics technology continuously collects and synthesizes market data with performance history from our real estate operations, forming a knowledge distillation and feedback loop along the process and enabling us to adjust to the latest market conditions and operate a highly intelligent and automated workflow.

We collect hundreds of data points per home from an array of sources including public records, real estate brokerage transaction histories, private third-party data, and internally developed proprietary data sources. Our proprietary automated valuation and renovation-modeling engine “Offercomp” uses this information to automatically value more than 100,000 properties each year and generate our cash offers. Our real estate experts work in tandem with and enhance our technology by providing a final review of the offer. Our proprietary and purpose-built “Helix Go” technology streamlines the renovation process for a purchased home by automating logistics and workflows. Our “Instant access” feature enables buyers to enter our homes with the push of a button on their mobile device. This combination of technology, automation and machine learning paired with real estate expertise is the reason for our exceptional accuracy to date in underwriting to actual sales prices and our consistent unit-level economic performance.
Operational expertise
We know how to efficiently manage the logistical challenge of buying, renovating and selling thousands of homes across 16 differentiated markets. Since inception, we have bought and sold in aggregate approximately 31,000 homes and have completed more than 15,000 home renovations. Our operational expertise allowed us to obtain a renovation time efficiency of 1.0 during the first quarter of 2021, with 16 average renovation days and $17,000 in average cost of renovation, which we believe is differentiated from our competition. We optimize our workforce through a mix of internal employees and external contractors and have local project managers that manage the renovation in its entirety. We maintain market-by-market
standards to ensure quality, cost, and time efficiency, deploying our own field automation software to enable accurate progress reporting as well as labor and material tracking.
Scalable platform, with proven economics and capital efficiency
We have a leading, scalable and
low-cost
transaction platform. In less than five years and with less than $200 million in invested equity capital we have created a pioneering iBuying company and leading on-demand
real estate marketplace. Our significant growth relative to our limited capital invested is testament to our efficiency and results driven culture. Since inception, we have focused on improving the unit economics of our model across our markets, with the added benefit of maximizing operational leverage as we scale. A foundation of our strategic approach to growth has been to prove out our business model first, control costs and refine our valuation automation and logistical operations before we scale into additional markets. Our contribution profit after interest across markets, which was approximately 4% company-wide in 2020, is a testament to our understanding of how to grow efficiently and enter into new markets, improve unit economics and increase operating leverage.
Maximizing inventory turnover and increasing returns on capital
In order to effectively mitigate risk and maximize efficiency of the business, we generally turn inventory quickly while maintaining our underwritten to actual sales price accuracy. We strive to minimize the number of homes we own for a long period of time, as the holding period of the home is typically a key factor of unit level performance because increased holding costs result in a direct decrease in contribution margin. In 2020, the average holding period from acquisition of the home until the sale was 95 days, compared to 138 days in 2016. Fewer days to sale helps to mitigate pricing risk and increase inventory turns and therefore returns on capital. However, we routinely make strategic decisions or offer services that are designed to generate improved returns even if resulting in an increase in average holding period.
Customer satisfaction
Our Solutions Center was designed with the commitment to providing the best possible real estate experience. The flexibility of our offerings has enabled us to build a strong, well-respected brand in the eyes of our customers.

Proven management team with extensive digital, real-estate and finance experience
Our founder and management team have decades of experience in transactional real estate operations and property valuation, digital marketplaces, business intelligence and analytics and finance. We believe our operating success is a result of combining our detailed market-to-market
real estate expertise with strong technology and data analytics experience and a keen awareness of the evolving digital demands of our customers. Our broad-based team has been able to leverage their experience at technology companies like Amazon, Doordash, GoDaddy, Intel, GoDaddy and Zappos, real estate companies like AV Homes, Progress Residential and Taylor Morrison, and financial institutions such as Citi and Morgan Stanley.
Our Growth Strategies
We believe we have significant untapped growth potential and intend to achieve our goals through the following strategies:
Grow share in existing markets
We plan to expand our share in our existing markets. We currently offer our services in 16 markets in the United States. Our existing markets tend to share median price points of less than $500,000 and are among the top 100 metropolitan statistical areas (MSAs) in terms of annual residential real estate transactions. In 2020 and the six months ended June 30, 2021, the median prices of the homes we sold were approximately $236,000 and $275,000, respectively. We intend to further increase our market penetration in these markets through additional brand marketing, improving customer awareness of our offerings and expanding the price points for home acquisition targets up to $1,000,000, which we anticipate will increase our market share. Additionally we intend to continue to evaluate adding to our catalogue of offerings in order to better support our customers and capture additional share.
Expand to new markets
Since our founding, we have been strategic in our approach to growing our market footprint. We focus on geographic diversification across high population growth cities with affordable median sales prices, increasing employment characteristics, and single family rental buyer presence. Looking forward, we are applying rigorous criteria to identify which additional MSAs we plan to expand into over the next three years, with a target total market count of 48 by the end of 2023. As part of our planned expansion, we have given strategic consideration to which markets we would plan to open first and what the resource requirements for establishing a presence in those markets would be. We assess each MSA on several factors including historical housing transactions, employment and population growth, median home sales price, housing supply and demand characteristics, seasonality, market risk rating, and competitor presence. We believe geographic proximity to our existing markets will allow us to leverage our in place physical presence and applicable local expertise, though we intend to also evaluate MSAs without geographic proximity to our existing markets. While we intend to be flexible in assessing market entry points, we will generally look to expand into new markets with qualities similar to our existing markets, including median price point, annual transaction count, as well as strong presence of new homebuilders and single-family rental companies. We believe the scale and versatility of our platform will allow us to continue to expand into new markets, with our barriers to entry primarily being access to adequate capital needed to expand our operations and the tendency of consumers in a given market to adopt our digital real estate offerings.
Increase advertising and drive brand awareness
Even though historically our ability to invest in advertising has been limited due to our focus on capital efficiency we have a proven history of effective local advertising to drive inbound seller inquiries as well as local and national distribution of our active listings for resale. Going forward we intend to focus on increasing our local advertising efforts through a variety of channels as well as establish a broader national advertising presence to grow brand awareness and brand affinity.

Grow Offerpad Flex Offering
While our Flex offering has already enabled many customers to conveniently list with us with the confidence that they can take advantage of an Offerpad competitive cash offer typically for up to 60 days, we plan to further increase awareness of this service through more product centric marketing. Our goal is to expand the number of our customers selecting this service in both our existing and our future markets, enabling us to capture more customers that want the best of both iBuying and traditional real estate.
Add ancillary services
Our product expansion strategy focuses on capitalizing on ancillary service opportunities beyond our current mortgage and title service offerings in order to offer multiple services tied to the core real estate transaction, allowing our customers to bundle and save. In the mid-term,
we anticipate offering additional transaction services, including home warranty and insurance, as well as an entry into home personalization through stand-alone remodel services. Finally, in the long-term, we intend to seek to provide a personal, efficient, and hassle-free full home ownership partnership with offerings such as energy efficiency and smart home capabilities.
Marketing
Our sales and marketing efforts utilize a multichannel approach, including paid advertising, earned media and partnerships, with a focus on efficiency and low-cost
growth. As our market footprint has expanded, we have optimized our marketing strategy with advanced audience segmentation methodologies, improved targeting, and attribution modeling. Going forward we will focus on increasing our local advertising efforts through a variety of channels as well as establishing a broader national advertising presence to grow brand awareness and brand affinity. Additionally, we plan to start leveraging broad reach channels that allow us to responsibly scale brand awareness.
Our Competition
The U.S. residential real estate market is highly fragmented and non-integrated.
As of 2019, there are over 100,000 U.S. real estate brokerages in the United States, with a single brokerage rarely holding more than 10% share in any market. Additionally, we believe approximately 99% of U.S. real estate sales are still being conducted through traditional analog methods, with only a small portion of the real estate market having transitioned to the technology driven, digital method that we offer. We compete with other iBuyers and online real estate platforms, as well as institutional purchasers of residential real estate; however, we primarily compete with local real estate brokerages and the traditional way of conducting home sales.
We believe that companies in our industry compete primarily on the basis of customer experience, available offerings, and price. Although we face competition through both traditional and non-traditional
forms of buying and selling residential real estate, we believe our technology-enabled solutions combined with our extensive real estate expertise allows us to provide a complete solution and positive experience to one of life’s most significant transactions.
Our People and Values
As of June 30, 2021, we employed approximately 644 people, nearly all on a full-time basis. None of our employees are represented by a labor union or covered by collective bargaining agreements. We believe we have strong and positive relations with our employees. We also engage numerous consultants and contractors to supplement our permanent workforce, primarily to assist with renovating our homes. Maintaining a strong company culture is critical to our team and is supported through various employee engagement activities. Our culture and passion for what we are building is reflected in the following core values:

•
Homes not houses.
A house is property, but a home is uniquely personal – a place full of emotion and memories. We help people move freely so they can live their best lives, wherever “home” happens to be.

•	Freedom first. Providing home buyers and sellers freedom is our passion. No one should ever feel stuck. We provide convenience, control, and certainty in all we do.

•	Every day matters. We operate with urgency in pursuit of delivering the best customer experience in the industry. There’s no room for hesitation – we count the days with the goal to use less.

•	Results rule. We get things done. We celebrate doers. We don’t talk about what we’re going to do, we just do it. When we see a problem, we solve it.

•	Embrace our roots. We know homes. We understand the people in those homes at a “living room” level. We leverage our past to provide the best way to buy and sell a home.
Facilities and Office Space
We lease our corporate headquarters in Chandler, Arizona and field offices in most of our markets.
Intellectual Property
We rely on a variety of federal, state and common law rights to protect our intellectual property. We also rely on a combination of trademarks, domain names, patents, copyrights, trade secrets, contractual provisions and restrictions on access and use to establish and protect our proprietary rights.
As of June 30, 2021, we have 11 total IP registrations and pending applications including: two registered U.S. trademarks, two foreign registered trademarks, five pending U.S. trademark applications and two U.S. issued copyright registrations. Our trademarks registrations and applications include “Offerpad” and the Offerpad logo.
We are the registered holder of a variety of domain name registrations, including “offerpad.com”.
In addition to the protection provided by our intellectual property rights, we enter into confidentiality and proprietary rights agreements with certain of our employees, consultants, contractors and business partners. Certain of our employees and contractors are also subject to invention assignment agreements. We further restrict the use of our proprietary technology and intellectual property through provisions in both our general and product-specific terms of use on our website.
Government Regulation
We operate in highly regulated businesses through a number of different channels across the United States. As a result, we are currently subject to a variety of, and may in the future become subject to additional, federal, state and local statutes and regulations in various jurisdictions (as well as judicial and administrative decisions and state common law), which are subject to change at any time, including laws regarding the real estate and mortgage industries, settlement services, insurance, mobile and internet based businesses and other businesses that rely on advertising, as well as data privacy and consumer protection laws, and employment laws.
In particular, the advertising, sale, and financing of homes is highly regulated by states in which we do business, as well as the U.S. federal government. Regulatory bodies include the Consumer Financial Protection Bureau (“CFPB”), the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”), the Department of Housing and Urban Development (“HUD”), and various state licensing authorities, various state consumer protection agencies, and various state financial regulatory agencies. We are subject to compliance audits of our operations by many of these authorities. For a discussion of the various risks we face from regulation and compliance matters, see “
Risk Factors—Risks Related to Offerpad’s Business and Industry
”.
Additionally, laws, regulations, and standards covering marketing and advertising activities conducted by telephone, email, mobile devices, and the internet, may be applicable to our business, such as the Telephone

Consumer Protection Act (“TCPA”), the Telemarketing Sales Rule, the
CAN-SPAM
Act, and similar state consumer protection laws. Through our various subsidiaries, we buy and sell homes, provide real estate brokerage services, and provide other product offerings, which results in us receiving or facilitating transmission of personally identifiable information. This information is increasingly subject to legislation and regulation in the United States, such as the California Consumer Privacy Act. These laws, and other similar privacy laws and regulations, are generally intended to protect the privacy and security of personal information, including customer Social Security
Numbers and credit card information that is collected, processed and transmitted. These laws also can restrict our use of this personal information for other commercial purposes. For a more detailed discussion of the risks we face in connection with privacy regulations, see “
Risk Factors—Risks Related to Our Intellectual Property and Technology—We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and violation of these privacy obligations could result in a claim for damages, regulatory action, loss of business, or unfavorable publicity
.”
In order to provide the broad range of products and services that we offer customers, certain of our subsidiaries maintain real estate brokerage licenses, and we may in the future apply for additional licenses as our business grows and develops. These entities are subject to stringent state and federal laws and regulations, including, but not limited to, the Real Estate Settlement Procedures Act (“RESPA”) and those administered by applicable state departments of real estate, banking, and consumer services, and to the scrutiny of state and federal government agencies as licensed businesses as noted above. We may be subject to additional local, state and federal laws and regulations governing residential real estate transactions, including those administered by HUD, and the states and municipalities in which we transact. For certain licenses, we are required to designate individual licensed brokers of record, qualified individuals and control persons. Certain licensed entities also are subject to routine examination and monitoring by the CFPB (for mortgages) and/or state licensing authorities. As of today, Offerpad Brokerage, LLC, Offerpad Brokerage “FL”, LLC, and Offerpad Brokerage CA, Inc. hold real estate brokerage licenses in certain of our markets and certain other states.
We plan to continue providing mortgage services in the future which we will originate in-house
through a traditional brokerage model. Mortgage products are regulated at the state level by licensing authorities and administrative agencies, with additional oversight from the CFPB and other federal agencies. These laws generally regulate the manner in which lending and lending-related activities are marketed or made available to consumers, including, but not limited to, advertising, finding and qualifying applicants, the provision of consumer disclosures, payments for services, and record keeping requirements; these laws include, at the federal level, the RESPA, the Fair Credit Reporting Act (as amended by the Fair and Accurate Credit Transactions Act), the Truth in Lending Act (including the Home Ownership and Equity Protection Act of 1994), the Equal Credit Opportunity Act, the Fair Housing Act, the Gramm-Leach-Bliley Act, the Electronic Fund Transfer Act, the Servicemembers Civil Relief Act, the Military Lending Act, the Homeowners Protection Act, the Home Mortgage Disclosure Act, the Secure and Fair Enforcement for Mortgage Licensing Act of 2008, the Federal Trade Commission Act, the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, the Bank Secrecy Act (including the Office of Foreign Assets Control and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act), the TCPA, the Mortgage Acts and Practices Advertising Rule (Regulation N), the CARES Act, all implementing regulations, and various other federal, state and local laws. The CFPB also has broad authority to enforce prohibitions on practices that it deems to be unfair, deceptive or abusive. Additionally, state and local laws may restrict the amount and nature of interest and fees that may be charged by a lender or mortgage broker, impose more stringent privacy requirements and protections for servicemembers, and/or otherwise regulate the manner in which lenders or mortgage brokers operate or advertise.

Legal Proceedings
From time to time, we may become involved in actions, claims, suits and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

MANAGEMENT
The following sets forth certain information, as of August 31, 2021, concerning the persons who serve as our executive officers and directors.

Name	Age	Position
Brian Bair	45	Chief Executive Officer and Chairman of the Board
Stephen Johnson	51	Chief Operating Officer
Michael Burnett	53	Chief Financial Officer
Benjamin Aronovitch	43	Chief Legal Officer
Katie Curnutte	41	Director
Kenneth DeGiorgio	50	Director
Alexander Klabin	45	Director
Ryan O’Hara	52	Director
Sheryl Palmer	59	Director
Roberto Sella	56	Director
Brian Bair
has served as Offerpad’s Chief Executive Officer since he founded Offerpad in July 2015 with a mission to provide the best way to buy and sell a home, including as the Chief Executive Officer and Chairman of Offerpad Solutions Inc. since the Closing. Mr. Bair has had a strong influence in the real estate industry over the past 15 years, having pioneered several successful real estate service models that aim to give sellers and buyers more certainty and control. Prior to founding Offerpad, Mr. Bair served as the founder and president at Bair Group Real Estate from April 2008 to June 2015. Additionally, Mr. Bair co-founded
Lexington Financial in March 2011, and served as its managing member from March 2011 to March 2012. He also co-founded
Bridgeport Financial Services in May 2008, a company that specialized in acquiring distressed homes, and served as its managing member from May 2008 to May 2011. Mr. Bair has also consulted for national companies on how to acquire, renovate and sell homes. Mr. Bair has also served as an advisory member for the Freddie Mac Housing of Tomorrow Council since January 2020.
We believe that Mr. Bair is qualified to serve as Chairman of our board of directors due to his extensive experience in the real estate industry and his history as Offerpad’s founder.
Stephen Johnson
has served as Offerpad’s Chief Operating Officer since August 2020. Before joining Offerpad, Mr. Johnson provided consultation services to multiple private equity-owned growth companies, delivering strategic and general management support from June 2019 to August 2020. Previously, Mr. Johnson held various roles at MSCI, Inc., a finance company, and its subsidiaries. He was Managing Director of Innovation Transformation at MSCI, Inc. from March 2018 to June 2019 and served as both President of InvestorForce, Inc., a provider of reporting solutions to institutional investors, and Managing Director at MSCI from March 2017 to October 2018. Prior to these positions, Mr. Johnson was the Chief Operating Officer and Managing Director at MSCI Analytics from March 2015 to March 2017, after having been Chief Operating Officer at InvestorForce, Inc. and Executive Director at MSCI from May 2010 to March 2015. Mr. Johnson holds a B.A. in Economics and History from Yale University and an M.B.A. from Harvard Business School.
Michael Burnett
has served as Offerpad’s Chief Financial Officer since October 2019. Previously, Mr. Burnett served as Executive Vice President and Chief Financial Officer at AV Homes, Inc., a national homebuilder and developer, from October 2013 to October 2018. Prior to this, Mr. Burnett served as Group Vice President, Finance, Treasury and Investor Relations for JDA Software Group, Inc., a leading global software provider offering supply chain management solutions, from November 2009 to October 2013. Mr. Burnett holds a B.S. in Accounting from Miami University.
Benjamin Aronovitch
has served as Offerpad’s Chief Legal Officer since October 2020. Previously, Mr. Aronovitch was Vice President and Deputy General Counsel at Taylor Morrison Home Corporation (“Taylor Morrison”), a

national homebuilder and developer, from September 2013 to October 2020. Prior to Taylor Morrison, Mr. Aronovitch was a corporate attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP from May 2010 to September 2013 and Cravath, Swaine & Moore LLP from October 2006 to May 2010. Mr. Aronovitch holds a B.A. in Political Science and Economics from McGill University and law degrees from McGill and Oxford University. He is a member of the New York Bar and is admitted to practice in Arizona.
Katie Curnutte
has served on our board of directors since the Closing. Ms. Curnutte is a founding partner at Kingston Marketing Group (“KMG”), a start-up
focused, global marketing and communications firm founded in September 2019. At KMG, she runs communications strategy for notable companies. Before KMG, Ms. Curnutte was senior vice president of communications and public affairs at Zillow from July 2008 to August 2019. She spent 11 years at Zillow, initially joining to create Zillow’s “data PR” program, which used data to create a communications program that helped attract Zillow’s first 20 million unique users. She oversaw communications through pivotal moments like the company’s IPO, multiple M&A transactions and various crises. Since its inception in March 2021, Ms. Curnutte serves on the board of directors of Supernova Partners Acquisition Company II. Ms. Curnutte graduated from the University of Illinois Urbana-Champaign with a B.S. in Journalism.
We believe Ms. Curnutte is qualified to serve on our board of directors due to her experience in communications, public affairs and scaling technology companies.
Kenneth DeGiorgio
served as a member of the board of directors for OfferPad, Inc. from February 2019 until the Closing and on the board of directors of Offerpad Solutions Inc. since the Closing. Mr. DeGiorgio also serves as president of First American Financial Corporation (“FAF”), a public company engaged in title insurance and settlement services, a position he has held since May 2021. Prior to his appointment as president, Mr. DeGiorgio served as FAF’s executive vice president, overseeing FAF’s international division, trust company and various corporate functions from 2010 until his promotion.
We believe Mr. DeGiorgio is qualified to serve on our board of directors due to his extensive real estate and business experience and knowledge of Offerpad’s business and operations.
Alexander M. Klabin
served as a member of SPNV’s board of directors since its inception until the Closing, and on the board of directors of Offerpad Solutions Inc. since the Closing. Mr. Klabin co-founded
Senator Investment Group in early 2008 where he served as managing partner and co-chief
investment officer until 2020 and has served as executive chairman of Sotheby’s Financial Services since October 2020. Mr. Klabin built and scaled Senator to be a widely respected investment management firm that managed up to $10 billion in assets. During his tenure, Senator managed capital on behalf of many of the largest pensions, endowments, sovereign wealth funds, and family offices globally. Under Mr. Klabin’s leadership, Senator became known for pursuing differentiated thematic and event-driven investments in public and private securities across both credit and equity. Mr. Klabin has served as a member of the board of directors of Supernova Partners Acquisition Co II, Ltd, and Supernova Partners Acquisition Co III, Ltd. since both of their inceptions in March 2021. He is a member of the board of directors of several private companies. Additionally, Mr. Klabin serves as a Trustee of the New York Philharmonic, The Allen-Stevenson School and is a member of the Leadership Council of The Robin Hood Foundation. Mr. Klabin received a B.A. degree in English Literature from Princeton University.
We believe Mr. Klabin is well qualified to serve on our board of directors due to his significant investment and corporate finance experience.
Ryan O’Hara
has served on our board of directors since the Closing. Mr. O’Hara has served as an advisor to Apollo Global Management, a global alternative investment management firm, in the technology and media sectors since January 2020. From June 2019 to December 2019, Mr. O’Hara served as the chief executive officer of Shutterfly, Inc., a public image sharing company, where he also served as a member of the board of directors from June 2019 to October 2019. Prior to Shutterfly, from January 2015 to June 2019, Mr. O’Hara served as the chief executive officer of Move Inc., a real estate listing company, which operates real estate websites including Realtor.com. Mr. O’Hara has also served as a board member on the board of REA Group Limited from June 2017 to April 2019. Mr. O’Hara currently serves on the board of directors of Thryv Holdings, Inc., a public company specializing in small business management software, and advisory council for the Stanford University Center on Longevity. Mr. O’Hara holds a B.A. in Economics from Stanford University, an M.B.A. from Harvard Business School and the Director Certificate from Harvard Business School.
We believe Mr. O’Hara is qualified to serve on our board of directors because of his significant knowledge of the technology sector and his experience serving on the board of directors of both public and private companies.
Sheryl Palmer
has served on our board of directors since the Closing. Ms. Palmer has served as the president, chief executive officer and a member of the board of directors of Taylor Morrison, a public national homebuilder and developer, since August 2007. She has also served as Taylor Morrison’s chairman of the board of directors since May 2017. Ms. Palmer brings over 30 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. In addition to her employment with Taylor Morrison, Ms. Palmer currently serves as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, as a member of the board of directors and executive committee of HomeAid America, a national non-profit
that works with the local building industry to build and renovate multi-unit shelters for homeless families, as chairman of the board of directors for Building Talent Foundation, and as a member of the executive committee of the Joint Center for Housing Studies at Harvard University.
We believe Ms. Palmer’s over 30 years of real estate industry experience and her role as a seasoned public company director will make her a valuable member of our board of directors.
Roberto Sella
served as a member of the board of directors of OfferPad, Inc. from February 2019 until the Closing, and on the board of directors of Offerpad Solutions Inc. since the Closing. Mr. Sella is the founder of LL Funds, an alternative asset manager and private equity fund, and has served as LL Funds’ managing partner since inception in March 2009. Mr. Sella currently serves on the board of directors of several private companies. Mr. Sella received his B.A. in Economics and Mathematics from the University of Wisconsin and M.B.A. from The Wharton School, University of Pennsylvania.
We believe Mr. Sella is qualified to serve on our board of directors because of his extensive investment experience, financial expertise and knowledge of Offerpad’s business and operations.
Corporate Governance
Composition of the Board of Directors
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable Offerpad Solutions’ board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors is divided among three classes as follows:

•	the Class I directors are Brian Bair, Roberto Sella and Kenneth DeGiorgio, and their terms will expire at the annual meeting of stockholders to be held in 2022;

•	the Class II directors are Alexander Klabin and Katie Curnutte, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Sheryl Palmer and Ryan O’Hara, and their terms will expire at the annual meeting of stockholders to be held in 2024.
This classification of our board of directors may have the effect of delaying or preventing changes in control of our Company. Prior to the Sunset Date, Directors may only be removed with or without cause by the affirmative vote of the holders of at least a majority of our common stock. After the Sunset Date, directors may only be removed for cause by the affirmative vote of the holders of at least a majority of Offerpad Solutions’ common stock.
Director Independence
As a result of our Class A Common Stock being listed on the NYSE , we are required to comply with the applicable rules of the NYSE in determining whether a director is independent. Our board has undertaken a review of the independence of the individuals named above and has determined that each of Katie Curnutte, Kenneth DeGiorgio, Alexander Klabin, Ryan O’Hara and Sheryl Palmer qualifies as “independent” as defined under the applicable the NYSE rules.
Committees of the Board of Directors
Our board of directors directs the management of our business and affairs, as provided by Delaware law, and conduct its business through meetings of the board of directors and standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee, each of which operate under a written charter.
Current copies of our committee charters are posted on our website, investor.offerpad.com, as required by applicable SEC and the NYSE rules. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus. In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues.
Audit Committee
Our audit committee consists of Katie Curnutte, Alexander Klabin and Sheryl Palmer, with Sheryl Palmer serving as the chair of the committee. Each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule
10A-3
under the Exchange Act and the applicable listing standards of the NYSE. Each member of our audit committee meets the requirements for financial literacy under the applicable the NYSE rules. In arriving at this determination, our board has examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Our board of directors has determined that each of Sheryl Palmer and Alexander Klabin qualify as audit committee financial experts within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE rules. Our independent registered public accounting firm and management periodically will meet privately with our audit committee.
The audit committee’s responsibilities include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•	discussing with our independent registered public accounting firm their independence from management;

•	reviewing with our independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
Our compensation committee consists of Kenneth DeGiorgio, Alexander Klabin and Ryan O’Hara with Ryan O’Hara serving as the chair of the committee.
The compensation committee’s responsibilities include, among other things:

•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to the Board regarding the compensation of our Chief Executive Officer;

•	reviewing and setting or making recommendations to our board of directors regarding the compensation of our other executive officers;

•	making recommendations to our board of directors regarding the compensation of our directors;

•	reviewing and approving or making recommendations to our board of directors regarding our incentive compensation and equity-based plans and arrangements; and

•	appointing and overseeing any compensation consultants.
We believe that the composition and functioning of our compensation committee meets the requirements for independence under the current the NYSE listing standards.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Kenneth DeGiorgio, Ryan O’Hara and Sheryl Palmer, with Kenneth DeGiorgio serving as the chair of the committee.
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors;

•	recommending to our board of directors the nominees for election to our board of directors at annual meetings of our stockholders;

•	overseeing an evaluation of our board of directors and its committees; and

•	developing and recommending to our board of directors a set of corporate governance guidelines.
We believe that the composition and functioning of our nominating and corporate governance committee meets the requirements for independence under the current the NYSE listing standards.
Our board of directors may from time to time establish other committees.

Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on website, https://investor.offerpad.com. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website rather than by filing a Current Report on Form
8-K.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for Offerpad executive officers who are named in the “
2020 Summary Compensation Table
” below. In 2020, the “named executive officers” and their positions with Offerpad were as follows:

•	Brian Bair, Chief Executive Officer ;

•	Benjamin Aronovitch, Chief Legal Officer ; and

•	Stephen Johnson, Chief Operating Officer .
Each of Messrs. Aronovitch and Johnson joined OfferPad, Inc. in October and August of 2020, respectively. Following the Closing, the named executive officers continued in their current positions with Offerpad Solutions Inc.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of the Business Combination may differ materially from the currently planned programs summarized in this discussion. The number of shares subject to Offerpad Options (as defined below), and the per share exercise prices of each, reported in this section reflect the number of shares and exercise prices of the Offerpad Options on a pre-converted
basis, and do not reflect adjustments that occurred in connection with the exchange of securities of Offerpad Solutions Inc. as part of the Business Combination at an exchange ratio of approximately 7.533.
2020 Summary Compensation Table
The following table sets forth information concerning the compensation of the named executive officers for the year ended December 31, 2020:

Name and Principal Position	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Brian Bair Chief Executive Officer	269,330	—	—	190,328	459,658
Benjamin Aronovitch Chief Legal Officer (4)	62,500	200,000	649,499	—	911,999
Stephen Johnson Chief Operating Officer (5)	118,750	—	668,430	63,934	851,114

(1)
Amounts reflect (i) payment of a guaranteed annual cash bonus paid to Mr. Aronovitch in 2020 ($100,000) and (ii) payment of a one-time
sign-on
bonus ($100,000) to Mr. Aronovitch in connection with the commencement of his employment in 2020, each as further described below in “
—2020 Bonuses
.”

(2)
Amount reflects the aggregate grant date fair market value of Offerpad Options granted under the 2016 Plan (each as defined herein) to the named executive officer during the year ended December 31, 2020, computed in accordance with FASB ASC Topic 718,
Compensation—Stock Compensation
. See Note 8 of the audited consolidated financial statements included elsewhere in this prospectus for a discussion of the relevant assumptions used in calculating this amount.

(3)
Amounts reflect annual bonuses earned by the named executive officers in 2020, based on the achievement of pre-established
performance goals, and which were paid in cash in 2021 as further described below in “
—2020 Bonuses
.”

(4)	Mr. Aronovitch commenced employment with Offerpad on October 12, 2020. Mr. Aronovitch’s salary was prorated for the portion of the fiscal year during which he was employed.
(5)	Mr. Johnson commenced employment with Offerpad on August 10, 2020. Mr. Johnson’s salary was prorated for the portion of the fiscal year during which he was employed.

Narrative to Summary Compensation Table
2020 Salaries
In 2020, the named executive officers received an annual base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. As of the end of 2020, the annual base salaries for our named executive officers were $450,000 for Mr. Bair and $325,000 for each of our other named executive officers. Mr. Bair’s base salary was reduced by 100% for two months at the beginning of the
COVID-19
pandemic; effective September 1, 2020, Mr. Bair’s salary was increased from $250,000 to $450,000 per year. The actual base salaries earned by our named executive officers for services in 2020 are set forth above in the Summary Compensation Table in the column entitled “
Salary
”.
2020 Bonuses
Under his employment agreement with Offerpad, Mr. Aronovitch was paid a guaranteed 2020 cash bonus in lieu of participating in the 2020 annual bonus program, as well as a one-time
cash
sign-on
bonus in recognition of his commencement of employment with Offerpad, each as further described below in the section entitled, “—
Executive Compensation Arrangements
.” The actual discretionary cash bonuses awarded to Mr. Aronovitch for 2020 are set forth above in the Summary Compensation Table in the column entitled “
Bonuses
.”
In addition, Offerpad currently maintains an annual bonus program in which certain eligible employees at the director level and above, including our named executive officers, participate. Under the 2020 program, our named executive officers are eligible to earn a cash incentive bonus based upon the achievement of pre-determined
Company performance goals for 2020, including goals related to home acquisitions, home sales, closing goals and return on investment, each of which comprised 25% of the participant’s bonus opportunity for 2020. Under the 2020 bonus program, participants were eligible to receive up to 100% of the participant’s target bonus opportunity if the performance goals were achieved at pre-determined
levels.
Mr. Johnson had a 2020 target bonus opportunity equal to 50% of his annual base salary
(pro-rated
for his partial year of employment), and Mr. Bair had a 2020 target bonus opportunity equal to 60% of his annual base salary. As noted above, Mr. Aronovitch did not receive a bonus under the bonus program for 2020. The performance goals for 2020 were achieved at target performance levels. The actual annual cash bonuses awarded to Messrs. Bair and Johnson under the bonus program for 2020 performance are set forth above in the Summary Compensation Table in the column entitled “
Non-Equity
Incentive Plan Compensation
.”
Equity Compensation
2020 Equity Grants
Prior to the Closing, we maintained the OfferPad, Inc. 2016 Stock Option and Grant Plan (the “
2016 Plan
”) in order to provide our service providers the opportunity to acquire a proprietary interest in our success. We offer awards of stock options to purchase shares of our common stock (each, an “
Offerpad Option
”) to eligible service providers, including our named executive officers, pursuant to the 2016 Plan. As mentioned below, in connection with the completion of the Business Combination and the adoption of the 2021 Plan (as defined below), no further awards will be granted under the 2016 Plan.
In 2020, we awarded a stock option to each of Messrs. Aronovitch and Johnson under the 2016 Plan covering the number of shares as set forth in the table below. The Offerpad Options vest and become exercisable over a four-year period, subject to the officer’s continued employment with Offerpad or its affiliates through the applicable vesting date, as follows: (i) 25% of the shares underlying the Offerpad Option on the first annual anniversary of the vesting commencement date and (ii) 75% of the shares underlying the Offerpad Option in 12 substantially equal installments on each quarterly anniversary of the vesting commencement date thereafter. In addition, upon the occurrence of a “sale event” (as defined in the 2016 Plan), the Offerpad Options will accelerate and become fully vested and exercisable.

The following table sets forth the Offerpad Options granted to certain of our named executive officers in the 2020 fiscal year.

Named Executive Officer	2020 Options Granted
Benjamin Aronovitch	145,000
Stephen Johnson	150,000
Mr. Bair did not receive an incentive equity award in 2020. All of the incentive equity awards held by our named executive officers as of December 31, 2020 are further described below in the section entitled, “—
Outstanding Equity Awards at Fiscal
Year-End
.”
2021 Incentive Award Plan
In connection with the Business Combination, our board of directors adopted, and our stockholders approved, the 2021 Incentive Award Plan, referred to below as the 2021 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of our affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.
Benefits and Perquisites
Health and Welfare Plans
In 2020, the named executive officers participated in a 401(k) retirement savings plan maintained by Offerpad. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax
basis through contributions to the 401(k) plan. In 2020, the Company did not make matching contributions under the 401(k) plan. We anticipate that, following the Closing, our named executive officers will continue to participate in this 401(k) plan on the same terms as other full-time employees.
In 2020, the named executive officers participated in health and welfare plans maintained by Offerpad, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance;

•	basic life and accidental death and dismemberment insurance;

•	supplemental life insurance; and

•	vacation and paid holidays.
No Tax
Gross-Ups
We do not make
gross-up
payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our company.
We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Outstanding Equity Awards at Fiscal
Year-End
The following table summarizes the number of shares of Offerpad’s common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020. Each equity award listed in the following table was granted under the 2016 Plan.

		Option Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Brian Bair	2/10/2017		(1)	79,335	—	158,667	5.18	2/9/2027
	2/10/2017		(1)	42,854	—	85,707	5.44	2/9/2027
	7/11/2017		(1)	4,212	—	8,425	5.44	7/10/2027
	7/11/2017		(1)	1,295	—	2,591	5.18	7/10/2027
Benjamin Aronovitch	10/27/2020	10/12/2020	(2)	—	145,000		9.19	10/26/2030
Stephen Johnson	10/27/2020	8/10/2020	(2)	—	150,000		9.19	10/26/2030

(1)
Each of these Offerpad Options vests and becomes exercisable with respect to one-third
of the shares underlying the Offerpad Option upon our board’s good faith determination that the per share value of Offerpad’s common stock (on a fully-diluted basis) equals or exceeds three times (3x), four times (4x) and/or five times (5x), in each case, of the exercise price applicable to the Offerpad Option. On February 5, 2019, one-third
(1/3) of the shares subject to these Offerpad Options vested in connection with Offerpad’s attainment of a per share value of $19.92, as determined by our board of directors. In addition, upon the closing of the Business Combination, these Offerpad Options accelerated and became fully vested and exercisable.

(2)
Each of these Offerpad Options vests and becomes exercisable over a four-year period, subject to the officer’s continued employment with Offerpad or its affiliates through the applicable vesting date, as follows: (i) 25% of the shares underlying the Offerpad Option on the first annual anniversary of the vesting commencement date and (ii) 75% of the shares underlying the Offerpad Option in 12 substantially equal installments on each quarterly anniversary of the vesting commencement date thereafter. In addition, upon the occurrence of a “sale event” (as defined in the 2016 Plan), the Offerpad Option will accelerate and become fully vested and exercisable.

Executive Compensation Arrangements
Existing Arrangements
We have entered into offers of employment letters or employment agreements (collectively, the “
Employment Agreements
”) with each of our named executive officers. The material terms of the Employment Agreements are described below.
Brian Bair
On August 6, 2016, we entered into an offer of employment letter with Mr. Bair, pursuant to which he serves as our Chief Executive Officer. Mr. Bair’s offer letter provides for at-will
employment, an annual base salary, a 60% target bonus opportunity and eligibility to participate in the benefit plans and programs maintained for the benefit of our executive employees. In addition, Mr. Bair’s offer letter contains customary confidentiality and assignment of inventions provisions, as well as standard
non-compete
and employee
non-solicitation
restrictions effective during employment and for 12 months thereafter.
Benjamin Aronovitch; Stephen Johnson
The Employment Agreements with each of Messrs. Aronovitch and Johnson are dated September 24, 2020 and August 10, 2020, respectively. The term of employment under the Employment Agreements is for one year; the term will automatically renew for successive one-year
periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the Employment Agreements, Messrs. Aronovitch and Johnson are entitled to receive an annual base salary of $325,000 per year, pro-rated
for partial years of employment. In addition, the officers are eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off
programs maintained by us for the benefit of our executives generally.
Each of Messrs. Aronovitch and Johnson is eligible to earn annual performance bonuses, based on the achievement of specified performance goals established by our board of directors and targeted at 50% of the officer’s annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made within 90 days following the end of the applicable calendar year in a form mutually agreed upon by the board and the applicable officer; any such payment will be contingent upon the officer’s continued employment through the last day of the applicable calendar year. Under his Employment Agreement, Mr. Aronovitch was guaranteed a minimum annual bonus of $100,000 for 2020.
In addition, in connection with the commencement of his employment with us in 2020, Mr. Aronovitch was paid a cash sign-on
bonus of $100,000. Per the terms of Mr. Aronovitch’s employment agreement, in the event that Mr. Aronovitch’s employment with us was terminated for any reason other than by the Company without “cause” or by the officer for “good reason” (each as defined in his Employment Agreement) within the first six months of his employment, Mr. Aronovitch would have been required to repay to the Company (within 10 days of such termination) a portion of the sign-on
bonus,
pro-rated
for the number of months during such
six-month
period that he is employed with the Company.
In connection with entering into their respective Employment Agreements, the Offerpad Options granted to Messrs. Aronovitch and Johnson (i) will accelerate and become fully vested and exercisable upon a “sale event” of the Company (as defined in the 2016 Plan) and (ii) may be exercised for a period of up to one year following a termination of service with the Company. Additional information on the officers’ outstanding option awards can be found under the section titled “—
Outstanding Equity Awards at Fiscal
Year-End
” above.
Under the Employment Agreements with each of Messrs. Aronovitch and Johnson, on a termination of employment by the Company without “cause,” by the officer for “good reason” (each, as defined in the applicable Employment Agreement) or, with respect to Mr. Aronovitch, due to the Company’s non-renewal
of the employment term, in any case, the applicable officer is eligible to receive the following severance payments and benefits:

(i)
in the case of Mr. Aronovitch, (A) if such termination occurs during the officer’s first year of employment with the Company, an amount equal to 12 months of his then-current base salary, payable in equal installments in accordance with the Company’s normal payroll policies, or (B) if such termination occurs after the officer’s first year of employment with the Company, an amount equal to six months of his then-current base salary, payable in equal installments in accordance with the Company’s normal payroll policies;
provided that
if such termination occurs in contemplation of or within 12 months following a “sale event” (as defined in the 2016 Plan), Mr. Aronovitch is entitled to an amount equal to six months of his then-current base salary, payable in a single lump sum;

(ii)	in the case of Mr. Johnson, an amount equal to six months of his then-current base salary, payable in equal installments in accordance with the Company’s normal payroll policies, provided that if such termination occurs in contemplation of or within 12 months following a sale event, such severance amount will be paid in a single lump sum; and

(iii)
each of Messrs. Aronovitch and Johnson is also eligible to receive (A) payment of any annual bonus that the officer has earned in respect of the calendar year ending on or prior to the applicable date of termination, and (B) Company-subsidized healthcare coverage at the same levels as in effect on the date of termination for up to six months following the applicable date of termination.

The officers’ eligibility to receive such severance payments and benefits upon certain qualifying terminations of employment, as described above, is subject to the officer’s timely execution and non-revocation
of a general release of claims in favor of the Company.
In addition, the Employment Agreements with Messrs. Aronovitch and Johnson each contain customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete
and employee
non-solicitation
restrictions effective during employment and for 18 months thereafter and
(ii) non-disparagement
provisions, effective during employment and for 24 months thereafter.
Annual Bonus Plan
Offerpad currently maintains an annual bonus program in which certain eligible employees at the director level and above, including our named executive officers, participate. The named executive officers are eligible to receive bonuses under the bonus program upon the achievement of specified Company performance objectives. For more information on the 2020 annual bonus program, see the section entitled “—
Narrative to Summary Compensation Table—2020 Bonuses
.”
Non-Employee
Director Compensation
In 2020, one
non-employee
director, James Satloff, received compensation for services on our board of directors, as reflected in the table below. None of our other non-employee
directors received compensation from the Company for their services on our board in 2020.

Name	Fees Earned or Paid in Cash ($)	Total ($)
James Satloff	60,000	60,000
Kenneth DeGiorgio	—	—
James Morrissey	—	—
Shivraj Mundy	—	—
Roberto Sella	—	—
Vaughn Bair(1)	$249,914	$249,914

(1)
In addition to serving on our board of directors during 2020 and until the close of the Business Combination, Mr. Bair was employed as a non-executive
employee of Offerpad pursuant to an offer letter by and between Offerpad and Mr. Bair, dated as of August 5, 2016. This offer letter generally provides for at-will
employment, an annual base salary of $150,000, a 60% target bonus opportunity under our annual bonus program, participation in Offerpad health and welfare plans and customary restrictive covenants. In 2020 Mr. Bair received an annual base salary of $313,000; Mr. Bair did not receive additional compensation for his services on our board of directors during 2020.

Director Compensation Program
In connection with the Business Combination, we approved and implemented a compensation program (the “
Director Compensation Program
”) that consists of annual retainer fees and long-term equity awards for certain of our non-employee
directors (each, an “
Eligible Director
”). The material terms of the Director Compensation Program are described below.
Under the Director Compensation Program, upon the effectiveness of the applicable Form
S-8,
we expect to grant to each Eligible Director a restricted stock unit award covering shares of our Class A Common Stock under the 2021 Plan (each, a “
RSU Award
”) with an aggregate value of $300,000. These RSU Awards will vest with respect to one-third
of the restricted stock units on each of the first three anniversaries of the Closing date, subject to continued service.
The Director Compensation Program consists of the following components:
Cash Compensation:

•	Annual Retainer: $50,000

•	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Compensation: $20,000

•	Nominating and Governance: $10,000

•	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $10,000

•	Nominating and Corporate Governance: $5,000

•	Lead Independent Director: $25,000
The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated
for any partial calendar quarter of service.
Equity Compensation
:

•
Initial Grant
: Each Eligible Director who is initially elected or appointed to serve on our Board after the Closing shall be granted, automatically on the date on which such Eligible Director is appointed or elected to serve on the Board, an RSU Award with an aggregate value of $300,000.

Each Initial Grant will vest with respect to
one-third
of the restricted stock units on each of the first three anniversaries of the grant date, subject to continued service.

•
Annual Grant:
An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders (beginning with calendar year 2022) automatically shall be granted, on the date of such annual meeting, an RSU Award with an aggregate value of $150,000.

Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.
In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.
Compensation under the Director Compensation Program will be subject to the annual limits on non-employee
director compensation set forth in the 2021 Plan. In addition, in connection with the Closing, our non-employee
directors may, at his or her election, defer all or a portion of their annual cash retainers and/or RSU Awards earned or granted under the Director Compensation Program.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Offerpad’s Related Party Transactions
LL Credit Facilities
Since October 26, 2016, we have been party to a loan and security agreement (the “LL Funds Loan Agreement”), with LL Private Lending Fund, L.P. and LL Private Lending Fund II, L.P., both of which are affiliates of LL Capital Partners I, L.P., which holds more than 5% of our Class A Common Stock. Additionally, Roberto Sella, who is a member of our board of directors, is the managing partner of LL Funds. The LL Funds Loan Agreement is comprised of a senior revolving credit line and a revolving mezzanine loan, under which we may borrow loans up to a maximum principal amount of line of $225.0 million and $43.45 million, respectively. Interest accrues on the senior revolving credit line and the mezzanine revolving credit line at rates of LIBOR + 4.0% and 13.0%, respectively. In the years ended December 31, 2018, 2019 and 2020 and for the six months ended June 30, 2021, we paid a total of $16.8 million, $16.8 million, $7.8 million and $3.2 million, respectively, in interest for borrowings under the LL Funds Loan Agreement, and had $225.8 million, $238.5 million, $118.4 million and $194.4 million, respectively, in principal outstanding. Since 2018, the largest amount of principal outstanding under the LL Funds Loan Agreement was $256.3 million. As of June 30, 2021, we had $159.8 million and $34.6 million outstanding under the senior revolving credit and mezzanine revolving loans, respectively.
Since March 16, 2020, we have also been party to a mezzanine loan and security agreement (the “LL Mezz Loan Agreement”), with LL Private Lending Fund II, L.P., which is an affiliate of LL Capital Partners I, L.P., which holds more than 5% of our Class A Common Stock. Additionally, Roberto Sella, who is a member of our board of directors, is the managing partner of LL Funds. Under the LL Mezz Loan Agreement, we may borrow loans up to a maximum principal amount of line of $31.25 million. Interest accrues on the mezzanine revolving credit line at a rate of 13.0%. In the year ended December 31, 2020 and for the six months ended June 30, 2021, we paid a total of $0.4 million and $0.7 million, respectively, in interest for borrowings under the LL Mezz Loan Agreement, and had $6.2 million and $28.7 million, respectively, in principal outstanding. The largest amount of principal outstanding under the LL Mezz Loan Agreement was $28.7 million.
Since September 10, 2021, we have been party to a loan and security agreement (the “Loan and Security Agreement”) for which LL Private Lending Fund II L.P is a lender. LL Private Lending Fund II L.P. is an affiliate of LL Capital Partners I, L.P., which holds more than 5% of our Class A Common Stock. Additionally, Roberto Sella, who is a member of our board of directors, is the managing partner of LL Funds. The Loan and Security Agreement is comprised of (i) a $300.0 million credit facility available over a
24-month
term with an accordion feature providing for additional capacity of $100.0 million, which a financial institution is lender to, and (ii) a mezzanine facility of $37.5 million, with an accordion feature providing for an additional capacity of $12.5 million, for which LL Private Lending Fund II L.P. is lender. The mezzanine facility has an interest rate of 13.00% per annum. The largest amount of principal outstanding under the Loan and Security Agreement through September 17, 2021 was $6.3 million.
Commercial Relationship with First American Financial Corporation
First American Financial Corporation (“First American”), which holds more than 5% of our Class A Common Stock, through its subsidiaries is a provider of title insurance and settlement services for real estate transactions and a provider of property data services. Additionally, Kenneth DeGiorgio, who is a member of our board of directors, is the president of First American. We use First American’s services in the ordinary course of its home-buying and home-selling activities. In the years ended December 31, 2019 and 2020 and for the six months ended June 30, 2021, we paid First American $6.9 million, $7.1 million and $4.3 million for its services, respectively, inclusive of the fees for property data services.
Credit Agreement with First American
On June 30, 2021, Offerpad entered into a credit agreement (the “First American Credit Agreement”) with First American Title Insurance Company, which is an affiliate of First American, which holds more than 5% of our

Class A Common Stock. Additionally, Kenneth DeGiorgio, who is a member of our board of directors, is the president of First American. Under the First American Credit Agreement, we borrowed a principal amount of $30.0 million. In August 2021, we amended the First American Credit Agreement to borrow an additional $25.0 million. The largest amount of principal outstanding under the First American Credit Agreement, as amended, was $55.0 million. The loan accrued interest at an annual rate of 12.0%. We used the loan to help continue to fund our ongoing operations through the consummation of the Business Combination. The principal amounts of the loan, together with all accrued but unpaid interest, were repaid in connection with the Closing.
Notes Payable
From August 2015 to January 2017, Offerpad issued an aggregate of $1.1 million in notes payable to immediate family members of Brian Bair, Offerpad’s chief executive officer and a member of its board of directors. The notes payable bear interest at a rate of 14.0% per annum, are pre-payable
and have no set maturity date. In the years ended December 31, 2018, 2019 and 2020 and for the six months ended June 30, 2021, Offerpad paid a total of $0.2 million, $0.2 million, $0.2 million and $0.08 million, respectively, in interest for borrowings under the notes payable, and no principal. Since 2018, the largest amount of principal outstanding under these notes payable was $1.1 million. As of June 30, 2021, Offerpad had $1.1 million outstanding under such notes payable. The principal amount of each note, together with all accrued but unpaid interest, was repaid upon the Closing. The following table summarizes the notes payable outstanding held by such related persons:

Amounts outstanding as of June 30, 2021
Ashlee Anderson	$300,000
Bonnie Simonton	200,000
Scott Simonton	592,328

Total	$1,092,328

Convertible Preferred Stock Financings
In April 2018 and June 2018, Offerpad issued and sold 4,650,874 and 2,325,437 shares, respectively, of its Series B convertible preferred stock to LL Capital Partners I, L.P. for a total purchase price of $45.0 million. Additionally, in April 2018, Offerpad issued and sold 775,146 shares of its Series B convertible preferred stock for a total purchase price of $5.0 million, and issued a warrant to purchase 250,552 shares of its common stock at an exercise price of $6.4504 per share, to an affiliated entity of LL Capital Partners I, L.P.
In February 2019 and February 2020, Offerpad issued and sold to First American 3,764,606 and 501,947 shares, respectively, of its Series C convertible preferred stock for a total purchase price of $85.0 million.
Repurchase of Common Stock
In connection with Offerpad’s Series C convertible preferred stock financing, in February 2019, Offerpad repurchased an aggregate of 636,396 shares of common stock at a purchase price of $16.7348 per share. The purchase price represents a price equal to 84% of the purchase price of $19.9224 per share of Series C convertible preferred stock. Of the 636,396 shares of common stock repurchased: 253,961 shares of common stock were sold by Brian Bair, our Chief Executive Officer; 134,450 shares were sold by a family member of Brian Bair; and 119,511 shares were sold by a separate family member of Brian Bair.
Voting Agreement
Offerpad was party to a Fourth Amended and Restated Voting Agreement, dated as of April 16, 2020, pursuant to which certain holders of its capital stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers, agreed to vote their shares of Offerpad stock on certain matters, including with respect to the election of directors. This agreement terminated upon the Closing.
Investor Rights Agreement
Offerpad was party to a Third Amended and Restated Investors Rights Agreement, dated as of February 5, 2019, as amended on February 20, 2020, which granted registration rights and information rights, among other things, to certain holders of its capital stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers. This agreement terminated upon the Closing.
Right of First Refusal and
Co-Sale
Agreement
Offerpad was party a Third Amended and Restated Right of First Refusal and
Co-Sale
Agreement, dated as of February 5, 2019, as amended on February 20, 2020, whereby Offerpad had the right to purchase shares of Offerpad stock that certain stockholders proposed to sell to other parties. Certain holders of Offerpad stock, including certain holders of 5% of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors and executive officers, have rights of first refusal and co-sale
under the agreement. This agreement terminated upon the Closing.
Compensation of Immediate Family Members of Brian Bair
Offerpad employs two of Brian Bair’s brothers full-time. For the years ended December 31, 2018, 2019 and 2020, one of his brothers received approximately $248,000, $240,000 and $260,000 in total compensation in those years, respectively, and the other received approximately $223,000, $216,000 and $313,000 in total compensation in those years, respectively. Offerpad also employs Brian Bair’s sister-in-law.
For the years ended December 31, 2019 and 2020, she received approximately $145,000 and $120,000 in total compensation in those years, respectively.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
son-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to our audit committee charter, the audit committee has the responsibility to review related party transactions.
SPNV Related Party Transactions
On September 9, 2020, the SPNV Sponsor paid $25,000 to cover for certain offering costs in exchange for 11,500,000 founder shares, or approximately $0.002 per share. On September 14, 2020, SPNV effectuated an
0.75-for-1
reverse split of the founder shares, resulting in an aggregate outstanding amount of 8,625,000 founder shares. On September 24, 2020, the SPNV Sponsor transferred 34,500 founder shares to each of the then five independent director nominees. The purchase price of the founder shares was determined by dividing the amount of cash contributed to SPNV by the number of founder shares issued. On October 20, 2020, SPNV effectuated a
6-for-7
stock split of the founder shares, resulting in an aggregate outstanding amount of 10,062,500 founder shares. Upon the completion of the SPNV IPO, SPNV’s initial stockholders held 10,062,500 founder shares. The SPNV Sponsor is considered a related person of SPNV because, from SPNV’s formation until the Closing, the SPNV Sponsor was an affiliate of SPNV and held more than 5% of SPNV’s capital stock.
The SPNV Sponsor purchased an aggregate of 6,700,000 private placement warrants at a price of $1.50 per warrant for $10,050,000 in a private placement that occurred simultaneously with the closing of the SPNV IPO. Each private placement warrant is exercisable to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided herein. Private placement warrants may be exercised only for a whole number of shares. The private placement warrants (including the Class A Common Stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the initial Business Combination with Offerpad.
SPNV entered into a forward purchase agreement with affiliates of the SPNV Sponsor pursuant to which such affiliates committed to purchase, and did purchase from SPNV 5,000,000 units, consisting of one share of Class A common stock and one-third
of one warrant to purchase one share of Class A Common Stock for $10.00 per unit, or an aggregate amount of up to $50,000,000, in a private placement that closed concurrently with the closing of the Business Combination with Offerpad.
Sponsor Support Agreement
In connection with the execution of the Merger Agreement, SPNV, the SPNV Insiders and Offerpad entered into the Sponsor Support Agreement pursuant to which the SPNV Insiders agreed to, among other things, vote to adopt and approve the Merger Agreement and the Transactions, in each case, subject to the terms and conditions of the Sponsor Support Agreement. The Sponsor and each independent officer and director of SPNV has entered into a letter agreement with SPNV in connection with the SPNV IPO, pursuant to which they agreed to vote any shares of SPNV capital stock held by them in favor of the Transactions. The SPNV Sponsor and each of the SPNV Insiders also agreed to not transfer any lock-up
shares (i) during the period prior to Closing, and (ii) during the period of 180 days after the Closing Date, in each case, subject to limited exceptions including (x) with respect to 33% of the
Lock-Up
Shares if the closing price of SPNV’s Class A common stock equals or exceeds $12.50 per share for any 20 trading days within any
30-trading
day period commencing at least 30 days following the Closing and (y) with respect to an additional 50% of the
Lock-Up
Shares if the closing price of SPNV’s Class A common stock equals or exceeds $15.00 per share for any 20 trading days within any
30-trading
day period commencing at least 30 days following the Closing. Such restrictions apply to the shares of SPNV’s Class A common stock and SPNV’s warrants, including shares of Offerpad Solutions Class A common stock issuable upon conversion of SPNV’s private placement warrants held by the Sponsor and the SPNV Insiders immediately following the Closing. In addition, the Sponsor has agreed that 20% of its shares of Class B common stock issued in connection with the IPO (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of SPNV’s Class A common stock equals or exceeds $12.00 for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of Supernova. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

Registration Rights Agreement
At the Closing, Offerpad Solutions, the SPNV Sponsor, certain independent directors of SPNV, the parties to the SPNV Forward Purchase Agreements, certain former stockholders of Offerpad and other parties entered into an Amended and Restated Registration Rights Agreement, pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time. The Registration Rights Agreement will terminate on the earlier of (i) the five year anniversary of the date of the Registration Rights Agreement or (ii) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

PRINCIPAL STOCKHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of Class A Common Stock and Class B Common Stock following the consummation of the Business Combination and the PIPE Investment by:

•	each person who is known to be the beneficial owner of more than 5% of shares of Class A Common Stock or Class B Common Stock;

•	each of Offerpad’s current named executive officers and directors; and

•	all current executive officers and directors of Offerpad as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Unless otherwise indicated, Offerpad believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Class A Common Stock			Class B Common Stock			Percentage of Total Voting Power
	Shares		%	Shares	%
5% Holders
Supernova Partners LLC(2)	16,561,250		7.2%	—	—		4.4%
Entities affiliated with LL Capital Partners I, L.P.(3)	100,249,983		44.8%	—	—		27.0%
First American Financial Corporation(4)	32,138,883		14.4%	—	—		8.6%
Jerry Coleman(5)	18,714,704		8.3%	—	—		5.0%
Directors and Executive Officers
Brian Bair(6)	17,701,926		7.3%	14,816,236	100.0%		40.3%
Stephen Johnson(7)	282,478	*		—	—	*
Mike Burnett(8)	564,956	*		—	—	*
Benjamin Aronovitch(9)	273,062	*		—	—	*
Katie Curnutte	—		—	—	—		—
Kenneth DeGiorgio	—		—	—	—		—
Alexander M. Klabin(10)	6,000,000		2.7%	—	—		1.6%
Ryan O’Hara	—		—	—	—		—
Sheryl Palmer	35,000	*		—	—	*
Roberto Sella(3)	100,628,089		45.0%	—	—		27.1%
All directors and executive officers as a group (10 individuals)	125,485,511		51.5%	14,816,236	100.0%		68.6%

*	Less than one percent
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2150 E Germann Rd., Suite 1, Chandler, AZ 85286.
(2)
Includes 9,861,250 shares of Class A Common Stock and 6,700,000 warrants to purchase Class A Common Stock that will be exercisable within 60 days of September 1, 2021. Supernova Partners LLC is governed by a board of managers consisting of four managers: Spencer M. Rascoff, Alexander M. Klabin, Robert D. Reid and Michael S. Clifton. As a result, each of Messrs. Rascoff, Klabin, Reid, and Clifton may be deemed to share beneficial ownership of the securities owned by Supernova Partners LLC. However, each manager of Supernova Partners LLC has one vote, and the approval of a majority of the manager is required to approve any action of Supernova Partners LLC. Under the so-called
“rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. The address of Supernova Partners LLC is 4301 50th Street NW, Suite 300 PMB 1044, Washington, D.C. 20016 and post-business combination.
(3)
Consists of shares of Class A Common Stock held by LL Capital Partners I, L.P. and by SIF V, LLC. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the general partner of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella is the sole manager of SIF V, LLC and LLCP II GP, LLC. As the sole manager of SIF V, LLC and LLCP II GP, LLC, Roberto Sella may be deemed to have voting and dispositive power for the shares noted herein held by LL Capital Partners I, L.P. and SIF V, LLC. Each of LL Capital Partners I, L.P., SIF V, LLC and Roberto Sella separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o LL Funds, LLC, 2400 Market Street Philadelphia, PA 19103.

(4)
Consists of shares of Class A Common Stock held of record by First American Financial Corporation (“First American”). The management of First American exercises voting and dispositive power with respect to these securities. The board of directors of First American is responsible for appointing all of the members of management, and no member of the board of directors of First American is deemed to beneficially own the shares of common stock held by First American. The address for First American Financial Corporation is 1 First American Way, Santa Ana, CA 97207.

(5)	Includes 2,885,690 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of September 1, 2021.
(6)
Consists of (i) 2,648,229 shares of our Class B Common Stock held by the BAB 2021 Irrevocable Trust, (ii) 12,168,007 shares of Class B Common Stock and (iii) 2,534,128 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of September 1, 2021.

(7)	Consists of 282,478 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of September 1, 2021.
(8)	Consists of 564,956 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of September 1, 2021.
(9)	Consists of 273,062 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of September 1, 2021.
(10)
Consists of (i) 4,500,000 shares of Class A Common Stock and (ii) 1,500,000 warrants to purchase shares of Class A common stock that will be exercisable within 60 days of September 1, 2021 held by an entity controlled by Mr. Klabin.

SELLING SECURITYHOLDERS
The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock and Warrants set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and Warrants after the date of this prospectus.
The following table sets forth certain information provided by or on behalf of the Selling Securityholders concerning the Class A Common Stock and Warrants that may be offered from time to time by each Selling Securityholder pursuant to this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Moreover, the securities identified below include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the Selling Securityholders. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A Selling Securityholder may sell all, some or none of such securities in this offering. See “
Plan of Distribution
.”
Percentage ownership is based on 221,862,268 shares of Class A Common Stock outstanding as of August 3, 2021.
Other than as described below or elsewhere in this prospectus, none of the Selling Securityholders has any material relationship with us or any of our predecessors or affiliates.

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
Alyeska Master Fund, L.P.	400,000	—	400,000	—	—	—	—	—
BlackRock, Inc.(1)	4,000,000	—	4,000,000	—	—	—	—	—
Cypress Forest Investments LLC	750,000	—	750,000	—	—	—	—	—
Darrell Sherman	30,000	—	30,000	—	—	—	—	—
Carl David Cone	30,000	—	30,000	—	—	—	—	—
David S. Connelly	50,000	—	50,000	—	—	—	—	—
CVI Investments, Inc.	400,000	—	400,000	—	—	—	—	—
Indaba Capital Fund, L.P.(2)	800,000	—	800,000	—	—	—	—	—
Highmark Long/Short Equity 4 Ltd.	343,496	—	343,496	—	—	—	—	—
Islet Master Fund LP	456,504	—	456,504	—	—	—	—	—
Ghisallo Master Fund LP	355,000	—	355,000	—	—	—	—	—
LH Capital Markets, LLC	500,000	—	500,000	—	—	—	—	—
Luxor Wavefront, LP	411,351	—	411,351	—	—	—	—	—
Thebes Offshore Master Fund, LP	257,143	—	257,143	—	—	—	—	—
Lugard Road Capital Master Fund, LP	675,316	—	675,316	—	—	—	—	—
Luxor Capital Partners Long Offshore	10,889	—	10,889	—	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
Luxor Capital Partners Long, LP	32,734	—	32,734	—	—	—	—	—
Luxor Capital Partners Offshore	599,029	—	599,029	—	—	—	—	—
Luxor Gibraltar, LP—Series I	64,584	—	64,584	—	—	—	—	—
Luxor Capital Partners, LP	948,954	—	948,954	—	—	—	—	—
BEMAP Master Fund Ltd	139,720	—	139,720	—	—	—	—	—
Bespoke Alpha MAC MIM LP	21,114	—	21,114	—	—	—	—	—
DS Liquid Div RVA MON LLC	162,782	—	162,782	—	—	—	—	—
Monashee Pure Alpha SPV I LP	89,406	—	89,406	—	—	—	—	—
Monashee Solitario Fund LP	112,417	—	112,417	—	—	—	—	—
SFL SPV I LLC	24,561	—	24,561	—	—	—	—	—
Park West Investors Master Fund, Limited	1,138,000	—	1,138,000	—	—	—	—	—
Park West Partners International, Limited	112,000	—	112,000	—	—	—	—	—
Senvest Master Fund, LP	800,000	—	800,000	—	—	—	—	—
Sheryl Palmer(3)	35,000	—	35,000	—	—	—	—	—
Taylor Morrison Home Corporation	1,000,000	—	1,000,000	—	—	—	—	—
Topia Ventures, LLC	200,000	—	200,000	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Opportunity Fund	19,200	—	19,200	—	—	—	—	—
Nineteen77 Global Multi-Strategy Alpha Master Limited	114,975	—	114,975	—	—	—	—	—
IAM Investments ICAV—O’Connor Event Driven UCITS Fund	850	—	850	—	—	—	—	—
Nineteen77 Global Merger Arbitrage Master Limited	114,975	—	114,975	—	—	—	—	—
Ulysses Partners L.P.	704,000	—	704,000	—	—	—	—	—
Ulysses Offshore Fund, Ltd.	96,000	—	96,000	—	—	—	—	—
Brookdale Global Opportunity Fund	370,000	—	370,000	—	—	—	—	—
Brookdale International Partners, L.P.	630,000	—	630,000	—	—	—	—	—
ZP Master Utility Fund, Ltd(4)	3,000,000	—	3,000,000	—	—	—	—	—
Supernova Partners LLC(5)	16,561,250	6,700,000	16,561,250	6,700,000	—	—	—	—

Names and Addresses	Securities Beneficially Owned prior to this Offering		Securities to be Sold in this Offering		Securities Beneficially Owned after this Offering
	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Warrants	Shares of Class A Common Stock	Percentage	Warrants	Percentage
Entities affiliated with LL Capital Partners I, L.P.(6)	100,249,983	—	100,249,983	—	—	—	—	—
First American Financial Corporation(7)	32,138,883	—	32,138,883	—	—	—	—	—
Jerry Coleman(8)	18,714,704	—	18,714,704	—	—	—	—	—
Brian Bair(9)	17,701,926	—	17,701,926	—	—	—	—	—
Stephen Johnson(10)	1,129,912	—	1,129,912	—	—	—	—	—
Mike Burnett(11)	1,129,912	—	1,129,912	—	—	—	—	—
Benjamin Aronovitch(12)	1,092,248	—	1,092,248	—	—	—	—	—
Ancient 1604 LLC(13)	6,000,000	1,500,000	6,000,000	1,500,000	—	—	—	—
Roberto Sella(14)	378,106	—	378,106	—	—	—	—	—
75 & Sunny LP(15)	666,667	166,667	666,667	166,667	—	—	—	—
Vaughn Bair(16)	9,848,875	—	9,848,875	—	—	—	—	—
Casey Bair(17)	6,778,397	—	6,778,397	—	—	—	—	—
Darrin Shamo(18)	1,401,278	—	1,401,278	—	—	—	—	—
Ken Fox(19)	40,250	—	40,250	—	—	—	—	—
Jim Lanzone(19)	40,250	—	40,250	—	—	—	—	—
Gregg Renfrew(19)	40,250	—	40,250	—	—	—	—	—
Rajeev Singh(19)	40,250	—	40,250	—	—	—	—	—
Damien Hooper-Campbell(19)	40,250	—	40,250	—	—	—	—	—

(1)
The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Global Allocation Fund, Inc.; BlackRock Global Funds - Global Allocation Fund; BlackRock Global Allocation V.I. Fund of BlackRock Variable Series Funds, Inc.; BlackRock Global Allocation Portfolio of BlackRock Series Fund, Inc.; BlackRock Global Allocation Collective Fund; BlackRock Global Funds - Global Dynamic Equity Fund; BlackRock Capital Allocation Trust; BlackRock Strategic Income Opportunities Portfolio of BlackRock Funds V; Strategic Income Opportunities Bond Fund; BGF ESG Fixed Income Global Opportunities Fund; BGF Fixed Income Global Opportunities Fund; Master Total Return Portfolio of Master Bond LLC; BlackRock Total Return Bond Fund; and BlackRock Global Long/Short Credit Fund of BlackRock Funds IV. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, New York 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(2)
The securities in the table above are held directly by Indaba Capital Fund, L.P. (“Indaba Fund”). Indaba Capital Management, L.P. (“Indaba Management”) is Indaba Fund’s investment manager. Pursuant to an Investment Management Agreement, Indaba Fund and its general partner have delegated all voting and investment power over securities held by Indaba Fund to Indaba Management and, accordingly, Indaba Management may be deemed to have beneficial ownership of such securities. IC GP, LLC, as the general partner of Indaba Management, and Derek Schrier, as Managing Member of IC GP, LLC, may be deemed to exercise voting and investment power over and have beneficial ownership of the securities held by Indaba Fund. Indaba Fund specifically disclaims beneficial ownership of the securities in the table above that are directly held by it by virtue of its inability to vote or dispose of such securities as a result of the delegation of voting and investment power to Indaba Management. The business address of Indaba Fund, Indaba Management, IC GP, LLC, and Mr. Schrier is c/o Indaba Capital Management, L.P., 1 Letterman Drive, Building D, Suite DM700, San Francisco, CA 94129.

(3)	Sheryl Palmer is a member of the board of directors of the Company.

(4)
ZP Master Utility Fund, Ltd. (the “ZP Fund”) has delegated to Zimmer Partners, LP, as investment manager (the “ZP Investment Manager”), sole voting and investment power over the Class A Common Stock held by the ZP Fund pursuant to its investment management agreement with Zimmer Partners, LP. As a result, each of the ZP Investment Manager, Zimmer Partners GP, LLC, as the general partner of the Investment Manager, Sequentis Financial LLC, as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Sequentis Financial LLC, may be deemed to exercise voting and investment power over the Class A Common Stock held by the ZP Fund and thus may be deemed to beneficially own such Class A Common Stock.

(5)
Consists of (i) 9,861,250 shares of Class A Common Stock and (ii) 6,700,000 warrants to purchase shares of Class A Common Stock. Supernova Partners LLC is governed by a board of managers consisting of four managers: Spencer M. Rascoff, Alexander M. Klabin, Robert D. Reid and Michael S. Clifton. As a result, each of Messrs. Rascoff, Klabin, Reid, and Clifton may be deemed to share beneficial ownership of the securities owned by Supernova Partners LLC. However, each manager of Supernova Partners LLC has one vote, and the approval of a majority of the manager is required to approve any action of Supernova Partners LLC. Alexander Klabin is a member of the board of directors at the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(6)
Consists of (i) 92,685,278 shares of Class A Common Stock held by LL Capital Partners I, L.P. and (ii) 7,564,705 shares of Class A Common Stock held by SIF V, LLC. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the managing member of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella, who is a member of the board of directors at the Company, is the sole manager of LLCP I GP, LLC. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(7)
These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(8)
Consists of (i) 15,829,014 shares of Class A Common Stock and (ii) 2,885,690 shares of Class A Common Stock that would be issuable upon the exercise of options. Jerry Coleman was a co-founder of OfferPad, Inc. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(9)
Consists of (i) 2,648,229 shares of Class B Common Stock held by the BAB 2021 Irrevocable Trust, (ii) 12,168,007 shares of Class B Common Stock and (iii) 2,534,128 shares of Class A Common Stock that would be issuable upon the exercise of options. Brian Bair is the chief executive officer and chairman of the board of directors at the Company and served as an executive officer and director of OfferPad, Inc. prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(10)
Consists of 1,129,912 shares of Class A Common Stock that would be issuable upon the exercise of options. Stephen Johnson is chief operating officer at the Company and served as an executive officer of OfferPad, Inc. prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(11)
Consists of 1,129,912 shares of Class A Common Stock that would be issuable upon the exercise of options. Michael Burnett is chief financial officer at the Company and served as an executive officer of OfferPad, Inc. prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(12)
Consists of 1,092,248 shares of Class A Common Stock that would be issuable upon the exercise of options. Benjamin Aronovitch is the chief financial officer at the Company and served as an executive officer of OfferPad, Inc. prior to the Business Combination. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(13)
Consists of (i) 4,500,000 shares of Class A Common Stock and (ii) 1,500,000 warrants to purchase shares of Class A Common Stock. Alexander Klabin, a member of the board of directors of the Company, controls the vote and disposition of shares held by Ancient 1604 LLC. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(14)
Roberto Sella is a member of the board of directors of the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(15)
Spencer Rascoff, a member of the board of directors of the Company until completion of the Business Combination, controls the vote and disposition of shares held by 75 & Sunny LP. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(16)
Consists of (i) 8,101,775 shares of Class A Common Stock and (ii) 1,747,100 shares of Class A Common Stock that would be issuable upon the exercise of options. Vaughn Bair is the brother of Brian Bair, the Company’s chief executive officer and chairman of the board of directors, served as a member of the board of directors of OfferPad, Inc. prior to the Business Combination and is a non-executive
employee at the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(17)
Consists of (i) 5,445,335 shares of Class A Common Stock and (ii) 1,333,062 shares of Class A Common Stock that would be issuable upon exercise of options. Casey Bair is the brother of Brian Bair, the Company’s chief executive officer and chairman of the board of directors, and is an employee at the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(18)
Consists of (i) 376,637 shares of Class A Common Stock and (ii) 1,024,641 shares of Class A Common Stock that would be issuable upon exercise of options. Darrin Shamo is a non-executive
employee at the Company. These securities are being registered for resale in accordance with the terms of the Registration Rights Agreement, as described under “
Certain Relationships and Related Party Transactions—Registration Rights Agreement
.”

(19)	Formerly a director of Supernova Partners Acquisition Company, Inc. prior to the Business Combination.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, our bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized Capital Stock
The Charter authorizes the issuance of 2,370,000,000 shares, of which 2,000,000,000 shares are shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares are shares of Class B common stock, par value $0.0001 per share, 250,000,000 shares are shares of Class C common stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share of Class A common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Holders of our Class A common stock are not entitled to cumulate their votes in the election of directors.
The Charter further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.
The Charter further provides that the affirmative vote of at least two-thirds
of the total voting power of all then outstanding shares of our stock, voting as a single class, is be required to amend, alter, repeal or rescind certain provisions of the Charter, including provisions relating to voting and dividend rights, the size and classifications of the board of directors, special meetings, director and officer indemnification, forum selection, and amendments to the Charter. The affirmative vote of the holders of at least two-thirds
of the voting power of all the then-outstanding shares of our voting stock, voting as a single class, will be required to amend or repeal the Bylaws, although the Bylaws may be amended by a simple majority vote of our board of directors.
Dividend Rights
Each holder of our Class A common stock will share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, each holder of Class A common stock then outstanding will participate pro rata in the funds and assets of Offerpad Solutions Inc. that may be legally distributed to its stockholders, subject to the designations, preferences, limitations, restrictions and relative rights of any class or series of preferred stock then outstanding.

Other Matters
No shares of Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock. Holders of shares of Class A common stock do not have subscription, redemption or conversion rights.
Class B Common Stock
Voting Rights
Prior to the Sunset Date, which is the earlier of: (a) the date that is nine months following the date on which Brian Bair (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to us as a member of our senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which the Qualified Stockholders have Transferred (as such terms are defined in the Charter), in the aggregate, more than seventy-five percent (75%) of the shares of our Class B Common Stock that were held by the Qualified Stockholders immediately following the closing of the Business Combination transaction with OfferPadd, Inc., holders of our Class B common stock will be entitled to cast 10 votes per share of Class B common stock. From and after the Sunset Date, each share of Class B common stock will automatically convert into one share of Class A common stock. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by our stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Each holder of Class B common stock will share ratably (based on the number of shares of Class B common stock held) if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, Class B common stock with respect to the payment of dividends.
Liquidation Rights
In the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, each holder of Class B common stock then outstanding will participate pro rata in the funds and assets of Offerpad Solutions Inc. that may be legally distributed to its stockholders, subject to the designations, preferences, limitations, restrictions and relative rights of any class or series of preferred stock then outstanding.
Transfers
Pursuant to the Charter, shares of Class B common stock are fully transferable to any transferee, provided, however, that such Class B common stock will automatically convert into Class A common stock upon certain transfers of such shares, subject to certain exceptions set forth in the Charter, and upon the Sunset Date.
Other Matters
No shares of Class B common stock are subject to redemption or have preemptive rights to purchase additional shares of Class B common stock. Each share of Class B common stock is convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to our transfer agent. Each share of Class B common stock will automatically convert into one share of Class A common stock (a) upon certain transfers of such shares, subject to exceptions set forth in the Charter or (b) on the Sunset Date.

Class C common stock will entitle its holder to have substantially the same rights as Class A common stock, except it will not have any voting rights.
Preferred Stock
The Charter provides that our board of directors has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, which rights may be greater than the rights of the holders of the common stock.
The purpose of authorizing our board of directors to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on common stock, diluting the voting power of common stock or subordinating the dividend or liquidation rights of common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of common stock.
Warrants
Public Warrants
Each public warrant entitles the holder to acquire Class A common stock. Each whole warrant will entitle the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below. The warrants are not exercisable until the later of (i) 30 days after the Closing and (ii) 12 months from the closing of SPNV’s IPO. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you hold at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Redemption of Warrants for Cash
Once the warrants become exercisable, we may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of our Class A common stock and equity-linked securities as described below) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us for cash, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The last of the redemption criterion discussed above prevents a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Redemption of warrants for shares of Offerpad Solutions Class A common stock
Once the warrants become exercisable, we may redeem the outstanding warrants for shares of Class A common stock:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Class A common stock (as defined below) except as otherwise described below;

•
if, and only if, the last reported sale price of our Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like and for certain issuances of our Class A common stock and equity-linked securities as described above) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•
if, and only if, the private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of our Class A common stock) as the outstanding public warrants, as described above.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

		Fair Market Value of Class A Common Stock
Redemption Date (period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and time to expiration may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant, subject to adjustment. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

We can redeem the warrants when our Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when our Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when our Class A common stock trades at a price higher than the exercise price of $11.50 per share.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the Warrant Agreement, the warrants may be exercised for such security.
Redemption procedures and cashless exercise
If we call the warrants for redemption as described above under “—
Redemption of Warrants for Cash
,” our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of its warrants. If its management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 Class A ordinary shares per warrant, subject to adjustment. We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. The “fair market value” shall mean the volume-weighted average price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Off Class A common stock outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments
If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up
of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend,
split-up
or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume-weighted average price of Class A common stock as reported during the
10-trading
day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or makes a distribution in cash, securities or other assets to the holders of our Class A common stock on account of such shares of Class A common stock (or other shares of capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of our Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which Offerpad Solutions is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus
Black-Scholes
Warrant Value (as defined in the Warrant Agreement) of the warrant.
The warrants were issued in registered form under the Warrant Agreement. If you hold warrants, you should review a copy of the Warrant Agreement, which was filed as an exhibit to the registration statement pertaining to the SPNV IPO, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants and forward purchase warrants to make any change that adversely affects the interests of the registered holders of public warrants or forward purchase warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
Private Placement Warrants
The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are not transferable, assignable or salable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the SPNV Sponsor) and are not be redeemable by us so long as they are held by the SPNV Sponsor or its permitted transferees (except for a number of shares of Class A common stock as described under “—
Redemption of Warrants for Shares of Offerpad Solutions Class
 A Common Stock
”). The SPNV Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and the SPNV Sponsor and its permitted transferees has certain registration rights related to the private placement warrants (including the shares of Offerpad Solutions Class A common stock issuable upon exercise of the private placement warrants). Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the SPNV Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public.
Exclusive Forum
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery (the “
Chancery Court
”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (1) any derivative action, suit or proceeding brought on our behalf; (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, stockholders or employees of ours or our stockholders; (3) any action, suit or proceeding asserting a claim against us arising pursuant to any provision of the DGCL, the Bylaws or the Charter (as either may be amended from time to time); or (4) any action, suit or proceeding asserting a claim against us or any current or former director, officer or stockholder governed by the internal affairs doctrine.
Our Charter provides that the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. If any such foreign action is filed in a court other than the courts in the State of Delaware in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce such actions and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Our Charter also provides that any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences for our stockholders.
Anti-Takeover Effects of Provisions of the Company’s Charter and Bylaws and Applicable Law
Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (1) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2/3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law. Under the Charter, we opted out of Section 203 of the DGCL, but provide other similar restrictions regarding takeovers by interested stockholders;
provided
that Section 203 shall apply to us for the
12-month
period following the filing of the Charter.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company.
Listing of Class A Common Stock and Warrants
Our Class A common stock and warrants are listed on the NYSE under the symbols “OPAD” and “OPAD WS,” respectively.

PLAN OF DISTRIBUTION
We are registering 233,993,391 shares of Class A Common Stock and 8,366,667 Warrants for possible sale by the Selling Securityholders from time to time and up to 8,366,667 shares of Class A Common Stock that are issuable upon the exercise of the Warrants. The Selling Securityholders will pay all incremental selling expenses relating to the sale of their shares of Class A Common Stock and Warrants, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Securityholders, except that we will pay the reasonable fees and expenses of one legal counsel for the Selling Securityholders, in the event of an underwritten offering of their shares of Class A Common Stock or Warrants. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Class A Common Stock and Warrants covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE listing fees and fees and expenses of our counsel and our accountants.
The shares of Class A Common Stock and Warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Securityholders may sell their shares of Common Stock and Warrants by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•
through trading plans entered into by a Selling Securityholder pursuant to
Rule 10b5-1
under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through underwriters or broker-dealers;

•	settlement of short sales entered into after the date of this prospectus;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through loans or pledges of the shares, including to a broker-dealer or an affiliate thereof;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

A Selling Securityholder that is an entity may elect to make an in-kind
distribution of Class A Common Stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable shares of Common Stock pursuant to a distribution pursuant to the registration statement of which this prospectus forms a part.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).
A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling

Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date by surrendering, at the office of the Warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, an election to purchase, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders have agreed to indemnify any underwriter against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to use our commercially reasonable efforts to maintain the effectiveness of this registration statement related to the until (i), regarding the shares of common stock issued pursuant to the PIPE Investment, the earliest of (x) the third anniversary of the Closing, (y) the date on which the holder ceases to hold any shares and (z) on the first date on which the holder is able to sell all of its shares without restriction under Rule 144 of the Securities Act within ninety (90) days without limitation as to the amount of such securities that may be sold, and (ii), regarding the shares being registered for resale in accordance with the terms of the Registration Rights Agreement, the expiration or redemption of the Warrants in accordance with the provisions of the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses. The Selling Securityholders will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.

LEGAL MATTERS
The validity of the shares of Class A Common Stock and Warrants offered hereby will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS
The financial statements of Supernova Partners Acquisition Company, Inc. as of December 31, 2020, and for the period from August 31, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
The financial statements of Offerpad, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, included in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the shares of Class A Common Stock and Warrants offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Class A Common Stock and Warrants offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is
www.sec.gov
.

INDEX TO THE FINANCIAL STATEMENTS
OFFERPAD, INC.

Page

Unaudited condensed consolidated financial statements As of June 30, 2021 and December 31, 2020 and for the three and six months ended June 30, 2021 and 2020
Financial Statements:
Condensed Consolidated Balance Sheets	F-2
Condensed Consolidated Statements of Operations	F-4
Condensed Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficit	F-5
Condensed Consolidated Statements of Cash Flows	F-7
Notes to Condensed Consolidated Financial Statements	F-8

Consolidated financial statements (audited)
As of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018
Report of Independent Registered Public Accounting Firm	F-26
Financial Statements:
Consolidated Balance Sheets	F-27
Consolidated Statements of Operations	F-28
Consolidated Statements of Changes in Temporary Equity and Stockholders’ Deficit	F-29
Consolidated Statements of Cash Flows	F-30
Notes to Consolidated Financial Statements	F-31
SUPERNOVA PARTNERS ACQUISITION
COMPANY, INC.

OFFERPAD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value per share, unaudited)

		June 30,	December 31,
		2021	2020
ASSETS
Current Assets:
Cash and cash equivalents		$44,560	$43,938
Restricted cash		13,341	6,804
Accounts receivable		7,117	2,309
Inventory		482,860	171,359
Prepaid expenses and other current assets		13,217	2,880

Total current assets		561,095	227,290
Property and equipment, net		12,110	8,231
Other non-current assets		122	352

TOTAL ASSETS	(1)	$573,327	$235,873

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable		$5,302	$2,149
Accrued liabilities		26,606	11,181
Secured credit facilities and notes payable, net - related party		255,344	126,825
Secured credit facilities and notes payable		234,508	50,143

Total current liabilities		521,760	190,298

Secured credit facilities and notes payable, net of current portion		—	4,710

Total liabilities	(2)	521,760	195,008

Commitments and Contingencies (See Note 13)
See accompanying notes to condensed consolidated financial statements.

OFFERPAD, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(in thousands, except par value per share, unaudited)

	June 30,	December 31,
	2021	2020
Temporary Equity:
Series A convertible preferred stock, 2,789 shares authorized at June 30, 2021 and December 31, 2020; 2,775 shares issued and outstanding at June 30, 2021 and December 31, 2020; liquidation preference of $15,099 at June 30, 2021 and December 31, 2020	14,921	14,921
Series A-1 convertible preferred stock, 1,448 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; liquidation preference of $7,500 at June 30, 2021 and December 31, 2020	7,470	7,470
Series A-2 convertible preferred stock, 1,105 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; liquidation preference of $7,500 at June 30, 2021 and December 31, 2020	7,463	7,463
Series B convertible preferred stock, 7,751 shares authorized, issued and outstanding at June 30, 2021 and December 31, 2020; liquidation preference of $50,000 at June 30, 2021 and December 31, 2020	49,845	49,845
Series C convertible preferred stock, 7,529 shares authorized at June 30, 2021 and December 31, 2020; 5,308 shares issued and outstanding at June 30, 2021 and December 31, 2020; liquidation preference of $105,750 at June 30, 2021 and December 31, 2020	104,424	104,424

Total temporary equity	184,123	184,123

Stockholders’ Deficit:
Common stock, 34,077 shares authorized at June 30, 2021 and December 31, 2020; $0.00001 par value; 7,920 and 7,682 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid in capital	7,653	5,908
Accumulated deficit	(129,559)	(138,516)
Treasury stock	(10,650)	(10,650)

Total stockholders’ deficit	(132,556)	(143,258)

TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT	$ 573,327	$ 235,873

(1)
Our consolidated assets at June 30, 2021 and December 31, 2020 include the following assets of certain variable interest entities (“VIEs”) that can only be used to settle the liabilities of those VIEs: Restricted cash, $13,341 and $6,804; Accounts receivable, $6,492 and $1,638; Inventory, $479,435 and $171,212; Prepaid expenses and other current assets, $2,354 and $1,036; Property and equipment, net, $6,857 and $2,772; Total assets of $508,479 and $183,462, respectively.

(2)
Our consolidated liabilities at June 30, 2021 and December 31, 2020 include the following liabilities for which the VIE creditors do not have recourse to Offerpad: Accounts payable, $2,962 and $716; Accrued liabilities, $1,047 and $575; Current portion of secured credit facilities and notes payable, net, $446,727 and $173,539; Noncurrent portion of secured credit facilities and notes payable, net, $0 and $653; Total liabilities, $450,736 and $175,483, respectively.

See accompanying notes to condensed consolidated financial statements.

OFFERPAD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue	$378,647	$287,007	$662,619	$654,662
Cost of revenue	327,783	269,146	578,218	611,903

Gross profit	50,864	17,861	84,401	42,759

Operating expenses:
Sales, marketing and operating	31,595	17,547	56,671	42,976
General and administrative	5,137	3,862	9,871	8,223
Technology and development	2,603	1,692	4,886	3,821

Total operating expenses	39,335	23,101	71,428	55,020

Net Income (loss) from operations	11,529	(5,240)	12,973	(12,261)

Other income (expense):
Interest expense	(2,257)	(2,418)	(4,175)	(7,092)
Other income, net	7	268	248	498

Total other expense	(2,250)	(2,150)	(3,927)	(6,594)

Net Income (loss) before income taxes	9,279	(7,390)	9,046	(18,855)
Income tax expense	(89)	—	(89)	—

Net Income (loss)	$9,190	$(7,390)	$8,957	$(18,855)

Net Income (loss) per share, basic	$1.17	$(0.96)	$1.14	$(2.45)

Net Income (loss) per share, diluted	$0.31	$(0.96)	$0.30	$(2.45)

Weighted average common shares outstanding, basic	7,884	7,682	7,830	7,682

Weighted average common shares outstanding, diluted	29,796	7,682	29,748	7,682

See accompanying notes to condensed consolidated financial statements.

OFFERPAD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
(in thousands, unaudited)

	Temporary Equity											Stockholders’ Deficit
	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional Paid in Capital	Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount			Shares	Amount
Balance at March 31, 2021	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,846	$—	$6,766	$(138,749)	636	$(10,650)	$(142,633)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	74	—	174	—	—	—	174
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	64	—	—	—	64
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	649	—	—	—	649
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	9,190	—	—	9,190

Balance at June 30, 2021	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,920	$—	$7,653	$(129,559)	636	$(10,650)	$(132,556)

	Temporary Equity											Stockholders’ Deficit
	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional Paid in Capital	Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount			Shares	Amount
Balance at March 31, 2020	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	4,881	$96,778	$176,477	7,682	$—	$4,794	$(126,863)	636	$(10,650)	$(132,719)
Issuance of Series C (extension) stock, net of offering costs	—	—	—	—	—	—	—	—	427	7,646	7,646	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	289	—	—	—	289
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(7,390)	—	—	(7,390)

Balance at June 30, 2020	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,682	$—	$5,083	$(134,253)	636	$(10,650)	$(139,820)

OFFERPAD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT (continued)
(in thousands, unaudited)

	Temporary Equity											Stockholders’ Deficit
	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional Paid in Capital	Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount			Shares	Amount
Balance at December 31, 2020	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,682	$—	$5,908	$(138,516)	636	$(10,650)	$(143,258)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	210	—	375	—	—	—	375
Issuance of common stock upon early exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	28	—	—	—	—	—	—
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	107	—	—	—	107
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	1,263	—	—	—	1,263
Net income	—	—	—	—	—	—	—	—	—	—	—	—	—	—	8,957	—	—	8,957

Balance at June 30, 2021	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,920	$—	$7,653	$(129,559)	636	$(10,650)	$(132,556)

	Temporary Equity											Stockholders’ Deficit
	Series A Convertible Preferred Stock		Series A-1 Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Total Temporary Equity	Common Stock		Additional Paid in Capital	Accumulated Deficit	Treasury Stock		Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount			Shares	Amount
Balance at December 31, 2019	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	3,765	$74,601	$154,300	7,682	$—	$4,545	$(115,398)	636	$(10,650)	$(121,503)
Issuance of Series C (extension) stock, net of offering costs	—	—	—	—	—	—	—	—	1,543	29,823	29,823	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	538	—	—	—	538
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(18,855)	—	—	(18,855)

Balance at June 30, 2020	2,775	$14,921	1,448	$7,470	1,105	$7,463	7,751	$49,845	5,308	$104,424	$184,123	7,682	$—	$5,083	$(134,253)	636	$(10,650)	$(139,820)

OFFERPAD, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities:
Net Income (loss)	$8,957	$(18,855)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	277	204
Gain on sale	(246)	—
Amortization of debt financing costs	209	89
Impairment of inventory	339	2,908
Stock-based compensation	1,263	538
Changes in operating assets and liabilities:
Accounts receivable	(4,808)	(497)
Inventory	(311,840)	219,505
Prepaid expenses and other current assets	(10,108)	764
Accounts payable	3,153	650
Accrued liabilities	15,274	(2,346)

Net cash (used in) provided by operating activities	(297,530)	202,960

Cash flows from investing activities:
Purchases of property and equipment	(5,942)	(11)
Proceeds from sales of property and equipment	2,032	—

Net cash used in investing activities	(3,910)	(11)

Cash flows from financing activities:
Borrowings from credit facilities and notes payable	888,970	395,455
Repayments of credit facilities and notes payable	(580,819)	(608,781)
Payment of debt financing costs	(185)	(356)
Proceeds from issuance of Class C preferred stock, net	—	29,823
Proceeds from exercise of stock options	633	—

Net cash provided by (used in) financing activities	308,599	(183,859)

Net change in cash, cash equivalents and restricted cash	7,159	19,090
Cash, cash equivalents and restricted cash, beginning of period	50,742	29,883

Cash, cash equivalents and restricted cash, end of period	$57,901	$48,973

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$44,560	$43,785
Restricted cash	13,341	5,188

Total cash, cash equivalents and restricted cash	$57,901	$48,973

Supplemental disclosure of cash flow information:
Cash payments for interest	$5,537	$9,919

See accompanying notes to condensed consolidated financial statements.

OFFERPAD, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS ACTIVITY
OfferPad, Inc. (the “Company”, “we”, “our”, and “Offerpad”) including its consolidated subsidiaries, is a customer-centric, home buying and selling platform that provides customers with the ultimate home transaction experience, offering convenience, control, certainty, and value. The Company is headquartered in Chandler, Arizona with operations in the United States and was incorporated in Delaware on June 24, 2016. As of June 30, 2021, the Company operates in the greater Charlotte, Raleigh, Atlanta, Birmingham, Orlando, Tampa, Jacksonville, Houston, San Antonio, Austin, Dallas, Tucson, Phoenix, Nashville, Denver and Las Vegas markets.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Interim Financial Information—
The accompanying interim condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned operating subsidiaries. Certain information and note disclosures required for annual financial statements have been condensed or excluded pursuant to US GAAP and SEC rules and regulations. Accordingly, the interim condensed consolidated financial statements do not include all of the information and notes required by GAAP for complete financial statements. The accompanying financial information reflects all adjustments which are, in the opinion of the Company’s management, of a normal recurring nature and necessary for a fair presentation of the Company’s financial position, results of operations and cash flows for the interim periods. Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates—
The preparation of the Company’s condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Significant estimates include those related to the net realizable value of inventory, stock-based compensation, and deferred income tax allowances, among others. Actual results could differ from those estimates.
Significant Risks and Uncertainties—
We operate in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, we believe that changes in any of the following areas could have a significant negative effect on us in terms of our future financial position, results of operations, or cash flows: public health crises, like the
COVID-19
pandemic; general economic conditions, including the health of the U.S. residential real estate industry; changes in customer preferences for our products and services; our ability to manage the growth of our business; severe weather and catastrophic occurrences; success in new product and market launches; protection of our brand and intellectual property; management of our pricing and portfolio strategy; our ability to maintain and grow strategic partnerships; cost and availability of third-party labor; management of future strategic acquisitions or investments; our ability to attract and retain qualified employees and key personnel; changes in requirements governing the licensing and conduct of real estate brokerages; competition in our market; development and protection of our existing technology and network infrastructure; protection of personal customer information and other privacy issues; intellectual property rights and other litigation claims; interest rate changes; changes in local, state, or federal laws and regulations; among other things.
Segment Reporting—
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. Under the provisions of ASC 280, Segment Reporting, the Company is not organized around specific services or geographic regions. The Company operates in one service line, providing a home buying and selling platform.
We determined that our Chief Executive Officer is the Chief Operating Decision Maker (CODM) and he uses financial information, business prospects, competitive factors, operating results and other
non-U.S.
GAAP financial ratios to evaluate our performance, which is the same basis on which our results and performance are communicated to our Board of Directors. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operated as one operating and reportable segment on a consolidated basis for each of the periods presented.
Cash and Cash Equivalents—
Cash includes demand deposits with banks and financial institutions. Cash equivalents include only investments with initial maturities of three months or less that are highly liquid and readily convertible to known amounts of cash.
Restricted Cash—
Restricted cash consists of cash received from the resale of homes that is specifically designated to repay borrowings under one of the Company’s secured credit facilities and is typically released within a few days of the home sale.
Concentrations of Credit Risk—
Financial instruments that are potentially subject to concentrations of credit risk are primarily cash and cash equivalents. Cash and cash equivalents are placed with major financial institutions deemed to be of high-credit-quality in order to limit credit exposure. Cash is regularly maintained in excess of federally insured limits at the financial institutions. Management believes that the Company is not exposed to any significant credit risk related to cash deposits.
Accounts Receivable—
Accounts receivable are generated through the sale of a home and generally results in a one-
or
two-day
delay in receiving cash from the title company. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Most of the Company’s transactions are processed through escrow and therefore, collectability is reasonably assured. The Company reviews accounts receivable on a regular basis and estimates an amount of losses for uncollectible accounts based on its historical collections, age of the receivable, and any other known conditions that may affect collectability.
Inventory—
Inventory consists of acquired homes and are stated at the lower of cost or net realizable value, with cost determined by the specific identification of each home. Costs include initial purchase costs and renovation costs, as well as holding costs and interest incurred during the renovation period, prior to the listing date. Selling costs, including commissions and holding costs incurred after listing date, are expensed as incurred and included in sales, marketing and operating expenses.
The Company reviews inventory for indicators that net realizable value is lower than cost. When evidence exists that the net realizable value of inventory is lower than its cost, the difference is recognized in cost of revenue and the related inventory is adjusted to its net realizable value.
Inventory is classified into three categories: Homes under renovation, homes listed for sale, and homes under contract to sell.
Property and Equipment—
Property and equipment is recorded at cost and primarily consist of rooftop solar panel systems installed on residential real estate and properties held for use. The Company depreciates its property and equipment for financial statement purposes using the straight-line method based on the estimated useful lives of the assets. The estimated useful lives of fixed property and equipment by asset category are described below:

Property and Equipment	Estimated Useful Life
Rooftop solar panel systems	Thirty years

Properties held for use	Twenty seven and a half years

Leasehold improvements	Lesser of estimated useful life or remaining lease term

Property and Equipment	Estimated Useful Life

Computers and equipment	Five years

Office equipment and furniture	Seven years

Software systems	Four to five years
Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if (i) the undiscounted future cash flows are found to be less than the carrying amount of the asset or asset group, and (ii) the carrying amount of the asset or asset group exceeds fair value. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to its estimated fair value. The Company recognized no impairment charges on property and equipment for the three and six month periods ended June 30, 2021 and 2020.
Accrued Liabilities—
Accrued liabilities include accrued salaries and wages, interest, advertising, and other expenses.
Revenue Recognition—
Revenue is recognized when (or as) performance obligations are satisfied by transferring control of the promised products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those products or services. The Company applies the following steps in determining the timing and amount of revenue to recognize: (1) identify the contract with our customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, if applicable; and (5) recognize revenue when (or as) the performance obligation is satisfied.
Revenue from the sale of homes is derived from the resale of homes on the open market. Home sales revenue is recognized at the time of the closing when title to and possession of the property are transferred to the buyer. The amount of revenue recognized for each home sale is equal to the sale price of the home net of resale concessions and credits to the buyer. When the company closes on a sale of a home, all associated costs are relieved through cost of revenue.
Cost of Revenue—
Cost of revenue includes the initial purchase costs, renovation costs, holding costs and interest incurred during the renovation period, prior to listing date and real estate inventory valuation adjustments, if any. These costs are accumulated in real estate inventory up until the home is ready for resale, and then charged to cost of revenue under the specific identification method when the property is sold.
Sales, Marketing and Operating—
Sales, marketing and operating expenses consist of real estate agent commissions, advertising, and holding costs on homes incurred during the period that homes are listed for sale, which includes utilities, taxes, maintenance, and other costs. Sales, marketing and operating expense includes any headcount expenses in support of sales, marketing, and real estate inventory operations such as salaries, benefits, and stock-based compensation. Sales, marketing and operating expenses are charged to operations as incurred. The Company incurred advertising expenses of $11.5 million and $0.8 million during the three months ended June 30, 2021 and 2020, respectively, and $18.9 million and $4.7 million during the six months ended June 30, 2021 and 2020, respectively.
Technology and Development—
Technology and development expenses consist of headcount expenses, including salaries, benefits and share based compensation expense for employees and contractors engaged in the design, development, and testing of website applications and software development. Technology and development expenses are charged to operations as incurred.
Stock-Based Compensation—
Stock-based compensation awards consist of stock options. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value as of the grant date for option awards. Compensation expense for all option awards is recorded on a straight-line basis over the requisite service period of the awards, which is generally the option’s vesting period. These amounts are reduced by the forfeitures as the forfeitures occur.

Income Taxes—
The Company accounts for income taxes under the asset and liability method, which requires the recognition of Deferred Tax Asset (DTAs) and Deferred Tax Liabilities (DTLs) for the expected future tax consequences of events that have been included in the condensed consolidated financial statements. Under this method, the Company determines DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.
The Company recognizes DTAs to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning
strategies, carryback potential if permitted under the tax laws, and results of recent operations. If the Company determines that it would be able to realize its DTAs in the future in excess of their net recorded amount, the Company would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.
Consolidation of Variable Interest Entities—
The Company is a variable interest holder in certain entities in which equity investors at risk do not have the characteristics of a controlling financial interest or where the entity does not have enough equity at risk to finance its activities without additional subordinated financial support from other parties; these entities are VIEs. The Company’s variable interest arises from contractual, ownership or other monetary interest in the entity, which fluctuates based on the VIE’s economic performance. The Company consolidates a VIE if it is the primary beneficiary. The Company is the primary beneficiary if it has a controlling financial interest, which includes both the power to direct the activities that most significantly impact the economic performance of the VIE and a variable interest that obligates the Company to absorb losses or the right to receive benefits that potentially could be significant to the VIE. The Company assesses whether it is the primary beneficiary of a VIE on an ongoing basis.
Fair Value Measurements—
The Company accounts for assets and liabilities in accordance with accounting standards that define fair value and establish a consistent framework for measuring fair value on either a recurring or a nonrecurring basis. Fair value is an exit price representing the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.
Accounting standards include disclosure requirements relating to the fair values used for certain financial instruments and establish a fair value hierarchy. The hierarchy prioritizes valuation inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of three levels:
Level 1
—Quoted prices in active markets for identical assets or liabilities.
Level 2
—Assets or liabilities valued based on observable market data for similar instruments, such as quoted prices for similar assets or liabilities.
Level 3
—Unobservable inputs that are supported by little or no market activity; instruments valued based on the best available data, some of which is internally developed, and considers risk premiums that a market participant would require.
The fair values of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain prepaid and other current assets and accrued expenses approximate carrying values because of their short-term nature. The carrying value of certain other non-current
assets approximates fair value. The Company’s credit facilities and notes payable are carried at amortized cost and are classified within Level 2 of the fair value hierarchy as the Company uses discounted cash flows based on current lending rates for similar credit facilities and notes with similar terms and remaining time to maturity. There were no transfers between levels of input during the three and six month periods ended June 30, 2021 and 2020.

New Accounting Pronouncements Recently Issued Not Yet Adopted
—In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842) (“ASU
2016-02”),
which provides guidance requiring lessees to recognize a
right-of-use
asset and a lease liability on the balance sheet for substantially all leases, with the exception of short-term leases. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. The Company has elected, as an EGC, to delay the adoption of this guidance until the time private companies are required to adopt, which is for annual periods beginning after December 15, 2021. The Company is currently evaluating the effect that the new guidance will have on its consolidated financial statements and disclosures.
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU
2016-13”),
which changes the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. The Company has elected, as an EGC, to delay the adoption of this guidance until the time private companies are required to adopt, which is for annual periods beginning after December 15, 2022. The Company is currently evaluating the effect that the new guidance will have on its consolidated financial statements and disclosures.
In December 2019, the FASB issued ASU
No. 2019-12,
Simplifying the Accounting for Income Taxes (Topic 740) (“ASU
2019-12”).
ASU
2019-12
eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. The Company has elected, as an EGC, to delay the adoption of this guidance until the time private companies are required to adopt, which is for annual periods beginning after December 15, 2021. The Company is currently evaluating the effect that the new guidance will have on its consolidated financial statements and disclosures.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848) (“ASU
2020-04”),
which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference the London Inter Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. This guidance is optional for a limited period of time to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. This guidance is effective from March 12, 2020 through December 31, 2022. Entities may elect to adopt the amendments for contract modifications as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. The Company may elect to take advantage of this optional guidance in its transition away from LIBOR within certain debt contracts. While the goal of the reference rate reform transition is for it to be economically neutral to entities, the Company is currently evaluating the effect that the new guidance will have on its consolidated financial statements and disclosures.

3.	INVENTORY
The components of inventory, net of applicable lower of cost or net realizable value adjustments, consist of the following (in thousands):

	June 30,	December 31,
	2021	2020
Homes under renovation	$196,738	$47,978
Homes listed for sale	111,435	30,826
Homes under contract to sell	174,687	92,555

Total inventory	$482,860	$171,359

4.	PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands):

	June 30,	December 31,
	2021	2020
Rooftop solar panel systems	$5,075	$5,094
Properties held for use	6,915	2,790
Leasehold improvements	772	749
Computers and equipment	265	265
Office equipment and furniture	70	70
Software systems	318	318

	13,415	9,286
Less accumulated depreciation	(1,305)	(1,055)

Total property and equipment, net	$12,110	$8,231

Depreciation expense totaled $0.2 million and $0.1 million during the three months ended June 30, 2021 and 2020, respectively, and $0.3 million and $0.2 million during the six months ended June 30, 2021 and 2020, respectively.

5.	ACCRUED LIABILITIES
Accrued liabilities consist of the following (in thousands):

	June 30,	December 31,
	2021	2020
Compensation	$8,956	$6,180
Marketing	7,492	1,035
Legal and professional obligations	6,570	314
Payroll tax	1,568	1,250
Interest	1,166	699
Other	854	1,703

Total accrued liabilities	$26,606	$11,181

6.	CREDIT FACILITIES AND NOTES PAYABLE
The following table presents the carrying values of the Company’s debt as of the dates presented (in thousands):

	June 30,	December 31,
	2021	2020
Credit facilities and notes payable, net
Senior secured credit facility with a financial institution	$229,390	$49,544
Senior secured credit facility with a related party	159,810	105,397
Mezzanine credit facility with a related party	28,674	6,195
Mezzanine credit facility with a related party	34,621	13,056
Secured term loan with a related party	30,000	—
Secured notes payable	3,868	—
Notes payable with related parties	2,424	2,385
Notes payable - other	1,250	5,309
Debt issuance costs	(185)	(208)

Total credit facilities and notes payable, net	489,852	181,678

Current portion - credit facilities and notes payable, net
Total credit facilities and notes payable, net - related party	255,344	126,825
Total credit facilities and notes payable	234,508	50,143

Non current portion - credit facilities and notes payable, net
Total credit facilities and notes payable	—	4,710

Total credit facilities and notes payable, net	489,852	181,678
Senior Secured Credit Facilities
The Company utilizes senior secured credit facilities that are classified as current liabilities on the accompanying condensed consolidated balance sheets as amounts drawn to purchase and renovate homes are due as homes are sold, which is expected to be within 12 months. The following table summarizes certain details related to the Company’s senior secured credit facilities. Balances are outstanding as of June 30, 2021 and December 31, 2020 (in thousands, except interest rates):
Revolving Credit Facilities

As of June 30, 2021	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Senior secured credit facility with a financial institution	$250,000	$229,390	2.60%	August 2022
Senior secured credit facility with a related party	225,000	159,810	4.12%	December 2022

	$475,000	$389,200

As of December 31, 2020	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate
Senior secured credit facility with a financial institution	$200,000	$49,544	3.72%	August 2022
Senior secured credit facility with a related party	225,000	105,397	5.28%	December 2022

	$425,000	$154,941

As of June 30, 2021, the Company had two senior secured credit facilities, one with a financial institution and one with a related party, which such related party is a current stockholder in the Company.
In February 2021, the Company amended its senior secured credit facility agreement with a financial institution. The amendment included an increase in borrowing capacity from $200 million to $225 million ($125 million of which is uncommitted). In June 2021, the Company amended its senior secured credit facility agreement with a financial institution to increase the borrowing capacity of such senior secured credit facility to $250 million. Following these amendments, the total collective borrowing capacity under the Company’s two senior secured credit facilities was $475 million as of June 30, 2021.
In July 2021, the Company amended its senior secured facility with a financial institution to increase the borrowing capacity of such senior secured credit facility from $250.0 million to $400.0 million.
Borrowings on the senior secured credit facility with a financial institution accrue interest at a rate based on a LIBOR reference rate plus a margin of 2.50%. Borrowings on the senior secured credit facility with a related party accrue interest at a rate based on a LIBOR reference rate plus a margin of 4.00%.
The borrowings are collateralized by the real estate inventory funded by the senior secured credit facility. Each senior secured facility contains eligibility requirements that govern whether a property can be financed. When the Company resells a home, the proceeds are used to reduce the corresponding outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.
Mezzanine Secured Credit Facilities
The Company classifies mezzanine secured credit facilities as current liabilities on the accompanying condensed consolidated balance sheets as amounts drawn to purchase and renovate homes are due as homes are sold, which is expected to be within 12 months. These facilities are structurally and contractually subordinated to the related senior secured credit facilities. The following table summarizes certain details related to the Company’s mezzanine secured credit facilities. Balances are outstanding as of June 30, 2021 and December 31, 2020 (in thousands, except interest rates):
Mezzanine Revolving Credit Facilities

As of June 30, 2021	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Mezzanine credit facility with a related party	$31,250	$28,674	13.00%	February 2023
Mezzanine credit facility with a related party	43,450	34,621	13.00%	December 2022

	$74,700	$63,295

As of December 31, 2020	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate
Mezzanine credit facility with a related party	$25,000	$6,195	13.00%	February 2023
Mezzanine credit facility with a related party	43,450	13,056	13.34%	December 2022

	$68,450	$19,251

As of June 30, 2021, the Company had two mezzanine secured credit facilities, both with a related party, which such related party is a current stockholder in the Company. In June 2021, the Company increased the borrowing capacity on the mezzanine secured credit facility that previously had a $25.0 million borrowing capacity to $31.3 million. Following this amendment, the mezzanine secured credit facilities have a total borrowing capacity of $74.7 million. Borrowings accrue interest at a rate of 13.00% for both mezzanine secured credit facilities.

These borrowings are collateralized by a second lien on the real estate inventory funded by the relevant credit facility. The lenders have legal recourse only to the assets securing the debt, and do not have general recourse to Offerpad with limited exceptions. When the Company resells a home, the proceeds are used to reduce the outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.
Covenants for Senior Secured Credit Facilities and Mezzanine Secured Credit Facilities
The secured credit facilities include customary representations and warranties, covenants and events of default. Financed properties are subject to customary eligibility criteria and concentration limits. The terms of these facilities and related financing documents require the Company to comply with a number of customary financial and other covenants, such as maintaining certain levels of liquidity, tangible net worth or leverage (ratio of debt to equity). As of June 30, 2021, the Company was in compliance with all covenants.
Secured Term Loan
On June 30, 2021, the Company entered into a credit agreement with First American Title Insurance Company, which is an affiliate of First American which has held more than 5% of Offerpad’s capital stock since February 2019. Additionally, Kenneth DeGiorgio, who is a member of Offerpad’s board of directors, is the president of First American. Under the credit agreement, the Company borrowed a principal amount of $30.0 million. The loan accrues interest at an annual rate of 12.0%, subject to a default rate of an additional 2.0%, and matures upon the earliest of (i) June 30, 2022, (ii) acceleration of payments under the credit agreement and (iii) one business day following the closing of a transaction (other than certain securitization financings) by the Company resulting in the receipt of at least $100.0 million in net cash proceeds.
The credit agreement includes customary negative covenants that, among other things, restrict our ability to incur indebtedness or enter into certain change of control transactions. It also contains customary events of default that would result in the termination of the commitment under the credit agreement and permit the lender to accelerate payment on outstanding borrowings.
In August 2021, the Company entered into an amended credit agreement with First American Title Insurance Company. Under the amended credit agreement, the Company borrowed a principal amount of $25.0 million, which is in addition to the $30.0 million that was borrowed during June 2021 under the initial credit agreement. The terms and conditions associated with the $25.0 million borrowed under the amended credit agreement, including the interest rate, maturity and covenants, are consistent with the terms and conditions associated with the initial credit agreement. The principal amount of all borrowings under the amended credit agreement, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
Loan and Security Agreement
In September 2021, the Company entered into a Loan and Security Agreement with a financial institution and a related party. The Loan and Security Agreement initially provides for (i) a $300.0 million credit facility available over a 24-month term with an accordion feature providing for additional capacity of $100.0 million (the “Credit Facility”), and a mezzanine facility of $37.5 million, with an accordion feature providing for additional capacity of $12.5 million (the “Mezzanine Facility”). Borrowings accrue interest at a rate equal to one-month LIBOR plus 2.50% per annum for the Credit Facility. Borrowings accrue interest at a rate equal to 13.00% per annum for the Mezzanine Facility.
The Credit Facility and Mezzanine Facility borrowings are collateralized by certain real estate inventory funded or reimbursed by the Credit Facility and the Mezzanine Facility. The lenders have general recourse against the borrower and its direct parent, Offerpad SPE Borrower A Holdings, LLC (“SPE Holdco”). SPE

Holdco’s direct parent, Offerpad Holdings LLC (“Holdings”), has also provided a standard non-recourse carveout guaranty, pursuant to which the Lenders have legal recourse only against Holdings’ equity interests in SPE Holdco and do not have general recourse against Holdings, with limited exceptions, including for certain of the SPE’s obligations in situations involving “bad acts” by one of our entities and certain other limited circumstances that are generally under our control. When the Company resells a home, the proceeds are typically used to reduce the corresponding outstanding balance under both the related Credit Facility and the Mezzanine Facility.
Notes Payable
In February 2020, the Company entered into a secured promissory note with a lender to finance the Company’s rooftop solar panel systems for a $4.34 million term loan. The note matures on March 1, 2022 and bears interest annually at 11.50% as of June 30, 2021. The note requires monthly principal and interest payments and is collateralized by the rooftop solar panel systems. The outstanding balance on this note at June 30, 2021 was $3.87 million. The balance on this note, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
The Company has unsecured notes payable of $1.25 million at both June 30, 2021 and December 31, 2020, respectively. The notes are due at the earlier of six months from the date the holder provides written notice to the Company for payment of unpaid principal and related accrued interest or when the Company pays the note in full. The notes bear interest at 14.00%. The balance is included in current liabilities in the accompanying condensed consolidated balance sheets. The balance on each note, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
The Company has unsecured notes payable to related parties of $2.42 million and $2.39 million at June 30, 2021 and December 31, 2020, respectively. The notes are due at the earlier of six months from the date the holder provides written notice to the Company for payment of unpaid principal and related accrued interest or when the Company pays the note in full. The notes bear interest at 14.00%. The balance is included in current liabilities in the accompanying condensed consolidated balance sheets. The balance on each note, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
As of June 30, 2021, the Company was in compliance with all covenants related to its Notes Payable.

7.	TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Convertible Preferred and Common Stock
The Company’s certificate of incorporation as amended, authorizes the Company to issue 54.7 million shares of $0.00001 par value, with 34.1 million shares designated as common stock and 20.6 million shares of convertible preferred stock. The convertible preferred stock consists of 2.8 million shares designated as Series A convertible preferred stock, 1.4 million shares designated as
Series A-1
convertible preferred stock, 1.1 million shares designated as
Series A-2
convertible preferred stock, 7.8 million shares designated as Series B convertible preferred stock, and 7.5 million shares designated as Series C convertible preferred stock (collectively, “Preferred Stock”). The holder of each share of common stock is entitled to one vote. The holders of outstanding Preferred Stock are entitled to elect four directors. The holders of outstanding common stock are entitled to elect two directors, in addition to the one independent director.
The significant features of the Company’s Preferred Stock are as follows:
All of our Preferred Stock is classified as temporary equity because the Preferred Stockholders are entitled to proceeds upon the occurrence of a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), which is not within our control.

Dividend provisions
The preferred stockholders are entitled to receive dividends prior and in preference to any dividends on the common stock, when, as and if declared by the Board of Directors, on an equal priority basis, prior and in preference to any declaration or payment of any dividend on the Common Stock and any other class or series of capital stock that is junior to the preferred stock (other than dividends on shares of Common Stock payable in shares of common stock). Such dividends are non-cumulative.
There were no dividends paid for the three and six months ended June 30, 2021 and 2020 to preferred stockholders.
Liquidation preference
In the event of liquidation, dissolution or winding up of the Company, merger or a Deemed Liquidation Event, before any distribution or payment shall be made to the holders of common stock, the holders of Series A, Series
A-1,
Series
A-2,
Series B and Series C convertible preferred stock shall receive $5.44, $5.1807, $6.7884, $6.4504 and $19.9224 per share (subject to adjustment in the event of any share dividend, share split, combination, or other recapitalization), respectively, plus any declared but unpaid dividends on such shares. If the assets and funds are insufficient for such distribution, they shall receive a pro rata distribution, based on the relative convertible preferred stock ownership and in proportion to the preferential amount each such holder is otherwise entitled. If the assets and funds are in excess of amounts distributed to the preferred stockholders, the remaining assets and funds shall be distributed pro rata to the holders of the common stock. If the holders of the Preferred Stock would receive a greater distribution if they converted to Common Stock, then such conversion will be assumed prior to distribution.
Conversion rights
The holders of Preferred Stock have a right to convert their stock into fully-paid and nonassessable shares of common stock at a conversion rate equal to their respective liquidation preferences divided by a conversion price of $5.4132, $5.1807, $6.7884, $6.4504, and $19.9224, respectively, which is adjusted for any stock splits, stock dividends, combination, subdivisions, recapitalizations or similar transactions.
Redemption rights
The Preferred Stock is not redeemable at the option of the holders of the Preferred Stock.
Voting rights
Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock could then be converted and, with respect to such vote, holders of Preferred Stock are entitled to vote together with the holders of common stock as a single class on all matters on an as-converted
basis.
Election of Directors
As long as any shares of the Series B convertible preferred stock remain outstanding, the holders of the Series B convertible preferred stock are entitled to elect three directors. As long as any shares of Series C convertible preferred stock remain outstanding, then the holders of the Series C convertible preferred stock are entitled to elect one director.
Common Stock
The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders (and written actions in lieu of meetings). There were no dividends paid for the three and six month periods ended June 30, 2021 and 2020 to common stockholders.

8.	STOCK-BASED AWARDS
Stock Incentive Plan
In 2016, the Board of Directors of the Company adopted the Offerpad 2016 Stock Option and Grant Plan (the “Plan”) that allows for granting of incentive and non-qualified
stock options to employees, directors, and consultants. As of June 30, 2021, 0.08 million shares of common stock were reserved for issuance under the Plan.
The following table summarizes stock option activity for the six months ended June 30, 2021:

	Options Issued Under Plan (in thousands)	Nonemployee Options (in thousands)	Total Options (in thousands)	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of December 31, 2020	3,462	201	3,663	$5.09	7.40	$14,619
Granted	207	—	207	9.19
Exercised	(166)	(72)	(238)	2.66
Forfeitures	(27)	(24)	(51)	5.77

Outstanding as of June 30, 2021	3,476	105	3,581	5.49	7.33	148,635

Exercisable as of June 30, 2021			1,423	3.72	6.76	66,041

Vested and expected to vest as of June 30, 2021			3,581	5.49	7.33	148,635

The Company typically issues stock options with the exercise price equal to the fair value of the underlying stock price based on then-current valuation estimates. The Company determines the grant-date fair value of stock option awards using a Black-Scholes option pricing model with the following assumptions:
Expected Term:
The expected term represents the period of time that the option grants are expected to be outstanding and is estimated using the midpoint between the requisite service period and the contractual term of the options.
Risk-Free Interest Rate:
The risk-free interest rate is estimated using the rate of return on U.S. treasury notes with a life that approximates the expected term.
Volatility:
As our shares have not previously been publicly traded, and have not regularly traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares over the relevant vesting or estimated liquidity period.
Expected Dividend Yield:
The expected dividend yields are based on our historical dividend payments, which have been zero to date and are not expected in the foreseeable future.
The range of assumptions used in the Black-Scholes Model for options for the three and six month periods ended June 30, 2021 are as follows:

2021
Expected term (in years)	5.97-6.10
Risk-free interest rate	0.64% - 0.67%
Expected volatility	52.49% - 52.69%
Dividend yield	0.00%
Fair value on grant date	$4.49 -$4.55

The Company recognized stock-based compensation expense of $0.7 million and $0.3 million for the three months ended June 30, 2021 and 2020, respectively, and $1.3 million and $0.5 million for the six months ended June 30, 2021 and 2020, respectively, as part of operating expenses in the accompanying condensed consolidated statements of operations.
At June 30, 2021, the Company had $5.1 million of unrecognized stock-based compensation related to outstanding awards.

9.	VARIABLE INTEREST ENTITIES
The Company formed certain special purpose entities (each, an “SPE”) to purchase and sell residential properties. Each SPE is a wholly owned subsidiary of the Company and a separate legal entity, and neither the assets nor credit of any such SPE are available to satisfy the debts and other obligations of any affiliate or other entity. The credit facilities are secured by the assets and equity of one or more SPEs. These SPEs are variable interest entities, and the Company is the primary beneficiary as it has the power to control the activities that most significantly impact the SPEs’ economic performance and the obligation to absorb losses of the SPEs or the right to receive benefits from the SPEs that could potentially be significant to the SPEs. The SPEs are consolidated within the Company’s condensed consolidated financial statements.
The following table summarizes the assets and liabilities related to the VIEs as of June 30, 2021 and December 31, 2020 (in thousands):

	June 30,	December 31,
	2021	2020
Assets
Restricted cash	$13,341	$6,804
Accounts receivable	6,492	1,638
Inventory	479,435	171,212
Prepaid expenses and other current assets	2,354	1,036
Property and equipment, net	6,857	2,772

Total assets	$508,479	$183,462

Liabilities
Accounts payable	$2,962	$716
Accrued liabilities	1,047	575
Secured credit facilities and notes payable, net - current portion	446,727	173,539
Secured credit facilities and notes payable - net of current portion	—	653

Total liabilities	$450,736	$175,483

10.	EARNINGS PER SHARE
Basic earnings per share is calculated based on the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated based on the weighted average number of common shares plus the incremental effect of dilutive potential common shares outstanding during the period. In periods when losses are reported, the weighted average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The components of basic and diluted earnings per share are as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net Income (loss)	$9,190	$(7,390)	$8,957	$(18,855)
Denominator:
Weighted average common shares outstanding, basic	7,884	7,682	7,830	7,682
Dilutive effect of preferred stock (1)	18,401	—	18,401	—
Dilutive effect of stock options (1)	3,285	—	3,291	—
Dilutive effect of warrants (1)	226	—	226	—

Weighted average common shares outstanding, diluted	29,796	7,682	29,748	7,682

Net Income (loss) per share, basic	$1.17	$(0.96)	$1.14	$(2.45)
Net Income (loss) per share, diluted	$0.31	$(0.96)	$0.30	$(2.45)

Anti-dilutive securities excluded from diluted income (loss) per share:
Anti-dilutive preferred stock (1)	—	18,401	—	18,401
Anti-dilutive stock options (1)	—	3,052	—	3,052
Anti-dilutive warrants (1)	—	251	—	251

(1)	Due to the net loss during the three and six months ended June 30, 2020, no dilutive securities were included in the calculation of diluted loss per share because they would have been anti-dilutive.

11.	INCOME TAXES
The Company’s effective tax rate (ETR) was 1.0% for each of the three and six month periods ended June 30, 2021, and 0% for each of the three and six month periods ended June 30, 2020, respectively. The Company’s ETR during each of the three and six month periods ended June 30, 2021 differed from the federal statutory rate of 21% primarily due to changes in the valuation allowance, stock compensation, and state taxes. The valuation allowance recorded against our net deferred tax assets was $34.0 million as of June 30, 2021.
As of June 30, 2021, we continue to have a full valuation allowance recorded against all deferred tax assets and will continue to evaluate our valuation allowance in future periods for any change in circumstances that causes a change in judgment about the realizability of the deferred tax assets. The amount of the deferred tax assets considered realizable; however, could be adjusted in future periods if estimates of future taxable income during the carryforward period are increased, if objective negative evidence in the form of cumulative losses is no longer present, and if we employ tax planning strategies in the future.

12.	RELATED-PARTY TRANSACTIONS
LL Credit Facilities
Since October 26, 2016, Offerpad has been party to a loan and security agreement (the “LL Funds Loan Agreement”), with LL Private Lending Fund, L.P. and LL Private Lending Fund II, L.P., both of which are affiliates of LL Capital Partners I, L.P., which since 2018 has held more than 5% of Offerpad’s capital stock. The LL Funds Loan Agreement is comprised of a senior secured credit line and a mezzanine secured loan, under which Offerpad may borrow loans up to a maximum principal amount of line of $225.0 million and $43.45 million, respectively. Interest accrues on the senior secured credit line and the mezzanine secured credit line at rates of LIBOR + 4.0% and 13.0%, respectively. Offerpad paid interest for borrowings under the LL Funds Loan Agreement of $1.7 million and $1.6 million for the three months ended June 30, 2021 and 2020, respectively, and $3.2 million and $5.4 million for the six months ended June 30, 2021 and 2020, respectively. Offerpad had $194.4 million and $118.4 million in principal outstanding as of June 30, 2021 and December 31, 2020, respectively. Since 2018, the largest amount of principal outstanding under the LL Funds Loan Agreement was $256.3 million. As of June 30, 2021, Offerpad had $159.8 million and $34.6 million outstanding under the senior secured credit and mezzanine secured loans, respectively.
Since March 16, 2020, Offerpad has also been party to a mezzanine loan and security agreement (the “LL Mezz Loan Agreement”), with LL Private Lending Fund II, L.P., which is an affiliate of LL Capital Partners I, L.P., which since 2018 has held more than 5% of Offerpad’s capital stock. Under the LL Mezz Loan Agreement, Offerpad may borrow loans up to a maximum principal amount of line of $31.25 million. Interest accrues on the mezzanine secured credit line at a rate of 13.0%. Offerpad paid interest for borrowings under the LL Mezz Loan Agreement of $0.5 million and $0.2 million for the three months ended June 30, 2021 and 2020, respectively, and $0.7 million and $0.2 million for the six months ended June 30, 2021 and 2020, respectively. Offerpad had $28.7 million and $6.2 million in principal outstanding as of June 30, 2021 and December 31, 2020, respectively. The largest amount of principal outstanding under the LL Mezz Loan Agreement was $28.7 million.
Commercial Relationship with First American Financial Corporation
First American, which has held more than 5% of Offerpad’s capital stock since February 2019, through its subsidiaries is a provider of title insurance and settlement services for real estate transactions and a provider of property data services. Offerpad uses First American’s services in the ordinary course of its home-buying and home-selling activities. Offerpad paid First American $2.6 million and $1.9 million during the three months ended June 30, 2021 and 2020, respectively, and $4.3 million and $4.4 million during the six months ended June 30, 2021 and 2020, respectively, for its services, inclusive of the fees for property data services.
Secured Term Loan
On June 30, 2021, the Company entered into a credit agreement with First American Title Insurance Company, which is an affiliate of First American which has held more than 5% of Offerpad’s capital stock since February 2019. Additionally, Kenneth DeGiorgio, who is a member of Offerpad’s board of directors, is the president of First American. Under the credit agreement, the Company borrowed a principal amount of $30.0 million. The loan accrues interest at an annual rate of 12.0%, subject to a default rate of an additional 2.0%, and matures upon the earliest of (i) June 30, 2022, (ii) acceleration of payments under the credit agreement and (iii) one business day following the closing of a transaction (other than certain securitization financings) by the Company resulting in the receipt of at least $100.0 million in net cash proceeds.
In August 2021, the Company entered into an amended credit agreement with First American Title Insurance Company. Under the amended credit agreement, the Company borrowed a principal amount of $25.0 million, which is in addition to the $30.0 million that was borrowed during June 2021 under the initial credit agreement. The terms and conditions associated with the $25.0 million borrowed under the amended credit agreement, including the interest rate, maturity and covenants, are consistent with the terms and conditions associated with the initial credit agreement. The principal amount of all borrowings under the amended credit agreement, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
Notes Payable
From August 2015 to January 2017, Offerpad issued an aggregate of $1.1 million in notes payable to immediate family members of Offerpad’s Chief Executive Officer, who is also a member of its board of directors. The notes payable bear interest at a rate of 14.0% per annum, are pre-payable
and have no set maturity date. Offerpad paid interest for borrowings under the notes payable of $0.04 million in each of the three months ended June 30, 2021 and 2020, respectively, and $0.08 million in each of the six months ended June 30, 2021 and 2020, respectively, with no principal payments in any of the periods presented. Since 2018, the largest amount of principal outstanding under these notes payable was $1.1 million. As of June 30, 2021, Offerpad had $1.1 million outstanding under such notes payable. The principal amount of each note, together with accrued but unpaid interest, was repaid in September 2021 in connection with the Closing of the Business Combination transaction described in note 14.
Convertible Preferred Stock Financings
In April 2018 and June 2018, Offerpad issued and sold 4,650,874 and 2,325,437 shares, respectively, of its Series B convertible preferred stock to LL Capital Partners I, L.P. for a total purchase price of $45.0 million. As a result of the transaction, LL Capital Partners I, L.P. holds more than 5% of Offerpad’s capital stock.
In February 2019 and February 2020, Offerpad issued and sold to First American 3,764,606 and 501,947 shares, respectively, of its Series C convertible preferred stock for a total purchase price of $85.0 million. As result of the transactions, First American holds more than 5% of Offerpad’s capital stock.

13.	COMMITMENTS AND CONTINGENCIES
As of June 30, 2021, the Company was under contract to purchase 417 homes for an aggregate purchase price of $135.6 million.
The Company’s other long-term commitments, which principally include operating leases and other commitments relating to marketing, information technology and administration services, have the following approximate minimum annual payments as of June 30, 2021 (in thousands):

Remainder of 2021	$2,041
2022	1,664
2023	1,342
2024	1,131
2025	506
2026	1

$6,685

14.	SUBSEQUENT EVENTS
The Company has evaluated subsequent events through September 24, 2021, which is the date these condensed consolidated financial statements were issued, and determined that there have been no events that have occurred that would require recognition in the condensed consolidated financial statements or additional disclosure herein, except as described below and elsewhere in the notes to condensed consolidated financial statements:
Business Combination
On September 1, 2021 (the “Closing Date”), the Company and Supernova Partners Acquisition Company, Inc., a Delaware corporation (“Supernova”), consummated the transactions contemplated by the previously announced Agreement and Plan of Merger, dated March 17, 2021 (the “Merger Agreement”), by and among the Company, Supernova, Orchids Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Supernova (“First Merger Sub”), and Orchids Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Supernova (“Second Merger Sub”).

Pursuant to the Merger Agreement, the parties effected a business combination transaction (the “Business Combination”) by which (i) First Merger Sub merged with and into the Company, with the Company being the surviving entity in the merger (the “First Merger”), and (ii) the Company merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). In connection with the Closing, Supernova changed its name to “Offerpad Solutions Inc.” (“Offerpad Solutions”).
The value of the aggregate equity consideration paid to the Company’s stockholders and optionholders in the Transactions was $2,250,000,000 (the “Equity Value”). At the Closing, each share of common stock and preferred stock of the Company that was issued and outstanding immediately prior to the effective time of the First Merger (other than excluded shares as contemplated by the Merger Agreement) was cancelled and converted into the right to receive approximately 7.533 shares (the “Exchange Ratio”) of Offerpad Solutions common stock, which was determined by dividing the Equity Value by the aggregate fully diluted Company common stock (as such term is defined in the Merger Agreement). The shares of Offerpad Solutions common stock received as consideration by Brian Bair, the Chief Executive Officer and Founder of the Company, are Class B shares, and entitle Mr. Bair or his permitted transferees to 10 votes per share until the earlier of (a) the date that is nine months following the date on which Mr. Bair (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to Offerpad Solutions as a member of the senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which the Mr. Bair or his permitted transferees have transferred, in the aggregate, more than seventy-five (75%) of the shares of Class B common stock that were held by Mr. Bair and his permitted transferees immediately following the Closing.
At the Closing, each option to purchase the Company’s common stock, whether vested or unvested, was assumed and converted into an option to purchase a number of shares of Offerpad Solutions Class A common stock in the manner set forth in the Merger Agreement.
Additionally, in connection with the execution of the Merger Agreement, Supernova entered into subscription agreements, pursuant to which certain Supernova investors agreed to purchase at the closing of the Transactions an aggregate of 20,000,000 shares of Offerpad Solutions Class A common stock, for a price of $10.00 per share for an aggregate purchase price of $200.0 million (the “PIPE Investment”). The PIPE Investment was consummated simultaneously with the Closing.
Further, in connection with the closing of Supernova’s initial public offering, Supernova entered into forward purchase agreements pursuant to which certain affiliates of Supernova agreed to purchase, upon the closing of the Transactions, an aggregate of 5,000,000 shares of Offerpad Solutions Class A common stock and an aggregate of 1,666,667 warrants to purchase one share of Offerpad Solutions Class A common stock, for an aggregate purchase price of $50,000,000, or $10.00 per share of Offerpad Solutions Class A common stock and one-third
of one warrant to purchase one share of Offerpad Solutions Class A common stock (“Forward Purchase Agreements”). Offerpad Solutions received the funds under the Forward Purchase Agreements upon the Closing.
Upon the closing of the Transactions, Offerpad Solutions received total gross proceeds of $284.0 million, which consisted of $34.0 million from Supernova’s trust and operating accounts, $200.0 million from the PIPE Investment and $50.0 million from the Forward Purchase Agreements. Total transaction costs were $51.4 million, which principally consisted of advisory, legal and other professional fees. Cumulative debt repayments, inclusive of accrued but unpaid interest, of $63.4 million were paid in conjunction with the close, which included a $55.8 million repayment of the Secured Term Loan with First American Title Insurance Company, a $3.8 million repayment of a term loan that was used to finance the Company’s rooftop solar panel systems, a $2.5 million repayment of Notes Payable to related parties and a $1.3 million repayment of Notes Payable – other.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Supernova will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on:

•	former Offerpad stockholders having the largest voting interest in Offerpad Solutions;

•	the board of directors of Offerpad Solutions having 7 members, and Offerpad’s former stockholders having the ability to nominate the majority of the members of the board of directors;

•	Offerpad management continuing to hold executive management roles for the post-combination company and being responsible for the day-to-day operations;

•	the post-combination company assuming the Offerpad name;

•	Offerpad Solutions maintaining the pre-existing Offerpad headquarters; and

•	the intended strategy of Offerpad Solutions being a continuation of Offerpad’s strategy.
Accordingly, the Business Combination will be treated as the equivalent of Offerpad issuing stock for the net assets of Supernova, accompanied by a recapitalization. The net assets of Supernova will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Offerpad.

Report of Independent Registered Public Accounting Firm
To the stockholders and the Board of Directors of OfferPad, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of OfferPad, Inc. and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, changes in temporary equity and stockholders’ deficit, and cash flows, for each of the three years in the period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
April 7, 2021
We have served as the Company’s auditor since 2019.

OFFERPAD, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

		December 31,
		2020	2019
ASSETS
Current Assets:
Cash and cash equivalents		$43,938	$22,856
Restricted cash		6,804	7,027
Accounts receivable		2,309	3,246
Inventory		171,359	343,608
Prepaid expenses and other current assets		2,880	2,848

Total current assets		227,290	379,585
Property and equipment, net		8,231	5,808
Other non-current assets		352	498

TOTAL ASSETS	(1)	$235,873	$385,891

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable		$2,149	$1,308
Accrued liabilities		11,181	9,400
Secured credit facilities and notes payable, net - related party		126,825	241,071
Secured credit facilities and notes payable		50,143	101,315

Total current liabilities		190,298	353,094
Secured credit facilities and notes payable, net of current portion		4,710	—

Total liabilities	(2)	195,008	353,094

Commitments and Contingencies (See Note 13)		—	—
Temporary Equity:
Series A convertible preferred stock, 2,789,225 and 2,775,483 shares authorized at December 31, 2020 and 2019, respectively; 2,775,483 shares issued and outstanding at December 31, 2020 and 2019; liquidation preference of $15,099 at December 31, 2020 and 2019		14,921	14,921
Series A-1 convertible preferred stock, 1,447,693 shares authorized, issued and outstanding at December 31, 2020 and 2019; liquidation preference of $7,500 at December 31, 2020 and 2019		7,470	7,470
Series A-2 convertible preferred stock, 1,104,818 shares authorized, issued and outstanding at December 31, 2020 and 2019; liquidation preference of $7,500 at December 31, 2020 and 2019		7,463	7,463
Series B convertible preferred stock, 7,751,457 shares authorized, issued and outstanding at December 31, 2020 and 2019; liquidation preference of $50,000 at December 31, 2020 and 2019		49,845	49,845
Series C convertible preferred stock, 7,529,210 and 3,764,606 shares authorized at December 31, 2020 and 2019, respectively; 5,308,093 and 3,764,606 shares issued and outstanding at December 31, 2020 and 2019, respectively; liquidation preference of $105,750 and $75,000 at December 31, 2020 and 2019, respectively		104,424	74,601

Total temporary equity		184,123	154,300

Stockholders’ Deficit:
Common stock, 34,077,034 and 31,558,685 shares authorized at December 31, 2020 and 2019, respectively; $0.00001 par value; 7,681,832 shares issued and outstanding at December 31, 2020 and 2019		—	—
Additional paid in capital		5,908	4,545
Accumulated deficit		(138,516)	(115,398)
Treasury stock		(10,650)	(10,650)

Total stockholders’ deficit		(143,258)	(121,503)

TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT		$235,873	$385,891

(1)
Our consolidated assets at December 31, 2020 and 2019 include the following assets of certain variable interest entities (“VIEs”) that can only be used to settle the liabilities of those VIEs: Restricted cash, $6,804 and $7,027; Accounts receivable, $1,638 and $2,554; Inventory, $171,212 and $342,502; Prepaid expenses and other current assets, $1,036 and $1,368; Property and equipment, net, $2,772 and $0; Total assets of $183,462 and $353,451, respectively.

(2)
Our consolidated liabilities at December 31, 2020 and 2019 include the following liabilities for which the VIE creditors do not have recourse to Offerpad: Accounts payable, $716 and $1,253; Accrued liabilities, $575 and $1,843; Current portion of secured credit facilities and notes payable, net, $173,539 and $334,230; Noncurrent portion of secured credit facilities and notes payable, net, $653 and $0; Total liabilities, $175,483 and $337,326, respectively.

See accompanying notes to consolidated financial statements.

OFFERPAD, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Years Ended December 31,
	2020	2019	2018
Revenue	$1,064,257	$1,075,882	$855,961
Cost of revenue	976,478	1,001,495	790,100

Gross profit	87,779	74,387	65,861

Operating expenses:
Sales, marketing and operating	76,786	85,226	64,695
General and administrative	17,481	15,111	11,550
Technology and development	7,270	7,450	3,718

Total operating expenses	101,537	107,787	79,963

Loss from operations	(13,758)	(33,400)	(14,102)

Other income (expense):
Interest expense	(10,031)	(18,298)	(18,329)
Other income, net	834	—	—

Total other expense	(9,197)	(18,298)	(18,329)

Loss before income taxes	(22,955)	(51,698)	(32,431)
Income tax expense	(163)	(254)	(506)

Net loss	$(23,118)	$(51,952)	$(32,937)

Net loss per share, basic and diluted	$(3.01)	$(6.76)	$(3.99)

Weighted average common shares outstanding, basic and diluted	7,681,832	7,679,564	8,254,134

See accompanying notes to consolidated financial statements.

OFFERPAD, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
(in thousands, except number of shares)

Temporary Equity												Stockholders’ Deficit
	Series A Convertible		Series A-1 Convertible		Series A-2 Convertible		Series B Convertible		Series C Convertible		Total			Additional				Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Temporary	Common Stock		Paid in	Accumulated	Treasury Stock		Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Equity	Shares	Amount	Capital	Deficit	Shares	Amount	Deficit
Balance at December 31, 2017	2,775,483	$14,921	1,447,693	$7,470	1,104,818	$7,463	—	$—	—	$—	$29,854	8,272,133	$—	$2,214	$(30,509)	—	$—	$(28,295)
Issuance of Series B Stock, net of offering costs	—	—	—	—	—	—	4,930,074	31,646	—	—	31,646	—	—	—	—	—	—	—
Conversion of promissory note	—	—	—	—	—	—	2,821,383	18,199	—	—	18,199	—	—	—	—	—	—	—
Cancellation of shares	—	—	—	—	—	—	—	—	—	—	—	(30,350)	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	893	—	—	—	893
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,937)	—	—	(32,937)

Balance at December 31, 2018	2,775,483	$14,921	1,447,693	$7,470	1,104,818	$7,463	7,751,457	$49,845	—	$—	$79,699	8,241,783	$—	$3,107	$(63,446)	—	$—	$(60,339)
Issuance of Series C Stock, net of offering costs	—	—	—	—	—	—	—	—	3,764,606	74,601	74,601	—	—	—	—	—	—	—
Repurchased shares	—	—	—	—	—	—	—	—	—	—	—	(636,396)	—	—	—	636,396	(10,650)	(10,650)
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	1,268	—	—	—	1,268
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	76,445	—	170	—	—	—	170
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(51,952)	—	—	(51,952)

Balance at December 31, 2019	2,775,483	$14,921	1,447,693	$7,470	1,104,818	$7,463	7,751,457	$49,845	3,764,606	$74,601	$154,300	7,681,832	$—	$4,545	$(115,398)	636,396	$(10,650)	$(121,503)
Issuance of Series C (extension) stock, net of offering costs	—	—	—	—	—	—	—	—	1,543,487	29,823	29,823	—	—	—	—	—	—	—
Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	1,363	—	—	—	1,363
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(23,118)	—	—	(23,118)

Balance at December 31, 2020	2,775,483	$14,921	1,447,693	$7,470	1,104,818	$7,463	7,751,457	$49,845	5,308,093	$104,424	$184,123	7,681,832	$—	$5,908	$(138,516)	636,396	$(10,650)	$(143,258)

See accompanying notes to consolidated financial statements.

OFFERPAD, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net loss	$(23,118)	$(51,952)	$(32,937)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	434	377	192
Amortization of debt financing costs	262	40	—
Accrued interest on convertible debt	—	—	670
Impairment of inventory	3,170	3,002	2,271
Stock-based compensation	1,363	1,268	893
Changes in operating assets and liabilities:
Accounts receivable	937	(1,075)	470
Inventory	169,079	(60,731)	(52,992)
Prepaid expenses and other current assets	115	(937)	(994)
Accounts payable	841	(2,421)	3,504
Accrued liabilities	1,781	3,455	236

Net cash provided by (used in) operating activities	154,864	(108,974)	(78,687)

Cash flows from investing activities:
Purchases of property and equipment	(2,858)	(1,039)	(2,261)
Proceeds from sales of property and equipment	—	60	234

Net cash used in investing activities	(2,858)	(979)	(2,027)

Cash flows from financing activities:
Borrowings from secured credit facilities and notes payable	799,997	1,077,781	775,326
Repayments of secured credit facilities and notes payable	(960,510)	(1,019,347)	(721,813)
Payment of debt financing costs	(457)	(52)	—
Proceeds from issuance of Class B preferred stock, net	—	—	31,646
Proceeds from issuance of convertible debt	—	—	3,605
Proceeds from issuance of Class C preferred stock, net	29,823	74,601	—
Proceeds from exercise of stock options	—	170	—
Repurchase of common stock	—	(10,650)	—

Net cash (used in) provided by financing activities	(131,147)	122,503	88,764

Net change in cash, cash equivalents and restricted cash	20,859	12,550	8,050
Cash, cash equivalents and restricted cash, beginning of year	29,883	17,333	9,283

Cash, cash equivalents and restricted cash, end of year	$50,742	$29,883	$17,333

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$43,938	$22,856	$12,984
Restricted cash	6,804	7,027	4,349

Total cash, cash equivalents and restricted cash	$50,742	$29,883	$17,333

Supplemental disclosure of cash flow information:
Cash payments for interest	$14,048	$20,008	$21,448

Non-cash investing and financing activities
Conversion of convertible debt to Class B preferred stock	$—	$—	$18,199

See accompanying notes to consolidated financial statements.

OFFERPAD, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. BUSINESS ACTIVITY
OfferPad, Inc. (the “Company”, “we”, “our”, and “Offerpad”) including its consolidated subsidiaries, is a customer-centric, home buying, and selling platform that provides customers with the ultimate home transaction experience, offering convenience, control, certainty, and value. The Company is headquartered in Chandler, Arizona with operations in the United States and was incorporated in Delaware on June 24, 2016. As of December 31, 2020, the Company operates in the greater Charlotte, Raleigh, Atlanta, Birmingham, Orlando, Tampa, Jacksonville, Houston, San Antonio, Austin, Dallas, Tucson, Phoenix, and Las Vegas areas.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation—
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned operating subsidiaries. Any reference in these notes to applicable guidance is meant to refer to the authoritative United States generally accepted accounting principles as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). All intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates—
The preparation of the Company’s consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Significant estimates include those related to the net realizable value of inventory, stock-based compensation, and deferred income tax allowances, among others. Actual results could differ from those estimates.
Significant Risks and Uncertainties
—We operate in a dynamic industry and, accordingly, can be affected by a variety of factors. For example, we believe that changes in any of the following areas could have a significant negative effect on us in terms of our future financial position, results of operations, or cash flows: public health crises, like the
COVID-19
pandemic; general economic conditions, including the health of the U.S. residential real estate industry; changes in customer preferences for our products and services; our ability to manage the growth of our business; severe weather and catastrophic occurrences; success in new product and market launches; protection of our brand and intellectual property; management of our pricing and portfolio strategy; our ability to maintain and grow strategic partnerships; cost and availability of third-party labor; management of future strategic acquisitions or investments; our ability to attract and retain qualified employees and key personnel; changes in requirements governing the licensing and conduct of real estate brokerages; competition in our market; development and protection of our existing technology and network infrastructure; protection of personal customer information and other privacy issues; intellectual property rights and other litigation claims; interest rate changes; changes in local, state, or federal laws and regulations; among other things.
Segment Reporting—
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. Under the provisions of ASC 280,
Segment Reporting
, the Company is not organized around specific services or geographic regions. The Company operates in one service line, providing a home buying and selling platform.
We determined that our Chief Executive Officer is the Chief Operating Decision Maker (CODM) and he uses financial information, business prospects, competitive factors and operating results to evaluate our performance, which is the same basis on which our results and performance are communicated to our Board of Directors. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operated as one operating and reportable segment for the years ended December 31, 2020, 2019 and 2018 on a consolidated basis.
Cash and Cash Equivalents—
Cash includes demand deposits with banks and financial institutions. Cash equivalents include only investments with initial maturities of three months or less that are highly liquid and readily convertible to known amounts of cash.
Restricted Cash—
Restricted cash consists of cash received from the resale of homes that is specifically designated to repay borrowings under one of the Company’s secured credit facilities and is typically released within a few days of the home sale.
Concentrations of Credit Risk—
Financial instruments that are potentially subject to concentrations of credit risk are primarily cash and cash equivalents. Cash and cash equivalents are placed with major financial institutions deemed to be of high-credit-quality in order to limit credit exposure. Cash is regularly maintained in excess of federally insured limits at the financial institutions. Management believes that the Company is not exposed to any significant credit risk related to cash deposits.
Accounts Receivable—
Accounts receivable are generated through the sale of a home and generally results in a one-
or
two-day
delay in receiving cash from the title company. Accounts receivable are stated at the amount management expects to collect from outstanding balances. Most of the Company’s transactions are processed through escrow and therefore, collectability is reasonably assured. The Company reviews accounts receivable on a regular basis and estimates an amount of losses for uncollectible accounts based on its historical collections, age of the receivable, and any other known conditions that may affect collectability.
Inventory—
Inventory consists of acquired homes and are stated at the lower of cost or net realizable value, with cost determined by the specific identification of each home. Costs include initial purchase costs and renovation costs, as well as holding costs and interest incurred during the renovation period, prior to the listing date. Selling costs, including commissions and holding costs incurred after listing date, are expensed as incurred and included in sales, marketing and operating expenses.
The Company reviews inventory for indicators that net realizable value is lower than cost. When evidence exists that the net realizable value of inventory is lower than its cost, the difference is recognized in cost of revenue and the related inventory is adjusted to its net realizable value.
Inventory is classified into three categories: Homes under renovation, homes listed for sale, and homes under contract to sell.
Property and Equipment—
Property and equipment is recorded at cost and primarily consist of rooftop solar panel systems installed on residential real estate. The Company depreciates its property and equipment for financial statement purposes using the straight-line method based on the estimated useful lives of the assets. The estimated useful lives of fixed property and equipment by asset category are described below:

Property and Equipment	Estimated Useful Life
Rooftop solar panel systems	Thirty years

Properties held for use	Twenty seven and a half years

Leasehold improvements	Lesser of estimated useful life or remaining lease term

Computers and equipment	Five years

Office equipment and furniture	Seven years

Software systems	Four to five years
Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may be impaired. The Company records an impairment loss if (i) the undiscounted future cash flows are found to be less than the carrying amount of the asset or asset group, and (ii) the carrying amount of the asset or asset group exceeds fair value. If an impairment loss has occurred, a charge is recorded to reduce the carrying amount of the asset to its estimated fair value. The Company recognized no impairment charges on property and equipment for the years ended December 31, 2020, 2019 and 2018.
Accrued Liabilities—
Accrued liabilities include accrued salaries and wages, interest, advertising, and other expenses.
Revenue Recognition—
Revenue is recognized when (or as) performance obligations are satisfied by transferring control of the promised products or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those products or services. The Company applies the following steps in determining the timing and amount of revenue to recognize: (1) identify the contract with our customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract, if applicable; and (5) recognize revenue when (or as) the performance obligation is satisfied.
Revenue from the sale of homes is derived from the resale of homes on the open market. Home sales revenue is recognized at the time of the closing when title to and possession of the property are transferred to the buyer. The amount of revenue recognized for each home sale is equal to the sale price of the home net of resale concessions and credits to the buyer. When the company closes on a sale of a home, all associated costs are relieved through cost of revenue.
Cost of Revenue—
Cost of revenue includes the initial purchase costs, renovation costs, holding costs and interest incurred during the renovation period, prior to listing date and real estate inventory valuation adjustments, if any. These costs are accumulated in real estate inventory up until the homes is ready for resale, and then charged to cost of revenue under the specific identification method when the property is sold.
Sales, Marketing and Operating—
Sales, marketing and operating expenses consist of real estate agent commissions, advertising, and holding costs on homes incurred during the period that homes are listed for sale, which includes utilities, taxes, maintenance, and other costs. Sales, marketing and operating expense includes any headcount expenses in support of sales, marketing, and real estate inventory operations such as salaries, benefits, and stock-based compensation. Sales, marketing and operating expenses are charged to operations as incurred. Advertising expenses of $11.5 million, $17.3 million, and $14.7 million were incurred during the years ended December 31, 2020, 2019 and 2018, respectively.
Technology and Development—
Technology and development expenses consist of headcount expenses, including salaries, benefits and share based compensation expense for employees and contractors engaged in the design, development, and testing of website applications and software development. Technology and development expenses are charged to operations as incurred.
Stock-Based Compensation—
Stock-based compensation awards consist of stock options. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value as of the grant date for option awards. Compensation expense for all option awards is recorded on a straight-line basis over the requisite service period of the awards, which is generally the option’s vesting period. These amounts are reduced by the forfeitures as the forfeitures occur.
Income Taxes—
The Company accounts for income taxes under the asset and liability method, which requires the recognition of Deferred Tax Asset (DTAs) and Deferred Tax Liabilities (DTLs) for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, the Company determines DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.

The Company recognizes DTAs to the extent that it believes that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning
strategies, carryback potential if permitted under the tax laws, and results of recent operations. If the Company determines that it would be able to realize its DTAs in the future in excess of their net recorded amount, the Company would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.
Consolidation of Variable Interest Entities—
The Company is a variable interest holder in certain entities in which equity investors at risk do not have the characteristics of a controlling financial interest or where the entity does not have enough equity at risk to finance its activities without additional subordinated financial support from other parties; these entities are VIEs. The Company’s variable interest arises from contractual, ownership or other monetary interest in the entity, which fluctuates based on the VIE’s economic performance. The Company consolidates a VIE if it is the primary beneficiary. The Company is the primary beneficiary if it has a controlling financial interest, which includes both the power to direct the activities that most significantly impact the economic performance of the VIE and a variable interest that obligates the Company to absorb losses or the right to receive benefits that potentially could be significant to the VIE. The Company assesses whether it is the primary beneficiary of a VIE on an ongoing basis.
Fair Value Measurements—
The Company accounts for assets and liabilities in accordance with accounting standards that define fair value and establish a consistent framework for measuring fair value on either a recurring or a nonrecurring basis. Fair value is an exit price representing the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.
Accounting standards include disclosure requirements relating to the fair values used for certain financial instruments and establish a fair value hierarchy. The hierarchy prioritizes valuation inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of three levels:
Level 1
—Quoted prices in active markets for identical assets or liabilities.
Level 2
—Assets or liabilities valued based on observable market data for similar instruments, such as quoted prices for similar assets or liabilities.
Level 3
—Unobservable inputs that are supported by little or no market activity; instruments valued based on the best available data, some of which is internally developed, and considers risk premiums that a market participant would require.
The fair values of cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and certain prepaid and other current assets and accrued expenses approximate carrying values because of their short-term nature. The carrying value of certain other non-current
assets approximates fair value. The Company’s secured credit facilities and notes payable are carried at amortized cost and are classified within Level 2 of the fair value hierarchy as the Company uses discounted cash flows based on current lending rates for similar credit facilities and notes with similar terms and remaining time to maturity. There were no transfers between levels of input during the years ended December 31, 2020 and 2019.
New Accounting Pronouncements Recently Adopted—
In May 2014, the FASB (Financial Accounting Standards Board) issued ASU
2014-09,
Revenue from Contracts with Customers (Topic 606)
, (“ASU
2014-09”).
ASU
2014-09
states that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those products or services. It also states that an entity should recognize as an asset the incremental costs of obtaining a contract that the entity expects to recover and amortize the costs consistent with the transfer to the customer of the products or services to which the asset relates. The guidance requires more detailed disclosures to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted this guidance effective January 1, 2019 using the modified retrospective transition approach applied to all contracts at the date of initial application. The adoption of ASU
2014-09
did not have a material impact on our consolidated financial statements.
New Accounting Pronouncements Recently Issued Not Yet Adopted—
In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842)
(“ASU
2016-02”),
which provides guidance requiring lessees to recognize a
right-of-use
asset and a lease liability on the balance sheet for substantially all leases, with the exception of short-term leases. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations. The Company is electing, as an EGC, to delay the adoption of this guidance until the time private companies are required to adopt, which is for annual periods beginning after December 15, 2021. The Company is currently evaluating the potential impact on its financial statements.
In December 2019, the FASB issued ASU
No. 2019-12,
Simplifying the Accounting for Income Taxes (Topic 740)
(“ASU
2019-12”).
ASU
2019-12
eliminates certain exceptions related to the approach for intraperiod tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. The Company is electing, as an EGC, to delay the adoption of this guidance until the time private companies are required to adopt, which is for annual periods beginning after December 15, 2021. The Company is currently evaluating the effect that the new guidance will have on its consolidated financial statements and disclosures.
In March 2020, the FASB issued ASU
No. 2020-04,
Reference Rate Reform (Topic 848)
(“ASU
2020-04”),
which provides optional expedients and exceptions for applying GAAP to contracts, hedging relationships and other transactions that reference the London Inter- Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. This guidance is optional for a limited period of time to ease the potential burden in accounting for, or recognizing the effects of, reference rate reform on financial reporting. This guidance is effective from March 12, 2020 through December 31, 2022. Entities may elect to adopt the amendments for contract modifications as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020, or prospectively from a date within an interim period that includes or is subsequent to March 12, 2020, up to the date that the financial statements are available to be issued. We may elect to take advantage of this optional guidance in its transition away from LIBOR within certain debt contracts. While the goal of the reference rate reform transition is for it to be economically neutral to entities, we are currently evaluating the effect it will have on our consolidated financial statements and disclosures.
3. INVENTORY
The components of inventory, net of applicable lower of cost or net realizable value adjustments, consist of the following (in thousands):

	December 31,
	2020	2019
Homes under renovation	$47,978	$36,118
Homes listed for sale	30,826	178,000
Homes under contract to sell	92,555	129,490

Total inventory	$171,359	$343,608

4. PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands):

	December 31,
	2020	2019
Rooftop solar panel systems	$5,094	$5,094
Properties held for use	2,790	—
Leasehold improvements	749	749
Computers and equipment	265	265
Office equipment and furniture	70	59
Software systems	318	262

	9,286	6,429
Less accumulated depreciation	(1,055)	(621)

Total property and equipment, net	$8,231	$5,808

Depreciation expense totaled $0.4 million, $0.4 million, and $0.2 million for the years ended December 31, 2020, 2019 and 2018, respectively.
5. ACCRUED LIABILITIES
Accrued liabilities consist of the following (in thousands):

	December 31,
	2020	2019
Accrued compensation	$6,180	$3,524
Accrued other	3,052	3,892
Accrued interest	699	1,980
Accrued payroll tax	1,250	4

Total accrued liabilities	$11,181	$9,400

6. CREDIT FACILITIES AND NOTES PAYABLE
The following table presents the carrying values of the Company’s secured credit facilities and notes payable as of the dates presented (in thousands):

	December 31,
	2020	2019
Credit Facilities & Notes Payable, net
Senior secured credit facility with a financial institution	$49,544	$95,685
Senior secured credit facility with a related party	105,397	211,607
Mezzanine secured credit facility with a related party	6,195	26,940
Mezzanine secured credit facility with a related party	13,056	—
Notes payable with related parties	2,385	2,537
Notes payable - other	5,309	5,630
Debt issuance costs	(208)	(13)

Total secured credit facilities & notes payable, net	181,678	342,386
Current Portion - Secured Credit Facilities & Notes Payable, net
Total Secured Credit Facilities and Notes Payable, net - Related Party	126,825	241,071
Total Secured Credit Facilities and Notes Payable	50,143	101,315

	December 31,
	2020	2019
Non Current Portion - Secured Credit Facilities & Notes Payable, net
Total Secured Credit Facilities and Notes Payable	4,710	—

Total secured credit facilities & notes payable, net	$181,678	$342,386
Senior Secured Credit Facilities
The Company utilizes senior secured credit facilities that are classified as current liabilities on the accompanying consolidated balance sheets as amounts drawn to purchase and renovate homes are due as homes are sold, which is expected to be within 12 months. The following table summarizes certain details related to the Company’s senior secured credit facilities. Balances are outstanding as of December 31, 2020 and 2019 (in thousands, except interest rates):

As of December 31, 2020	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Senior secured credit facility with a financial institution	$200,000	$49,544	3.72%	August 2022
Senior secured credit facility with a related party	225,000	105,397	5.28%	December 2022

	$425,000	$154,941

As of December 31, 2019	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate
Senior secured credit facility with a financial institution	$100,000	$95,685	5.62%
Senior secured credit facility with a related party	263,889	211,607	7.47%

	$363,889	$307,292

As of December 31, 2020, the Company had two senior secured credit facilities, one with a financial institution and one with a related party, which is a current stockholder in the Company. Collectively, the total borrowing capacity was $425 million. Borrowings on the secured credit facility with a financial institution accrue interest at a rate based on a LIBOR reference rate plus a margin of 2.50%. Borrowings on the secured credit facility with a related party accrue interest at a rate based on a LIBOR reference rate plus a margin of 4.00%.
The borrowings are collateralized by the real estate inventory funded by the credit facility. Each facility contains eligibility requirements that govern whether a property can be financed. When the Company resells a home, the proceeds are used to reduce the outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.

Mezzanine Secured Credit Facilities
The Company classifies mezzanine secured credit facilities as current liabilities on the accompanying consolidated balance sheets as amounts drawn to purchase and renovate homes are due as homes are sold, which is expected to be within 12 months. These facilities are structurally and contractually subordinated to the related senior secured credit facilities. The following table summarizes certain details related to the Company’s mezzanine secured credit facilities. Balances are outstanding as of December 31, 2020 and 2019 (in thousands, except interest rates):

As of December 31, 2020	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate	Maturity Date
Mezzanine secured credit facility with a related party	$25,000	$6,195	13.00%	February 2023
Mezzanine secured credit facility with a related party	43,450	13,056	13.34%	December 2022

	$68,450	$19,251

As of December 31, 2019	Borrowing Capacity	Outstanding Amount	Weighted- Average Interest Rate
Mezzanine secured credit facility with a related party	$93,311	$26,940	14.00%

As of December 31, 2020, the Company had two mezzanine secured credit facilities, both with a related party, which is a current stockholder in the Company. The mezzanine secured credit facilities have a total borrowing capacity of $68.45 million. Borrowings accrue interest at a rate of 13.00% for both mezzanine secured credit facilities.
These borrowings are collateralized by a second lien on the real estate inventory funded by the relevant credit facility. The lenders have legal recourse only to the assets securing the debt, and do not have general recourse to OfferPad, Inc. with limited exceptions. When the Company resells a home, the proceeds are used to reduce the outstanding balance under both the related senior secured credit facility and the mezzanine secured credit facility.
Covenants for Senior Secured Credit Facilities and Mezzanine Secured Credit Facilities
The secured credit facilities include customary representations and warranties, covenants and events of default. Financed properties are subject to customary eligibility criteria and concentration limits. The terms of these facilities and related financing documents require the Company to comply with a number of customary financial and other covenants, such as maintaining certain levels of liquidity, tangible net worth or leverage (ratio of debt to equity). As of December 31, 2020, the Company was in compliance with all covenants.
Notes Payable
In February 2020, the Company entered into a secured promissory note with a lender to finance the Company’s rooftop solar panel systems for a $4.34 million term loan. The note matures on March 1, 2022 and bears interest annually at 11.50% as of December 31, 2020. The note requires monthly principal and interest payments and is collateralized by the rooftop solar panel systems. The outstanding balance on this note at December 31, 2020 was $4.06 million. At December 31, 2019, the Company had a secured promissory note of $4.38 million related to the rooftop solar panel systems. The note required annual interest at 12.25% as of December 31, 2019 and was collateralized by the rooftop solar systems panels. The note was replaced in February 2020. The balance for these notes is included in liabilities in the accompanying consolidated balance sheets.

The Company has unsecured notes payable of $1.25 million at December 31, 2020 and 2019. The notes are due at the earlier of six months from the date the holder provides written notice to the Company for payment of unpaid principal and related accrued interest or when the Company pays the note in full. The notes bear interest at 14.00%. The balance is included in current liabilities in the accompanying consolidated balance sheets.
The Company has unsecured notes payable to related parties of $2.39 million and $2.54 million at December 31, 2020 and 2019, respectively. The notes are due at the earlier of six months from the date the holder provides written notice to the Company for payment of unpaid principal and related accrued interest or when the Company pays the note in full. The notes bear interest at 14.00%. The balance is included in current liabilities in the accompanying consolidated balance sheets.
As of December 31, 2020, the Company was in compliance with all covenants related to its Notes Payable.
7. TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Convertible Preferred and Common Stock
The Company’s certificate of incorporation as amended, authorizes the Company to issue 54.7 million shares of $0.00001 par value, with 34.1 million shares designated as common stock and 20.6 million shares of convertible preferred stock. The convertible preferred stock consists of 2.8 million shares designated as Series A convertible preferred stock, 1.4 million shares designated as Series
A-1
convertible preferred stock, 1.1 million shares designated as Series
A-2
convertible preferred stock, 7.8 million shares designated as Series B convertible preferred stock, and 7.5 million shares designated as Series C convertible preferred stock (collectively, “Preferred Stock”). The holder of each share of common stock is entitled to one vote. The holders of outstanding Preferred Stock are entitled to elect four directors. The holders of outstanding common stock are entitled to elect two directors, in addition to the one independent director.
The significant features of the Company’s Preferred Stock are as follows:
All of our Preferred Stock is classified as temporary equity because the Preferred Stock is redeemable upon the occurrence of a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), which is not within our control. However, because a Deemed Liquidation event is currently not probable to occur, the Preferred Stock is currently not remeasured to its redemption value.
Dividend provisions
The preferred stockholders are entitled to receive dividends prior and in preference to any dividends on the common stock, when, as and if declared by the Board of Directors, on an equal priority basis, prior and in preference to any declaration or payment of any dividend on the Common Stock and any other class or series of capital stock that is junior to the preferred stock (other than dividends on shares of Common Stock payable in shares of common stock). Such dividends are non-cumulative.
There were no dividends paid for the years ended December 31, 2020 and 2019 to preferred stockholders.
Liquidation preference
In the event of liquidation, dissolution or winding up of the Company, merger or a Deemed Liquidation Event, before any distribution or payment shall be made to the holders of common stock, the holders of Series A, Series
A-1,
Series
A-2,
Series B and Series C convertible preferred stock shall receive $5.44, $5.1807, $6.7884, $6.4504 and $19.9224 per share (subject to adjustment in the event of any share dividend, share split, combination, or other recapitalization), respectively, plus any declared but unpaid dividends on such shares. If the assets and funds are insufficient for such distribution, they shall receive a pro rata distribution, based on the relative convertible preferred stock ownership and in proportion to the preferential amount each such holder is otherwise entitled. If the assets and funds are in excess of amounts distributed to the preferred stockholders, the remaining assets and funds shall be distributed pro rata to the holders of the common stock. If the holders of the Preferred Stock would receive a greater distribution if they converted to Common Stock, then such conversion will be assumed prior to distribution.
Conversion rights
The holders of Preferred Stock have a right to convert their stock into fully-paid and nonassessable shares of common stock at a conversion rate equal to their respective liquidation preferences divided by a conversion price of $5.4132, $5.1807, $6.7884, $6.4504, and $19.9224, respectively, which is adjusted for any stock splits, stock dividends, combination, subdivisions, recapitalizations or similar transactions.
Redemption rights
The Preferred Stock is not redeemable at the option of the holders of the Preferred Stock.
Voting rights
Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Preferred Stock could then be converted and, with respect to such vote, holders of Preferred Stock are entitled to vote together with the holders of common stock as a single class on all matters on an as-converted
basis.
Election of Directors
As long as any shares of the Series B convertible preferred stock remain outstanding, then the holders of the Series B convertible preferred stock are entitled to elect three directors. As long as any shares of Series C convertible preferred stock remain outstanding, then the holders of the Series C convertible preferred stock are entitled to elect one director.
Common Stock
The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock. Holders of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders (and written actions in lieu of meetings). There were no dividends paid for the years ended December 31, 2020 and 2019 to common stockholders.
8. STOCK-BASED AWARDS
Stock Incentive Plan
In 2016, the Board of Directors of the Company adopted the Offerpad 2016 Stock Option and Grant Plan (the “Plan”) that allows for granting of incentive and non-qualified
stock options to employees, directors, and consultants. As of December 31, 2020, 0.2 million shares of common stock were reserved for issuance under the Plan.

The following table summarizes stock option activity:

	Options Issued Under Plan	Nonemployee Options	Total Options	Weighted- Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding as of December 31, 2017	1,662,976	68,200	1,731,176	$4.84	9.05	$50,468
Granted	2,644,330	—	2,644,330	1.48
Forfeitures	(360,108)	—	(360,108)	2.75

Outstanding as of December 31, 2018	3,947,198	68,200	4,015,398	2.81	8.84	22,106,091
Granted	443,000	5,000	448,000	9.32
Exercised	(76,445)	—	(76,445)	2.22
Forfeitures	(1,244,818)	—	(1,244,818)	1.85

Outstanding as of December 31, 2019	3,068,935	73,200	3,142,135	4.14	7.71	16,274,640
Granted	570,000	128,000	698,000	9.19
Exercised	—	—	—	—
Forfeitures	(177,398)	—	(177,398)	4.06

Outstanding as of December 31, 2020	3,461,537	201,200	3,662,737	5.09	7.40	14,619,403

Exercisable as of December 31, 2020			1,468,468	3.43	6.75	8,006,815

Vested and expected to vest as of December 31, 2020			3,662,737	5.09	7.40	14,619,403

The Company typically issues stock options with the exercise price equal to the fair market value of the underlying stock price based on then-current valuation estimates. The Company determines the grant-date fair value of stock option awards using a Black-Scholes option pricing model with the following assumptions:
Expected Term:
The expected term represents the period of time that the option grants are expected to be outstanding and is estimated using the midpoint between the requisite service period and the contractual term of the options.
Risk-Free Interest Rate:
The risk-free interest rate is estimated using the rate of return on U.S. treasury notes with a life that approximates the expected term.
Volatility:
As our shares have not previously been publicly traded, and have not regularly traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares over the relevant vesting or estimated liquidity period.
Expected Dividend Yield:
The expected dividend yields are based on our historical dividend payments, which have been zero to date and are not expected in the foreseeable future.

The range of assumptions used in the Black-Scholes Model for employee and non-employee stock options for 2020, 2019, and 2018 are as follows:

	2020	Year Ended December 31, 2019	2018
Expected term (in years)	5.36 - 6.11	5.96 - 6.13	5.00 - 6.11
Risk-free interest rate	0.38% - 0.46%	1.61% - 2.41%	2.65% - 3.11%
Expected volatility	51.72% - 52.89%	42.43% - 43.50%	42.81% - 45.92%
Dividend yield	0.00%	0.00%	0.00%
Fair value on grant date	$4.27 - $4.49	$3.96 - $4.21	$0.62 - $5.97
The Company recognized stock-based compensation expense of $1.4 million, $1.3 million and $0.9 million for the years ended December 31, 2020, 2019 and 2018, respectively, as part of operating expenses in the accompanying consolidated statements of operations.
At December 31, 2020, the Company had $5.5 million of unrecognized stock-based compensation related to outstanding awards.
9. VARIABLE INTEREST ENTITIES
The Company formed certain special purpose entities (each, an “SPE”) to purchase and sell residential properties. Each SPE is a wholly owned subsidiary of the Company and a separate legal entity, and neither the assets nor credit of any such SPE are available to satisfy the debts and other obligations of any affiliate or other entity. The credit facilities are secured by the assets and equity of one or more SPEs. These SPEs are variable interest entities, and the Company is the primary beneficiary as it has the power to control the activities that most significantly impact the SPEs’ economic performance and the obligation to absorb losses of the SPEs or the right to receive benefits from the SPEs that could potentially be significant to the SPEs. The SPEs are consolidated within the Company’s consolidated financial statements.
The following table summarizes the assets and liabilities related to the VIEs as of December 31, 2020 and December 31, 2019 (in thousands):

	December 31,
	2020	2019
Assets
Restricted Cash	$6,804	$7,027
Accounts Receivable	1,638	2,554
Inventory	171,212	342,502
Prepaid expenses and other current assets	1,036	1,368
Property and equipment, net	2,772	—

Total Assets	183,462	353,451

Liabilities
Accounts payable	716	1,253
Accrued liabilities	575	1,843
Secured credit facilities and notes payable, net - current portion	173,539	334,230
Secured credit facilities and notes payable - net of current portion	653	—

Total liabilities	$175,483	$337,326

10. NET LOSS PER SHARE
The Company uses the
two-class
method to calculate net loss per share and apply the more dilutive of the two-class
method, treasury stock method or
if-converted
method to calculate diluted net loss per share. No

dividends have been declared or paid for the years ended December 31, 2020 and 2019. Undistributed earnings for each period are allocated to participating securities, including the convertible preferred stock, based on the contractual participation rights of the security to share in the current earnings as if all current period earnings had been distributed. As there is no contractual obligation for the convertible preferred stock to share in losses, our basic net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average shares of common stock outstanding during periods with undistributed losses.
Diluted net loss per share is based upon the weighted average number of common shares and of common share equivalents outstanding when dilutive. In periods when losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.
The aggregate number of potentially dilutive common stock equivalents outstanding at December 31, 2020 excluded from the diluted net loss per share computation because their inclusion would be anti-dilutive was 22.1 million, which includes options to acquire 3.7 million shares of common stock and 18.4 million shares issuable upon the conversion of preferred stock.
The aggregate number of potentially dilutive common stock equivalents outstanding at December 31, 2019 excluded from the diluted net loss per share computation because their inclusion would be anti-dilutive was 20.0 million, which includes options to acquire 3.1 million shares of common stock and 16.9 million shares issuable upon the conversion of preferred stock.
11. INCOME TAXES
We are subject to federal and state income taxes in the United States.
Losses before income tax expense were $23.0 million, $51.7 million, and $32.4 million for the years ended December 31, 2020, 2019, and 2018, respectively.
Income tax expense consisted of the following:

	Years Ended December 31,
	2020	2019	2018
Current provision federal	$—	$—	$—
Current provision state	163	254	506

Total current	163	254	506
Deferred provision federal	—	—	—
Deferred provision state	—	—	—

Total deferred	—	—	—

Total income tax expense	$163	$254	$506

The reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

	Years Ended December 31,
	2020		2019		2018
Provision at federal statutory tax rate	$(4,821)	21.0%	$(10,857)	21.0%	$(6,810)	21.0%
State income tax	(446)	1.9%	(2,003)	3.9%	(1,848)	5.7%
Valuation allowance	4,999	-21.8%	12,363	-23.9%	9,314	-28.7%
Other	431	-1.9%	751	-1.5%	(150)	0.4%

Effective tax rate	$163	-0.7%	$254	-0.5%	$506	-1.6%

The components of the net deferred income tax assets and liabilities included in the consolidated balance sheet are as follows:

	Years Ended December 31,
	2020	2019	2018
Deferred tax assets:
Disallowed interest expense	$—	$9,331	$5,012
Other	1,892	1,638	381
Federal net operating loss carryforwards	27,847	15,564	10,010
State net operating loss carryforwards	5,133	3,318	2,008

Gross deferred tax asset	34,872	29,851	17,411
Valuation allowance	(34,011)	(29,002)	(16,639)

DTA, net of valuation allowance	871	849	772

Deferred tax liabilities:
Property and equipment	(865)	(843)	(772)
Other	(6)	(6)	—

Gross deferred tax liability	(871)	(849)	(772)

Net deferred income taxes	$—	$—	$—

As of December 31, 2020, the Company had federal net operating loss carryforwards of approximately $125.1 million to offset future taxable income, of which $26.0 million begin to expire at various dates ranging from 2036 through 2037 if not utilized, and $99.1 million which has no expiration. The Company also has U.S. state net operating loss carryforwards of approximately $105.6 million, of which $69.2 million begin to expire at various dates ranging from 2032 through 2040 if not utilized, and the remaining $36.4 million which have no expiration.
Management assesses the available positive and negative evidence to estimate whether sufficient future taxable income will be generated to permit use of the existing DTAs. A significant piece of objective negative evidence evaluated was the cumulative loss incurred over the three-year period ended December 31, 2020. Such objective evidence limits the ability to consider other subjective evidence, such as our projections for future growth.
On the basis of this evaluation, a full valuation allowance has been recorded against the net deferred tax assets as of December 31, 2020, 2019 and 2018. The valuation allowance increased by $5.0 million, $12.4 million and $9.3 million, respectively, during the years ended December 31, 2020, 2019 and 2018. The amount of the DTA considered realizable, however, could be adjusted if future objective positive evidence, such as cumulative income, outweighs the negative evidence.
The Internal Revenue Code contains provisions that limit the utilization of net operating loss carryforwards and tax credit carryforwards if there has been an ownership change. Such ownership change, as described in Section 382 of the Internal Revenue Code, may limit the Company’s ability to utilize its net operating loss carryforwards and tax credit carryforwards on a yearly basis. To the extent that any single-year limitation is not utilized to the full amount of the limitation, such unused amounts are carried over to subsequent years until the earlier of utilization or the expiration of the relevant carryforward period. It was determined that an ownership change occurred on February 10, 2017. An analysis was performed and while utilization of net operating losses would be limited in years prior to December 31, 2020, subsequent to that date there is no limitation on the Company’s ability to utilize its net operating losses. As such, the ownership change has no impact to the carrying value of the Company’s net operating loss carryforwards or ability to use them in future years.
The Company files in U.S. federal and various state income tax jurisdictions. The Company is subject to U.S. federal and state income tax examinations by authorities for all tax years beginning in 2016, due to the accumulated net operating losses that are carried forward.

On March 27, 2020 the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. The modifications under the CARES Act did not materially impact the Company.
12. RELATED-PARTY TRANSACTIONS
LL Credit Facilities
Since October 26, 2016, Offerpad has been party to a loan and security agreement (the “
LL Funds Loan Agreement
”), with LL Private Lending Fund, L.P. and LL Private Lending Fund II, L.P., both of which are affiliates of LL Capital Partners I, L.P., which since 2018 has held more than 5% of Offerpad’s capital stock. The LL Funds Loan Agreement is comprised of a senior secured credit line and a mezzanine secured loan, under which Offerpad may borrow loans up to a maximum principal amount of line of $225.0 million and $43.45 million, respectively. Interest accrues on the senior secured credit line and the mezzanine secured credit line at rates of LIBOR + 4.0% and 13.0%, respectively. In the years ended December 31, 2018, 2019 and 2020, Offerpad paid a total of $16.8 million, $16.8 million and $7.8 million in interest for borrowings under the LL Funds Loan Agreement, and had $225.8 million, $238.5 million and $118.4 million in principal outstanding. Since 2018, the largest amount of principal outstanding under the LL Funds Loan Agreement was $256.3 million. As of December 31, 2020, Offerpad had $105.4 million and $13.1 million outstanding under the senior secured credit and mezzanine secured loans, respectively.
Since March 16, 2020, Offerpad has also been party to a mezzanine loan and security agreement (the “
LL Mezz Loan Agreement
”), with LL Private Lending Fund II, L.P., which is an affiliate of LL Capital Partners I, L.P., which since 2018 has held more than 5% of Offerpad’s capital stock. Under the LL Mezz Loan Agreement, Offerpad may borrow loans up to a maximum principal amount of line of $25.0 million. Interest accrues on the mezzanine secured credit line at a rate of 13.0%. During the year ended December 31, 2020, Offerpad paid a total of $0.44 million in interest for borrowings under the LL Mezz Loan Agreement, and had $6.2 million in principal outstanding. The largest amount of principal outstanding under the LL Mezz Loan Agreement was $7.3 million. As of December 31, 2020, Offerpad had $6.2 million outstanding under the mezzanine secured loan.
Commercial Relationship with First American Financial Corporation
First American Financial Corporation (“First American”), which has held more than 5% of Offerpad’s capital stock since February 2019, through its subsidiaries is a provider of title insurance and settlement services for real estate transactions and a provider of property data services. Offerpad uses First American’s services in the ordinary course of its home-buying and home-selling activities. During the years ended December 31, 2019 and 2020, Offerpad paid First American $6.9 million and $7.1 million for its services, respectively, inclusive of the fees for property data services.
Notes Payable
From August 2015 to January 2017, Offerpad issued an aggregate of $1.1 million in notes payable to immediate family members of Offerpad’s Chief Executive Officer, who is also a member of its board of directors. The notes payable bear interest at a rate of 14.0% per annum, are pre-payable
and have no set maturity date. In the years ended December 31, 2018, 2019 and 2020, Offerpad paid a total of $0.2 million, $0.2 million and $0.2 million in interest for borrowings under the notes payable, and no principal payments. Since 2018, the largest amount of principal outstanding under these notes payable was $1.1 million. As of December 31, 2020, Offerpad had $1.1 million outstanding under such notes payable. The principal amount of each note, together all accrued but unpaid interest, will be repaid upon the Closing.

Convertible Preferred Stock Financings
In April 2018 and June 2018, Offerpad issued and sold 4,650,874 and 2,325,437 shares, respectively, of its Series B convertible preferred stock to LL Capital Partners I, L.P. for a total purchase price of $45.0 million. As a result of the transactions, LL Capital Partners I, L.P. holds more than 5% of Offerpad’s capital stock.
In February 2019 and February 2020, Offerpad issued and sold to First American 3,764,606 and 501,947 shares, respectively, of its Series C convertible preferred stock for a total purchase price of $85.0 million. As result of the transactions, First American holds more than 5% of Offerpad’s capital stock.
Repurchase of Common Stock
In connection with Offerpad’s Series C convertible preferred stock financing, in February 2019, we repurchased an aggregate of 636,396 shares of common stock at a purchase price of $16.7348 per share. The purchase price represents a price equal to 84% of the purchase price of $19.9224 per share of Series C convertible preferred stock. Of the 636,396 shares of common stock repurchased: 253,961 shares of common stock were sold by Offerpad’s Chief Executive Officer; 134,450 shares were sold by a family member of the CEO; and 119,511 shares were sold by a separate family member of the CEO.
Compensation of Immediate Family Members of Offerpad’s CEO
Offerpad employs two of its CEO’s brothers full-time. For the years ended December 31, 2018, 2019 and 2020, one of his brothers received approximately $248,000, $240,000 and $260,000 in total compensation in those years, respectively, and the other received approximately $223,000, $216,000 and $313,000 in total compensation in those years, respectively.
13. COMMITMENTS AND CONTINGENCIES
As of December 31, 2020, the Company was under contract to purchase 936 homes for an aggregate purchase price of $229.0 million.
The Company has long-term commitments, which have the following approximate minimum annual payments (in thousands):

Years ending December 31,
2021	$5,250
2022	1,697
2023	1,198
2024	1,127
2025	507

$9,779

14. SUBSEQUENT EVENTS
Subsequent events were evaluated through April 7, 2021.
Credit Facility Renewal
In February 2021, the Company amended its senior secured credit facility agreement with a financial institution. The amendment included an increase in borrowing capacity from $200 million to $225 million and extended the maturity date to August 2022.
Credit Facility Renewal – Related Party
In March 2021, the Company amended its senior secured and mezzanine secured credit facility agreements with a related party. The amendments included an extension of the maturity date on the mezzanine secured credit facility with a $25 million borrowing capacity to February 2023, and an extension of the mezzanine secured credit facility with a borrowing capacity of $43.45 million and the senior secured credit facility to December 2022.
Business Combination Transaction
On March 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Supernova Partners Acquisition Company, Inc., a Delaware corporation (“Supernova”), Orchids Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Supernova (“First Merger Sub”), and Orchids Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Supernova (“Second Merger Sub”).
Pursuant to the Merger Agreement, the parties will effect a business combination transaction (the “Business Combination”) by which (i) First Merger Sub will merge with and into the Company, with the Company being the surviving entity in the merger (the “First Merger”), and (ii) the Company will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). In connection with the Closing, Supernova will change its name to “Offerpad Solutions Inc.”
The value of the aggregate equity consideration to be paid to the Company’s stockholders and optionholders in the Transactions will be equal to $2,250,000,000 (the “Equity Value”). At the Closing, each share of common stock and preferred stock of the Company that is issued and outstanding immediately prior to the effective time of the First Merger (other than excluded shares as contemplated by the Merger Agreement) will be cancelled and converted into the right to receive a number of shares of Supernova common stock equal to an exchange ratio determined by dividing the Equity Value by the aggregate fully diluted Company common stock (as such term is defined in the Merger Agreement). The shares of Supernova common stock received as consideration by Brian Bair, the Chief Executive Officer and Founder of the Company, will be Class B shares, and will entitle Mr. Bair to the high vote for so long as certain specified conditions with respect to Mr. Bair’s service to the business and ownership of shares continue to be met.
At the Closing, each option to purchase Company common stock, whether vested or unvested, will be assumed and converted into an option to purchase a number of shares of Supernova Class A common stock in the manner set forth in the Merger Agreement.
The consummation of the Transactions is subject to customary closing conditions, including, among others: (i) approval by Supernova’s and the Company’s respective stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) no order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions being in force, (iv) Supernova having at least $5,000,001 of net tangible assets as of the Closing, (v) receipt of approval for listing on the New York Stock Exchange of the shares of Supernova Class A common stock to be issued in connection with the Transactions, (vi) the effectiveness of the registration statement on Form
S-4
to be filed by Supernova in connection with the Transactions, (vii) the accuracy of the parties’ respective representations and warranties (subject to specified materiality thresholds) and the material performance of the parties’ respective covenants and other obligations and (viii) solely as relates to the Company’s obligation to consummate the Transactions, Supernova having at least $250,000,000 of available cash at the Closing (as defined in the Merger Agreement).

PART I. FINANCIAL INFORMATION
Item 1. Condensed Financial Statements (Unaudited)
SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(unaudited)
Assets:
Current assets:
Cash	$283,067	$1,079,633
Due from related party	7,713	—
Prepaid expenses	279,849	405,522

Total current assets	570,629	1,485,155
Investments held in Trust Account	402,685,072	402,578,522

Total Assets	$403,255,701	$404,063,677

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$187,720	$38,915
Accrued expenses	4,821,109	215,097
Due to related party	21,049	—
Income tax payable	6,764	4,749
Franchise tax payable	74,742	61,264

Total current liabilities	5,111,384	320,025
Deferred legal fees	100,000	100,000
Deferred underwriting commissions	14,087,500	14,087,500
Derivative liabilities	33,263,670	49,674,170

Total Liabilities	52,562,554	64,181,695

Commitments and Contingencies
Class A common stock, $0.0001 par value; 34,569,314 and 33,488,198 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	345,693,140	334,881,980
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 5,680,686 and 6,761,802 shares issued and outstanding (excluding 34,569,314 and 33,488,198 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	568	676
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,062,500 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1,006	1,006
Additional paid-in capital	19,568,146	30,379,198
Accumulated deficit	(14,569,713)	(25,380,878)

Total Stockholders’ Equity	5,000,007	5,000,002

Total Liabilities and Stockholders’ Equity	$403,255,701	$404,063,677

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-
48

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
General and administrative expenses	$2,312,921	$5,604,642
Franchise tax expenses	49,863	99,228

Loss from operations	(2,362,784)	(5,703,870)
Other income
Change in fair value of derivative liabilities	7,988,160	16,410,500
Income on investments held in Trust Account	10,410	106,550

Income before income tax expense	5,635,786	10,813,180
Income tax expense	(10,856)	2,015

Net income	$5,646,642	$10,811,165

Weighted average shares outstanding of Class A common stock subject to possible redemption, basic and diluted	34,010,855	33,753,824

Basic and diluted net income per share, Class A common stock subject to possible redemption	$—	$0.00

Weighted average shares outstanding of non-redeemable Class A and Class B common stock, basic and diluted	16,301,645	16,558,676

Basic and diluted net income per share, non-redeemable Class A and Class B common stock	$0.35	$0.65

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

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49

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2020	6,761,802	$676	10,062,500	$1,006	$30,379,198	$(25,380,878)	$5,000,002
Common stock subject to possible redemption	(516,452)	(51)	—	—	(5,164,469)	—	(5,164,520)
Net income	—	—	—	—	—	5,164,523	5,164,523

Balance—March 31, 2021	6,245,350	$625	10,062,500	$1,006	$25,214,729	$(20,216,355)	$5,000,005
Common stock subject to possible redemption	(564,664)	(57)	—	—	(5,646,583)	—	(5,646,640)
Net income	—	—	—	—	—	5,646,642	5,646,642

Balance—June 30, 2021	5,680,686	$568	10,062,500	$1,006	$19,568,146	$(14,569,713)	$5,000,007

The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-
5
0

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

Cash Flows from Operating Activities:
Net income	$10,811,165
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of derivative warrant liabilities	(16,410,500)
Income on from investments held in the Trust Account	(106,550)
Changes in operating assets and liabilities:
Prepaid expenses	125,673
Due from related party	(7,713)
Accounts payable	148,805
Accrued expenses	4,606,012
Due to related party	21,049
Income tax payable	2,015
Franchise tax payable	13,478

Net cash used in operating activities	(796,566)

Net change in cash	(796,566)
Cash—beginning of the period	1,079,633

Cash—end of the period	$283,067

Supplemental disclosure of noncash activities:
Change in value of common stock subject to possible redemption	$(10,811,160)
The accompanying notes are an integral part of these unaudited consolidated condensed financial statements.

F-
51

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
Organization and General
Supernova Partners Acquisition Company, Inc. (the “Company”) is a blank check company incorporated in Delaware on August 31, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from August 31, 2020 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a target for its initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering and placed in the Trust Account (as defined below).
Sponsor and Financing
The Company’s sponsor is Supernova Partners LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 20, 2020. On October 23, 2020, the Company consummated its Initial Public Offering of 40,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 5,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $402.5 million, and incurring offering costs of approximately $22.8 million, inclusive of approximately $14.1 million in deferred underwriting commissions (Note 5).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,700,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.1 million (Note 4).
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, $402.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7
under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the

F-
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2

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

net assets held in the Trust Account (excluding any deferred underwriters fees and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
The Company will provide the holders (the “Public Stockholders”) of the Company’s Public Shares per share, sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, subject to applicable law and stock exchange listing requirements. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-
share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination or don’t vote at all. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “initial stockholders”) will agree not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or redeem 100% of the Public Shares if the Company does not complete a Business Combination within the initial Combination Period (as defined below) or with respect to any other provisions relating to stockholders’ rights or pre-initial
Business Combination

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3

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or October 23, 2022 (as such period may be extended by the Company’s stockholders in accordance with the Certificate of Incorporation, the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 or potentially less. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Affiliates of the Company’s
Co-Chairs
(the “forward purchasers”) have entered into forward purchase agreements with our Company which provide for the purchase by the forward purchasers of shares of Class A common stock in an aggregate share amount equal to 5,000,000 shares of Class A common stock, plus an aggregate of 1,666,667 warrants exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-third
of one warrant, in a private placement to occur concurrently with the closing of the initial business combination. The warrants to be issued as part of the forward purchase agreements will be

F-
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4

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

identical to the warrants sold as part of the units in the initial public offering. The obligations under the forward purchase agreements do not depend on whether any shares of Class A common stock are redeemed by the Company’s public stockholders.
Proposed Business Combination
On March 17, 2021, the Company entered into the Merger Agreement by and among Supernova, Orchids Merger Sub, Inc., a Delaware corporation and a newly formed direct, wholly owned subsidiary of Supernova (“First Merger Sub”), Orchids Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Supernova (“Second Merger Sub”), and OfferPad, Inc., a Delaware corporation (“Offerpad”).
Pursuant to the Merger Agreement, the parties will enter into a business combination transaction (the “Business Combination”) by which (i) First Merger Sub will merge with and into Offerpad, with Offerpad being the surviving entity in the merger (the “First Merger”), and (ii) Offerpad will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). In connection with the Closing, Supernova will change its name to “Offerpad Solutions, Inc.”
The value of the aggregate equity consideration to be paid to Offerpad’s stockholders and optionholders in the Transactions will be equal to $2,250,000,000 (the “Equity Value”). At the Closing, each share of common stock and preferred stock of Offerpad that is issued and outstanding immediately prior to the effective time of the First Merger (other than “Excluded Shares”, as defined in the Merger Agreement) will be cancelled and converted into the right to receive a number of shares of Supernova common stock equal to an exchange ratio determined by dividing the Equity Value by the “Aggregate Fully Diluted Company Common Stock” (as defined in the Merger Agreement).
At the Closing, each option to purchase Offerpad common stock, whether vested or unvested, will be assumed and converted into an option to purchase a number of shares of Supernova Class A common stock in the manner set forth in the Merger Agreement.
Concurrently with the execution of the Merger Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement 20,000,000 shares of Supernova Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Transactions and will be consummated concurrently with the Closing. The shares of Class A common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.
In connection with the execution of the Merger Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Offerpad and the Company’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and the Company’s directors and officers have, among other things, agreed to vote all of their shares of the Company’s capital stock in favor of the approval of the Transactions. In addition, the Sponsor has agreed that 20% of its shares of Class B common stock issued in connection with the initial public offering (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Company’s Class A common stock equals or exceeds $12.00 for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of Supernova.

F-
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5

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the termination of the Merger Agreement if the Closing does not occur.
The proposed Business Combination is expected to be consummated after receipt of the required approvals by the stockholders of the Company and Offerpad and the satisfaction or waiver of certain other customary conditions. For full details and the filed agreements, refer to our Current Report on
8-K
announcing the Merger Agreement filed on March 18, 2021 and Amendment No. 2 to Form
S-4
filed with the SEC on June 24, 2021.
Liquidity and Going Concern
As of June 30, 2021, the Company had approximately $0.3 million in its operating bank accounts and a working capital deficit of approximately $4.5 million (not taking into account approximately $82,000 of taxes that may be paid using investment income from the Trust Account). The Company has incurred and expects to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to consummate a Business Combination or raise additional funds will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that the specific impact is not readily determinable as of the date of the unaudited consolidated condensed financial statements. The unaudited consolidated condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited consolidated condensed financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited consolidated condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the period presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021 or any future period.
The consolidated condensed consolidated financial statements of the Company include its wholly-owned subsidiary in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation. The accompanying unaudited consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Form
10-K/A filed
by the Company with the SEC on May 25, 2021.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent

F-
5
6

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of unaudited consolidated condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited consolidated condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited consolidated condensed financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of June 30, 2021 and December 31, 2020.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income on investments held in the Trust Account in the accompanying unaudited condensed statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of June 30, 2021 are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximate the carrying amounts represented in the consolidated condensed balance sheets.
Fair Value of Financial Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
Derivative Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The 13,416,667 issued in connection with the Initial Public Offering (the “Public Warrants”) and the 6,700,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised,

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

and any change in fair value is recognized in the Company’s unaudited consolidated condensed statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
In connection with the closing of our initial public offering, the Company entered into forward purchase agreements to which its Sponsors committed to purchase the Company’s Class A common stock in an aggregate amount equal to 5,000,000 shares of our common stock, plus an aggregate of 1,666,667 warrants to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-third
of one warrant, in a private placement that is conditioned upon, and will be consummated concurrently with, the Closing. The forward purchase agreements are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the forward purchase agreements as liabilities at fair value and adjusts the instrument to fair value at each reporting period. The fair value of the forward purchase agreements is determined as the estimated unit value less the net present value of the forward purchase agreements.
Offering Costs Associated with the Initial Public Offering
Offering costs consist of legal, accounting, underwriting fees and other costs directly related to the Initial Public Offering . Offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with derivative warrant liabilities were expensed as incurred and presented as non-operating
expenses in the unaudited consolidated condensed statement of operations. Offering costs associated with the Class A common stock issued were charged to stockholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 34,569,314 and 33,488,198 shares of common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated condensed balance sheets, respectively.
Net
 Income (Loss)
 Per
 Common
 Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 20,116,667 shares in the calculation of diluted income (loss) per share, since the exercise price of the warrants is in excess of the average stock price for the period and therefore the inclusion of such warrants would be anti-dilutive.

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The Company’s unaudited consolidated condensed statement of operations includes a presentation of income (loss ) per common share for Class A common stock subject to possible redemption in a manner similar to the two-class
method of income (loss) per common share. Net income (loss) per common share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Class A common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per common share, basic and diluted, for
non-redeemable
common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable
common stock outstanding for the period.
Non-redeemable
common stock includes Founder Shares and
non-redeemable
shares of Class A common stock as these shares do not have any redemption features.
Non-redeemable
common stock participates in the income or loss on marketable securities based on non-redeemable
shares’ proportionate interest.

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0

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following table reflects the calculation of basic and diluted net income (loss) per common share:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Class A common stock subject to possible redemption
Numerator: Earnings allocable to Class A common stock subject to possible redemption
Income on investments held in Trust Account	$8,941	$91,516
Less: Company’s portion available to be withdrawn to pay taxes	$(8,941)	$(86,958)

Net income attributable to Class A common stock subject to possible redemption	$—	$4,558

Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A common stock subject to possible redemption	34,010,855	33,753,824

Basic and diluted net income per share, Class A common stock subject to possible redemption	$—	$0.00

Non-redeemable common stock
Numerator: Net income minus net earnings
Net income	$5,646,642	$10,811,165
Net income allocable to Class A common stock subject to possible redemption	—	(4,558)

Non-redeemable net income	$5,646,642	$10,806,607

Denominator: Weighted average non-redeemable Class A and Class B common stock
Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	16,301,645	16,558,676

Basic and diluted net income per share, non-redeemable Class A and Class B common stock	$0.35	$0.65

Income Taxes
The Company uses the asset and liability method of accounting for deferred income taxes . Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates. These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.
The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying unaudited consolidated condensed financial statements. The Company is required to file tax returns in the U.S. federal

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1

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

jurisdiction and in the District of Columbia. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits, if any, as part of income tax expense. No such interest and penalties have been accrued as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”)
No. 2020-06, “Debt—Debt
with Conversion and Other Options
(Subtopic 470-20) and
Derivatives and Hedging—Contracts in Entity’s Own Equity
(Subtopic 815-40): Accounting
for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU
2020-06”), which
simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The Company adopted
ASU 2020-06 on
January 1,
2021. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying unaudited consolidated condensed financial statements.
Note 3—Initial Public Offering
On October 23, 2020, the Company consummated its Initial Public Offering of 40,250,000 Units, including 5,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $402.5 million, and incurring offering costs of approximately $22.8 million, inclusive of approximately $14.1 million in deferred underwriting commissions.
Each Unit consists of one share of Class A common stock, and one-third
of one redeemable warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).
Note 4—Related Party Transactions
Founder Shares
On September 9, 2020, the Sponsor paid $25,000 to cover for certain offering costs on behalf of the Company in exchange for issuance of 11,500,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”). On September 14, 2020, the Company effectuated an 0.75-for-1
reverse split of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. On October 20, 2020, the Company effectuated a
6-for-7
stock split of the founder shares, resulting in an aggregate outstanding amount of 10,062,500 Founder Shares (see Note 8). All shares and associated amounts have been adjusted to reflect the stock splits. The initial stockholders agreed to forfeit, after giving effect to the stock split that occurred on October 20, 2020, up to 1,312,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on October 23, 2020; thus, these 1,312,500 Founder Shares were no longer subject to forfeiture.
The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of the initial Business Combination and

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the initial Business Combination that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the common stock shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 6,700,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.1 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash (except in certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On September 9, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest
bearing and payable upon the completion of the Initial Public Offering. The Company had borrowed approximately $183,000 under the Note and fully repaid the Note on October 23, 2020. This facility is no longer available.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of June 30, 2021 and December 31, 2020, the Company had no borrowings under the Working Capital Loans.

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3

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Forward Purchase Agreements
In connection with the closing of the Company’s Initial Public Offering, the Company entered into forward purchase agreements to which the Company’s Sponsors committed to purchase the Company’s Class A common stock in an aggregate amount equal to
5,000,000
shares of common stock, plus an aggregate of
1,666,667
warrants to purchase
one
share of Class A common stock at $
11.50
per share, for an aggregate purchase price of $
50,000,000
, or $
10.00
for one share of Class A common stock and
one-third
of one warrant, in a private placement that is conditioned upon, and will be consummated concurrently with, the Closing. The shares of Class A common stock and warrants to be issued pursuant to the Forward Purchase Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.
Note 5—Commitments and Contingencies
Registration rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting agreement
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.1 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $14.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions.
The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Stockholder Complaint
On April 21, 2021 a stockholder complaint was filed in the Supreme Court of the State of New York against us and the individual members of our Board, captioned Muir v. Supernova Partners Acquisition Company, Inc., et al. (the “Muir Complaint”). The complaint asserts that the individual members of the Company’s Board breached their fiduciary duties, and that the Company aided and abetted that breach of fiduciary duties, by allegedly failing to disclose material information and disclosing materially misleading information in the Proxy Statement, including allegations relating to the background of the Merger, financial projections, and analyses of financial advisors. The Company has also received certain demands from stockholders making similar allegations. Management believes that the estimated loss associated with the Muir Complaint is not reasonably probable or estimable.
Risks and uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of

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4

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

the date of these unaudited consolidated condensed financial statements. The unaudited consolidated condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 6— Derivative Warrant Liabilities
As of June 30, 2021 and December 31, 2020, the Company 13,416,667 and 6,700,000 Public Warrants and Private Warrants outstanding, respectively.
Public Warrants may only be exercised in whole and only for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a)
30
days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The warrants have an exercise price of $11.50 per share, subject to adjustments. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities (excluding the potential forward purchase securities as described in the prospectus) for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A common stock during the 10-trading day period starting on the trading day after the day on which the Company consummated the initial business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger

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5

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the Sponsor or its permitted transferees, except in certain limited circumstances. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
Redemption of warrants
 for
 when the price per share of Class
 A common stock equals or exceeds $10.00
:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A common stock;

•
if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

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6

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

•	if and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The “fair market value” of Class A common stock shall mean the volume-weighted average price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 7
—
Stockholders’ Equity
Preferred Stock
—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 40,250,000 shares of Class A common stock issued or outstanding including 34,569,314 and 33,488,198 shares subject to possible redemption that were classified as temporary equity in the accompanying consolidated condensed balance sheets, respectively.
Class
 B Common Stock
— The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On September 9, 2020, the Company issued 11,500,000 shares of Class B common stock. On September 14, 2020, the Company effectuated an 0.75-for-1
reverse split of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. On October 20, 2020, the Company effectuated a 6-for-7 stock
split of the founder shares, resulting in an aggregate outstanding amount of 10,062,500 Founder Shares. All shares and associated amounts have been adjusted to reflect the stock splits. Of these, up to 1,312,500 shares of Class B common stock are subject to forfeiture, to the Company by the initial stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the number of shares of Class B common stock would collectively equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. The underwriter exercised its over-allotment option in full on October 23, 2020; thus, these 1,312,500 shares of Class B common stock were no longer subject to forfeiture.
Only holders of Class B common stock will have the right to elect directors or remove directors prior to the completion of the initial Business Combination. These provisions in the amended and restated certificate of incorporation may only be amended by a resolution passed by the holders of a majority of the Class B common stock. Holders of the Class A common stock and holders of the Class B common stock of record are entitled to one vote for each share held on all other matters to be voted on by stockholders, including any vote in connection with the initial Business Combination, and vote together as a single class, except as required by law or the applicable rules of the NYSE.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one
basis, subject to increase in respect of the issuance of certain securities,

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amount issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the aggregate number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (net of the number of shares of Class A common stock redeemed in connection with the initial Business Combination), excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, an affiliate of our sponsor or any of the Company’s officers or director. As of June 30, 2021 and December 31, 2020, there were 10,062,500 shares of Class B common stock issued and outstanding.
Note 8—Fair Value Measurements
The following tables present information about the Company’s assets that are measured at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.
June 30, 2021

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$402,685,072	$—	$—
Liabilities:
Derivative liabilities—Public Warrants	$20,661,670	$—	$—
Derivative liabilities—Private Placement Warrants	$—	$—	$10,452,000
Derivative liabilities—Forward Purchase Agreements	$—	$—	$2,150,000
December 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$402,578,522	$—	$—
Liabilities:
Derivative liabilities—Public Warrants	$27,504,170	$—	$—
Derivative liabilities—Private Placement Warrants			$14,070,000
Derivative liabilities—Forward Purchase Agreements	$—	$—	$8,100,000
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. There were no transfers to/from Levels 1,2, and 3 for the three and six months ended June 30, 2021.

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SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

Level 1 instruments include investments in mutual funds invested in government securities and Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of warrants issued in connection with the Initial Public Offering and Private Placement were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Warrants issued in connection with the Company’s Initial Public Offering have subsequently been measured based on the listed market price of such warrants. The fair value of the forward purchase agreements is determined as the estimated unit value less the net present value of the forward purchase agreements. For the three and six months ended June 30, 2021, the Company recognized a non-cash
gain resulting from a decrease in the fair value of liabilities of approximately $8.0 million and $16.4 million, respectively presented as change in fair value of derivative liabilities on the accompanying unaudited consolidated condensed statement of operations.
The estimated fair value of the Private Placement Warrants, forward purchase agreements and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Changes to these assumptions can change the valuation significantly.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for the warrants:

	As of December 31, 2020	As of March 31, 2021	As of June 30, 2021
Volatility	21.75%	24.25%	22.13%
Stock price	$11.00	$10.11	$9.93
Expected life of the options to convert	5.647	5.297	5.047
Risk-free rate	0.469%	0.980%	0.870%
Dividend yield	0.00%	0.00%	0.00%
The following table provides quantitative Level 3 fair value measurement inputs at their measurement dates for the forward purchase agreements:

	As of December 31, 2020	As of March 31, 2021	As of June 30, 2021
Risk-free rate	0.093%	0.037%	0.050%
Term	0.647	0.297	0.047

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9

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The change in the fair value of the derivative liabilities utilizing Level 3 measurements for the three and six months ended June 30, 2021 is summarized as follows:

Derivative liabilities at Level 3 at December 31, 2020	$22,170,000
Change in fair value of Private Placement Warrants	(1,139,000)
Change in fair value of Forward Purchase Agreements	(4,600,000)

Derivative liabilities at Level 3 at March 31, 2021	$16,431,000
Change in fair value of Private Placement Warrants	(2,479,000)
Change in fair value of Forward Purchase Agreements	(1,350,000)

Derivative liabilities at Level 3 at June 30, 2021	$12,602,000

Note 9—Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued required potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed
.

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0

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and Board of Directors of
Supernova Partners Acquisition Company, Inc.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Supernova Partners Acquisition Company, Inc. (the “Company”) as of December 31, 2020, the related statements of operations, stockholders’ equity and cash flows for the period from August 31, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from August 31, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of 2020 Financial Statements
As discussed in Note 2 to the financial statements, the accompanying financial statements as of December 31, 2020 and for the period from August 31, 2020 (inception) through December 31, 2020 have been restated.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 31, 2021, except for the effects of the restatement discussed in Notes 2 and 11 to which the date is May 25, 2021

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
BALANCE SHEET
As Restated – See Note 2
December 31, 2020 (Restated)

Assets:
Current assets:
Cash	$1,079,633
Prepaid expenses	405,522

Total current assets	1,485,155
Investments held in Trust Account	402,578,522

Total Assets	$404,063,677

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$38,915
Accrued expenses	215,097
Income tax payable	4,749
Franchise tax payable	61,264

Total current liabilities	320,025
Deferred legal fees	100,000
Deferred underwriting commissions	14,087,500
Derivative liabilities	49,674,170

Total Liabilities	64,181,695

Commitments and Contingencies
Class A common stock, $0.0001 par value; 33,488,198 shares subject to possible redemption at $10.00 per share	334,881,980

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 6,761,802 shares issued and outstanding (excluding 33,488,198 shares subject to possible redemption)	676
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,062,500 shares issued and outstanding	1,006
Additional paid-in capital	30,379,198
Accumulated deficit	(25,380,878)

Total stockholders’ equity	5,000,002

Total Liabilities and Stockholders’ Equity	$404,063,677

The accompanying notes are an integral part of these financial statements.

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2

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
STATEMENT OF OPERATIONS
As Restated – See Note 2
For the Period From August 31, 2020 (Inception) Through December 31, 2020

General and administrative expenses	$229,377
Franchise tax expenses	61,264

Total operating expenses	(290,641)
Other income (expense)
Change in fair value of derivative liabilities	(24,193,170)
Financing costs - derivative liabilities	(970,840)
Net gain on investments held in Trust Account	78,522

Loss before income tax expense	(25,376,129)
Income tax expense	4,749

Net loss	$(25,380,878)

Weighted average shares outstanding of Class A common stock subject to possible redemption, basic and diluted	35,891,064

Basic and diluted net income per share, Class A common stock subject to possible redemption	$0.00

Weighted average shares outstanding of nonredeemable Class A and Class B common stock, basic and diluted	12,232,461

Basic and diluted net loss per share, nonredeemable Class A and Class B common stock	$(2.08)

The accompanying notes are an integral part of these financial statements.

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3

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
As Restated – See Note 2
For the Period From August 31, 2020 (Inception) Through December 31, 2020

	Common Stock				Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance - August 31, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor	—	—	10,062,500	1,006	23,994	—	25,000
Sale of units in initial public offering, less fair value of public warrants	40,250,000	4,025	—	—	385,590,975	—	385,595,000
Offering costs	—	—	—	—	(21,831,140)	—	(21,831,140)
Excess of cash received over fair value of private placement warrants	—	—	—	—	1,474,000	—	1,474,000
Common stock subject to possible redemption	(33,488,198)	(3,349)	—	—	(334,878,631)	—	(334,881,980)
Net loss	—	—	—	—	—	(25,380,878)	(25,380,878)

Balance - December 31, 2020	6,761,802	$676	10,062,500	$1,006	$30,379,198	$(25,380,878)	$5,000,002

The accompanying notes are an integral part of these financial statements.

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4

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
STATEMENT OF CASH FLOWS
As Restated – See Note 2
For the Period From August 31, 2020 (Inception) Through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(25,380,878)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor under note payable	4,817
Change in fair value of derivative liabilities	24,193,170
Financing costs - derivative liabilities	970,840
Net gain from investments held in the Trust Account	(78,522)
Changes in operating assets and liabilities:
Prepaid expenses	(405,522)
Accounts payable	31,490
Accrued expenses	106,922
Income tax payable	4,749
Franchise tax payable	61,264

Net cash used in operating activities	(491,670)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(402,500,000)

Net cash used in investing activities	(402,500,000)

Cash Flows from Financing Activities:
Proceeds from note payable to related party	177,840
Repayment of note payable to related party	(182,657)
Proceeds received from initial public offering, gross	402,500,000
Proceeds received from private placement	10,050,000
Offering costs paid	(8,473,880)

Net cash provided by financing activities	404,071,303

Net increase in cash	1,079,633
Cash - beginning of the period	—

Cash - end of the period	$1,079,633

Supplemental disclosure of noncash activities:
Offering costs paid by Sponsor in exchange for issuance of Class B common stock	$25,000
Offering costs included in accrued expenses	$108,175
Offering costs included in accounts payable	$7,425
Deferred underwriting commissions in connection with the initial public offering	$14,087,500
Deferred legal fees in connection with the initial public offering	$100,000
Initial value of common stock subject to possible redemption	$359,258,880
Change in value of common stock subject to possible redemption	$(24,376,900)
The accompanying notes are an integral part of these financial statements.

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5

SUPERNOVA PARTNERS ACQUISITION COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS (AS RESTATED)
Note 1—Description of Organization and Business Operations
Organization and General
Supernova Partners Acquisition Company, Inc. (the “Company”) is a blank check company incorporated in Delaware on August 31, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from August 31, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income
in the form of interest income on cash and cash equivalents from the proceeds derived from the Initial Public Offering.
Sponsor and Financing
The Company’s sponsor is Supernova Partners LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on October 20, 2020. On October 23, 2020, the Company consummated its Initial Public Offering of 40,250,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”), including 5,250,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $402.5 million, and incurring offering costs of approximately $22.8 million, inclusive of approximately $14.1 million in deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,700,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.1 million (Note 5).
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement, $402.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the
Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding any deferred underwriters fees and taxes payable on the income

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6

earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
The Company will provide the holders (the “Public Stockholders”) of the Company’s Public Shares per share, sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion, subject to applicable law and stock exchange listing requirements. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share).
The per-
share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares were recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination or don’t vote at all. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers and directors (the “initial stockholders”) will agree not to propose an amendment to the Certificate of Incorporation to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or redeem 100% of the Public Shares if the Company does not complete a Business Combination within the initial Combination Period (as defined below) or with respect to any other provisions relating to stockholders’ rights or pre-initial
Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or October 23, 2022 (as such period may be extended by the Company’s stockholders in

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accordance with the Certificate of Incorporation, the “Combination Period”), the Company will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 or potentially less. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”), reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) not will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Affiliates of the
Company’s Co-Chairs (the
“forward purchasers”) have entered into forward purchase agreements with our Company which provides for the purchase by the forward purchasers of shares of Class A common stock in an aggregate share amount equal to 5,000,000 shares of Class A common stock, plus an aggregate of 1,666,667 warrants exercisable to purchase one share of Class A common stock at $11.50 per share, subject to adjustment, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-third of one warrant, in a private placement to occur concurrently with the closing of the initial Business Combination. The warrants to be issued as part of the forward purchase agreements will be identical to the warrants sold as part of the units in the initial public offering. The obligations under the forward purchase agreements do not depend on whether any shares of Class A common stock are redeemed by the Company’s public stockholders.
Proposed Business Combination
As more fully described in Note 11, on March 17, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Supernova, Orchids Merger Sub, Inc., a Delaware corporation

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and direct, wholly owned subsidiary of Supernova (“First Merger Sub”), Orchids Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Supernova (“Second Merger Sub”), and OfferPad, Inc., a Delaware corporation (“Offerpad”). In connection with the Closing, Supernova will change its name to “Offerpad Solutions Inc.”
Also, in connection with the execution of the Merger Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement 20,000,000 shares of our Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the transactions and will be consummated concurrently with the closing. The shares of Class A common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.
In addition, in connection with the execution of the Merger Agreement we entered into a sponsor support agreement with our sponsor, Offerpad and our directors and officers.
The proposed Business Combination is expected to be consummated after receipt of the required approvals by the stockholders of the Company and Offerpad and the satisfaction or waiver of certain other customary conditions. For full details and the filed agreements, refer to our Current Report on
8-K
announcing the Merger Agreement filed on March 18, 2021.
Liquidity and Capital Resources
As of December 31, 2020, the Company had approximately $1.1 million in its operating bank accounts and working capital of approximately $1.2 million (not taking into account approximately $66,000 of taxes that may be paid using investment income from the Trust Account).
The Company’s liquidity needs prior to the consummation of the Initial Public Offering were satisfied through the payment of $25,000 from the Sponsor to cover for certain offering costs on behalf of the Company in exchange for issuance of Founders Shares (as defined in Note 5), and loan proceeds from the Sponsor of approximately $183,000 under the Note (Note 5). The Company repaid the Note in full on October 23, 2020. Subsequent from the consummation of the Initial Public Offering, the Company’s liquidity has been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using the funds held outside of the Trust Account for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2—Restatement of Previously Issued Financial Statements
On May 13 2021, the Audit Committee of the Company, in consultation with management, concluded that, because of a misapplication of the accounting guidance related to its public and private placement warrants to purchase shares of Class A common stock that the Company issued in October 2020 (the “Warrants”) and the forward purchase agreements, the Company’s previously issued financial statements for the Affected Periods should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.

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On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on October 23, 2020, the Company’s warrants and forward purchase agreements were accounted for as equity within the Company’s previously reported balance sheets. After discussion and evaluation, including with the Company’s independent registered public accounting firm and the Company’s audit committee, management concluded that the Warrants as well as the forward purchase agreements should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants and forward purchase agreements were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash
changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic
815-40,
Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC
815-40).
The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC
815-40
to the warrant agreement. The Company reassessed its accounting for Warrants issued on October 23, 2020 and its forward purchase agreements, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Warrants and forward purchase agreements should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company’s statement of operations each reporting period.
Impact of the Restatement
The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no impact on net cash flows from operating, investing or financing activities.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$404,063,677	$—	$404,063,677

Liabilities and stockholders’ equity
Total current liabilities	$320,025	$—	$320,025
Deferred legal fees	100,000	—	100,000
Deferred underwriting commissions	14,087,500	—	14,087,500
Derivative liabilities	—	49,674,170	49,674,170

Total liabilities	14,507,525	49,674,170	64,181,695
Class A common stock, $0.0001 par value; shares subject to possible redemption	384,556,150	(49,674,170)	334,881,980
Stockholders’ equity
Preferred stock - $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	179	497	676
Class B common stock - $0.0001 par value	1,006	—	1,006
Additional paid-in-capital	5,215,685	25,163,513	30,379,198
Accumulated deficit	(216,868)	(25,164,010)	(25,380,878)

Total stockholders’ equity	5,000,002	—	5,000,002
Total liabilities and stockholders’ equity	$404,063,677	$—	$404,063,677

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	Period From August 31, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(290,641)	$—	$(290,641)
Other (expense) income:
Change in fair value of derivative liabilities	—	(24,193,170)	(24,193,170)
Financing costs - derivative liabilities	—	(970,840)	(970,840)
Net gain from investments held in Trust Account	78,522	—	78,522

Total other (expense) income	78,522	(25,164,010)	(25,085,488)

Loss before income tax expense	(212,119)	(25,164,010)	(25,376,129)
Income tax expense	4,749	—	4,749
Net loss	$(216,868)	$(25,164,010)	$(25,380,878)

Basic and Diluted weighted-average Class A common shares subject to possible redemption outstanding	38,473,726	(2,582,662)	35,891,064

Basic and Diluted net loss per Class A common shares subject to possible redemption	$—	$—	$—

Basic and Diluted weighted-average non-redeemable Class A and Class B common shares outstanding	10,646,616	1,585,845	12,232,461

Basic and Diluted net loss per non-redeemable Class A and Class B common shares	$(0.02)	$2.10	$(2.08)

	Period From August 31, 2020 (Inception) Through December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net cash used in operating activities	(491,670)	—	(491,670)
Net cash used in investing activities	(402,500,000)	—	(402,500,000)
Net cash provided by financing activities	404,071,303		404,071,303

Net change in cash	$1,079,633	$—	$1,079,633

In addition, the impact to the balance sheet dated October 23, 2020, filed on Form
8-K
on October 29, 2020 related to the impact of accounting for the public and private warrants and forward purchase agreements as liabilities at fair value resulted in a $25.5 million increase to the derivative liabilities line item at October 23, 2020 and offsetting decrease to the Class A common stock subject to possible redemption mezzanine equity line item. There is no change to total stockholders’ equity at the reported balance sheet date, however the accumulated paid-in-capital,
accumulated deficit, and Class A common stock amounts did change for the financing costs.
Note 3—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

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As described in Note 2—Restatement of Previously Issued Financial Statements, the Company’s financial statements for the period as of December 31, 2020, and the period from August 31, 2020 (inception) through December 31, 2020, (collectively, the “Affected Periods”), are restated in this Annual Report on Form
10-K/A
(Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants and forward purchase agreements in the Company’s previously issued audited financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2020.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of $250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s

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investments held in the Trust Account as of December 31, 2020 are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Investments Held in the Trust Account
The Company’s portfolio of investments is comprised solely of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, income tax payable and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s portfolio of investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in money market funds that invest in U.S. government securities, or a combination thereof. The fair value for trading securities is determined using quoted market prices in active markets. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.

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Offering Costs Associated with the Initial Public Offering
The Company complies with the requirements of the ASC
340-10-S99-1
and SEC Staff Accounting Bulletin Topic 5A – “Expenses of Offering.” Offering costs consist of legal, accounting, underwriting fees and other costs directly related to the Initial Public Offering
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period. In accordance with ASC
825-10
“Financial Instruments”, offering costs attributable to the issuance of the derivative liabilities have been allocated based on their relative fair value of total proceeds and are recognized in the statement of operations as incurred. Offering costs associated with the Public Shares were charged to stockholders’ equity upon the completion of the Initial Public Offering. Of the total offering costs of the Initial Public Offering, approximately $1.0 million is included in financing cost -derivative liabilities in the statement of operations and $21.8 million is included in stockholders’ equity.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 33,488,198 shares of common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Income (Loss) Per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 20,116,667 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per common share for Class A common shares subject to possible redemption in a manner similar to the two-class
method of income (loss) per common share. Net income (loss) per common share, basic and diluted, for Class A common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Class A common stock subject to possible redemption outstanding since original issuance.
Net income (loss) per common share, basic and diluted, for
non-redeemable
common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable
common stock outstanding for the period.
Non-redeemable
common stock includes Founder Shares and
non-redeemable
shares of Class A common stock as these shares do not have any redemption features.
Non-redeemable
common stock participates in the income or loss on marketable securities based on non-redeemable
shares’ proportionate interest.

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The following table reflects the calculation of basic and diluted net income (loss) per common share:

For The Period From August 31, 2020 (inception) through December 31, 2020 (Restated)
Class A Common stock subject to possible redemption
Numerator: Earnings allocable to common stock subject to possible redemption
Income from investments held in Trust Account	$65,330
Less: Company’s portion available to be withdrawn to pay taxes	$(54,923)

Net income attributable to Class A common stock subject to possible redemption	$10,407

Denominator: Weighted average Class A common stock subject to possible redemption
Basic and diluted weighted average shares outstanding	35,891,064

Basic and diluted net income per share	$0.00

Non-Redeemable Class A and Class B Common Stock
Numerator: Net Loss minus Net Earnings
Net loss	$(25,380,878)
Net income allocable to Class A Common stock subject to possible redemption	10,407

Non-Redeemable Net Loss	$(25,370,471)

Denominator: Weighted average Non-redeemable Class A and Class B common Stock
Basic and diluted weighted average shares outstanding, Non-redeemable Class A and Class B common stock	12,232,461

Basic and diluted net loss per share, Non-redeemable Class A and Class B common stock	$(2.08)

Derivative Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The 13,416,667 issued in connection with the Initial Public Offering (the “Public Warrants”) and the 6,700,000 Private Placement Warrants are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants.
In connection with the closing of our initial public offering, the Company entered into forward purchase agreements to which its Sponsors committed to purchase the Company’s Class A common stock in an aggregate amount equal to 5,000,000 shares of our common stock, plus an aggregate of 1,666,667 warrants to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-third
of one warrant, in a private placement that is conditioned

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upon, and will be consummated concurrently with, the Closing. The forward purchase agreements are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the forward purchase agreement as a liability at fair value and adjusts the instrument to fair value at each reporting period. The fair value of the forward purchase agreements is determined as the estimated unit value less the net present value of the forward purchase agreements.
Income Taxes
The Company uses the asset and liability method of accounting for deferred income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities at currently enacted tax rates. These temporary differences primarily relate to net operating loss carryforwards available to offset future taxable income. Valuation allowances are established, if necessary, to reduce a deferred tax asset to the amount that will more likely than not be realized.
The Company recognizes tax liabilities from an uncertain tax position only if it is more likely than not that the tax position will not be sustained upon examination by the taxing authorities, based on the technical merits of the tax position. There are no uncertain tax positions that have been recognized in the accompanying financial statements. The Company is required to file tax returns in the U.S. federal jurisdiction and in the state of District of Columbia. The Company’s policy is to recognize interest and penalties related to uncertain tax benefits, if any, as part of income tax expense. No such interest and penalties have been accrued as of December 31, 2020.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.
Note 4—Initial Public Offering
On October 23, 2020, the Company consummated its Initial Public Offering of 40,250,000 Units, including 5,250,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $402.5 million, and incurring offering costs of approximately $22.8 million, inclusive of approximately $14.1 million in deferred underwriting commissions.
Each Unit consists of one share of Class A common
stock, and one-third of one redeemable
warrant (each, a “Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
Note 5—Related Party Transactions
Founder Shares
On September 9, 2020, the Sponsor paid $25,000 to cover for certain offering costs on behalf of the Company in exchange for issuance of 11,500,000 shares of the Company’s Class B common stock, par value $0.0001 per share, (the “Founder Shares”). On September 14, 2020, the Company
effectuated an 0.75-for-1 reverse split
of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. On October 20, 2020, the Company effectuated a 6-for-7 stock
split of the founder shares, resulting in an aggregate outstanding amount of 10,062,500 Founder Shares (see Note 8). All shares and associated amounts have been adjusted to reflect the stock splits. The initial stockholders agreed to forfeit, after giving effect to the stock split that occurred on October 20, 2020, up to 1,312,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters, so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter exercised its over-allotment option in full on October 23, 2020; thus, these 1,312,500 Founder Shares were no longer subject to forfeiture.

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The initial stockholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of the initial Business Combination and (2) the date on which the Company consummates a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after the initial Business Combination that results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of the common stock shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period
commencing at least 150 days after the initial Business Combination, the Founder Shares will be released from the lock-up.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 6,700,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant to the Sponsor, generating proceeds of approximately $10.1 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash (except
in certain limited circumstances) and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Related Party Loans
On September 9, 2020, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan is non-interest bearing and payable
upon the completion of the Initial Public Offering. The Company borrowed approximately $183,000 under the Note and fully repaid the Note on October 23, 2020.
In addition, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company may repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Forward Purchase Agreements
In connection with the closing of the Company’s initial public offering, the Company entered into forward purchase agreements to which the Company’s Sponsors committed to purchase our Class A common stock in an

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aggregate amount equal to 5,000,000 shares of our common stock, plus an aggregate of 1,666,667 warrants to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of $50,000,000, or $10.00 for one share of Class A common stock and one-third
of one warrant, in a private placement that is conditioned upon, and will be consummated concurrently with, the Closing. The shares of Class A common stock and warrants to be issued pursuant to the Forward Purchase Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.
Note 6—Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares), are entitled to registration rights pursuant to a registration rights agreement. These holders are entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $8.1 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $14.1 million in the aggregate will be payable to the underwriters for deferred underwriting commissions.
The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19 pandemic
on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7—Derivative Liabilities
As of December 31, 2020, the Company had 13,416,667 and 6,700,000 Public Warrants and Private Warrants outstanding, respectively.
Public Warrants may only be exercised in whole and only for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the

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shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The warrants have an exercise price of $11.50 per share, subject to adjustments. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities (excluding the potential forward purchase securities as described in the prospectus) for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A common stock during the 10-trading day period
starting on the trading day after the day on which the Company consummated the initial business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as
they are held by the Sponsor or its permitted transferees, except in certain limited circumstances. If the Private Placement Warrants are held by someone other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

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•
if, and only if, the last reported sale price of Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described above) for any 20 trading days within a 30-trading day period
ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of common stock is available throughout the 30-day redemption period,
except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.
Redemption of warrants for when the price per share of Class A common stock equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A common stock;

•
if, and only if, the closing price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•	if and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The “fair market value” of Class A common stock shall mean the volume-weighted average price of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8—Stockholders’ Equity
Class
 A Common Stock
 — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2020, there were 40,250,000 shares of Class A common stock issued or outstanding including 33,488,198 shares subject to possible redemption.
Class
 B Common Stock
 — The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. On September 9, 2020, the Company issued 11,500,000 shares of Class B common stock. On September 14, 2020, the Company effectuated an 0.75-for-1 reverse split
of the Founder Shares, resulting in an aggregate outstanding amount of 8,625,000 Founder Shares. On October 20, 2020, the Company effectuated a 6-for-7 stock
split of the founder shares, resulting in an aggregate outstanding amount of 10,062,500 Founder Shares. All shares and associated amounts have been adjusted to reflect the stock splits. Of these, up to 1,312,500 shares of Class B common stock are subject to forfeiture, to the Company by the initial

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stockholders for no consideration to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the number of shares of Class B common stock would collectively equal 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. The underwriter exercised its over-allotment option in full on October 23, 2020; thus, these 1,312,500 shares of Class B common stock were no longer subject to forfeiture.
Only holders of Class B common stock will have the right to elect directors or remove directors prior to the completion of the initial Business Combination. These provisions in the amended and restated certificate of incorporation may only be amended by a resolution passed by the holders of a majority of the Class B common stock. Holders of the Class A common stock and holders of the Class B common stock of record are entitled to one vote for each share held on all other matters to be voted on by stockholders, including any vote in connection with the initial Business Combination, and vote together as a single class, except as required by law or the applicable rules of the NYSE.
The Class B common stock will automatically convert into Class A common stock at the time of the initial Business Combination on a one-for-one basis, subject
to increase in respect of the issuance of certain securities, as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amount issued in the Initial Public Offering and related to the closing of the initial Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20%
of the aggregate number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus the aggregate number of shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial Business Combination (net of the number of shares of Class A common stock redeemed in connection with the initial Business Combination), excluding the forward purchase securities and any shares or equity-linked securities issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor, an affiliate of our sponsor or any of the Company’s officers or director.
Preferred Stock
 — The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no shares of preferred stock issued or outstanding.
Note 9—Fair Value Measurements
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2020 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$402,578,522	$—	$—
Liabilities:
Derivative liabilities warrant	$27,504,170	$—	$14,070,000
Deriviative liabilities - Forward purchase agreements	$—	$—	$8,100,000
Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in December 2020, when the Public Warrants were separately listed and traded.

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Level 1 instruments include investments in mutual funds invested in government securities and Public Warrants. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.
The fair value of the Public Warrants issued in connection with the Public Offering and Private Placement Warrants were initially and subsequently measured at fair value using a Monte Carlo simulation model. The fair value of the forward purchase agreements is determined as the estimated unit value less the net present value of the forward purchase agreements. For the period from August 31, 2020 (inception) through December 31, 2020, the Company recognized a non-cash
loss resulting from an increase in the fair value of liabilities of approximately $24.2 million presented as change in fair value of derivative liabilities on the accompanying statement of operations.
The estimated fair value of the Private Placement Warrants, forward purchase agreements and the Public Warrants prior to being separately listed and traded, is determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates for the warrants:

	As of October 23, 2020	As of December 31, 2020
Volatility	21.00%	21.75%
Stock price	$10.00	$11.00
Expected life of the options to convert	5.833	5.647
Risk-free rate	0.460%	0.469%
Dividend yield	0.0%	0.0%
The following table provides quantitative Level 3 fair value measurement inputs at their measurement dates for the forward purchase agreement:

	As of October 23, 2020	As of December 31, 2020
Risk-free rate	0.117%	0.93%
Term	0.833	0.647
The change in the fair value of the derivative liabilities utilizing Level 3 measurements for the period from August 31, 2020 (inception) through December 31, 2020 is summarized as follows:

Derivative liabilities at August 31, 2020 (inception)	$—
Issuance of Public and Private Warrants and forward purchase agreements - Level 3	25,481,000
Transfer of Public Warrants to Level 1 measurement	(16,905,000)
Change in fair value of derivative liabilities - Level 3	13,594,000

Derivative liabilities at Level 3, December 31, 2020	$22,170,000

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Note 10—Income Taxes
The components of the provision for income taxes are as follows:

For the Period from August 31, 2020 (inception) Through December 31, 2020
Current expense (benefit):
Federal	$3,325
State	1,424

Total current expense (benefit):	$4,749
Deferred expense (benefit):
Federal	$—
State	—

Total deferred expense (benefit):	$—

Total income tax expense (benefit):	$4,749

A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:

For the Period from August 31, 2020 (inception) Through December 31, 2020
Income at US statutory rate	21.00%
State Taxes, net of federal benefit	0.05%
Financing cost – derivative liabilities	(0.80)%

Change in fair value of derivative liabilities	(20.02)%
Change in valuation allowance	(0.25)%

(0.02)%

The net deferred income tax asset balance related to the following:

For the Period from August 31, 2020 (inception) Through December 31, 2020
Capitalized start-up costs	$63,119

Total deferred tax assets	$63,119

Valuation allowance	$(63,119)

Net deferred tax assets (liability)	$—

Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2020, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2020.

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The Company’s valuation allowance for the period from August 31, 2020 (inception) through December 31, 2020 is as follows:

For the Period from August 31, 2020 (inception) Through December 31, 2020
Valuation allowance at beginning of year	$—
Increases recorded to income tax provision	$63,119

Valuation allowance at end of year	$(63,119)

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which the Company operates or does business in. ASC
740-10
states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.
We record uncertain tax positions as liabilities in accordance with ASC
740-10
and adjust these liabilities when our judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from our current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2020, we have not recorded any uncertain tax positions in our financial statements.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations as required. As of December 31, 2020, there were no significant accrued interest or penalties.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from inception. The resolution of tax matters is not expected to have a material effect on the Company’s consolidated financial statements.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in the United States. The CARES Act provides numerous tax provisions and other stimulus measures, including temporary changes regarding the prior and future utilization of net operating losses, temporary suspension of certain payment requirements for the employer portion of Social Security taxes, technical corrections from prior tax legislation for tax depreciation of certain qualified improvement property, and the creation of certain refundable employee retention credits. The Company evaluated the provisions of the CARES Act and does not anticipate the associated impacts, if any, will have a material effect on the Company’s provision for income taxes for the year ended December 31, 2020.
Note 11—Subsequent Events
On March 17, 2021, the Company entered into the Merger Agreement by and among Supernova, Orchids Merger Sub, Inc., a Delaware corporation and a newly formed direct, wholly owned subsidiary of Supernova (“First Merger Sub”), Orchids Merger Sub, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Supernova (“Second Merger Sub”), and OfferPad, Inc., a Delaware corporation (“Offerpad”).
Pursuant to the Merger Agreement, the parties will enter into a business combination transaction (the “Business Combination”) by which (i) First Merger Sub will merge with and into Offerpad, with Offerpad being the

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surviving entity in the merger (the “First Merger”), and (ii) Offerpad will merge with and into Second Merger Sub, with Second Merger Sub being the surviving entity in the merger (the “Second Merger” and, together with the First Merger, the “Mergers” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions” and the closing of the Transactions, the “Closing”). In connection with the Closing, Supernova will change its name to “Offerpad Solutions Inc.”
The value of the aggregate equity consideration to be paid to Offerpad’s stockholders and optionholders in the Transactions will be equal to $2,250,000,000 (the “Equity Value”). At the Closing, each share of common stock and preferred stock of Offerpad that is issued and outstanding immediately prior to the effective time of the First Merger (other than “Excluded Shares”, as defined in the Merger Agreement) will be cancelled and converted into the right to receive a number of shares of Supernova common stock equal to an exchange ratio determined by dividing the Equity Value by the “Aggregate Fully Diluted Company Common Stock” (as defined in the Merger Agreement).
At the Closing, each option to purchase Offerpad common stock, whether vested or unvested, will be assumed and converted into an option to purchase a number of shares of Supernova Class A common stock in the manner set forth in the Merger Agreement.
Concurrently with the execution of the Merger Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase in a private placement 20,000,000 shares of Supernova Class A common stock (the “PIPE Shares”) at a purchase price of $10.00 per share and an aggregate purchase price of $200,000,000 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, among other things, the consummation of the Transactions and will be consummated concurrently with the Closing. The shares of Class A common stock to be issued pursuant to the PIPE Subscription Agreements have not been registered under the Securities Act and will be issued in reliance on the availability of an exemption from such registration.
In connection with the execution of the Merger Agreement, the Company entered into a sponsor support agreement (the “Sponsor Support Agreement”) with the Sponsor, Offerpad and the Company’s directors and officers. Pursuant to the Sponsor Support Agreement, the Sponsor and the Company’s directors and officers have, among other things, agreed to vote all of their shares of the Company’s capital stock in favor of the approval of the Transactions. In addition, the Sponsor has agreed that 20% of its shares of Class B common stock issued in connection with the initial public offering (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Company’s Class A common stock equals or exceeds $12.00 for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of Supernova. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited. The Sponsor Support Agreement will terminate upon the termination of the Merger Agreement if the Closing does not occur.
The proposed Business Combination is expected to be consummated after receipt of the required approvals by the stockholders of the Company and Offerpad and the satisfaction or waiver of certain other customary conditions. For full details and the filed agreements, refer to our Current Report on
8-K
announcing the Merger Agreement filed on March 18, 2021.
On April 21, 2021 a stockholder complaint was filed in the Supreme Court of the State of New York against us and the individual members of our Board, captioned Muir v. Supernova Partners Acquisition Company, Inc., et al. (the “Muir Complaint”). The complaint asserts that the individual members of our Board breached their fiduciary duties, and that we aided and abetted that breach of fiduciary duties, by allegedly failing to disclose material information and disclosing materially misleading information in the Proxy Statement, including allegations relating to the background of the Merger, financial projections, and analyses of financial advisors. We have also received certain demands from stockholders making similar allegations. We believe that the estimated loss associated with the Muir Complaint is not reasonably probable or estimable.

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Management has evaluated subsequent events to determine if events or transactions occurring through the date the financial statements were issued required potential adjustment to or disclosure in the financial statements and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

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Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee	$305,346
Accounting fees and expenses	55,000
Legal fees and expenses	100,000
Financial printing and miscellaneous expenses	175,000

Total expenses	$635,346

Item 14.	Indemnification of Directors and Officers.
Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.
Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.
In September 2020, the SPNV Sponsor purchased an aggregate of 10,062,500 shares of SPNV Class B common stock for an aggregate offering price of $25,000.
In October 2020, the SPNV Sponsor purchased an aggregate of 6,700,000 warrants to purchase shares of Class A Common Stock for aggregate consideration of $10,050,000.
On September 1, 2021, the Registrant issued 20,000,000 shares of Class A Common Stock to new and existing investors for aggregate gross proceeds of $200,000,000.
On September 1, 2021, the Registrant issued 14,816,236 shares of Class B Common Stock to the chief executive officer of OfferPad, Inc. as part of the consideration for the Business Combination.
On September 1, 2021, the Registrant issued 53,133,010 shares of Class A Common Stock to former equityholders of OfferPad, Inc. as part of the consideration for the Business Combination. These securities were issued pursuant to Section 4(a)(2) of the Securities Act.
On September 1, 2021, the Registrant issued an aggregate of 1,666,667 warrants to purchase Class A Common Stock and 5,000,000 shares of Class A Common stock pursuant to a forward purchase agreement for aggregate gross proceeds of $50,000,000.

The foregoing securities were issued in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, in reliance on Section 4(a)(2) thereof.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of March 17, 2021, by and among the Registrant, Orchids Merger Sub, Inc., Orchids Merger Sub, LLC, and OfferPad, Inc. (incorporated by reference to Annex A to the Registrant’s proxy statement/prospectus dated August 12, 2021).

3.1	Third Restated Certificate of Incorporation of Offerpad Solutions Inc., dated September 1, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

3.2	Bylaws of Offerpad Solutions Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

4.1	Warrant Agreement, dated as of October 20, 2020, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form S-1/A filed with the SEC on October 13, 2020).

4.4	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

5.1	Opinion of Latham & Watkins LLP.

10.3	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.24 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.6	Form of Forward Purchase Agreement, dated September 25, 2020, among the Registrant and each forward purchaser (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-249053)).

10.7	Amended and Restated Registration Rights Agreement, dated September 1, 2021 (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

10.8	Offerpad Holders Support Agreement, dated as of March 17, 2021, by and among the Registrant, OfferPad, Inc. and certain other parties thereto (incorporated by reference to Annex E to the Registrant’s proxy statement/prospectus dated August 12, 2021).

10.9	Form of PIPE Subscription Agreement (incorporated by reference to Annex F to the Registrant’s proxy statement/prospectus dated August 12, 2021).

10.10#	Offerpad Solutions 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

10.11#	Offerpad Solutions 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

10.12	Sponsor Support Agreement, dated as of March 17, 2021, by and among the Registrant, OfferPad, Inc., Supernova Partners LLC and certain other parties thereto (incorporated by reference to Annex I to the Registrant’s proxy statement/prospectus dated August 12, 2021).

Exhibit No.	Description

10.13+	Fifth Amended and Restated Loan and Security Agreement, dated as of March 31, 2021, by and among OfferPad (SPVBorrower1), LLC, LL Private Lending Fund, L.P., LL Private Lending Fund II, L.P. and LL Funds, LLC. (incorporated by reference to Exhibit 10.21 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.14+	Amended and Restated Mezzanine Loan and Security Agreement, dated as of March 31, 2021, by and among OP SPE BORROWER PARENT, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and LL Private Lending Fund II, L.P. (incorporated by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.15#	OfferPad, Inc. 2016 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.16(a)#	Form of Incentive Stock Option Agreement under the OfferPad, Inc. 2016 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.23(a) to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.17
Form of Spencer Rascoff Indemnification and Advancement Agreement (incorporated by reference as Exhibit A to Exhibit 10.20 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-255079)).

10.18	Offer of Employment Agreement, dated as of August 5, 2016, by and between OfferPad, Inc. and Brian Bair (incorporated by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.19	Employment Agreement, dated as of August 10, 2020, by and between OfferPad, Inc. and Stephen Johnson (incorporated by reference to Exhibit 10.27 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.20	Employment Agreement, dated as of September 24, 2020, by and between OfferPad, Inc. and Benjamin Aronovitch (incorporated by reference to Exhibit 10.28 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.21	Offer of Employment Agreement, dated as of August 5, 2016, by and between OfferPad, Inc. and Vaughn Bair (incorporated by reference to Exhibit 10.29 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.22	Offerpad Solutions Inc. Non-Employee Director Compensation Program (incorporated by reference to Exhibit 10.22 to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

10.23+	Second Amended and Restated Master Loan and Security Agreement, dated as of June 23, 2021, by and among Citibank, N.A., OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.31 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.23(a)	Amendment No. 1 to the Second Amended and Restated Master Loan and Security Agreement, dated as of July 16, 2021, by and among Citibank, N.A., OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 10.31(a) to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.24+	Credit Agreement, dated as of June 30, 2021, by and between OfferPad, Inc. and First American Title Insurance Company (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-4 (File No. 333-255079)).

10.24(a)	Amendment No. 1, dated August 12, 2021, to the Credit Agreement dated as of June 30, 2021, by and between OfferPad, Inc. and First American Title Insurance Company (incorporated by reference to Exhibit 10.24(a) to the Registrant’s Current Report on Form 8-K filed September 7, 2021).

Exhibit No.	Description

10.25+	Loan and Security Agreement, dated September 10, 2021, among JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders party thereto, Offerpad SPE Borrower A, LLC, as initial borrower, and Wells Fargo Bank, National Association, as Paying Agent and Calculation Agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed September 15, 2021).

21.1	List of subsidiaries

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Marcum LLP

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to this registration statement).

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL).

+
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation
S-K.
The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

#	Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 24th day of September, 2021.

OFFERPAD SOLUTIONS INC.

By:	/s/ Brian Bair
Name:	Brian Bair
Title:	Chairman and Chief Executive Officer
Each person whose signature appears below constitutes and appoints Brian Bair and Michael Burnett as his or her true and lawful attorneys-in-fact
and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact
and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Brian Bair Brian Bair	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 24, 2021

/s/ Michael Burnett Michael Burnett	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 24, 2021

/s/ Katie Curnutte Katie Curnutte	Director	September 24, 2021

/s/ Kenneth DeGiorgio Kenneth DeGiorgio	Director	September 24, 2021

/s/ Alexander Klabin Alexander Klabin	Director	September 24, 2021

/s/ Ryan O’Hara Ryan O’Hara	Director	September 24, 2021

/s/ Sheryl Palmer Sheryl Palmer	Director	September 24, 2021

/s/ Roberto Sella Roberto Sella	Director	September 24, 2021